PROSPECTUS SUPPLEMENT
(To Prospectus dated April 8, 1997)

                                  $341,424,000

                       CIT Home Equity Loan Trust 1998-1
           Home Equity Loan Asset Backed Certificates, Series 1998-1

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                   Depositor

                      THE CIT GROUP/CONSUMER FINANCE, INC.
                           Seller and Master Servicer

      The Home Equity Loan Asset Backed Certificates, Series 1998-1 will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates (collectively, the "Class A Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates (collectively, the "Class B Certificates" and collectively with the Mezzanine Certificates, the "Subordinate Certificates"), (iv) the Class IO-X1 and Class IO-X2 interest only certificates (collectively, the "Class IO Certificates") and (v) one or more residual classes of certificates (the "Class R Certificates"). Only the Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby. Distributions on the Class M-1 Certificates will be subordinated to distributions on the Class A Certificates and the Class IO Certificates, distributions on the Class M-2 Certificates will be subordinated to distributions on the Class M-1 Certificates, the Class A Certificates and the Class IO Certificates, distributions on the Class B-1 Certificates will be subordinated to distributions on the Mezzanine
Certificates, the Class A Certificates and the Class IO Certificates, distributions on the Class B-2 Certificates will be subordinated to distributions on the Class B-1 Certificates, the Mezzanine Certificates, the Class A Certificates and the Class IO Certificates, distributions on the Class B-3 Certificates will be subordinated to distributions on the Class B-2 Certificates, the Class B-1 Certificates, the Mezzanine Certificates, the Class A Certificates and the Class IO Certificates and distributions on the Class B-4 Certificates will be subordinated to distributions on the Class B-3
Certificates, the Class B-2 Certificates, the Class B-1 Certificates, the Mezzanine Certificates, the Class A Certificates and the Class IO Certificates in each case, to the extent described herein.

      The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund" or "Trust"), designated as the CIT Home Equity Loan Trust 1998-1, to be created pursuant to a Pooling and Servicing Agreement, dated as of July 1, 1998, among The CIT Group Securitization Corporation III (the "Depositor"), The CIT Group/Consumer Finance, Inc., as master servicer (referred to herein as "CIT Consumer Finance," or the "Master Servicer," as applicable), The CIT Group/Consumer Finance, Inc. (the "Seller") and The Bank of New York, as trustee (the "Trustee").

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-21 HEREIN AND ON PAGE 22 IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        Original                      Price       Underwriting
                                      Certificate    Pass-Through       to          Discounts        Proceeds to
                                        Balance          Rate         Public      and Commissions    Depositor (1)
                                    ---------------  ------------  ------------  -----------------   -------------
Per Class A-1 Certificate ........    $61,000,000       5.88%(2)     99.99706%        0.1500%          99.84706%
Per Class A-2 Certificate ........    $38,000,000       6.01%(2)     99.99755%        0.1750%          99.82255%
Per Class A-3 Certificate ........    $45,000,000       6.08%(2)     99.98466%        0.2300%          99.75466%
Per Class A-4 Certificate ........    $25,000,000       6.20%(2)     99.98338%        0.2500%          99.73338%
Per Class A-5 Certificate ........    $11,000,000       6.36%(2)     99.96653%        0.3500%          99.61653%
Per Class A-6 Certificate ........    $10,872,000       6.70%(2)(3)  99.96766%        0.2750%          99.69266%
Per Class A-7 Certificate ........    $19,000,000       6.30%(2)     99.99128%        0.3000%          99.69128%
Per Class A-8 Certificate ........    $51,317,000       (4)         100.00000%        0.3000%          99.70000%
Per Class M-1 Certificate ........    $23,046,000       6.44%(2)     99.96202%        0.4000%          99.56202%
Per Class M-2 Certificate ........    $19,632,000       6.72%(2)     99.99516%        0.4500%          99.54516%
Per Class B-1 Certificate ........    $11,950,000       7.37%(2)     99.99250%        0.6000%          99.39250%
Total ............................   $315,817,000                $315,783,764       $855,577       $314,928,187

----------
(1)  Before deducting expenses, estimated to be $650,000.
(2) The Pass-Through Rate with respect to the Offered Certificates (other than the Class A-8 Certificates) will on any Distribution Date equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Adjusted Weighted Average Net Mortgage Rate applicable to such Distribution Date.
(3) The Pass-Through Rate with respect to the Class A-6 Certificates set out above will, on any Distribution Date which occurs after the Clean-up Call Date, be increased to 7.45%.
(4)  On  each  Distribution  Date,  the  Pass-Through  Rate  on  the  Class  A-8
     Certificates will be equal to the least of (x) with respect to any Distribution Date which occurs on or prior to the Clean-up Call Date, One-month LIBOR plus 0.16% per annum and for any Distribution Date thereafter, One-month LIBOR plus 0.32% per annum, (y) 18% per annum (the "Maximum Variable Rate") and (z) the Weighted Average Net Mortgage Rate applicable to such Distribution Date.

      The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC") in the United States or through Cedel Bank, societe anonyme ("CEDEL") and the Euroclear System ("Euroclear") in Europe on or about August 10, 1998.

MORGAN STANLEY DEAN WITTER
                           CREDIT SUISSE FIRST BOSTON
                                             FIRST CHICAGO CAPITAL MARKETS, INC.

July 31, 1998

      The Underwriters intend to make a secondary market in the Offered Certificates but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

                               -------------------

      This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus of the Depositor dated April 8, 1997 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus.

      Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               -------------------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain of the matters discussed under the caption "The Portfolio of Mortgage Loans -- Delinquency and Loss Experience" may constitute forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CIT Consumer Finance's mortgage loan portfolio to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                              AVAILABLE INFORMATION

      The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Offered Certificates offered pursuant to the Prospectus dated April 8, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                        REPORTS TO THE CERTIFICATEHOLDERS

      So long as the Offered Certificates are in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to the Certificateholders in accordance with its procedures. See "Risk Factors--Book-Entry Registration" in the Prospectus and "Description of the Certificates--Book-Entry Certificates" herein and in the Prospectus. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index to Defined Terms for the location herein of the definitions of certain capitalized terms used herein.

Issuer..................      CIT Home Equity Loan Trust 1998-1 (the "Issuer").

Depositor...............      The CIT Group Securitization  Corporation III (the
                              "Depositor"), a Delaware corporation and a limited
                              purpose finance  subsidiary of The CIT Group, Inc.
                              (f/k/a The CIT Group  Holdings,  Inc.) ("CIT"),  a
                              Delaware   corporation.   See   "The   CIT   Group
                              Securitization Corporation III, The Depositor" herein and in the Prospectus and "The CIT Group, Inc." herein and "The CIT Group Holdings, Inc." in the Prospectus.

Seller..................      The  CIT   Group/Consumer   Finance,   Inc.  ("CIT
                              Consumer Finance" or "Seller," as applicable). The
                              Mortgage Loans were  originated or acquired by the
                              Seller or its  affiliates and were acquired by the
                              Depositor   from  the   Seller   in  a   privately
                              negotiated transaction.

Master Servicer.........      CIT  Consumer  Finance (in its  capacity as master
                              servicer  of  the  Mortgage  Loans,   the  "Master
                              Servicer").    The   Master   Servicer   will   be
                              responsible  for  the  servicing  of the  Mortgage
                              Loans. See "Servicing of Mortgage Loans" herein.

Cut-off Date............      July 1, 1998 (the "Cut-off Date").

Closing Date............      On or about August 10, 1998 (the "Closing Date").

Trustee.................      The  Bank  of  New  York,   a  New  York   banking
                              corporation, not in its individual capacity but solely as trustee on behalf of the holders of the Certificates (the "Trustee").

The Certificates........      The Home  Equity Loan  Asset-Backed  Certificates,
                              Series 1998-1 (the "Certificates") will consist of
                              the   Offered   Certificates,    the   Class   B-2
                              Certificates,  the  Class  B-3  Certificates,  the
                              Class B-4 Certificates,  the Class IO Certificates
                              and the  Class R  Certificates.  The  Certificates
                              will be issued pursuant to a pooling and servicing
                              agreement (the "Pooling and Servicing  Agreement")
                              to  be  dated  as  of  July  1,  1998   among  the
                              Depositor, the Seller, the Master Servicer and the
                              Trustee.   The  Class   IO-X1   and  Class   IO-X2
                              Certificates   (collectively,    the   "Class   IO
                              Certificates")   together   with  the   Class  B-2
                              Certificates,  the Class B-3  Certificates and the
                              Class   B-4   Certificates,   (collectively,   the
                              "Private    Certificates")   and   the   Class   R
                              Certificates  are not  offered  hereby.  Only  the
                              Offered   Certificates  are  offered  hereby.  The
                              Depositor  currently  intends  to retain the Class
                              B-4, the Class IO and the Class R Certificates.

                              Any information contained herein with respect to the Private Certificates is provided only to permit a better understanding of the Offered Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Denominations...........      The Offered Certificates will be issued in minimum
                              denominations of $1,000 and integral  multiples of
                              $1,000  in   excess   thereof   except   that  one
                              Certificate  in  each  Class  may be  issued  in a
                              different  denomination.  Each Offered Certificate
                              and each Private Certificate (other than the Class
                              IO  Certificates)   will  represent  a  percentage
                              interest   (a   "Percentage   Interest")   in  the
                              respective Class determined as of any date of determination by dividing the Certificate Balance of such Certificate by the Certificate Balance for the related Class.

The Trust Property......      The   Certificates   will   represent  the  entire
                              beneficial ownership interest in a trust fund (the
                              "Trust" or the "Trust  Fund"),  which will consist
                              primarily  of  a  pool  (the  "Mortgage  Pool"  or
                              "Pool") of certain  mortgage  related  assets (the
                              "Mortgage   Assets")   consisting   of  fixed  and
                              adjustable  rate mortgage loans (each, a "Mortgage
                              Loan")  evidenced by  promissory  notes  (each,  a
                              "Mortgage  Note")  secured by mortgages,  deeds of
                              trust or similar  security  instruments  (each,  a
                              "Mortgage") creating first or subordinate liens on
                              one-   to   four-family   residential   properties
                              (including  townhouses  and  manufactured  housing
                              units  on  Mortgagor-owned  land)  or  condominium
                              units in condominium  buildings together with such
                              condominium  units'  appurtenant  interests in the
                              common  elements  of  the  condominium   buildings
                              (each, a "Mortgaged Property").

Pass-Through Rates,
 Certificate Balances         Home Equity Loan Asset Backed Certificates, Series
 and Notional Amounts...      1998-1,  to be  issued in (each,  a  "Class")  and
                              Certificate Balances as of the Closing Date, set forth below:

                                                       Pass-          Original
                                                      Through        Certificate
                         Class                         Rate            Balance
                         -----                         ----            -------
                         Class A-1 Certificates        5.88% (1)     $61,000,000
                         Class A-2 Certificates        6.01% (1)     $38,000,000
                         Class A-3 Certificates        6.08% (1)     $45,000,000
                         Class A-4 Certificates        6.20% (1)     $25,000,000
                         Class A-5 Certificates        6.36% (1)     $11,000,000
                         Class A-6 Certificates        6.70% (1)(2)  $10,872,000
                         Class A-7 Certificates        6.30% (1)     $19,000,000
                         Class A-8 Certificates       (3)            $51,317,000
                         Class IO-X1 Certificates(5)  (4)                 (4)
                         Class IO-X2 Certificates(5)  (4)                 (4)
                         Class M-1 Certificates        6.44% (1)     $23,046,000
                         Class M-2 Certificates        6.72% (1)     $19,632,000
                         Class B-1 Certificates        7.37% (1)     $11,950,000
                         Class B-2 Certificates(5)     8.00% (1)     $10,242,000
                         Class B-3 Certificates(5)     8.00% (1)     $ 6,829,000
                         Class B-4 Certificates(5)     8.00% (1)     $ 8,536,000

                         --------------
                         (1) The Pass-Through Rate with respect to the Offered Certificates and the Private Certificates (other than the Class A-8 Certificates and the Class IO Certificates) will on any Distribution Date equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the Adjusted Weighted Average Net Mortgage Rate applicable to such Distribution Date.

                         (2) The Pass-Through Rate with respect to the Class A-6 Certificates set out above will, on any Distribution Date which occurs after the Clean-up Call Date, be increased to 7.45%.

                         (3) On each Distribution Date, the Pass-Through Rate on the Class A-8 Certificates will be equal to the lesser of (I) the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Clean-up Call Date, One-month LIBOR plus 0.16% per annum and for any Distribution Date thereafter, One-month LIBOR plus 0.32% per annum (the "LIBOR Rate") and (y) the Maximum Variable Rate (the lesser of (x) and (y), the "Class A-8 Formula Rate") and (II) the Weighted Average Net Mortgage Rate applicable to such Distribution Date.

                         (4) The Class IO Certificates will not have a principal balance nor will they entitle the holder thereof to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the sum of the interest accrued on the notional amount of each of its Components.

                         (5) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              The Maximum Variable Rate" is equal to 18% per annum.

                              The "Certificate Balance" of any Class of Certificates (other than the Class IO and Class R Certificates) as of any date of determination is the original Certificate Balance of such Class as reduced by all amounts actually distributed to the holders of such Class of Certificates on account of principal on all prior Distribution Dates and any Applied Realized Loss Amounts that were allocated to such Class of Certificates on all prior Distribution Dates.

                              The Class IO Certificates will not have a principal balance, but will represent the right to receive the sum of the interest accrued on the notional amount of each of its Components (each, a "Component"), as described herein. Each such Component will relate to each separate Class of Certificates (other than the Class R Certificates) with the same Class designation. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Certificates immediately prior to such Distribution Date. The Class IO-X1 Certificates will consist of thirteen Components relating to each Class of Certificates (other than the Class A-8 and the Class R Certificates). The Class IO-X2 Certificates will consist of one Component relating to the Class A-8 Certificates. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates.

                              The   Class  R   Certificates   will  not  have  a
                              Certificate Balance.

                              The "Adjusted Weighted Average Net Mortgage Rate" for each Distribution Date is the Weighted Average Net Mortgage Rate minus the applicable Strip Rate. The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Principal Balances outstanding as of the first day of the related Due Period. The "Net Mortgage Rate" for each Mortgage Loan will equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the first day of the related Due Period, minus (y) the Monthly Servicing Fee for such Mortgage Loan.

                              The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates are collectively referred to herein as the "Class A Certificates." The Class M-1 Certificates and the Class M-2 Certificates are collectively referred to as the "Mezzanine Certificates." The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates are collectively referred to as the "Class B Certificates." The Mezzanine Certificates and the Class B Certificates are collectively referred to as the "Subordinate Certificates." The Class A Certificates, the Mezzanine Certificates and the Class B-1 Certificates are collectively referred to as the "Offered Certificates."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              The Subordinate Certificates are subordinate in right of distribution to the Class A Certificates and the Class IO Certificates to the extent described herein. The Class M-1 Certificates are subordinate in right of distribution to the Class A Certificates and the Class IO Certificates to the extent described herein. The Class M-2
                              Certificates are subordinate in right of distribution to the Class A Certificates, the Class IO Certificates and the Class M-1 Certificates to the extent described herein. The Class B-1 Certificates are subordinate in right of distribution to the Class A Certificates, the Class IO Certificates and the Mezzanine Certificates to the extent described herein. The Class B-2 Certificates are subordinate in right of distribution to the Class A Certificates, the Class IO Certificates, the Mezzanine Certificates and the Class B-1 Certificates to the extent described herein. The Class B-3 Certificates are subordinate in right of distribution to the Class A Certificates, the Class IO Certificates, the Mezzanine Certificates, the Class B-1 Certificates and the Class B-2 Certificates to the extent described herein. The Class B-4 Certificates are subordinate in right of distribution to the Class A Certificates, the Class IO Certificates, the Mezzanine Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates to the extent described herein.

                              On any date after the Closing Date, the "Aggregate Certificate Balance" is the sum of the Certificate Balance of all Classes of the Offered Certificates and the Private Certificates (other than the Class IO Certificates).

The Mortgage Loans......      The statistical  information  presented  herein is
                              based on the number and the Principal  Balances of
                              the Mortgage Loans as of the Cut-off Date.  Unless
                              otherwise  noted,   all  statistical   percentages
                              presented  herein are  approximate and measured by
                              the  aggregate  Principal  Balance of the Mortgage
                              Loans in the Trust,  in relation to the Fixed Rate
                              Mortgage Loans, the Adjustable Rate Mortgage Loans
                              or all of the Mortgage Loans in the Trust, in each
                              case  as  of  the  Cut-off  Date.   The  aggregate
                              Principal Balance of the Fixed Rate Mortgage Loans
                              is  $290,107,437  (or  approximately  85%  of  the
                              Mortgage Pool) and the aggregate Principal Balance
                              of  the   Adjustable   Rate   Mortgage   Loans  is
                              $51,317,073 (or  approximately 15% of the Mortgage
                              Pool).

                              The Mortgage Pool will consist of conventional adjustable rate and fixed rate mortgage loans secured by first and subordinate liens on the Mortgaged Properties. As of the Cut-off Date, 83.73% of the Mortgage Pool consists of Mortgage Loans secured by first liens on the Mortgaged Properties, and 16.27% of the Mortgage Pool consists of Mortgage Loans secured by subordinate liens on the Mortgaged Properties.

                              The interest rate on each Mortgage Loan (the "Mortgage Rate") is either fixed (a "Fixed Rate" and a Mortgage Loan relating thereto is a "Fixed Rate Mortgage Loan") or adjustable semi-annually or annually (an "Adjustable Rate" and a Mortgage Loan relating thereto is an "Adjustable Rate Mortgage Loan"). During either the first six, twelve, twenty-four or thirty-six months following origination, each such Adjustable Rate Mortgage Loan will bear interest at a Mortgage Rate fixed at origination. Thereafter, each Adjustable Rate Mortgage Loan will bear interest at a Mortgage Rate equal to either (i) the yield on U.S.
                              Treasury securities adjusted to a constant maturity of one year ("One-year CMT") or (ii) the London interbank offered rate for six-month United States dollar deposits ("Six-month LIBOR") plus a fixed percentage (the "Gross Margin") set forth in the related Mortgage Note, subject to the limitation that the Mortgage Rate will not increase or decrease by more than a specified percentage

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                                      S-6
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                              on any Adjustment  Date (the "Periodic Rate Cap").
                              In addition, adjustments to the Mortgage Rate for each Adjustable Rate Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Rate").

                              Payment of a substantial portion of the original principal balance of certain Mortgage Loans ("Balloon Loans") will be due on maturity
                              ("Balloon Payments"). Certain of the Mortgage Loans permit the mortgagee to require the Mortgagor (as defined in the Prospectus) to pay the full principal balance of the Mortgage Loan on a specified date (the "Call Date") prior to the maturity of the Mortgage Loan ("Call Loans").

Final Scheduled
  Distribution Dates....      The Final  Scheduled  Distribution  Dates (each, a
                              "Final Scheduled  Distribution  Date") for each of
                              the respective Classes of Offered Certificates are
                              as follows,  although it is  anticipated  that the
                              actual final Distribution Date for each Class will
                              occur    earlier   than   the   Final    Scheduled
                              Distribution   Date.  See  "Yield  and  Prepayment
                              Considerations" herein.

                                                             Final Scheduled
                              Class                          Distribution Date
                              -----                          -----------------
                              Class A-1 Certificates:        December 15, 2007
                              Class A-2 Certificates:        September 15, 2011
                              Class A-3 Certificates:        January 15, 2013
                              Class A-4 Certificates:        November 15, 2017
                              Class A-5 Certificates:        February 15, 2024
                              Class A-6 Certificates:        January 15, 2028
                              Class A-7 Certificates:        January 15, 2013
                              Class A-8 Certificates:        January 15, 2028
                              Class M-1 Certificates:        November 15, 2027
                              Class M-2 Certificates:        September 15, 2027
                              Class B-1 Certificates:        July 15, 2027

Business Day............      Any day other than a  Saturday,  Sunday or any day
                              on which banking institutions or trust companies in the states of New York, New Jersey or Oklahoma are authorized by law, regulation or executive order to be closed (each, a "Business Day").

Distribution Date.......      The 15th day of each  month or, if such day is not
                              a  Business   Day,  on  the  first   Business  Day
                              thereafter, commencing on August 17, 1998 (each, a "Distribution Date").

Determination Date......      The third Business Day prior to each  Distribution
                              Date (each, a "Determination Date").

Record Date.............      The calendar day preceding each  Distribution Date
                              or, if Definitive Certificates are issued, the last Business Day of the month preceding the month of such Distribution Date (each, a "Record Date").

Due Period..............      With respect to any  Distribution  Date,  the "Due
                              Period"  is the  period  during  which  principal,
                              interest  and other  amounts  will be collected on
                              the  Mortgage  Loans for  application  towards the
                              payment  of   principal   and   interest   to  the
                              Certificateholders and the payment of fees on such
                              Distribution  Date.  The "Due  Period" will be the
                              calendar   month    immediately    preceding   the
                              Distribution Date. The first Due Period will commence on and include July 1, 1998 and will end

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                                      S-7
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                              on and include July 31, 1998.

Distributions--General..      For  each  Distribution  Date,  interest  due with
                              respect to the Certificates  (other than the Class
                              IO  Certificates)  will be the interest  which has
                              accrued  thereon  at the  applicable  Pass-Through
                              Rate (subject to the Adjusted Weighted Average Net
                              Mortgage  Rate or,  in the case of the  Class  A-8
                              Certificates,  subject to the Weighted Average Net
                              Mortgage  Rate and the  Maximum  Variable  Rate as
                              described herein) from the preceding  Distribution
                              Date (or from the Closing  Date in the case of the
                              first Distribution Date) to and including the date
                              prior  to  the  current   Distribution  Date  (the
                              "Accrual Period").

                              The Class IO-X1 Certificates will receive payments of interest equal to the sum of the interest accrued during the related Accrual Period on the notional amount of each of its thirteen Components. Each Component will accrue interest at its applicable Component Rate on its related notional amount. The "Component Rate" applicable to each Component for each Distribution Date will equal (I) the lesser of (i) the Weighted Average Net Mortgage Rate for such Distribution Date and
                              (ii) 9.358%, minus (II) the applicable Pass-Through Rate minus (III) the applicable Strip Rate (but will not be less than zero). The Class IO-X2 Certificates will receive payments of interest equal to the interest accrued during the related Accrual Period on the notional amount of its Component at a rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Class A-8 Formula Rate (but not less than zero).

                              The "Strip Rate" for each Component is as follows:

                              Component       Certificate         Strip Rate
                              ---------       -----------         ----------
                              IO-A-1               A-1              2.17%
                              IO-A-2               A-2              2.04%
                              IO-A-3               A-3              1.97%
                              IO-A-4               A-4              1.85%
                              IO-A-5               A-5              1.69%
                              IO-A-6               A-6              1.35%
                              IO-A-7               A-7              1.75%
                              IO-M-1               M-1              1.61%
                              IO-M-2               M-2              1.33%
                              IO-B-1               B-1              0.68%
                              IO-B-2               B-2              0.05%
                              IO-B-3               B-3              0.05%
                              IO-B-4               B-4              0.05%


                              All calculations of interest on the Certificates (other than the Class A-8 and the Class IO-X2 Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

                              All calculations of interest on the Class A-8 and the Class IO-X2 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

Interest................      On each Distribution Date, the Interest Remittance
                              Amount will be distributed in the following order of priority:

                              First, to the holders of the Class A Certificates and the Class IO Certificates, the

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                                      S-8
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                              Class A Current  Interest  or the Class IO Current
                              Interest, as applicable, plus the Interest Carry Forward Amount with respect to each such Class of Class A Certificates and Class IO Certificates
                              without   any   priority   among   such   Class  A
                              Certificates and Class IO Certificates; provided, that if the Interest Remittance Amount is not sufficient to make a full distribution of interest with respect to all Classes of the Class A
                              Certificates  and  Class  IO   Certificates,   the
                              Interest  Remittance  Amount  will be  distributed
                              among   the   outstanding   Classes   of  Class  A
                              Certificates and Class IO Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the applicable Pass-Through Rate;

                              Second, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class M-1 Certificates, the Class M-1 Current Interest plus the Interest Carry Forward Amount with respect to the Class M-1 Certificates;

                              Third, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class M-2 Certificates, the Class M-2 Current Interest plus the Interest Carry Forward Amount with respect to the Class M-2 Certificates;

                              Fourth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-1 Certificates, the Class B-1 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-1 Certificates;

                              Fifth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-2 Certificates, the Class B-2 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-2 Certificates;

                              Sixth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-3 Certificates, the Class B-3 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-3 Certificates;

                              Seventh, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-4 Certificates, the Class B-4 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-4 Certificates;

                              Eighth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class A-8 Certificates, the Class A-8 Extra Interest;

                              Ninth, to the extent of the Interest Remittance Amount then remaining, to pay the Master Servicing Fee to the Master Servicer if CIT Consumer Finance or one of its affiliates is the Master Servicer; and

                              Tenth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class R Certificates.

                              "Current Interest" with respect to each Class of Offered Certificates and the Private Certificates (other than the Class IO Certificates) means, with respect to any Distribution Date, the aggregate amount of interest accrued during the related Accrual Period on the Certificate Balance of the related Class of the Offered Certificates and the Private Certificates immediately prior to such Distribution Date at the applicable Pass-Through Rate (subject to the Adjusted Weighted Average Net Mortgage Rate or, in the case of the Class A-8 Certificates, subject to the Weighted Average Net Mortgage Rate and the Maximum Variable Rate as described herein). "Current Interest" with respect to the Class IO-X1 Certificates means, with respect to any Distribution Date, the

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                                      S-9
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                              sum of the  interest  accrued  during the  related
                              Accrual Period on the related notional amount outstanding on each Component immediately prior to such Distribution Date at the Component Rate
                              applicable   to  each  such   Component  and  such
                              Distribution Date. "Current Interest" with respect
                              to  the  Class  IO-X2  Certificates   means,  with
                              respect to any Distribution Date, the interest accrued during the related Accrual Period on the
                              notional  amount   outstanding  on  its  Component
                              immediately prior to such Distribution Date at a rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Class A-8 Pass-Through Rate for such Distribution.

                              The "Interest Remittance Amount" means, as of any Distribution Date, the sum of (i) all interest collected or advanced by the Master Servicer during the related Due Period on the Mortgage Loans, (ii) if CIT Consumer Finance or one of its affiliates is the Master Servicer, all Mortgage Fees collected by the Master Servicer during the related Due Period, (iii) all Compensating Interest paid by the Master Servicer with respect to such Due Period, (iv) the portion of any Substitution Adjustment relating to interest paid by the Seller in connection with a substitution of a Mortgage Loan with respect to the related Due Period, (v) the interest portion of any Purchase Price with respect to each Mortgage Loan that was repurchased from the Trust during the related Due Period and (vi) all Liquidation Proceeds actually collected by the Master Servicer during the related Due Period (to the extent such Liquidation Proceeds related to interest). If CIT Consumer Finance or one of its affiliates is not the Master Servicer, the Interest Remittance Amount will be reduced by the Master Servicing Fee.

                              The "Interest Carry Forward Amount" with respect to any Class of the Offered Certificates or the Private Certificates for any Distribution Date is the sum of (x) the amount, if any, by which (i) the Current Interest as of the immediately preceding Distribution Date plus the Interest Carry Forward Amount from the immediately
                              preceding   Distribution   Date  for  such   Class
                              exceeded (ii) the amount of the actual distribution with respect to interest made to the holders of such Class on such immediately preceding Distribution Date plus (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class of Offered Certificates and the Private Certificates.

                              "Class A-8 Extra Interest" means, if the Class A-8 Pass-Through Rate is based on the Weighted Average Net Mortgage Rate, the excess of (i) the amount of interest that the Class A-8 Certificateholder would have been entitled to receive on such Distribution Date had the Class A-8 Pass-Through Rate been calculated based on the Class A-8 Formula Rate over (ii) the amount of interest that the Class A-8 Certificateholders were entitled to receive on such Distribution Date as a result of the Class A-8 Pass-Through Rate being calculated based on the Weighted Average Net Mortgage Rate.

                              If on a Distribution Date there are insufficient funds to pay the Class A-8 Extra Interest, the unpaid Class A-8 Extra Interest will not be carried forward to the next Distribution Date (and will not be included in the Interest Carry Forward Amount).

                              The Class R Certificates will not bear interest, but will represent the right to receive certain limited amounts not otherwise payable to the Offered Certificates and the Private Certificates.

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                                      S-10
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Principal...............      On   each   Distribution   Date,   the   Principal
                              Distribution Amount will be distributed in the following order of priority:

                              First, the holders of the Class A Certificates will be entitled to receive payment of the Class A Principal Distribution Amount for such Distribution Date in the following amounts and priorities:

                                (1) to   the    holders   of   the   Class   A-8
                                    Certificates;  an amount  equal to the Class
                                    A-8 Principal  Distribution Amount until the
                                    Class  A-8  Certificate   Balance  has  been
                                    reduced to zero;

                                (2) to   the    holders   of   the   Class   A-7
                                    Certificates,  an amount  equal to the Class
                                    A-7 Lockout Distribution Amount;

                                (3) to the  holders of the Class A  Certificates
                                    (other than the Class A-7 Certificates and the Class A-8 Certificates) in sequential order until the Certificate Balance of each such Class of Class A Certificates has been reduced to zero;

                                (4) to the holders of the Class A-7 Certificates
                                    until the Class A-7 Certificate Balance has been reduced to zero; and

                                (5) to the holders of the Class A-8 Certificates
                                    until the Class A-8 Certificate Balance is reduced to zero.

                              Until the Stepdown Date, on each Distribution Date no principal will be distributed to the Subordinate Certificates. Thereafter, on each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of all Subordinate Certificates will be entitled to receive payments of principal, after distribution of principal to the Class A Certificates as provided above, in the amounts and the priorities set forth below and to the extent of the remaining Principal Distribution Amount as follows:

                              Second,  the lesser of (x) the excess,  if any, of
                              (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates in clause "First" above and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the holders of the Class M-1 Certificates, until the Class M-1 Certificate Balance has been reduced to zero;

                              Third,  the lesser of (x) the  excess,  if any, of
                              (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates in clause "First" above and the amount distributed to the holders of the Class M-1 Certificates in clause "Second" above and (y) the Class M-2 Principal Distribution Amount, shall be distributed to the holders of the Class M-2 Certificates, until the Class M-2 Certificate Balance has been reduced to zero;

                              Fourth,  the lesser of (x) the excess,  if any, of
                              (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above and the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above and (y) the Class B-1 Principal Distribution Amount, shall be distributed to the holders of the Class B-1 Certificates, until the Class B-1 Certificate Balance has been reduced to zero;

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                                      S-11
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                              Fifth,  the lesser of (x) the  excess,  if any, of
                              (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above, the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above and the amount distributed to the holders of the Class B-1 Certificates pursuant to clause "Fourth" above and (y) the Class B-2 Principal Distribution Amount, shall be distributed to the holders of the Class B-2 Certificates, until the Class B-2 Certificate Balance has been reduced to zero;

                              Sixth,  the lesser of (x) the  excess,  if any, of
                              (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above, the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above, the amount distributed to the holders of the Class B-1 Certificates pursuant to clause "Fourth" above and the amount distributed to the holders of the Class B-2 Certificates pursuant to clause "Fifth" above and
                              (y) the Class B-3 Principal Distribution Amount, shall be distributed to the holders of the Class B-3 Certificates, until the Class B-3 Certificate Balance has been reduced to zero; and

                              Seventh,  the lesser of (x) the excess, if any, of
                              (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above, the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above, the amount distributed to the holders of the Class B-1 Certificates pursuant to clause "Fourth" above, the amount distributed to the holders of the Class B-2 Certificates pursuant to clause "Fifth" above and the amount distributed to the holders of the Class B-3 Certificates pursuant to clause "Sixth" above and
                              (y) the Class B-4 Principal Distribution Amount, shall be distributed to the holders of the Class B-4 Certificates, until the Class B-4 Certificate Balance has been reduced to zero.

                              Notwithstanding the foregoing, on each Distribution Date on or after the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, if a Trigger Event is in effect, the Principal Distribution Amount (or the remaining Principal
                              Distribution Amount on the date on which the Certificate Balance of the Class A Certificates is reduced to zero) will be distributed to the holders of each Class of the Subordinate Certificates sequentially (in order of seniority), and the holders of a Class of Certificates will not receive any distribution of principal until the Certificate Balance of each more senior Class of Subordinate Certificates has been reduced to zero.

                              "Class A-8 Principal Distribution Amount" means, as of any Distribution Date, the lesser of (i) the Principal Distribution Amount and (ii) the amount required to reduce the Certificate Balance of the Class A-8 Certificates such that the Certificate Balance after such distribution is equal to the Principal Balance of the Adjustable Rate Mortgage Loans as of the last day of the related Due Period.

                              The "Class A-7 Lockout Distribution Amount" for any Distribution Date will be the product of (i) the applicable Class A-7 Lockout Percentage for such Distribution Date and (ii) the Class A-7 Lockout Pro Rata Distribution Amount

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                                      S-12
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                              for such Distribution Date.

                              The  "Class  A-7  Lockout   Percentage"  for  each
                              Distribution Date shall be as follows:

                                 Distribution Dates         Lockout Percentage
                                 ------------------         ------------------
                              August 1998 - July 2001              0%
                              August 2001 - July 2003             45%
                              August 2003 - July 2004             80%
                              August 2004 - July 2005            100%
                              August 2005 and thereafter         300%

                              In no event shall the Class A-7 Lockout Distribution Amount for a Distribution Date exceed the Class A Principal Distribution Amount for such Distribution Date.

                              The "Class A-7 Lockout Pro Rata Distribution Amount" for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Balance of the Class A-7 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Balance of all Classes of the Class A Certificates (other than the Class A-8 Certificates) immediately prior to such Distribution Date and (y) the Class A Principal Distribution Amount minus the Class A-8 Principal Distribution Amount for such Distribution Date.

                              The Class A Certificates (other than the Class A-8 Certificates and the Class A-7 Certificates) are "sequential pay" classes such that the holders of the Class A-6 Certificates will receive no payments of principal until the Class A-5
                              Certificate Balance is reduced to zero, the holders of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Balance has been reduced to zero, the holders of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Balance has been reduced to zero, the holders of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Balance has been reduced to zero, and the holders of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Balance has been reduced to zero; provided, however, that on any Distribution Date on which the Certificate Balance of the Subordinate Certificates is zero, any amounts of principal payable to the holders of the Class A Certificates (including the Class A-7 Certificates and the Class A-8 Certificates) on such Distribution Date shall be distributed pro rata and not sequentially.

                              The holders of the Class A-7 Certificates are entitled to receive, from funds available therefor, payments of the Class A-7 Lockout Distribution Amount specified herein; provided, that if on any Distribution Date the Certificate Balance of the Class A Certificates (other than the Class A-7 and the Class A-8 Certificates) has been reduced to zero, the holders of the Class A-7 Certificates will be entitled to receive any remaining Class A Principal Distribution Amount (after payment of the Class A-8 Principal Distribution Amount to the Class A-8 Certificates and after payment of the Class A Principal Distribution Amount to the Class A-1 through Class A-6 Certificates) until the Class A-7 Certificate Balance has been reduced to zero.

                              "Principal Distribution Amount" means as of any Distribution Date, the sum of

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                                      S-13
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                              (i) the principal actually collected by the Master
                              Servicer on the Mortgage Loans during the related Due Period, (ii) the Principal Balance of each Mortgage Loan that was repurchased from the Trust with respect to the related Due Period, (iii) the portion of any Substitution Adjustment relating to principal delivered by the Seller in connection with a substitution of a Mortgage Loan with respect to the related Due Period, and (iv) all Liquidation Proceeds actually collected by the Master Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal).

                              A "Trigger Event" is in effect with respect to a Distribution Date if the percentage obtained by dividing (x) the aggregate outstanding Principal Balance of the Mortgage Loans as to which payments aggregating at least $65 are 60 days or more delinquent by (y) the aggregate outstanding Principal Balance of the Mortgage Loans, in each case as of the last day of the immediately preceding Due Period, equals or exceeds 40% of the Senior Specified Enhancement Percentage.

                              "Stepdown Date" means the earlier to occur of (i) the later to occur of (x) the Distribution Date in August 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage and
                              (ii) the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero.

                              "Class A Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the greater of (I) the lesser of
                              (A) the Certificate Balance of the Class A-8 Certificates and (B) the Class A-8 Principal Distribution Amount and (II) the excess of (x) the aggregate Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 53.0% and (ii) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,707,120.

                              "Class M-1 Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, zero and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment  of the  Class  A  Principal  Distribution
                              Amount on such Distribution Date) and (ii) the Class M-1 Certificate Balance immediately prior to such Distribution Date (but after the application of any Applied Realized Loss Amounts allocated to the Class M-1 Certificates on such Distribution
                              Date)  over (y) the  lesser of (A) the  product of
                              (i) 66.5% and (ii) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,707,120.

                              "Class M-2 Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, zero and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution

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                                      S-14
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                              Date),  (ii) the  Class  M-1  Certificate  Balance
                              (after  taking  into  account  the  payment of the
                              Class M-1  Principal  Distribution  Amount on such
                              Distribution   Date)   and  (iii)  the  Class  M-2
                              Certificate Balance immediately prior to such Distribution Date (but after the application of any Applied Realized Loss Amounts allocated to the Class M-2 Certificates on such Distribution Date) over (y) the lesser of (A) the product of (i) 78.0% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the
                              last  day  of  the   related   Due  Period   minus
                              $1,707,120.

                              "Class B-1 Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, zero and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date),
                              (iii) the Class M-2 Certificate Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
                              Date) and (iv) the Class B-1 Certificate Balance immediately prior to such Distribution Date (but after the application of any Applied Realized Loss Amounts allocated to the Class B-1 Certificates on such Distribution Date) over (y) the lesser of (A) the product of (i) 85.0% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,707,120.

                              "Class B-2 Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, zero and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date),
                              (iii) the Class M-2 Certificate Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
                              Date), (iv) the Class B-1 Certificate Balance (after taking into account the payment of the
                              Class B-1 Principal Distribution Amount on such Distribution Date) and (v) the Class B-2 Certificate Balance immediately prior to such Distribution Date (but after the application of any Applied Realized Loss Amounts allocated to the Class B-2 Certificates on such Distribution Date) over (y) the lesser of (A) the product of (i) 91.0% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,707,120.

                              "Class B-3 Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, zero and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the

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                                      S-15
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                              payment  of the Class M-1  Principal  Distribution
                              Amount on such Distribution Date), (iii) the Class M-2 Certificate Balance (after taking into account
                              the   payment   of   the   Class   M-2   Principal
                              Distribution  Amount on such  Distribution  Date),
                              (iv) the Class B-1 Certificate Balance (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
                              Date), (v) the Class B-2 Certificate Balance (after taking into account the payment of the
                              Class B-2  Principal  Distribution  Amount on such
                              Distribution   Date)   and  (vi)  the   Class  B-3
                              Certificate Balance immediately prior to such Distribution Date (but after the application of any Applied Realized Loss Amounts allocated to the Class B-3 Certificates on such Distribution Date) over (y) the lesser of (A) the product of (i) 95.0% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the outstanding Principal Balance of the Mortgage Loans as of the
                              last  day  of  the   related   Due  Period   minus
                              $1,707,120.

                              "Class B-4 Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, zero and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1 Certificate Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date),
                              (iii) the Class M-2 Certificate Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
                              Date), (iv) the Class B-1 Certificate Balance (after taking into account the payment of the
                              Class B-1 Principal Distribution Amount on such Distribution Date), (v) the Class B-2 Certificate Balance (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (vi) the Class B-3 Certificate Balance (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (vii) the Class B-4 Certificate Balance immediately prior to such Distribution Date (but after the application of any Applied Realized Loss Amounts allocated to the Class B-4 Certificates on such Distribution
                              Date) over (y) the outstanding aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

                              "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Balance of the Subordinate Certificates after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
                              (y)  the  aggregate   Principal   Balance  of  the
                              Mortgage Loans as of the last day of the related Due Period.

                              "Senior Specified Enhancement Percentage" means 47.0%.

Credit Enhancement......      The Credit Enhancement provided for the benefit of
                              the  holders of the Class A  Certificates  and the
                              Class   IO    Certificates    consists    of   the
                              subordination  of distributions to the Subordinate
                              Certificates  and,  with  respect  to the  Class A
                              Certificates,   the  priority  of  application  of
                              Realized Losses.

                              Subordination of Subordinate Certificates. The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates and the Class IO Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full

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                                      S-16
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                              amount  of  their  scheduled  monthly  payment  of
                              interest and principal and to afford such holders protection against Realized Losses and to enhance the likelihood of regular receipt by the holders of the Class IO Certificates of the full amount of their scheduled monthly payment of interest.

                              The protection afforded to the holders of the Class A Certificates and the Class IO Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates and the Class IO Certificates to receive, prior to any distribution of interest being made on a Distribution Date in respect of such Subordinate Certificates, the amounts of interest due them and, with respect to the Class A Certificates, prior to any distribution of principal being made on a Distribution Date in respect of such Subordinate Certificates, the amounts of principal due them, and, if necessary, by the right of the holders of the Class A and the Class IO Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

                              In addition, the rights of the holders of the Class M-2, Class B-1, Class B-2, Class B-3 and
                              Class B-4 Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the holders of the Class A, Class IO and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A, Class IO and Class M-1 Certificates of the amount of interest due them and, other than with respect to the Class IO Certificates, principal available for distribution, and to afford such holders (other than the Class IO Certificates) with protection against Realized Losses.

                              The rights of the holders of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1 and Class M-2 Certificates, the rights of the holders of the Class B-2 Certificates, Class B-3 and Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1, Class M-2 and Class B-1 Certificates, the rights of holders of the Class B-3 and Class B-4
                              Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates and the rights of the holders of the Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates.

                              Application of Realized Losses. To the extent that the Mortgage Loans experience Realized Losses in any Due Period, the Certificate Balance of the Subordinate Certificates will be reduced (in effect, "written down") on the related Distribution Date by the amount of such Realized Losses. Such amount written down is an "Applied Realized Loss Amount," which will be applied as a reduction in the Certificate Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Certificate Balance of the Class B-4 Certificates until it is reduced to zero, then against the Certificate Balance of the Class B-3 Certificates until it is reduced to zero, then against the Certificate Balance of the Class B-2 Certificates until it is reduced to zero, then against the Certificate Balance of the Class B-1 Certificates until it is reduced to zero, then against the Certificate Balance of the Class M-2 Certificates until it is reduced to zero and then against the Certificate Balance of the Class M-1 Certificates until it is reduced to zero). Applied Realized Loss Amounts will not be applied as a

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                                      S-17
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                              reduction in the Certificate  Balance of the Class
                              A  Certificates.   The  only  protection   against
                              Realized   Losses   afforded   to  any   Class  of
                              Subordinate   Certificates   is   the   protection
                              afforded by the  subordination  of any more junior
                              class    of    Subordinate    Certificates    then
                              outstanding. It is expected that Realized Losses will occur.

                              Once the Certificate Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up." Any subsequent recoveries on Mortgage Loans which became Liquidated Mortgages (as defined in the Prospectus) during a prior Due Period will not be applied to "reinstate" the Certificate Balance of a Subordinate Certificate.

                              Any Applied Realized Loss Amount allocated in reduction of the Certificate Balance of any Class of Certificates (other than the Class IO and Class R Certificates) will result in a corresponding reduction in the notional amount of the related Component of the Class IO Certificates.

Advances................      The  Master  Servicer  is  obligated  to make cash
                              advances (any such advance, an "Advance") with respect to delinquent payments of interest on any Mortgage Loan to the extent described herein. See
                              "Servicing of Mortgage Loans--Advances" herein.

Compensating Interest...      Not  later  than  the  close of  business  on each
                              Determination  Date, with respect to each Mortgage
                              Loan as to which the  Master  Servicer  received a
                              principal  prepayment  in full in  advance  of the
                              final    scheduled    due   date   (a   "Principal
                              Prepayment") during the related Due Period, the Master Servicer is required to remit to the Trustee, but only to the extent of the Master
                              Servicing  Fee for  such  Due  Period,  an  amount
                              ("Compensating  Interest")  equal to any excess of
                              (a) 30 days' interest on the Principal Balance of each such Mortgage Loan as of the beginning of the related Due Period, at the applicable Mortgage
                              Rate over (b) the amount of interest actually received on the related Mortgage Loan during such Due Period.

Servicing...............      The Master Servicer is entitled to a servicing fee
                              of 0.50% per annum of the Principal Balance of each Mortgage Loan as of the first day of the related Due Period (the "Monthly Servicing Fee") plus any late fees, prepayment fees and other similar fees on the Mortgage Loans (the "Mortgage
                              Fees") collected by the Master Servicer during the related Due Period (collectively, the "Master
                              Servicing Fee") and payable monthly from the Interest Remittance Amount. The Master Servicing
                              Fee will be paid on each Distribution Date prior to payment to the Certificateholders and will reduce the Interest Remittance Amount available to pay interest on the Certificates. However, if the Master Servicer is CIT Consumer Finance or an affiliate of CIT Consumer Finance is the Master
                              Servicer, the Master Servicing Fee will be paid on each Distribution Date only from the Interest
                              Remittance Amount remaining after all interest payments due on the Certificates (other than the Class R Certificates) on such Distribution Date have been made.

Registration of the
 Offered Certificates....     The Offered  Certificates will initially be issued
                              in book-entry form.

                              Persons acquiring beneficial ownership interests in the Offered Certificates (each, a "beneficial owner") may elect to hold their Certificate interests through The Depository Trust Company ("DTC") in the United States, or through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are Book-Entry Certificates, such
                              Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and persons holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or
                              Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositories of CEDEL and Euroclear, respectively, and each a participating member of DTC. The Offered Certificates will initially be registered in the name of Cede. The interests of the holders of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. No person will be entitled to receive a Definitive Certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein and in the Prospectus. See "Risk Factors--Book-Entry Registration" in the Prospectus, "Description of the Certificates--Book-Entry Certificates" herein and in the Prospectus and "ANNEX I" attached hereto.

Optional Termination....      On any Distribution  Date on which the outstanding
                              aggregate Principal Balances of the Mortgage Loans
                              in the Trust have  declined  to 10% or less of the
                              aggregate Principal Balances of the Mortgage Loans
                              as of the Cut-off Date,  the Master  Servicer will
                              have  the  option  to  purchase,   in  whole,  the
                              Mortgage Loans and the REO Property (as defined in
                              the  Prospectus),  if any,  remaining in the Trust
                              Fund as of that date (the first such  Distribution
                              Date, the "Clean-up Call Date").  See "The Pooling
                              and  Servicing  Agreement--Optional   Termination"
                              herein.

Auction Sale............      After  the  first  Distribution  Date on which the
                              outstanding  aggregate  Principal  Balances of the
                              Mortgage Loans in the Trust have declined to 5% or
                              less of the  aggregate  Principal  Balances of the
                              Mortgage Loans as of the Cut-off Date, the Trustee
                              shall   solicit  bids  for  the  purchase  of  the
                              Mortgage  Loans and the REO Property  remaining in
                              the Trust. In the event that satisfactory bids are
                              received  as  described  under  "The  Pooling  and
                              Servicing Agreement Auction--Sale" herein, the net
                              sale    proceeds    will   be    distributed    to
                              Certificateholders on the second Distribution Date
                              succeeding  such Due Period.  Any purchaser of the
                              Mortgage  Loans and the REO Property must agree to
                              the continuation of CIT Consumer Finance as Master
                              Servicer  (if  at  such  time  it  is  the  Master
                              Servicer) on terms substantially  similar to those
                              in the Pooling and Servicing  Agreement.  Any such
                              sale   will   cause   early   retirement   of  the
                              Certificates.

Federal Income Tax
  Considerations........      An  election   will  be  made  to  treat  each  of
                              designated  portions  of the Trust Fund as a "real
                              estate mortgage  investment conduit" ("REMIC") for
                              federal   income   tax   purposes.   The   Offered
                              Certificates  and the  Private  Certificates  will
                              constitute  "regular  interests" in one such REMIC
                              and each Class R Certificate  will  constitute the
                              sole class of  "residual  interests"  in each such
                              REMIC.    See   "Certain    Federal   Income   Tax
                              Consequences" herein and in the Prospectus.

ERISA Considerations....      As described under "ERISA Considerations"  herein,
                              the  Class  A  Certificates  may be  purchased  by
                              employee  benefit plans that are subject to ERISA.
                              The Subordinate  Certificates may not be purchased
                              by  employee  benefit  plans  that are  subject to
                              ERISA  other  than   insurance   company   general
                              accounts  that  are  able to  rely  on  Prohibited
                              Transaction  Class  Exemption  95-60.  See  "ERISA
                              Considerations" herein and in the Prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Legal Investment........      The  Offered   Certificates  will  not  constitute
                              "mortgage related  securities" for purposes of the
                              Secondary  Mortgage Market Enhancement Act of 1984
                              ("SMMEA").   In   addition,   institutions   whose
                              activities  are  subject  to review by  federal or
                              state regulatory  authorities may be or may become
                              subject    to    restrictions,    which   may   be
                              retroactively    imposed   by   such    regulatory
                              authorities,    on   the    investment   by   such
                              institutions in certain forms of mortgage  related
                              securities.   All   investors   whose   investment
                              authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

Ratings.................      It is a  condition  of  issuance  of  the  Offered
                              Certificates that each Class of the Certificates receive ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings
                              Group ("S&P") as set forth below:

                                Class           Moody's Rating    S&P Rating
                                -----           --------------    ----------
                              Class A                Aaa             AAA
                              Class M-1              Aa2             AA
                              Class M-2              A2              A-
                              Class B-1              Baa2            BBB-

                              A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the rating agency. The ratings do not address the likelihood of the payment of the Class A-8 Extra Interest. (The Class A-8 Extra Interest is not included in the Interest Carry Forward Amounts).

Use of Proceeds.........      Substantially  all  of  the  net  proceeds  to  be
                              received from the sale of the Offered Certificates and the Private Certificates will be received by the Depositor, which will apply such proceeds to pay to the Seller the purchase price for the Mortgage Loans and to pay certain expenses of the offering.

Risk Factors............      For a discussion of certain factors that should be
                              considered by prospective investors in the Offered
                              Certificates, see "Risk Factors" herein and in the Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective investors in the Offered Certificates should consider, among other things, the following risk factors in connection with the purchase of the Offered Certificates:

      1. Limited Obligations. The Certificates will not represent an interest in or obligation of the Trustee, the Depositor, CITSF, CIT Consumer Finance, CIT or any of their respective affiliates. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor by the Trustee, the Depositor, CITSF, CIT Consumer Finance, CIT or any of their respective affiliates. CIT will not provide a guarantee or assume other obligations with respect to the Certificates.

      2. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates or, if it does develop, that it will provide the holders of the Certificates with liquidity of investment or that it will remain for the term of such Certificates. Although the holders of the Certificates will receive monthly statements containing certain statistical information with respect to the Mortgage Pool, the Depositor publishes no information relating to the Certificates or any Mortgage Pool. The limited availability of any such published information may decrease the liquidity of the Certificates.

      3. Subordination of Payment. The rights of the holders of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A and Class IO Certificates to receive such distributions, the rights of holders of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A, Class IO and Class M-1 Certificates to receive such distributions, the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A, Class IO, Class M-1 and Class M-2 Certificates to receive such distributions, the rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A, Class IO, Class M-1, Class M-2 and Class B-1 Certificates to receive such distributions, the rights of the holders of the Class B-3 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A, Class IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates to receive such distributions and the rights of the holders of the Class B-4 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A, Class IO, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A and Class IO Certificates (and of the lower-ranking Classes of the Subordinate Certificates to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the holders of the Class A and Class IO Certificates of the full amount of the monthly distributions allocable to them and consequently decreases the likelihood of receipt by the holders of the Subordinate Certificates of amounts otherwise allocable to them. See "Risk Factors -- Subordination" in the Prospectus.

      4. Limited Credit Enhancement. There is no other credit enhancement for the Offered Certificates other than the subordination described above. There is no reserve fund or spread account to provide a source of payment of interest and principal on the Certificates or to pay any extraordinary expenses that the Trust may incur. Only the principal collected on the Mortgage Loans will be available to make payments of principal on the Certificates. No other funds will be available to make payments of principal on the Certificates. There will be no overcollateralization whereby the aggregate principal amount of the Mortgage Loans would exceed the Aggregate Certificate Balance of the Certificates.

      5. Risk of Mortgage Loan Rates or the Maximum Variable Rate Reducing the Amount of Interest the Class A-8 Certificates are Entitled to Receive. The calculation of the Pass-Through Rate on the Class A-8 Certificates is based upon
(i) the value of an index (One-month LIBOR) which is different from the value of the index applicable to the Adjustable Rate Mortgage Loans as described under "The Mortgage Pool--Adjustable Rate Mortgage Loans" (either as a result of the use of a different index, rate determination date or rate adjustment date or a combination of all of the foregoing) and (ii) in part, the weighted average of the Mortgage Rates of all of the Mortgage Loans. The Pass-Through Rate on the Class A-8 Certificates adjusts monthly based upon LIBOR as described under "Description of the Certificates--Calculation of LIBOR" herein. However, 31.91% of the Adjustable Rate Mortgage Loans by aggregate Principal Balance as of the Cut-off Date adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("Six-month LIBOR") and 68.09% adjust annually based upon the one-year constant maturity treasury ("One-year CMT"). Consequently, the interest which becomes due on the Adjustable Rate Mortgage Loans (net of (i) the Master Servicing Fee if CIT Consumer Finance or one of its affiliates is not the Master Servicer and (ii) certain required reductions) during any Due Period may not equal the amount of interest that would accrue at the LIBOR Rate during the related Accrual Period. In addition, 75.78% of the Adjustable Rate Mortgage Loans by aggregate Principal Balance as of the Cut-off Date provide for a fixed interest rate for a period of approximately two years following origination and 12.62% of the Adjustable Rate Mortgage Loans by aggregate Principal Balance as of the Cut-off Date provide for a fixed interest rate for a period of approximately three years following origination. Since the Pass-Through Rate on the Class A-8 Certificates adjusts monthly, while the interest rates of the Adjustable Rate Mortgage Loans adjust less frequently, the Weighted Average Net Mortgage Rate may limit increases in the Pass-Through Rate on the Class A-8 Certificates for extended periods in a rising interest rate environment. In addition, One-month LIBOR, Six-month LIBOR and One-year CMT may respond differently to economic and market factors so that there may not necessarily be a correlation among them. Thus, it is possible, for example, that One-month LIBOR may rise during a period in which Six-month LIBOR or One-year CMT is stable or is falling or that, even if One-month LIBOR, Six-month LIBOR and One-year CMT rise during the same period, One-month LIBOR may rise more rapidly than Six-month LIBOR or the One-year CMT.

      Prospective investors in the Class A-8 Certificates should recognize that, unlike some other offerings of securities backed by home equity loans, the interest payments on the Class A-8 Certificates are not based solely on the interest rates (and interest collections) on the Adjustable Rate Mortgage Loans. Instead, interest payments on all of the Certificates are made from interest payments on all of the Mortgage Loans, and the Weighted Average Net Mortgage Rate "cap" on the Pass-Though Rate on the Class A-8 Certificates takes into account the interest rates on the Fixed Rate Mortgage Loans as well as the Adjustable Rate Mortgage Loans. In a rising interest rate environment, even if the interest rates on the Adjustable Rate Mortgage Loans were to increase at the same rate as One-month LIBOR, the Weighted Average Net Mortgage Rate would not increase at the same rate because it takes into account the interest rates on the Fixed Rate Mortgage Loans (which do not increase). As a result, in a rising interest rate environment the Pass-Through Rate on the Class A-8 Certificates could be less than the interest rate applicable to the Class A-8 Certificates at the Class A-8 Formula Rate. Investors in the Class A-8 Certificates would then have to rely on any remaining Interest Remittance Amount available after payment of interest on the other Certificates to receive the Class A-8 Extra Interest and, if such funds are not sufficient, the excess of interest at the Class A-8 Formula Rate over interest at the Weighted Average Net Mortgage Rate will be foregone permanently. Such funds may be available since the Certificates (other than the Class A-8 and Class R Certificates) are "capped" at the Adjusted Weighted Average Net Mortgage Rate. The Adjusted Weighted Average Net Mortgage Rate is the Weighted Average Net Mortgage Rate reduced by the amount of the applicable Strip Rate. In addition, if interest on the Class A-8 Certificates determined at the Maximum Variable Rate is less than the LIBOR Rate, such excess will be foregone permanently.

      The Class A-8 Extra Interest is paid to the Class A-8 Certificates on a subordinated basis after all interest is paid to the other Certificates, to the extent of the remaining Interest Remittance Amount.

      6. Prepayments May Affect Current Interest. The Pass-Through Rate on each Class of Offered Certificates (other than the Class A-8 Certificates) is subject to the Adjusted Weighted Average Net Mortgage Rate. The amount of interest to which the Class A-8 Certificates are entitled (including the Class A-8 Extra Interest) is subject to the availability of the Interest Remittance Amount. Disproportionate prepayments (including prepayments due to liquidations and repurchases or purchases by the Seller or the Master Servicer as required by the Pooling and Servicing Agreement) of Mortgage Loans with relatively high Mortgage Rates in comparison to the Pass-Through Rate for a Class of Offered Certificates will increase the possibility that the Pass-Through Rate for such Class of Offered Certificates will be limited by their "cap". As a result, if interest determined at the applicable fixed rate shown on the cover page for the Certificates (other than the Class A-8 Certificates) is more than interest determined at the "cap", such excess will be foregone permanently. In addition, if interest determined at the Class A-8 Formula Rate for the Class A-8
Certificates is more than interest determined at the Weighted Average Net Mortgage Rate, such excess will be foregone permanently (except to the extent of the availability of the remaining Interest Remittance Amount to pay the Class A-8 Extra Interest after payment of interest to the other Certificates).

      7. Yield and Prepayment Considerations. The yield to maturity of the Offered Certificates will depend on the rate of payment of principal (including prepayments due to liquidations and repurchases or purchases by the Seller or the Master Servicer as required by the Pooling and Servicing Agreement) on the Mortgage Loans and the price paid by holders of the Offered Certificates. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. The yield to maturity on Offered Certificates purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. The yields to maturity on the Mezzanine Certificates and Class B Certificates will be sensitive, in varying degrees, to the frequency and number of defaults on the Mortgage Loans. Investors should fully consider that the risks associated with an investment in the Mezzanine Certificates or Class B Certificates include the possibility that they may not fully recover their initial investment as a result of Realized Losses on the Mortgage Loans.

      The Mortgage Loans may be prepaid in whole or in part at any time. All principal payments by the Mortgagors on the Mortgage Loans will be allocated solely to the Class A Certificates for at least the first three years after the Closing Date. Such allocation is intended to accelerate the amortization of the Class A Certificates relative to that of the Subordinate Certificates. As a result, the weighted average lives of the Subordinate Certificates will be longer than would have been the case if such principal prepayments were to be allocated proportionally between the Class A Certificates and the Subordinate Certificates. If, as may be expected, delinquencies and defaults occur with greater frequency as such Mortgage Loans in the Mortgage Pool become more seasoned, holders of the Subordinate Certificates will be exposed to a greater risk of loss due to the longer weighted average lives of such Certificates.

      8. Yields on Subordinate Certificates will be Adversely Affected by Realized Losses. Realized Losses will be allocated first to the Class B Certificates and then to the Mezzanine Certificates, in the reverse order of their numerical Class designations within such Class. Any such allocation will be accomplished by reducing the Certificate Balance of the applicable Class without any distribution of cash in respect of such reduction. Any such reduction to a Class of Subordinate Certificates will result in a permanent loss of the right to receive distributions to which the holders of such Class of Subordinate Certificates otherwise would have been entitled in the absence of such a reduction. In addition, any such reduction will result in a future reduction of interest distributions, because interest at the applicable Pass-Through Rate will be accruing on a smaller Certificate Balance.

      The weighted average lives of, and the yields to maturity on, the Subordinate Certificates will be sensitive to the rate and timing of defaults and the severity of ensuing losses on the Mortgage Loans. The sensitivity of the yields on the Subordinate Certificates will increase as the payment priority of the related Class decreases so that the Class B-4 Certificates will be more sensitive than the Class B-3 Certificates, the Class B-3 Certificates will be more sensitive than the Class B-2 Certificates, Class B-2 Certificates will be more sensitive than the Class B-1 Certificates, the Class B-1 Certificates will be more sensitive than the Class M-2 Certificate and the Class M-2 Certificates will be more sensitive than the Class M-1 Certificates. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificates will be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

      It is anticipated that Realized Losses will occur.

      9. Principal Allocations Relating to Class A-8 Certificates. Approximately 85% of the Mortgage Loans in the Mortgage Pool are Fixed Rate Mortgage Loans and the remainder of the Mortgage Loans in the Mortgage Pool are Adjustable Rate Mortgage Loans. The Principal Distribution Amount is comprised of collections of principal from all the Mortgage Loans and consequently the aggregate amount available to pay principal on the Certificates will depend on the rate and timing of payments on both the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans as well as the amount of Realized Losses incurred with respect to all of the Mortgage Loans. On each Distribution Date, the Class A-8 Certificates are entitled to receive from all principal collections of the Mortgage Loans collected in the related Due Period an amount determined by reference to the reduction in the Principal Balances of Adjustable Rate Mortgage Loans during the related Due Period, including reductions thereof resulting from Realized Losses on the Adjustable Rate Mortgage Loans. This principal to the Class A-8 Certificates is payable before any other principal is payable to the other Certificates. Consequently, the rate and timing of principal payments on the other Classes of Certificates will be reduced or delayed to the extent that principal collections otherwise distributable to such Classes are required to be distributed to the Class A-8 Certificates as a result of Realized Losses on the Adjustable Rate Mortgage Loans thereby affecting the weighted average life and yield on such other Classes of Certificates. Moreover, because the Subordinate Certificates will be written down by the amount of any Realized Losses on the Adjustable Rate Mortgage Loans (as well as on the Fixed Rate Mortgage Loans) as described herein, if there is a higher rate of Realized Losses on the Adjustable Rate Mortgage Loans than on the Fixed Rate Mortgage Loans, the Class A-8 Certificates will be repaid more rapidly than the other Class A Certificates and at the same time Realized Losses will be applied to reduce the Certificate Balance of the Subordinate Certificates thereby decreasing the amount of subordination available to support the other Class A Certificates.

      10. Geographic Concentration of Mortgaged Properties. As of the Cut-off Date, approximately 19.19% (by aggregate Principal Balance of the related Mortgage Loan) of the Mortgaged Properties (in the Mortgage Pool) are located in the states of Ohio and California. As of the Cut-off Date, approximately 17.57% (by aggregate Principal Balance of the related Mortgage Loan) of the Mortgaged Properties related to Fixed Rate Mortgage Loans are located in the states of California and Pennsylvania and approximately 32.54% (by aggregate Principal Balance of the related Mortgage Loan) of the Mortgaged Properties related to Adjustable Rate Mortgage Loans are located in the states of Ohio and California. An overall decline in these residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans so that the Principal Balances of the related Mortgage Loans could equal or exceed
the  value  of  such  Mortgaged  Properties.   As  many  factors  influence
the residential real estate market, including the general condition of the economy and interest rates, residential real estate markets may weaken. If residential real estate markets experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and the increase could be substantial.

      11. Risk of Losses Associated with Balloon and Call Loans. As of the Cut-off Date, 8.47% of the Fixed Rate Mortgage Loans (by Principal Balance as of the Cut-Off Date) represent Balloon Loans. As of the Cut-off Date, 14.75% and 6.13% of the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans, respectively (by Principal Balance as of the Cut-Off Date) represent Call Loans. See "Risk Factors--Risk of Losses Associated with Balloon and Call Loans" in the Prospectus.

      12. Risk of Losses Associated with Junior Liens. As of the Cut-off Date, 18.83% and 1.81% of the Fixed Rate Mortgage Loans and the Adjustable Rate
Mortgage Loans, respectively (by Principal Balance as of the Cut-Off Date) represent Mortgage Loans secured by subordinate mortgages. See "Risk Factors--Risk of Losses Associated with Junior Liens" in the Prospectus.

      13. ERISA Considerations. An investment in the Certificates by Plans may give rise to a prohibited transaction under ERISA Section 406 and be subject to tax under Code Section 4975 unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any employee benefit plan or other retirement arrangement should consult their counsel before purchasing any class of Certificates. The Subordinate Certificates will not be eligible for purchase by Plans other than insurance company general accounts that are able to rely on Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" herein and in the Prospectus.

      14. Certain Other Aspects of the Mortgage Loans. A variety of factors may limit the ability of the holders of the Certificates to realize proceeds upon the Mortgaged Properties securing the Mortgage Loans or may limit the amount realized to less than the amount due. See "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

      Each Mortgage Loan is secured by a Mortgage on a Mortgaged Property. Mortgages in the Mortgaged Properties and enforcement of rights to realize upon the value of the Mortgaged Properties as collateral for the Mortgage Loans are subject to each state's real estate laws and other laws. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

      Although CIT Consumer Finance requires evidence of valid hazard insurance policies prior to closing, CIT Consumer Finance is not obligated to maintain hazard insurance policies, and does not currently pay hazard insurance premiums if a Mortgagor has not paid insurance premiums to maintain in effect the hazard insurance policy for the related Mortgaged Property. As a result, there may be Mortgaged Properties not covered by hazard insurance policies. To the extent such Mortgaged Properties suffer Realized Losses as a result of insurable hazards, such Realized Losses will be allocated to the Subordinate Certificates as described herein. See "The Home Equity Lending Program--Underwriting-Other Issues" and "The Pooling and Servicing Agreement--Hazard Insurance" in the Prospectus.

      15. Risks Associated with the Structure. Certain features of the structure may pose additional risks to investors. In some other offerings of securities backed by home equity loans, payments and losses on the fixed rate mortgage loans are allocated primarily to Certificates which bear a fixed interest rate and payments and losses on the adjustable rate mortgage loans are allocated primarily to certificates which bear a variable interest rate. In such other offerings, the "cap" on interest on the fixed rate certificates is based on the interest rates on the fixed rate mortgage loans and the "cap" on interest on the variable rate certificates is based on the interest rates on the adjustable rate mortgage loans. However, for most purposes that is not the case in this offering, in which payments and losses on all of the Mortgage Loans affect payments on all of the Certificates and there is a single "cap" applicable to all of the Certificates (other than the Class A-8 Certificates) which is calculated based on the interest rates on all of the Mortgage Loans reduced by the applicable Strip Rate. The "cap" on the Class A-8 Certificates is based on the interest rates on all of the Mortgage Loans. Although the Subordinate Certificates in this transaction bear interest at a fixed rate, they provide credit support for all of the Certificates, including the Class A-8 Certificates. Consequently, although the Subordinate Certificates bear interest at a fixed rate, they may be written down as a result of losses on Adjustable Rate Mortgage Loans (as well as losses on the Fixed Rate Mortgage Loans).

      The Interest Remittance Amount is comprised of collections of interest from all Mortgage Loans and consequently, the amount available to pay interest due on the Offered Certificates and the Private Certificates will depend on the payments of interest on the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans. The Principal Distribution Amount is comprised of collections of principal from all Mortgage Loans and consequently, the amount available to pay principal due on the Offered Certificates and the Private Certificates will depend on the payments of principal and the amount of losses on the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans. The amortization of the Certificates may be affected by the rate and timing of payments on all of the Mortgage Loans. In making any investment in Certificates, an investor should consider the potential effects of both the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans on the credit quality and expected yield on its Class of Offered Certificates.

      The "cap" on the interest payable on each of the Certificates (other than the Class A-8, Class IO and Class R Certificates) is the Adjusted Weighted Average Net Mortgage Rate. The Adjusted Weighted Average Net Mortgage Rate is the Weighted Average Net Mortgage Rate (i.e., the weighted average of the interest rates on all of the Mortgage Loans less the Monthly Servicing Fee) reduced by the amount of the applicable Strip Rate.

      16. Year 2000 Compliance. The Year 2000 compliance issue arises out of the inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a 2 digit year. In response to this issue, CIT Consumer Finance has developed a comprehensive project to ensure that its software applications and systems are Year 2000 compliant. The scope of this project includes, among other things, the assessment of "at risk" applications and systems, an assessment of the interdependencies of various systems and the relative importance of each system to the business, the design and execution of required modifications to achieve Year 2000 compliance, and the plans for testing of modifications to verify Year 2000 compliance. CIT Consumer Finance expects to complete substantially all Year 2000 remediation and testing by the end of the first quarter of 1999. CIT Consumer Finance's ability to meet this timetable is in part dependent upon the ability of third parties, such as software vendors and developers, to meet their stated deadlines. In addition, CIT Consumer Finance is communicating with other third parties, including vendors, borrowers and obligors, to determine the status of their Year 2000 compliance efforts in an effort to reduce the CIT Consumer Finance's potential exposure to such third parties' Year 2000 issues.

      17. Potential Conflicts of Interest. It is anticipated that the Depositor, an affiliate of the Master Servicer, may purchase all of the Class IO Certificates, the Class B-4 Certificates and the Class R Certificates on the Closing Date. The Pooling and Servicing Agreement will provide that the holders of Certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) evidencing not less than 51% of the aggregate Percentage Interests of the Offered Certificates and the Private Certificates (other than the Class IO Certificates) may exercise certain rights that could result in termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement, in which event the Depositor as an affiliate of the Master Servicer could have different interests than the non-affiliated Certificateholders. Although the Master Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it or an affiliate is a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of other Classes of Certificates. For instance, the Master Servicer could seek to mitigate the potential for loss to the Class or Classes of Certificates held by an affiliate from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such delay in action could result in less proceeds to the Trust than would have been realized if earlier action had been taken.

                         THE PORTFOLIO OF MORTGAGE LOANS

General

      CIT Consumer Finance, as the Master Servicer, is responsible for causing the Mortgage Loans to be serviced in accordance with the terms set forth in the Pooling and Servicing Agreement. Prior to the issuance of the Certificates, the Master Servicer will enter into a subservicing agreement with CITSF (the "Subservicing Agreement") pursuant to which CITSF will agree to perform certain of the servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement. In the future, CIT Consumer Finance may perform all or a portion of the servicing responsibilities delegated to CITSF under the Subservicing Agreement, or CIT Consumer Finance may retain another third party to perform all or a portion of such servicing responsibilities, instead of CITSF. The Pooling and Servicing Agreement provides that CIT Consumer Finance may not permit CITSF to resign as Sub-Servicer nor may CIT Consumer Finance terminate or replace CITSF as Sub-Servicer, or materially reduce the duties of CITSF as Sub-Servicer in connection with lockbox arrangements or payment processing, unless (i) a Termination Event has occurred and is continuing, in which event the Trustee may terminate CIT Consumer Finance (See "The Pooling and Servicing Agreement--Termination Events"), or (ii) the Rating Agency Condition is satisfied. "Rating Agency Condition" means the condition that each Rating Agency shall have been given at least 30 days prior notice of a contemplated action and that each of the Rating Agencies shall not have notified the Depositor, the Master Servicer and the Trustee in writing that such action will result in a downgrade or withdrawal of the then current rating of the Offered Certificates.

      Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. See "The CIT Group/Sales Financing, Inc., Sub-Servicer" and "The Home Equity Lending Program--Servicing and Collections" in the Prospectus.

      As of March 31, 1998, CIT Consumer Finance serviced approximately 58,100 residential first and subordinate mortgages, representing an outstanding balance of approximately $2.70 billion.

Delinquency and Loss Experience

      The following tables set forth the delinquency and loss experience with respect to CIT Consumer Finance's entire portfolio of conventional mortgage loans secured by first or subordinate liens on mortgaged properties originated or acquired and serviced by CIT Consumer Finance (including mortgage loans previously securitized by CIT Consumer Finance), including home equity lines of credit and Institutional Bulk Portfolios (as defined in the Prospectus) which are excluded from the Mortgage Pool.

                             Delinquency Experience
                          (Dollar amounts in millions)

                                                                         December 31,
                                  March 31,       --------------------------------------------------------
                                    1998          1997         1996         1995         1994         1993
                                    ----          ----         ----         ----         ----         ----
Number of Accounts
 (in thousands)(1).............      58.1          57.3         52.6         27.1         13.2          3.5
Principal Balance(1) ..........  $2,704.4      $2,446.1     $2,005.5     $1,039.0       $570.8       $131.3
Principal Balance of
 Delinquent Accounts(2)
     30-59 Days Past Due.......    $ 77.1        $ 84.8       $ 50.2       $ 18.7        $ 3.5        $ 0.1
     60-89 Days Past Due.......      23.2          27.5         14.6          7.2          0.6         --
     90 Days or More Past Due..      62.0          51.2         27.4          9.6          0.5         --
                                   ------        ------        -----        -----         ----         ----
Total..........................    $162.3        $163.5        $92.2        $35.5         $4.6         $0.1
                                   ======        ======        =====        =====         ====         ====
Principal Balance of Delinquent
  Accounts as a percentage of
  Principal Balance..........       6.00%         6.68%        4.60%        3.42%        0.81%        0.02%
REO Property(3)
Number of Properties...........      155           132           43           --           --           --
Book Value(3)..................    $8.15         $7.35        $1.98           --           --           --

----------
(1)  Excludes REO Properties which are presented separately.
(2) Amounts include balances for which the underlying collateral is currently in the foreclosure process.
(3) REO Property represents properties that secured mortgage loans that were acquired by foreclosure or deed in lieu of foreclosure. Book value of REO Properties is adjusted to reflect estimated fair value of property at time of foreclosure.

                                 Loss Experience
                          (Dollar amounts in thousands)

                                 Three Months
                                    Ended                        Year Ended December 31,
                                   March 31,      -------------------------------------------------------
                                     1998         1997        1996         1995         1994         1993
                                     ----         ----        ----         ----         ----         ----
Charge-offs(1)..................    $1,379        $6,331     $4,706       $  783         $54         $103
Valuation Reserve (Net)(2)......     2,915        10,249      3,474          630          14          (43)
                                    ------       -------     ------       ------         ---          ---
Total Net Losses................    $4,294       $16,580     $8,180       $1,413         $68          $60
                                    ======       =======     ======       ======         ===          ===
Total Net Losses as a percentage
 of average principal balance
 outstanding....................   0.69%(3)        0.75%     0.61%        0.18%        0.02%        0.11%
Units Charged-off...............     52             258       176           36            6            5

----------
(1) Represents actual losses (including all expenses of foreclosure and liquidation but not including accrued interest) recorded at the time of liquidation net of recoveries.
(2) Represents net change in valuation reserves recorded against CIT Consumer Finance-owned delinquent mortgage loans and REO Property which have yet to be liquidated.
(3) Annualized. This ratio has been annualized and may not reflect the actual loss experience for the entire year.

      The data presented in the foregoing tables are for illustrative purposes only. CIT Consumer Finance's mortgage loan portfolio has experienced significant growth over the periods presented and the delinquency and loss percentages may be affected by its size and relative lack of seasoning. For any given reporting period, the inclusion of unseasoned loans results in reporting delinquencies and losses as percentages of Principal Balances which are lower than would otherwise be reported. In addition, such data relates to the performance of CIT Consumer Finance's entire mortgage loan portfolio, and is not historical data regarding solely the portion of CIT Consumer Finance's portfolio constituting the Mortgage Pool. While the above delinquency and loss rates represent recent experience, there can be no assurance that the future delinquency and loss experience on the Mortgage Pool will be similar.

      Historically, several factors have influenced CIT Consumer Finance's delinquency and loss experience on its portfolio of mortgage loans. These factors include the seasoning of a growing portfolio, varying economic conditions (which may or may not impact real property values) and changes to its business and underwriting strategy made in October 1995 summarized in the Prospectus under "The Home Equity Lending Program -- Underwriting Policies and Procedure -- Overview."

      The increase in delinquency after December 31, 1995 reflects the seasoning of the portfolio as well as the aforementioned changes to CIT Consumer Finance's business and underwriting strategies. The effects of these factors may result in different delinquency and loss experience than is shown in the above tables since the mortgage loans included in such tables include mortgage loans which were originated using CIT Consumer Finance's former underwriting guidelines. In addition, the March 31, 1998 loan balances include an institutional bulk portfolio of approximately $160 million, purchased in March of 1998 with minimal delinquencies.

      In addition, in October 1995, minimum credit scores were raised for applicants of mortgage loans with a Combined Loan-to-Value Ratio equal to or greater than 85% ("HLTV"). The increase in net loss experience since 1995 reflects portfolio seasoning and unfavorable loss experience on certain HLTV mortgage loans originated prior to the above noted changes in business and underwriting strategy of HLTV mortgage loans. All of the mortgage loans to be included in the Mortgage Pool were originated or acquired utilizing the revised underwriting guidelines adopted in October 1995. Additionally, in July of 1997, CIT Consumer Finance securitized approximately $500 million in mortgages for which losses in the table above are recognized as charge-offs only at the time of liquidation and are not included in the valuation reserve.

Underwriting Standards

      The underwriting policies employed by CIT Consumer Finance during the period when the Mortgage Loans were originated were substantially similar to those described in the Prospectus. See "The Home Equity Lending Program--Underwriting Policies and Procedures" in the Prospectus.

                               THE MORTGAGE POOL

General

      The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund" or the "Trust"). The assets of the Trust Fund will consist primarily of a pool ("Mortgage Pool" or "Pool") of certain mortgage related assets (the "Mortgage Assets") consisting of fixed and adjustable rate mortgage loans (each, a "Mortgage Loan") evidenced by promissory notes (each, a "Mortgage Note") secured by mortgages, deeds of trust or similar security instruments (each, a "Mortgage") creating first or subordinate liens on one- to four-family residential properties (including townhouses and manufactured housing units on Mortgagor-owned land) or condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings (each, a "Mortgaged Property").

Depositor and Seller Recourse

      The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Purchase Agreement, dated as of the Cut-off Date, between the Seller and the Depositor (the "Purchase Agreement"), and will assign the Mortgage Loans to the Trustee, for the benefit of Certificateholders, pursuant to the Pooling and Servicing Agreement.

      Under the Purchase Agreement and the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to, among other things, the due execution and enforceability of the Purchase Agreement and the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. Subject to the limitations described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans," the Seller will be obligated to repurchase or substitute a conforming mortgage loan for any Mortgage Loan as to which there exists an uncured material deficiency in the documentation or an uncured material breach of any such representation, warranty or covenant. The Seller will represent and warrant that the Mortgage Loans were selected from among the outstanding adjustable and fixed rate one- to four-family mortgage loans (including townhouses, condominiums and manufactured housing units on Mortgagor-owned land) in the Seller's portfolio at the Closing Date and that the Seller selected the Mortgage Loans in a manner that would not adversely affect the interests of the Certificateholders. See "The Pooling and Servicing Agreement -- Representations by Sellers; Repurchases" in the Prospectus. Under the Pooling and Servicing Agreement, the holders of the Certificates (the "Certificateholders") will have the benefit of all of the Seller's representations, warranties and covenants (including the Seller's repurchase obligation). The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase Mortgage Loans with deficient documentation or which are otherwise defective. CIT Consumer Finance, in its capacity as Seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse. Therefore, CIT Consumer Finance's only obligations as Seller of the Mortgage Loans arise out of its representations, warranties, covenants and repurchase obligations. The obligations of CIT Consumer Finance, as Master Servicer under the Pooling and Servicing Agreement, are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Mortgage Pool Characteristics

      The statistical information presented herein is based on the number and the Principal Balances of the Mortgage Loans as of the Cut-off Date. Unless otherwise noted, all statistical percentages presented herein are approximate and measured by the aggregate Principal Balance of the Mortgage Loans in the Trust, in relation to the Fixed Rate Mortgage Loans, the Adjustable Rate Mortgage Loans or all of the Mortgage Loans in the Trust, in each case as of the Cut-off Date.

      The Mortgage Pool is expected to consist of 5,488 Mortgage Loans with an initial aggregate Principal Balance expected to be $341,424,511. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-off Date, after deducting any principal payments due and paid before the Cut-off Date, reduced by all principal payments previously distributed with respect to such Mortgage Loan and reported as allocable to principal. The Principal Balance of any Liquidated Mortgage (as defined in the Prospectus) is zero. The Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments, which payments are due as of various days during each month. The Seller or its affiliates acquired or originated the Mortgage Loans to be included in the Mortgage Pool substantially in accordance with the underwriting criteria specified herein and in the Prospectus. At origination, all of the Mortgage Loans in the Mortgage Pool had a stated maturity of not more than 360 months.

      As of the Cut-off Date, the aggregate Principal Balance of the Fixed Rate Mortgage Loans was $290,107,437 and the aggregate Principal Balance of the Adjustable Rate Mortgage Loans was $51,317,073.

      As of the Cut-off Date, 99.23% of the Mortgage Loans were Simple Interest Loans (as defined in the Prospectus). As of the Cut-off Date, 0.77% of the Mortgage Loans were Scheduled Accrual Loans (as defined in the Prospectus).

      The Mortgage Pool includes Mortgage Loans secured by Mortgages which create first liens on one- to four-family residential properties and Mortgages which create subordinate liens (which may be second, third or fourth liens) on such properties.

      Payment of a substantial portion of the original principal balance of certain Mortgage Loans ("Balloon Loans") are due on maturity ("Balloon Payments"). Certain of the Mortgage Loans permit the mortgagee to require the Mortgagor to pay the full principal balance of the loan on a specified date (the "Call Date") prior to the maturity of the loan ("Call Loans"). As of the Cut-off Date, the aggregate Principal Balance of Balloon Loans was $24,585,522 and the aggregate Principal Balance of Call Loans was $45,939,701.

      As of the Cut-off Date, no Mortgage Loan was delinquent more than 59 days. As of the Cut-off Date, 92 Mortgage Loans with an aggregate principal balance of $4,721,262 were delinquent 30 to 59 days.

      No Mortgage Loan had a Combined Loan-to-Value Ratio of more than 100.36% as of the time of its origination. The weighted average of the Combined Loan-to-Value Ratios (as of the time of their origination) of the Mortgage Loans was 78.29%.

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original Principal Balance of the Mortgage Loan plus the then-current Principal Balance of any loan or loans secured by a senior lien on the Mortgaged Property, by (y) the value of the related Mortgaged Property, based upon the appraisal or other valuation made at the time of origination of the Mortgage Loan.

      As of the Cut-off Date, 10.06% and 9.13% of the Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in California and Ohio, respectively. Otherwise, no more than 7.29% of the Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in any one state. No more than 0.29% of the Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in any one postal zip code area.

      The Mortgage Pool includes Mortgage Loans originated or acquired by CIT Consumer Finance under its No Income Verification program, No Income Qualify program and Lite Documentation program. See "The Home Equity Lending Program -- Specialized Underwriting Programs" in the Prospectus. In the following tables the references to "Full Documentation Loans" are to Mortgage Loans which were not originated or acquired under these specialized programs.

      The Mortgage Pool also includes Mortgage Loans originated or acquired under CIT Consumer Finance's high loan to value loan program (see "The Home Equity Lending Program -- Underwriting Policies and Procedures -- Overview"), as shown in the following tables entitled "Distribution of CLTVs."

      The Mortgage Pool includes 51 Mortgage Loans (with Principal Balances as of the Cut-off Date aggregating $3,645,683) which are refinancings and which are secured by Mortgages on manufactured homes and the related real property. Each such Mortgage Loan is represented in the following tables as a single family residence.

      The  following   information   sets  forth  in  tabular   format   certain
information, as of the Cut-Off Date relating to the Mortgage Loans.

                               All Mortgage Loans
                 Geographic Distribution of Mortgaged Properties

                                              Percentage of
                                              Mortgage Pool                        Weighted    Percent of  Percent
                                               by Aggregate                        Average        Full       of
                                  Aggregate      Principal                         Original     Document-   Owner-
                     Number      Principal       Balance      Weighted  Average    Combined       ation    Occupied
                  of Mortgage     Balance      of Mortgage    Average   Current   Loan-to-Value  Mortgage  Mortgage
  State              Loans      Outstanding       Loans        Coupon   Balance      Ratio        Loans     Loans
  -----              -----      -----------       -----        ------   -------      -----        -----     -----
California            406      $34,364,194.57     10.06%       9.593%   $84,641      78.904%      78.88%    96.52%
Ohio                  519       31,166,153.54      9.13        9.842     60,050      78.897       90.58     94.69
Florida               418       24,887,090.71      7.29        9.743     59,538      77.487       91.49     92.11
Pennsylvania          415       23,007,292.54      6.74        9.264     55,439      77.115       94.27     97.04
Indiana               444       21,849,581.15      6.40        9.857     49,211      78.647       90.59     95.30
New York              252       17,233,224.37      5.05       10.478     68,386      76.530       89.31     87.24
New Jersey            240       15,570,818.29      4.56       10.746     64,878      77.349       83.71     95.33
North Carolina        238       13,900,168.92      4.07        9.425     58,404      78.646       94.97     96.97
Kentucky              271       13,617,928.23      3.99        9.651     50,251      77.794       93.84     98.64
Michigan              181       11,518,195.33      3.37       10.864     63,636      79.561       90.44     97.34
Arizona               162       10,669,457.67      3.12        9.609     65,861      78.985       79.96     92.61
Georgia               162       10,599,084.32      3.10        9.778     65,426      77.345       95.48     93.69
Washington            131        9,842,669.97      2.88        9.471     75,135      80.037       76.14     93.78
Nevada                149        9,717,097.53      2.85        9.491     65,215      79.551       87.45     94.94
Illinois              147        9,712,794.38      2.84       10.089     66,073      78.997       86.47     94.49
Oklahoma              180        9,339,302.93      2.74        9.275     51,885      79.531       91.47     97.26
Oregon                102        8,202,935.33      2.40        9.294     80,421      79.442       82.80     97.12
Utah                   91        7,135,404.11      2.09        9.462     78,411      80.367       72.97     96.41
Maryland              103        6,782,406.10      1.99        9.473     65,849      79.178       91.63     96.04
Missouri              131        6,714,689.03      1.97       10.074     51,257      77.191       93.49     96.40
Wisconsin             108        6,299,626.96      1.85       10.979     58,330      77.369       90.80     97.51
Colorado               71        4,810,802.10      1.41        9.944     67,758      77.371       81.05     96.33
Tennessee              84        4,786,158.97      1.40       10.466     56,978      78.777       96.01     96.24
Virginia               64        4,441,825.57      1.30       10.336     69,404      78.652       93.29     91.91
Texas                  51        3,342,004.10      0.98       11.320     65,529      74.502       76.81     98.95
Delaware               53        3,298,066.43      0.97        9.474     62,228      77.619       96.79     97.20
Nebraska               53        2,783,306.50      0.82       10.338     52,515      77.284       91.05     93.53
Connecticut            27        2,607,342.24      0.76       10.337     96,568      76.697       99.18     72.89
Iowa                   41        2,226,221.81      0.65       10.350     54,298      79.646       96.05     95.04
West Virginia          40        2,093,737.09      0.61        9.854     52,343      80.434       97.08    100.00
South Carolina         32        2,009,575.53      0.59        9.911     62,799      77.356       92.16     96.22
Massachusetts          14        1,347,997.74      0.39       10.437     96,286      71.527       81.46    100.00
Minnesota              16        1,074,715.36      0.31       10.336     67,170      80.527       90.78    100.00
Louisiana              21        1,049,502.57      0.31       10.081     49,976      74.931       84.15    100.00
Idaho                  16          865,855.29      0.25        9.677     54,116      70.293       76.61    100.00
Kansas                 19          658,652.44      0.19       10.056     34,666      73.692      100.00    100.00
Montana                 6          572,120.66      0.17        9.707     95,353      87.820       66.77    100.00
Mississippi            11          475,490.91      0.14       11.044     43,226      76.748      100.00    100.00
New Mexico              4          223,380.11      0.07        8.945     55,845      87.757      100.00    100.00
Rhode Island            4          219,537.17      0.06       10.411     54,884      88.045      100.00    100.00
Wyoming                 6          206,355.98      0.06        9.702     34,393      79.823      100.00    100.00
District of Columbia    2           97,864.54      0.03        9.322     48,932      53.650      100.00    100.00
South Dakota            2           80,308.25      0.02        9.355     40,154      68.834      100.00    100.00
Vermont                 1           23,573.90      0.01       11.000     23,574      78.340      100.00    100.00
---------------     -----     ---------------    ------        -----    -------      ------       -----     -----
Total               5,488     $341,424,511.24    100.00%       9.858%   $62,213      78.291%      88.37%    95.08%
===============     =====     ===============    ======        =====    =======      ======       =====     =====

                               All Mortgage Loans
                   Distribution by Current Principal Balances

                                             Percentage of
                                              Mortgage Pool                     Weighted     Percent of   Percent
                                              by Aggregate                       Average        Full        of
                                 Aggregate     Principal                        Original     Document-    Owner-
                      Number    Principal      Balance      Weighted  Average   Combined       ation     Occupied
                   of Mortgage   Balance      of Mortgage   Average   Current  Loan-to-Value  Mortgage   Mortgage
 Current Balance      Loans    Outstanding      Loans        Coupon   Balance     Ratio        Loans      Loans
 ---------------      -----    -----------    -----------    ------   -------     -----        -----      -----
$      1 - $10,000      29   $    269,024.63      0.08%      11.666% $  9,277     79.425%      100.00%    100.00%
$ 10,001 - $20,000     513      8,089,330.82      2.37       11.061    15,769     73.232        94.30      95.40
$ 20,001 - $30,000     797     20,217,096.59      5.92       10.891    25,366     75.054        91.39      95.83
$ 30,001 - $40,000     798     28,325,593.94      8.30       10.738    35,496     76.211        93.54      92.19
$ 40,001 - $50,000     759     34,319,500.19     10.05       10.286    45,217     76.150        92.21      93.08
$ 50,001 - $60,000     576     31,644,499.57      9.27       10.161    54,938     77.261        91.85      93.73
$ 60,001 - $70,000     405     26,313,147.82      7.71        9.943    64,971     78.328        90.86      96.37
$ 70,001 - $80,000     369     27,627,958.30      8.09        9.630    74,873     79.500        92.47      95.58
$ 80,001 - $90,000     245     20,798,534.50      6.09        9.768    84,892     78.893        88.06      94.30
$ 90,001 -$100,000     199     18,932,498.38      5.55        9.475    95,138     78.452        88.83      98.03
$100,001 -$120,000     283     31,001,034.38      9.08        9.646   109,544     79.669        88.45      95.09
$120,001 -$140,000     147     19,079,263.13      5.59        9.503   129,791     80.441        89.11      94.61
$140,001 -$160,000     118     17,594,990.99      5.15        9.446   149,110     78.942        75.34      98.33
$160,001 -$180,000      63     10,689,395.03      3.13        9.197   169,673     81.549        82.51      96.82
$180,001 -$200,000      55     10,523,819.98      3.08        9.431   191,342     80.801        83.65      96.49
$200,001 -$220,000      33      6,912,816.40      2.02        8.891   209,479     79.783        84.64      94.02
$220,001 -$240,000      24      5,506,067.02      1.61        8.917   229,419     80.830        78.91      95.92
$240,001 -$260,000      16      3,973,336.04      1.16        9.134   248,334     80.972        74.81     100.00
$260,001 -$280,000      14      3,767,305.02      1.10        9.120   269,093     82.949        63.98      92.87
$280,001 -$300,000      15      4,358,894.75      1.28        8.651   290,593     81.509        66.64     100.00
$300,001 -$320,000       6      1,832,442.07      0.54        8.753   305,407     74.595        66.58     100.00
$320,001 -$340,000       4      1,337,509.92      0.39        8.879   334,377     79.746       100.00     100.00
$340,001 -$360,000       4      1,406,757.37      0.41        9.236   351,689     77.810        75.03     100.00
$360,001 -$380,000       5      1,828,910.14      0.54        8.973   365,782     78.963        59.95      80.15
$380,001 -$400,000       5      1,967,546.82      0.58        8.563   393,509     78.252       100.00     100.00
Over $400,001            6      3,107,237.44      0.91        8.665   517,873     79.092       100.00      85.79
------------------   -----   ---------------    ------        -----  --------     ------        -----      -----
Total                5,488   $341,424,511.24    100.00%       9.858% $ 62,213     78.291%       88.37%     95.08%
==================   =====   ===============    ======        =====  ========     ======        =====      =====

                               All Mortgage Loans
                     Distribution by Current Mortgage Rates

                                                  Percentage of
                                                  Mortgage Pool                          Weighted     Percent of   Percent
                                                   by Aggregate                          Average         Full        of
                                      Aggregate      Principal                           Original      Document-    Owner-
                         Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                      of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
  Mortgage Rates         Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
  --------------         -----      -----------       -----        ------     -------      -----         -----      -----
 6.501%  -  7.000%          5     $    321,129.25      0.09%        6.990%   $ 64,226      66.279%       100.00%    100.00%
 7.001%  -  7.500%        112       11,998,466.62      3.51         7.408     107,129      75.222         95.88      99.83
 7.501%  -  8.000%        306       27,013,748.40      7.91         7.892      88,280      74.388         95.07      99.18
 8.001%  -  8.500%        395       33,123,047.79      9.70         8.350      83,856      75.879         91.85      98.14
 8.501%  -  9.000%        609       46,449,624.55     13.60         8.832      76,272      77.608         91.39      97.79
 9.001%  -  9.500%        604       39,090,453.09     11.45         9.334      64,719      79.027         87.51      94.23
 9.501%  - 10.000%        804       55,888,351.80     16.37         9.818      69,513      80.134         86.85      91.47
10.001%  - 10.500%        558       32,083,084.86      9.40        10.346      57,497      78.101         81.85      93.23
10.501%  - 11.000%        637       33,200,187.94      9.72        10.832      52,120      78.171         81.85      92.48
11.001%  - 11.500%        346       16,049,786.38      4.70        11.322      46,387      78.536         85.04      95.58
11.501%  - 12.000%        367       16,418,423.22      4.81        11.842      44,737      80.715         85.63      93.85
12.001%  - 12.500%        205        8,790,475.20      2.57        12.349      42,880      81.451         90.85      93.61
12.501%  - 13.000%        216        8,523,288.47      2.50        12.801      39,460      82.127         91.50      96.05
13.001%  - 13.500%         72        3,092,479.94      0.91        13.315      42,951      77.479         90.41      94.82
13.501%  - 14.000%        139        5,001,951.26      1.47        13.898      35,985      85.411         92.88      98.14
14.001%  - 14.500%         45        1,913,792.21      0.56        14.211      42,529      76.861         96.71      82.16
14.501%  - 15.000%         25          929,630.86      0.27        14.807      37,185      80.084         97.44     100.00
15.001%  - 15.500%         32        1,047,366.32      0.31        15.361      32,730      85.232         94.53     100.00
15.501%  - 16.000%          4          176,275.02      0.05        15.752      44,069      68.615        100.00     100.00
16.001%  - 16.500%          3          105,466.85      0.03        16.339      35,156      53.227        100.00     100.00
16.501%  - 17.000%          2           76,563.49      0.02        16.950      38,282      60.136        100.00     100.00
17.001%  - 17.500%          2          130,917.72      0.04        17.385      65,459      65.000        100.00     100.00
------------------      -----     ---------------    ------         -----    --------      ------         -----      -----
Total                   5,488     $341,424,511.24    100.00%        9.858%   $ 62,213      78.291%        88.37%     95.08%
==================      =====     ===============    ======         =====    ========      ======         =====      =====

                               All Mortgage Loans
               Distribution by Remaining Months to Stated Maturity

                                                  Percentage of
                                                  Mortgage Pool                          Weighted     Percent of   Percent
                                                   by Aggregate                          Average         Full        of
                                      Aggregate      Principal                           Original      Document-    Owner-
                         Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
 Remaining Months     of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
to Stated Maturity       Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
------------------       -----      -----------       -----        ------     -------      -----         -----      -----
     49-  60               27     $    649,107.14      0.19%       9.743%    $ 24,041     61.002%         97.75%     96.71%
     61-  72                6          218,482.29      0.06        8.846       36,414     74.187         100.00     100.00
     73-  84               19          482,670.17      0.14        9.468       25,404     67.880         100.00      88.34
     85-  96                3          108,298.47      0.03        8.943       36,099     58.252         100.00     100.00
     97- 108                1           49,515.13      0.01       10.880       49,515     78.580           0.00     100.00
    109- 120              283        8,918,625.02      2.61        9.898       31,515     69.922          95.28      97.41
    133- 144                6          293,301.09      0.09        9.250       48,884     80.786         100.00     100.00
    145- 156                3          122,426.26      0.04        8.841       40,809     67.593         100.00     100.00
    157- 168                3          141,418.21      0.04        9.061       47,139     91.442         100.00     100.00
    169- 180            3,134      154,726,474.37     45.32       10.292       49,370     78.896          88.65      95.84
    181- 192                1          146,623.65      0.04        7.490      146,624     77.090         100.00     100.00
    217- 228                2          128,530.15      0.04       10.468       64,265     69.426         100.00     100.00
    229- 240              363       21,687,605.40      6.35        9.659       59,745     76.933          89.97      97.81
    289- 300               14        1,066,593.99      0.31        8.537       76,185     78.990         100.00     100.00
    349- 360            1,623      152,684,839.90     44.72        9.462       94,076     78.482          87.25      93.74
--------------          -----     ---------------    ------        -----     --------     ------          -----      -----
Total                   5,488     $341,424,511.24    100.00%       9.858%    $ 62,213     78.291%         88.37%     95.08%
==============          =====     ===============    ======        =====     ========     ======          =====      =====

                               All Mortgage Loans
                  Distribution by Number of Months of Seasoning

                                               Percentage of
                                               Mortgage Pool                          Weighted     Percent of   Percent
                                                by Aggregate                          Average         Full        of
                                   Aggregate      Principal                           Original      Document-    Owner-
                      Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
    Months of      of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
    Seasoning         Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
    ---------         -----      -----------       -----        ------     -------      -----         -----      -----
     2 - 3            1,512    $100,676,296.48     29.49%       9.543%     $66,585      77.757%       89.82%     93.07%
     4 - 6            3,672     226,399,539.19     66.31        9.905       61,656      78.408        87.42      95.87
     7 -12              301      14,156,493.58      4.15       11.337       47,032      80.185        93.17      96.75
    13 -18                3         192,181.99      0.06       10.851       64,061      80.786       100.00     100.00
-------------         -----    ---------------    ------        -----      -------      ------        -----      -----
 Total                5,488    $341,424,511.24    100.00%       9.858%     $62,213      78.291%       88.37%     95.08%
=============         =====    ===============    ======        =====      =======      ======        =====      =====

                               All Mortgage Loans
             Distribution by Original Combined Loan-to-Value Ratios

                                               Percentage of
                                               Mortgage Pool                          Weighted     Percent of   Percent
                                                by Aggregate                          Average         Full        of
     Original                      Aggregate      Principal                           Original      Document-    Owner-
     Combined         Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
  Loan-to-Value    of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
      Ratios          Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
  -------------       -----      -----------       -----        ------     -------      -----         -----      -----
  5.01% -  10.00%       3     $     45,764.67       0.01%       8.418%     $15,255       8.614%      100.00%     100.00%
 10.01% -  15.00%      12          330,268.95       0.10        8.958       27,522      13.085        75.09      100.00
 15.01% -  20.00%      16          364,612.41       0.11       10.168       22,788      17.869        60.82       95.90
 20.01% -  25.00%      26          677,442.61       0.20        9.462       26,055      23.022        86.00       97.45
 25.01% -  30.00%      29        1,001,529.08       0.29        9.868       34,535      28.302        95.12       77.06
 30.01% -  35.00%      47        1,611,147.33       0.47        9.646       34,280      32.420        78.24       97.53
 35.01% -  40.00%      59        2,144,814.44       0.63        9.451       36,353      37.903        84.20       95.94
 40.01% -  45.00%      67        2,951,391.95       0.86        9.959       44,051      42.947        85.08       85.75
 45.01% -  50.00%      89        3,697,940.29       1.08       10.067       41,550      47.532        87.83       93.38
 50.01% -  55.00%     105        5,246,313.57       1.54        9.488       49,965      52.574        82.12       96.32
 55.01% -  60.00%     146        6,442,600.92       1.89        9.976       44,127      57.857        76.45       97.09
 60.01% -  65.00%     213       11,269,619.69       3.30       10.047       52,909      62.868        85.23       92.66
 65.01% -  70.00%     383       22,542,941.59       6.60       10.098       58,859      68.369        84.48       86.35
 70.01% -  75.00%     571       36,212,859.42      10.61        9.827       63,420      73.567        86.90       94.49
 75.01% -  80.00%   1,236       88,391,315.77      25.89        9.630       71,514      78.741        85.62       94.74
 80.01% -  85.00%   1,152       80,323,439.17      23.53        9.575       69,725      82.595        88.11       94.46
 85.01% -  90.00%     713       47,784,662.44      14.00        9.759       67,019      87.161        93.89       99.31
 90.01% -  95.00%     229       14,010,454.96       4.10       10.391       61,181      92.500        98.59      100.00
 95.01% - 100.00%     384       16,137,180.58       4.73       12.029       42,024      99.006       100.00       99.82
100.01% - 101.00%       8          238,211.40       0.07       12.554       29,776     100.136       100.00      100.00
-----------------   -----     ---------------     ------        -----      -------      ------        -----       -----
 Total              5,488     $341,424,511.24     100.00%       9.858%     $62,213      78.291%       88.37%      95.08%
=================   =====     ===============     ======        =====      =======      ======        =====       =====

                               All Mortgage Loans
                  Distribution by Original Loan-to-Value Ratios

                                              Percentage of
                                              Mortgage Pool                          Weighted     Percent of   Percent
                                               by Aggregate                          Average         Full        of
                                  Aggregate      Principal                           Original      Document-    Owner-
    Original         Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
  Loan-to-Value   of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
     Ratios          Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
---------------      -----    --------------      -----        ------     -------      -----         -----      -----
 0.01%  - 5.00%         9    $    146,140.24       0.04%       11.224%   $ 16,238     83.018%        77.38%     100.00%
 5.01% - 10.00%       159       4,198,083.81       1.23        11.004      26,403     79.806         71.63       98.64
10.01% - 15.00%       297       8,597,534.60       2.52        10.962      28,948     79.444         77.37       99.56
15.01% - 20.00%       386      12,313,414.28       3.61        11.435      31,900     82.662         82.09       98.53
20.01% - 25.00%       303      10,689,369.48       3.13        11.441      35,278     82.407         89.04       98.41
25.01% - 30.00%       193       7,362,999.26       2.16        10.886      38,150     76.711         86.89       96.75
30.01% - 35.00%       159       6,765,265.26       1.98        10.469      42,549     72.558         83.68       98.26
35.01% - 40.00%       131       5,658,162.30       1.66        10.325      43,192     65.831         80.55       98.46
40.01% - 45.00%       105       4,901,234.17       1.44        10.194      46,678     57.623         84.21       90.80
45.01% - 50.00%       104       4,421,313.93       1.29        10.236      42,513     56.429         90.94       94.46
50.01% - 55.00%       109       5,742,455.74       1.68         9.588      52,683     56.163         83.47       96.64
55.01% - 60.00%       123       5,607,208.63       1.64         9.901      45,587     59.726         80.02       97.20
60.01% - 65.00%       176      10,086,698.65       2.95         9.991      57,311     63.478         88.27       92.83
65.01% - 70.00%       311      19,926,736.70       5.84        10.053      64,073     68.655         87.63       84.56
70.01% - 75.00%       444      31,925,126.80       9.35         9.713      71,903     73.658         88.96       94.07
75.01% - 80.00%     1,007      79,284,049.61      23.22         9.555      78,733     78.802         87.81       94.34
80.01% - 85.00%       880      70,722,509.23      20.71         9.448      80,366     82.577         90.04       93.74
85.01% - 90.00%       444      38,391,124.07      11.24         9.457      86,466     87.043         92.99       99.44
90.01% - 95.00%        92       9,307,273.31       2.73         9.676     101,166     92.615         98.33      100.00
95.01% -100.00%        56       5,377,811.17       1.58        10.311      96,032     99.053        100.00       99.46
---------------     -----    ---------------     ------         -----    --------     ------         -----       -----
 Total              5,488    $341,424,511.24     100.00%        9.858%   $ 62,213     78.291%        88.37%      95.08%
===============     =====    ===============     ======         =====    ========     ======         =====       =====

                               All Mortgage Loans
                       Distribution by Junior Lien Ratios

                                              Percentage of
                                              Mortgage Pool                          Weighted     Percent of   Percent
                                               by Aggregate                          Average         Full        of
                                  Aggregate      Principal                           Original      Document-    Owner-
                     Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                  of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
Junior Lien Ratio    Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
-----------------    -----    --------------      -----        ------     -------      -----         -----      -----
  0.01% - 5.00%         1    $    17,510.31       0.03%        11.750%    $17,510     93.430%       100.00%     100.00%
  5.01% -10.00%        64      1,586,746.50       2.86         11.118      24,793     82.605         69.26       98.44
10.01% - 15.00%       213      5,815,400.41      10.47         11.233      27,302     85.426         78.64       99.44
15.01% - 20.00%       319      9,804,575.04      17.65         11.601      30,735     87.392         85.70      100.00
20.01% - 25.00%       292      9,844,919.10      17.73         11.603      33,715     87.174         84.42       99.19
25.01% - 30.00%       189      7,287,831.52      13.12         11.370      38,560     84.735         87.39       97.18
30.01% - 35.00%       141      5,148,773.16       9.27         10.787      36,516     81.741         84.79       99.02
35.01% - 40.00%        93      4,071,335.01       7.33         10.851      43,778     83.571         85.79       97.35
40.01% - 45.00%        75      3,459,615.37       6.23         10.568      46,128     81.032         76.46      100.00
45.01% - 50.00%        52      2,313,552.16       4.17         10.806      44,491     77.795         69.07      100.00
50.01% - 55.00%        33      1,473,869.39       2.65         10.268      44,663     77.617         82.70      100.00
55.01% - 60.00%        21        755,211.13       1.36          9.942      35,962     70.229         87.66      100.00
60.01% - 65.00%        19        741,577.17       1.34         10.076      39,030     75.319         82.06       97.32
65.01% - 70.00%        12        464,664.62       0.84          9.888      38,722     75.029        100.00      100.00
70.01% - 75.00%        16        892,004.92       1.61          9.957      55,750     62.188         55.75      100.00
75.01% - 80.00%        11        431,208.05       0.78         10.492      39,201     64.065        100.00       92.92
80.01% - 85.00%        11        600,217.24       1.08         10.032      54,565     67.107        100.00      100.00
85.01% - 90.00%         7        405,211.31       0.73          9.791      57,887     70.013        100.00      100.00
90.01% - 95.00%         4        322,951.45       0.58          8.986      80,738     58.712        100.00      100.00
95.01% -100.00%         2        105,114.33       0.19          8.151      52,557     61.650        100.00      100.00
---------------     -----    --------------     ------         ------     -------     ------         -----       -----
Total               1,575    $55,542,288.19     100.00%        11.111%    $35,265     83.159%        83.16%      99.01%
===============     =====    ==============     ======         ======     =======     ======         =====       =====

                               All Mortgage Loans
                          Distribution by Property Type

                                             Percentage of
                                             Mortgage Pool                          Weighted     Percent of   Percent
                                              by Aggregate                          Average         Full        of
                                 Aggregate      Principal                           Original      Document-    Owner-
                    Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                 of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
Property Type       Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
-------------       -----    --------------      -----        ------     -------      -----         -----      -----
Single Family
   Residence         5,114   $315,464,802.43      92.40%       9.841%    $61,687      78.349%       88.44%      96.64%
2-4 Family             208     14,765,928.29       4.32       10.294      70,990      76.053        90.84       67.17
Condo                  161     11,009,968.06       3.22        9.767      68,385      79.670        83.10       88.53
Townhouse                5        183,812.46       0.05       10.216      36,762      75.899       100.00       56.86
-------------        -----   ---------------     ------        -----     -------      ------        -----       -----
Total                5,488   $341,424,511.24     100.00%       9.858%    $62,213      78.291%       88.37%      95.08%
=============        =====   ===============     ======        =====     =======      ======        =====       =====


                                      S-36

                               All Mortgage Loans
                          Distribution by Loan Purpose



                                             Percentage of
                                             Mortgage Pool                          Weighted     Percent of   Percent
                                              by Aggregate                          Average         Full        of
                                 Aggregate      Principal                           Original      Document-    Owner-
                    Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                 of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
  Loan Purpose      Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
 --------------     -----    --------------      -----        ------     -------      -----         -----      -----
Refinance and/or
   Cashout          5,048    $303,340,438.49     88.85%        9.848%    $60,091      77.988%       87.89%      95.12%
Purchase              440      38,084,072.75     11.15         9.944      86,555      80.704        92.26       94.75
----------------    -----    ---------------    ------         -----     -------      ------        -----       -----
Total               5,488    $341,424,511.24    100.00%        9.858%    $62,213      78.291%       88.37%      95.08%
================    =====    ===============    ======         =====     =======      ======        =====       =====

                               All Mortgage Loans
                        Distribution by Occupancy Status

                                                Percentage of
                                                Mortgage Pool                          Weighted     Percent of   Percent
                                                 by Aggregate                          Average         Full        of
                                    Aggregate      Principal                           Original      Document-    Owner-
                       Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                    of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
Occupancy Status       Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
----------------       -----    --------------      -----        ------     -------      -----         -----      -----
Owner Occupied         5,200   $324,635,016.48      95.08%        9.835%    $62,430      78.543%       87.77%     100.00%
Non-owner
   Occupied              288     16,789,494.76       4.92        10.312      58,297      73.414       100.00        0.00
---------------        -----   ---------------     ------         -----     -------      ------        -----       -----
Total                  5,488   $341,424,511.24     100.00%        9.858%    $62,213      78.291%       88.37%      95.08%
===============        =====   ===============     ======         =====     =======      ======        =====       =====

                               All Mortgage Loans
                          Distribution by Product Type

                                                      Percentage of
                                                      Mortgage Pool                          Weighted     Percent of   Percent
                                                       by Aggregate                          Average         Full        of
                                          Aggregate      Principal                           Original      Document-    Owner-
                             Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                          of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
    Product Type             Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
  ----------------           -----    --------------      -----        ------     -------      -----         -----      -----
Fixed - 30 Year             1,496    $128,677,377.95      37.69%        9.439%   $ 86,014      77.586%       90.37%     93.41%
Fixed - 15 Year             2,426      94,047,748.72      27.55        10.252      38,767       77.692       88.42      97.45
Fixed - Call                  596      42,796,788.54      12.53         9.575      71,807       79.673       91.13      94.47
Balloon - 15/30               390      24,585,522.33       7.20        11.505      63,040       77.889       88.56      92.06
ARM - 2 Year/1 Year           243      22,904,337.70       6.71         9.507      94,257       81.124       77.69      96.18
ARM - 2 Year/6 Month          175      13,451,534.48       3.94        10.093      76,866       78.464       88.35      95.93
ARM - 3 Year/1 Year            50       6,278,383.10       1.84         9.314     125,568       80.621       70.88      98.71
ARM - 1 Year                   36       2,615,379.14       0.77         9.065      72,649       78.846       75.24     100.00
ARM - 2 Year/1 Year Call       36       2,534,710.12       0.74        10.193      70,409       79.957       89.59      98.89
ARM - 6 Month                  23       1,932,459.51       0.57         9.426      84,020       81.498      100.00      97.00
ARM - 1 Year/6 Month            7         923,192.72       0.27         9.016     131,885       78.944       70.66     100.00
ARM - 1 Year Call               6         481,779.53       0.14         9.001      80,297       82.950       79.95     100.00
ARM - 3 Year/1 Year Call        2         126,422.89       0.04        10.966      63,211       86.428      100.00     100.00
ARM - 3 Year/6 Month            2          68,874.51       0.02        10.371      34,437       81.769       61.53     100.00
------------------------    -----    ---------------     ------         -----    --------      ------        -----      -----
Total                       5,488    $341,424,511.24     100.00%        9.858%   $ 62,213      78.291%       88.37%     95.08%
========================    =====    ===============     ======         =====    ========      ======        =====      =====

                               All Mortgage Loans
                           Distribution by Index Type

                                                Percentage of
                                                Mortgage Pool                          Weighted     Percent of   Percent
                                                 by Aggregate                          Average         Full        of
                                    Aggregate      Principal                           Original      Document-    Owner-
                       Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                    of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
   Index Type          Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
  ------------         -----    --------------      -----        ------     -------      -----         -----      -----
Fixed Rate             4,908    $290,107,437.54     84.97%        9.898%    $59,109      77.954%       89.70%      94.76%
Treasury - 1 Year        373      34,941,012.48     10.23         9.487      93,676      80.823        77.26       97.19
Libor - 6 Month          207      16,376,061.22     4.80          9.955      79,111      78.863        88.62       96.30
------------------     -----    ---------------     ------        -----     -------      ------        -----       -----
Total                  5,488    $341,424,511.24     100.00%       9.858%    $62,213      78.291%       88.37%      95.08%
==================     =====    ===============     ======        =====     =======      ======        =====       =====

Fixed Rate Mortgage Loans

      Each Fixed Rate Mortgage Loan was originated or acquired by CIT Consumer Finance on or after January 2, 1998. As of the Cut-off Date, the latest date on which any Fixed Rate Mortgage Loan matures is May 10, 2028 and the earliest stated maturity date of any Fixed Rate Mortgage Loan is December 1, 2002.

      As of the Cut-off Date, 81.17% of the Fixed Rate Mortgage Loans (by Principal Balance) were secured by first mortgages, and 18.83% of the Fixed Rate Mortgage Loans (by Principal Balance) were "subordinate mortgages" subject to senior mortgages.

      The weighted average of the Combined Loan-to-Value Ratios (as of the time of their origination) of the Fixed Rate Mortgage Loans was approximately 77.95%.

      As of the Cut-off Date, 9.99% of the Fixed Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in California. Otherwise, no more than 7.58% of the Fixed Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in any one state. No more than 0.34% of the Fixed Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in any one postal zip code area.

      The  following   information   sets  forth  in  tabular   format   certain
information, as of the Cut-off Date, relating to the Fixed Rate Mortgage Loans.

                            Fixed Rate Mortgage Loans
                 Geographic Distribution of Mortgaged Properties

                                             Percentage of
                                             Mortgage Pool                          Weighted     Percent of   Percent
                                              by Aggregate                          Average         Full        of
                                 Aggregate      Principal                           Original      Document-    Owner-
                    Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                 of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
   State            Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
   -----            -----    --------------      -----        ------     -------      -----         -----      -----
California            371    $ 28,974,761.98       9.99%       9.686%    $78,099     78.576%       80.74%      96.02%
Pennsylvania          403      22,000,394.55       7.58        9.259      54,592     76.985        95.81       97.05
Florida               374      21,411,578.94       7.38        9.813      57,250     77.623        92.80       91.20
Ohio                  367      19,858,290.43       6.85        9.849      54,110     77.760        91.75       91.87
Indiana               402      19,184,199.09       6.61        9.780      47,722     78.548        89.28       94.93
New York              247      16,640,202.58       5.74       10.507      67,369     76.349        89.51       86.78
New Jersey            230      14,183,257.04       4.89       10.840      61,666     77.108        86.09       95.23
North Carolina        235      13,640,547.22       4.70        9.417      58,045     78.580        94.87       96.91
Kentucky              262      13,053,105.13       4.50        9.661      49,821     77.749        93.58       98.58
Georgia               160      10,455,869.08       3.60        9.765      65,349     77.289        95.41       93.60
Nevada                142       8,794,544.18       3.03        9.557      61,933     79.448        86.43       96.10
Oklahoma              177       8,694,119.91       3.00        9.371      49,119     79.379        94.19       97.06
Michigan              150       8,591,457.30       2.96       11.209      57,276     78.533        91.41       97.11
Washington            116       7,836,772.71       2.70        9.545      67,558     79.427        82.50       94.49
Arizona               129       7,674,702.16       2.65        9.593      59,494     77.993        82.88       93.97
Oregon                 92       6,985,071.76       2.41        9.276      75,925     79.498        86.72       96.61
Illinois              108       6,399,604.62       2.21       10.226      59,256     78.529        91.95       93.25
Maryland               96       6,091,172.44       2.10        9.520      63,450     79.220        90.68       96.09
Missouri              112       5,687,081.47       1.96       10.091      50,778     76.663        96.02       96.24
Utah                   74       4,889,644.79       1.69        9.606      66,076     80.121        72.16       94.77
Wisconsin              82       4,509,407.16       1.55       11.090      54,993     77.944        92.35       97.23
Colorado               69       4,327,490.56       1.49        9.990      62,717     77.138        78.93       95.92
Virginia               63       4,237,901.71       1.46       10.413      67,268     77.918        92.96       91.52
Tennessee              72       4,023,898.67       1.39       10.523      55,887     78.668        95.25       96.31
Texas                  50       3,316,737.96       1.14       11.315      66,335     74.483        76.63       98.95
Delaware               52       3,153,322.10       1.09        9.518      60,641     77.484        96.64       97.07
Nebraska               51       2,616,678.00       0.90       10.380      51,307     77.456        90.48       93.12
Connecticut            24       2,313,663.50       0.80       10.354      96,403     77.437        99.07       82.14
South Carolina         31       1,852,115.78       0.64        9.882      59,746     77.556       100.00       95.89
West Virginia          29       1,459,745.29       0.50        9.862      50,336     81.606        96.87      100.00
Massachusetts          14       1,347,997.74       0.46       10.437      96,286     71.527        81.46      100.00
Iowa                   27       1,204,841.54       0.42       10.593      44,624     78.706       100.00       95.45
Louisiana              19         829,986.37       0.29       10.301      43,683     74.069       100.00      100.00
Idaho                  15         791,145.08       0.27        9.753      52,743     69.488        74.40      100.00
Minnesota              10         638,185.56       0.22       10.901      63,819     79.088        84.47      100.00
Kansas                 18         610,697.57       0.21        9.955      33,928     73.462       100.00      100.00
Montana                 6         572,120.66       0.20        9.707      95,353     87.820        66.77      100.00
Mississippi            11         475,490.91       0.16       11.044      43,226     76.748       100.00      100.00
New Mexico              4         223,380.11       0.08        8.945      55,845     87.757       100.00      100.00
Wyoming                 6         206,355.98       0.07        9.702      34,393     79.823       100.00      100.00
Rhode Island            3         148,151.22       0.05       11.235      49,384     89.512       100.00      100.00
District of Columbia    2          97,864.54       0.03        9.322      48,932     53.650       100.00      100.00
South Dakota            2          80,308.25       0.03        9.355      40,154     68.834       100.00      100.00
Vermont                 1          23,573.90       0.01       11.000      23,574     78.340       100.00      100.00
----------------    -----    ---------------     ------        -----     -------     ------        -----       -----
Total               4,908    $290,107,437.54     100.00%       9.898%    $59,109     77.954%       89.70%      94.76%
================    =====    ===============     ======        =====     =======     ======        =====       =====

                            Fixed Rate Mortgage Loans
                   Distribution by Current Principal Balances

                                                Percentage of
                                                Mortgage Pool                          Weighted     Percent of   Percent
                                                 by Aggregate                          Average         Full        of
                                    Aggregate      Principal                           Original      Document-    Owner-
                       Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                    of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
 Current Balance       Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
 ---------------       -----    --------------      -----        ------     -------      -----         -----      -----
      $1 -  $10,000      28    $    259,266.75      0.09%        11.757%   $  9,260      79.502%      100.00%     100.00%
 $10,001 -  $20,000     502       7,907,580.20      2.73         11.082      15,752       73.347        94.59       95.30
 $20,001 -  $30,000     775      19,625,599.63      6.76         10.892      25,323       75.189        91.54       96.11
 $30,001 -  $40,000     752      26,710,018.98      9.21         10.749      35,519       76.261        93.67       92.57
 $40,001 -  $50,000     689      31,099,563.49     10.72         10.282      45,137       76.346        92.31       92.97
 $50,001 -  $60,000     503      27,611,344.13      9.52         10.158      54,893       77.277        91.29       93.62
 $60,001 -  $70,000     347      22,580,453.21      7.78          9.950      65,073       78.075        91.38       95.77
 $70,001 -  $80,000     301      22,505,194.63      7.76          9.600      74,768       79.444        93.09       95.57
 $80,001 -  $90,000     207      17,576,738.82      6.06          9.791      84,912       78.517        86.86       94.68
 $90,001 - $100,000     170      16,151,798.79      5.57          9.447      95,011       78.015        89.29       97.69
$100,001 - $120,000     232      25,417,287.37      8.76          9.636     109,557       79.523        89.40       94.83
$120,001 - $140,000     117      15,203,223.27      5.24          9.425     129,942       80.455        93.31       93.23
$140,001 - $160,000      98      14,628,120.22      5.04          9.432     149,267       78.125        76.42       97.99
$160,001 - $180,000      50       8,463,617.15      2.92          9.215     169,272       80.603        81.80       95.98
$180,001 - $200,000      38       7,282,875.49      2.51          9.487     191,655       80.412        81.45       97.40
$200,001 - $220,000      27       5,653,719.63      1.95          8.869     209,397       78.053        84.88       92.69
$220,001 - $240,000      19       4,345,550.54      1.50          8.956     228,713       80.440        89.34       94.82
$240,001 - $260,000      12       2,972,515.14      1.02          9.251     247,710       79.780        83.27      100.00
$260,001 - $280,000      10       2,692,628.60      0.93          9.037     269,263       82.940        79.58       90.02
$280,001 - $300,000       5       1,454,702.73      0.50          8.688     290,941       84.516       100.00      100.00
$300,001 - $320,000       5       1,524,637.31      0.53          8.829     304,927       73.504        59.83      100.00
$320,001 - $340,000       4       1,337,509.92      0.46          8.879     334,377       79.746       100.00      100.00
$340,001 - $360,000       3       1,055,545.53      0.36          8.902     351,849       79.560       100.00      100.00
$360,001 - $380,000       5       1,828,910.14      0.63          8.973     365,782       78.963        59.95       80.15
$380,001 - $400,000       4       1,568,719.79      0.54          8.541     392,180       76.434       100.00      100.00
Over $400,001             5       2,650,316.08      0.91          8.609     530,063       77.860       100.00       83.34
-------------------   -----    ---------------    ------          -----    --------      ------        -----       -----
Total                 4,908    $290,107,437.54    100.00%         9.898%   $ 59,109      77.954%       89.70%      94.76%
===================   =====    ===============    ======          =====    ========      ======        =====       =====

                            Fixed Rate Mortgage Loans
                     Distribution by Current Mortgage Rates

                                                   Percentage of
                                                   Mortgage Pool                          Weighted     Percent of   Percent
                                                    by Aggregate                          Average         Full        of
                                       Aggregate      Principal                           Original      Document-    Owner-
                          Number      Principal       Balance      Weighted    Average    Combined        ation     Occupied
                       of Mortgage     Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
   Mortgage Rates         Loans      Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
  ----------------        -----    --------------      -----        ------     -------      -----         -----      -----
 6.501% - 7.000%             5    $    321,129.25       0.11%       6.990%     $ 64,226      66.279%      100.00%    100.00%
 7.001% - 7.500%           106      11,298,387.18       3.89        7.408       106,589      74.982        98.21      99.82
 7.501% - 8.000%           293      25,353,078.52       8.74        7.896        86,529      73.886        94.86      99.12
 8.001% - 8.500%           354      28,029,391.91       9.66        8.342        79,179      75.063        94.89      98.10
 8.501% - 9.000%           526      36,251,540.15      12.50        8.826        68,919      76.384        94.71      97.99
 9.001% - 9.500%           528      31,792,583.24      10.96        9.332        60,213      78.440        88.89      93.59
 9.501% -10.000%           685      45,531,237.28      15.69        9.819        66,469      79.933        89.41      89.99
10.001% -10.500%           461      24,799,592.00       8.55       10.349        53,795      77.699        83.02      92.50
10.501% -11.000%           566      28,847,432.35       9.94       10.835        50,967      78.333        80.34      92.61
11.001% -11.500%           313      13,884,065.23       4.79       11.323        44,358      78.579        84.08      95.40
11.501% -12.000%           339      14,813,046.57       5.11       11.848        43,696      81.326        84.78      93.18
12.001% -12.500%           202       8,628,494.40       2.97       12.347        42,715      81.551        90.68      93.49
12.501% -13.000%           209       8,200,231.35       2.83       12.799        39,236      82.811        91.16      96.29
13.001% -13.500%            71       3,061,065.63       1.06       13.316        43,114      77.708        90.31      94.77
13.501% -14.000%           137       4,916,150.01       1.69       13.898        35,884      85.935        92.75      98.11
14.001% -14.500%            45       1,913,792.21       0.66       14.211        42,529      76.861        96.71      82.16
14.501% -15.000%            25         929,630.86       0.32       14.807        37,185      80.084        97.44     100.00
15.001% -15.500%            32       1,047,366.32       0.36       15.361        32,730      85.232        94.53     100.00
15.501% -16.000%             4         176,275.02       0.06       15.752        44,069      68.615       100.00     100.00
16.001% -16.500%             3         105,466.85       0.04       16.339        35,156      53.227       100.00     100.00
16.501% -17.000%             2          76,563.49       0.03       16.950        38,282      60.136       100.00     100.00
17.001% -17.500%             2         130,917.72       0.05       17.385        65,459      65.000       100.00     100.00
----------------         -----    ---------------     ------        -----      --------      ------        -----      -----
Total                    4,908    $290,107,437.54     100.00%       9.898%     $ 59,109      77.954%       89.70%     94.76%
================         =====    ===============     ======        =====      ========      ======        =====      =====

                            Fixed Rate Mortgage Loans
               Distribution by Remaining Months to Stated Maturity

                                                 Percentage of
                                                 Mortgage Pool                          Weighted     Percent of   Percent
                                                  by Aggregate                          Average         Full        of
                                     Aggregate      Principal                           Original      Document-    Owner-
                       Number       Principal       Balance      Weighted    Average    Combined        ation     Occupied
 Remaining Months   of Mortgage      Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
to Stated Maturity     Loans       Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
------------------     -----     --------------      -----        ------     -------      -----         -----      -----
 49 -  60                  27    $    649,107.14      0.22%        9.743%   $ 24,041     61.002%        97.75%     96.71%
 61 -  72                   6         218,482.29      0.08         8.846      36,414      74.187        100.00     100.00
 73 -  84                  19         482,670.17      0.17         9.468      25,404      67.880        100.00      88.34
 85 -  96                   3         108,298.47      0.04         8.943      36,099      58.252        100.00     100.00
 97 - 108                   1          49,515.13      0.02        10.880      49,515      78.580          0.00     100.00
109 - 120                 280       8,781,554.94      3.03         9.900      31,363      69.766         95.21      97.37
133 - 144                   6         293,301.09      0.10         9.250      48,884      80.786        100.00     100.00
145 - 156                   3         122,426.26      0.04         8.841      40,809      67.593        100.00     100.00
157 - 168                   3         141,418.21      0.05         9.061      47,139      91.442        100.00     100.00
169 - 180               3,064     150,583,285.89     51.91        10.296      49,146      78.861         88.70      95.74
181 - 192                   1         146,623.65      0.05         7.490     146,624      77.090        100.00     100.00
217 - 228                   2         128,530.15      0.04        10.468      64,265      69.426        100.00     100.00
229 - 240                 358      21,461,194.20      7.40         9.653      59,947      76.902         89.98      97.79
289 - 300                  13       1,006,472.94      0.35         8.488      77,421      79.669        100.00     100.00
349 - 360               1,122     105,934,557.01     36.52         9.406      94,416      77.715         90.34      92.44
-----------             -----    ---------------    ------         -----    --------      ------         -----      -----
Total                   4,908    $290,107,437.54    100.00%        9.898%   $ 59,109      77.954%        89.70%     94.76%
===========             =====    ===============    ======         =====    ========      ======         =====      =====

                            Fixed Rate Mortgage Loans
                  Distribution by Number of Months of Seasoning

                                             Percentage of
                                             Mortgage Pool                          Weighted     Percent of   Percent
                                              by Aggregate                          Average         Full        of
                                 Aggregate      Principal                           Original      Document-    Owner-
                   Number       Principal       Balance      Weighted    Average    Combined        ation     Occupied
Months of       of Mortgage      Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
Seasoning          Loans       Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
----------         -----     --------------      -----        ------     -------      -----         -----      -----
   2-   3          1,383    $ 88,811,540.54      30.61%       9.538%     $64,217     77.275%        91.14%     92.88%
   4-   6          3,257     189,410,861.48      65.29        9.962       58,155     78.092         88.80      95.55
   7-  12            265      11,692,853.53       4.03       11.568       44,124     80.825         93.12      96.06
   13- 18              3         192,181.99       0.07       10.851       64,061     80.786        100.00     100.00
-------------      -----    ---------------     ------        -----      -------     ------         -----      -----
Total              4,908    $290,107,437.54     100.00%       9.898%     $59,109     77.954%        89.70%     94.76%
=============      =====    ===============     ======        =====      =======     ======         =====      =====

                            Fixed Rate Mortgage Loans
             Distribution by Original Combined Loan-to-Value Ratios

                                                  Percentage of
                                                   Mortgage Pool                          Weighted     Percent of   Percent
                                                    by Aggregate                          Average         Full        of
                                       Aggregate      Principal                           Original      Document-    Owner-
 Original Combined       Number       Principal       Balance      Weighted    Average    Combined        ation     Occupied
   Loan-to-Value      of Mortgage      Balance      of Mortgage    Average     Current   Loan-to-Value   Mortgage   Mortgage
      Ratios             Loans       Outstanding       Loans        Coupon     Balance      Ratio         Loans      Loans
 -----------------       -----     ---------------     -----        ------     -------      -----         -----      -----
  5.01% -  10.00%            3     $     45,764.67      0.02%       8.418%     $15,255       8.614%      100.00%    100.00%
10.01%  -  15.00%           12          330,268.95      0.11        8.958       27,522      13.085        75.09     100.00
15.01%  -  20.00%           16          364,612.41      0.13       10.168       22,788      17.869        60.82      95.90
20.01%  -  25.00%           24          589,901.03      0.20        9.529       24,579      23.078        92.30      97.07
25.01%  -  30.00%           28          984,737.35      0.34        9.849       35,169      28.282        95.03      76.67
30.01%  -  35.00%           45        1,490,577.66      0.51        9.649       33,124      32.325        76.48      97.33
35.01%  -  40.00%           58        2,091,854.43      0.72        9.458       36,066      37.962        83.80      95.83
40.01%  -  45.00%           66        2,901,471.21      1.00        9.944       43,962      42.938        84.82      87.23
45.01%  -  50.00%           85        3,530,447.22      1.22        9.951       41,535      47.512        87.26      93.06
50.01%  -  55.00%           97        4,814,190.60      1.66        9.415       49,631      52.501        86.11      95.99
55.01%  -  60.00%          134        5,915,894.57      2.04        9.929       44,148      57.828        75.50      96.83
60.01%  -  65.00%          198       10,461,329.62      3.61       10.067       52,835      62.830        85.88      92.40
65.01%  -  70.00%          341       19,792,563.08      6.82       10.077       58,043      68.383        85.83      87.75
70.01%  -  75.00%          511       31,396,142.81     10.82        9.795       61,441      73.540        88.01      94.65
75.01%  -  80.00%        1,064       72,707,399.64     25.06        9.623       68,334      78.677        87.90      94.22
80.01%  -  85.00%        1,016       68,159,868.55     23.49        9.603       67,086      82.586        88.82      93.61
85.01%  -  90.00%          620       37,070,556.03     12.78        9.846       59,791      87.177        96.76      99.10
90.01%  -  95.00%          200       11,241,837.50      3.88       10.643       56,209      92.549        98.24     100.00
95.01%  - 100.00%          382       15,979,808.81      5.51       12.056       41,832      99.029       100.00      99.82
100.01% - 101.00%            8          238,211.40      0.08       12.554       29,776     100.136       100.00     100.00
-----------------        -----     ---------------    ------        -----      -------      ------        -----      -----
Total                    4,908     $290,107,437.54    100.00%       9.898%     $59,109      77.954%       89.70%     94.76%
=================        =====     ===============    ======        =====      =======      ======        =====      =====

                            Fixed Rate Mortgage Loans
                  Distribution by Original Loan-to-Value Ratios

                                                Percentage
                                                of Mortgage
                                                   Pool                            Weighted                 Percent
                                               by Aggregate                         Average    Percent of     of
                                 Aggregate       Principal                          Original      Full       Owner-
      Original     Number of     Principal      Balance of     Weighted  Average    Combined  Documentation Occupied
   Loan-to-Value   Mortgage       Balance        Mortgage      Average   Current Loan-to-Value  Mortgage    Mortgage
       Ratios        Loans      Outstanding        Loans        Coupon   Balance     Ratio       Loans       Loans
  ---------------  ---------  --------------   ------------    -------- -------- ------------- ------------ --------
   0.01% -  5.00%        8    $   126,883.74        0.04%       11.428% $ 15,860     82.725%      73.94%     100.00%
   5.01% - 10.00%      154      4,065,743.74        1.40        11.032    26,401     80.021       71.46       98.60
  10.01% - 15.00%      293      8,344,149.24        2.88        10.978    28,478     79.225       76.68       99.55
  15.01% - 20.00%      380     12,028,861.67        4.15        11.473    31,655     82.819       81.82       98.49
  20.01% - 25.00%      300     10,540,773.49        3.63        11.466    35,136     82.864       89.36       98.39
  25.01% - 30.00%      190      7,195,461.35        2.48        10.887    37,871     76.639       87.39       96.67
  30.01% - 35.00%      156      6,619,429.45        2.28        10.479    42,432     73.251       83.32       98.22
  35.01% - 40.00%      130      5,605,202.29        1.93        10.336    43,117     66.116       80.37       98.45
  40.01% - 45.00%      104      4,851,313.43        1.67        10.187    46,647     57.769       84.05       91.73
  45.01% - 50.00%      100      4,253,820.86        1.47        10.146    42,538     56.763       90.59       94.24
  50.01% - 55.00%      101      5,310,332.77        1.83         9.530    52,578     56.390       87.19       96.36
  55.01% - 60.00%      112      5,097,508.33        1.76         9.839    45,513     59.885       79.36       96.92
  60.01% - 65.00%      164      9,368,412.84        3.23        10.011    57,124     63.464       89.04       92.62
  65.01% - 70.00%      270     17,276,243.13        5.96        10.016    63,986     68.723       89.75       85.97
  70.01% - 75.00%      384     27,108,410.19        9.34         9.656    70,595     73.642       90.61       94.18
  75.01% - 80.00%      839     63,664,996.63       21.95         9.530    75,882     78.744       90.92       93.65
  80.01% - 85.00%      749     58,786,052.33       20.26         9.456    78,486     82.555       91.21       92.63
  85.01% - 90.00%      355     28,021,205.20        9.66         9.470    78,933     87.045       96.53       99.23
  90.01% - 95.00%       65      6,622,197.46        2.28         9.817   101,880     92.718       97.65      100.00
  95.01% -100.00%       54      5,220,439.40        1.80        10.342    96,675     99.124      100.00       99.45
  ---------------    -----   ---------------      ------        ------  --------     ------      ------      ------
  Total              4,908   $290,107,437.54      100.00%        9.898% $ 59,109     77.954%      89.70%      94.76%
  ===============    =====   ===============      ======        ======  ========     ======      ======      ======

                            Fixed Rate Mortgage Loans
                       Distribution by Junior Lien Ratios

                                                 Percentage
                                                 of Mortgage
                                                    Pool                            Weighted                 Percent
                                                by Aggregate                         Average    Percent of     of
                                  Aggregate       Principal                          Original      Full       Owner-
                    Number of     Principal      Balance of     Weighted  Average    Combined  Documentation Occupied
    Junior Lien     Mortgage       Balance        Mortgage      Average   Current Loan-to-Value  Mortgage    Mortgage
       Ratio          Loans      Outstanding        Loans        Coupon   Balance     Ratio       Loans       Loans
    -----------     ---------  --------------   ------------    -------- -------- ------------- ------------ --------
    0.01% -  5.00%       1      $    17,510.31      0.03%      11.750%   $17,510     93.430%     100.00%     100.00%
    5.01% - 10.00%      63        1,567,490.00      2.87       11.133     24,881     82.577       68.88       98.42
   10.01% - 15.00%     208        5,649,226.53     10.34       11.265     27,160     85.683       78.55       99.43
   15.01% - 20.00%     313        9,477,472.68     17.35       11.640     30,279     87.392       85.21      100.00
   20.01% - 25.00%     290        9,727,150.83     17.81       11.634     33,542     87.368       84.42       99.18
   25.01% - 30.00%     186        7,116,090.36     13.03       11.385     38,259     84.707       87.09       97.11
   30.01% - 35.00%     139        5,049,480.20      9.25       10.798     36,327     81.933       85.65       99.00
   35.01% - 40.00%      93        4,071,335.01      7.45       10.851     43,778     83.571       85.79       97.35
   40.01% - 45.00%      74        3,434,349.23      6.29       10.557     46,410     81.061       76.29      100.00
   45.01% - 50.00%      52        2,313,552.16      4.24       10.806     44,491     77.795       69.07      100.00
   50.01% - 55.00%      33        1,473,869.39      2.70       10.268     44,663     77.617       82.70      100.00
   55.01% - 60.00%      21          755,211.13      1.38        9.942     35,962     70.229       87.66      100.00
   60.01% - 65.00%      19          741,577.17      1.36       10.076     39,030     75.319       82.06       97.32
   65.01% - 70.00%      12          464,664.62      0.85        9.888     38,722     75.029      100.00      100.00
   70.01% - 75.00%      16          892,004.92      1.63        9.957     55,750     62.188       55.75      100.00
   75.01% - 80.00%      11          431,208.05      0.79       10.492     39,201     64.065      100.00       92.92
   80.01% - 85.00%      11          600,217.24      1.10       10.032     54,565     67.107      100.00      100.00
   85.01% - 90.00%       7          405,211.31      0.74        9.791     57,887     70.013      100.00      100.00
   90.01% - 95.00%       4          322,951.45      0.59        8.986     80,738     58.712      100.00      100.00
   95.01% -100.00%       2          105,114.33      0.19        8.151     52,557     61.650      100.00      100.00
  ---------------    -----      --------------    ------       ------    -------     ------      ------      ------
  Total             1,555       $54,615,686.92    100.00%      11.125%   $35,123     83.193%      83.07%      98.99%
  ===============   =====       ==============    ======       ======    =======     ======      ======      ======

                            Fixed Rate Mortgage Loans
                          Distribution by Property Type

                                                Percentage
                                                of Mortgage
                                                   Pool                            Weighted                 Percent
                                               by Aggregate                         Average    Percent of     of
                                 Aggregate       Principal                          Original      Full       Owner-
                   Number of     Principal      Balance of     Weighted  Average    Combined  Documentation Occupied
                   Mortgage       Balance        Mortgage      Average   Current Loan-to-Value  Mortgage    Mortgage
 Property Type       Loans      Outstanding        Loans        Coupon   Balance     Ratio       Loans       Loans
 -------------     ---------  --------------   ------------    -------- -------- ------------- ------------ --------
Single Family
  Residence          4,580   $267,679,972.57       92.27%       9.880%   $58,445     78.025%      89.73%      96.43%
2-4 Family             184     13,044,317.77        4.50       10.334     70,893     75.944       93.11       65.19
Condo                  139      9,199,334.74        3.17        9.793     66,182     78.779       83.86       88.80
Townhouse                5        183,812.46        0.06       10.216     36,762     75.899      100.00       56.86
--------------       -----   ---------------      ------       ------    -------     ------      ------       -----
Total                4,908   $290,107,437.54      100.00%       9.898%   $59,109     77.954%      89.70%      94.76%
==============       =====   ===============      ======       ======    =======     ======      ======       =====

                            Fixed Rate Mortgage Loans
                          Distribution by Loan Purpose

                                                  Percentage
                                                  of Mortgage
                                                     Pool                            Weighted                 Percent
                                                 by Aggregate                         Average    Percent of     of
                                   Aggregate       Principal                          Original      Full       Owner-
                     Number of     Principal      Balance of     Weighted  Average    Combined  Documentation Occupied
                      Mortgage       Balance        Mortgage      Average   Current Loan-to-Value  Mortgage    Mortgage
  Loan Purpose         Loans      Outstanding        Loans        Coupon   Balance     Ratio       Loans       Loans
  ------------       ---------  --------------   ------------    -------- -------- ------------- ------------ ---------
  Refinance and/or
    Cashout            4,589    $263,279,908.33      90.75%        9.884%  $57,372     77.721%      89.36%      94.75%
  Purchase               319      26,827,529.21       9.25        10.034    84,099     80.234       93.03       94.86
  ----------------    ------    ---------------     ------        ------   -------     ------       -----       -----
  Total                4,908    $290,107,437.54     100.00%        9.898%  $59,109     77.954%      89.70%      94.76%
  ================    ======    ===============     ======        ======   =======     ======       =====       =====

                            Fixed Rate Mortgage Loans
                Occupancy Status Distribution by Occupancy Status

                                               Percentage
                                               of Mortgage
                                                  Pool                            Weighted                 Percent
                                              by Aggregate                         Average    Percent of     of
                                Aggregate       Principal                          Original      Full       Owner-
                  Number of     Principal      Balance of     Weighted  Average    Combined  Documentation Occupied
     Occupancy     Mortgage       Balance        Mortgage      Average  Current Loan-to-Value  Mortgage    Mortgage
      Status        Loans      Outstanding        Loans        Coupon   Balance     Ratio       Loans       Loans
     ---------    ---------  --------------   ------------    -------- -------- ------------- ------------ --------
  Owner Occupied    4,647   $274,906,234.74       94.76%        9.873%   $59,158    78.198%      89.13%     100.00%
  Non-owner
    Occupied          261     15,201,202.80        5.24        10.347     58,242    73.528      100.00        0.00
  --------------    -----   ---------------      ------        ------    -------    ------      ------      ------
  Total             4,908   $290,107,437.54      100.00%        9.898%   $59,109    77.954%      89.70%      94.76%
  ==============    =====   ===============      ======        ======    =======    ======      ======      ======

                            Fixed Rate Mortgage Loans
                          Distribution by Product Type

                                               Percentage
                                               of Mortgage
                                                  Pool                             Weighted                 Percent
                                              by Aggregate                          Average    Percent of     of
                                Aggregate       Principal                           Original      Full       Owner-
                  Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                  Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value  Mortgage    Mortgage
   Product Type     Loans      Outstanding        Loans       Coupon    Balance      Ratio       Loans       Loans
   ------------   ---------  --------------   ------------   --------  --------  ------------- ------------ --------
  Fixed - 30 Year    1,496   $128,677,377.95      44.36%       9.439%   $86,014      77.586%     90.37%      93.41%
  Fixed - 15 Year    2,426     94,047,748.72      32.42       10.252     38,767      77.692      88.42       97.45
  Fixed - Call         596     42,796,788.54      14.75        9.575     71,807      79.673      91.13       94.47
  Balloon - 15/30      390     24,585,522.33       8.47       11.505     63,040      77.889      88.56       92.06
  ---------------    -----   ---------------     ------       ------    -------      ------      -----       -----
  Total              4,908   $290,107,437.54     100.00%       9.898%   $59,109      77.954%     89.70%      94.76%
  ===============    =====   ===============     ======       ======    =======      ======      =====       =====

Adjustable Rate Mortgage Loans

      Other than during the first six, twelve, twenty-four or thirty-six months following origination, during which time each Adjustable Rate Mortgage Loan will bear interest at a Mortgage Rate fixed at origination, each Adjustable Rate Mortgage Loan has a Mortgage Rate subject to semi-annual or annual adjustment on the day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum of (i) either (x) the yield on United States Treasury securities adjusted to a constant maturity of one year ("One-year CMT") generally calculated as the one-year constant maturity treasury index as published in The Wall Street Journal as a Key Interest Rate each week (usually on Tuesday) or (y) the London interbank offered rate for six-month United States dollar deposits ("Six-month LIBOR" and, together with the CMT Index, the "Index") generally calculated as the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease by more than a fixed percentage on any Adjustment Date (the "Periodic Rate Cap").

      Generally, the Adjustable Rate Mortgage Loans provide that over the life of the Adjustable Rate Mortgage Loan the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a fixed percentage (such rate, the "Maximum Rate"). Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Adjustable Rate Mortgage Loan over its remaining term.

      If the index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index for mortgage loans on single-family residential properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

      Each Adjustable Rate Mortgage Loan was originated or acquired by CIT Consumer Finance on or after January 2, 1998.

      As of the Cut-off Date, the latest date on which any Adjustable Rate Mortgage Loan matures is May 5, 2028 and the earliest stated maturity date of any Adjustable Rate Mortgage Loan is January 6, 2013.

      As of the Cut-off Date, 98.19% of the Adjustable Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by first mortgages, and 1.81% of the Adjustable Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were "subordinate mortgages" subject to senior mortgages.

      The weighted average of the Combined Loan-to-Value Ratios (as of the time of their origination) of the Adjustable Rate Mortgage Loans was 80.20%.

      As of the Cut-off Date, 22.04% and 10.50% of the Adjustable Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in Ohio and California, respectively. Otherwise, no more than 6.77% of the Adjustable Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in any one state. No more than 1.09% of the Adjustable Rate Mortgage Loans (by Principal Balance as of the Cut-off Date) were secured by Mortgaged Properties located in any one postal zip code area.

      The  following   information   sets  forth  in  tabular   format   certain
information, as of the Cut-off Date, relating to the Adjustable Rate Mortgage Loans.

                         Adjustable Rate Mortgage Loans
                 Geographic Distribution of Mortgaged Properties

                                               Percentage
                                               of Mortgage
                                                  Pool                             Weighted                 Percent
                                              by Aggregate                          Average    Percent of     of
                                Aggregate       Principal                           Original      Full       Owner-
                  Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                  Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value  Mortgage    Mortgage
    State           Loans      Outstanding        Loans       Coupon    Balance      Ratio       Loans       Loans
  ------------    ---------  --------------   ------------   --------  --------  ------------- ------------ --------
  Ohio               152     $11,307,863.11       22.04%       9.830%  $ 74,394      80.895%      88.54%      99.65%
  California          35       5,389,432.59       10.50        9.091    153,984      80.665       68.88       99.19
  Florida             44       3,475,511.77        6.77        9.309     78,989      76.649       83.42       97.74
  Illinois            39       3,313,189.76        6.46        9.824     84,954      79.901       75.90       96.89
  Arizona             33       2,994,755.51        5.84        9.652     90,750      81.526       72.47       89.11
  Michigan            31       2,926,738.03        5.70        9.851     94,411      82.579       87.58       98.02
  Indiana             42       2,665,382.06        5.19       10.409     63,461      79.355      100.00       97.97
  Utah                17       2,245,759.32        4.38        9.149    132,103      80.902       74.72      100.00
  Washington          15       2,005,897.26        3.91        9.181    133,726      82.422       51.30       91.00
  Wisconsin           26       1,790,219.80        3.49       10.700     68,855      75.921       86.91       98.20
  New Jersey          10       1,387,561.25        2.70        9.785    138,756      79.817       59.38       96.40
  Oregon              10       1,217,863.57        2.37        9.399    121,786      79.122       60.37      100.00
  Missouri            19       1,027,607.56        2.00        9.980     54,085      80.112       79.46       97.25
  Iowa                14       1,021,380.27        1.99       10.063     72,956      80.756       91.38       94.56
  Pennsylvania        12       1,006,897.99        1.96        9.379     83,908      79.964       60.63       96.62
  Nevada               7         922,553.35        1.80        8.863    131,793      80.533       97.13       83.87
  Tennessee           12         762,260.30        1.49       10.170     63,522      79.355      100.00       95.88
  Maryland             7         691,233.66        1.35        9.058     98,748      78.811      100.00       95.56
  Oklahoma             3         645,183.02        1.26        7.969    215,061      81.575       54.76      100.00
  West Virginia       11         633,991.80        1.24        9.836     57,636      77.735       97.57      100.00
  New York             5         593,021.79        1.16        9.658    118,604      81.612       83.81      100.00
  Kentucky             9         564,823.10        1.10        9.427     62,758      78.834      100.00      100.00
  Colorado             2         483,311.54        0.94        9.529    241,656      79.460      100.00      100.00
  Minnesota            6         436,529.80        0.85        9.510     72,755      82.631      100.00      100.00
  Connecticut          3         293,678.74        0.57       10.207     97,893      70.872      100.00        0.00
  North Carolina       3         259,621.70        0.51        9.831     86,541      82.139      100.00      100.00
  Louisiana            2         219,516.20        0.43        9.247    109,758      78.192       24.23      100.00
  Virginia             1         203,923.86        0.40        8.750    203,924      93.910      100.00      100.00
  Nebraska             2         166,628.50        0.32        9.666     83,314      74.573      100.00      100.00
  South Carolina       1         157,459.75        0.31       10.250    157,460      75.000        0.00      100.00
  Delaware             1         144,744.33        0.28        8.500    144,744      80.560      100.00      100.00
  Georgia              2         143,215.24        0.28       10.752     71,608      81.465      100.00      100.00
  Idaho                1          74,710.21        0.15        8.880     74,710      78.820      100.00      100.00
  Rhode Island         1          71,385.95        0.14        8.700     71,386      85.000      100.00      100.00
  Kansas               1          47,954.87        0.09       11.350     47,955      76.620      100.00      100.00
  Texas                1          25,266.14        0.05       11.990     25,266      77.000      100.00      100.00
  --------------     ---     --------------      ------       ------   --------      ------      ------      ------
  Total              580     $51,317,073.70      100.00%       9.637%  $ 88,478      80.197%      80.88%      96.90%
  ==============     ===     ==============      ======       ======   ========      ======      ======      =======

                         Adjustable Rate Mortgage Loans
                   Distribution by Current Principal Balances

                                                Percentage
                                                of Mortgage
                                                   Pool                             Weighted                 Percent
                                               by Aggregate                          Average    Percent of     of
                                 Aggregate       Principal                           Original      Full       Owner-
                   Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                   Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value  Mortgage    Mortgage
  Current Balance    Loans      Outstanding        Loans       Coupon    Balance      Ratio       Loans       Loans
  ---------------  ---------  --------------   ------------   --------  --------  ------------- ------------ --------
      $1 - $10,000      1     $     9,757.88       0.02%        9.240%   $  9,758     77.370%     100.00%     100.00%
 $10,001 - $20,000     11         181,750.62       0.35        10.138      16,523     68.247       81.67      100.00
 $20,001 - $30,000     22         591,496.96       1.15        10.848      26,886     70.575       86.31       86.62
 $30,001 - $40,000     46       1,615,574.96       3.15        10.554      35,121     75.388       91.39       85.79
 $40,001 - $50,000     70       3,219,936.70       6.27        10.323      45,999     74.255       91.23       94.07
 $50,001 - $60,000     73       4,033,155.44       7.86        10.178      55,249     77.153       95.65       94.49
 $60,001 - $70,000     58       3,732,694.61       7.27         9.902      64,357     79.855       87.70      100.00
 $70,001 - $80,000     68       5,122,763.67       9.98         9.762      75,335     79.746       89.77       95.62
 $80,001 - $90,000     38       3,221,795.68       6.28         9.643      84,784     80.947       94.60       92.19
 $90,001 -$100,000     29       2,780,699.59       5.42         9.641      95,886     80.990       86.17      100.00
$100,001 -$120,000     51       5,583,747.01      10.88         9.694     109,485     80.333       84.11       96.24
$120,001 -$140,000     30       3,876,039.86       7.55         9.807     129,201     80.386       72.62      100.00
$140,001 -$160,000     20       2,966,870.77       5.78         9.516     148,344     82.974       70.02      100.00
$160,001 -$180,000     13       2,225,777.88       4.34         9.130     171,214     85.146       85.20      100.00
$180,001 -$200,000     17       3,240,944.49       6.32         9.308     190,644     81.677       88.61       94.43
$200,001 -$220,000      6       1,259,096.77       2.45         8.991     209,849     87.552       83.53      100.00
$220,001 -$240,000      5       1,160,516.48       2.26         8.771     232,103     82.289       39.84      100.00
$240,001 -$260,000      4       1,000,820.90       1.95         8.786     250,205     84.509       49.69      100.00
$260,001 -$280,000      4       1,074,676.42       2.09         9.328     268,669     82.970       24.88      100.00
$280,001 -$300,000     10       2,904,192.02       5.66         8.633     290,419     80.003       49.93      100.00
$300,001 -$320,000      1         307,804.76       0.60         8.380     307,805     80.000      100.00      100.00
$340,001 -$360,000      1         351,211.84       0.68        10.240     351,212     72.550        0.00      100.00
$380,001 -$400,000      1         398,827.03       0.78         8.650     398,827     85.400      100.00      100.00
Over $400,001           1         456,921.36       0.89         8.990     456,921     86.240      100.00      100.00
------------------    ---     --------------     ------        ------    --------     ------      ------      ------
Total                 580     $51,317,073.70     100.00%        9.637%   $ 88,478     80.197%      80.88%      96.90%
==================    ===     ==============     ======        ======    ========     ======      ======      ======

                         Adjustable Rate Mortgage Loans
                     Distribution by Current Mortgage Rates

                                                  Percentage
                                                  of Mortgage
                                                     Pool                             Weighted                 Percent
                                                 by Aggregate                          Average    Percent of     of
                                   Aggregate       Principal                           Original      Full       Owner-
                     Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                     Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value  Mortgage    Mortgage
   Mortgage Rates      Loans      Outstanding        Loans       Coupon    Balance      Ratio       Loans       Loans
  ----------------   ---------  --------------   ------------   --------  --------  ------------- ------------ --------
   7.001% -  7.500%       6     $   700,079.44        1.36%       7.410%  $116,680      79.092%      58.31%     100.00%
   7.501% -  8.000%      13       1,660,669.88        3.24        7.832    127,744      82.057       98.27      100.00
   8.001% -  8.500%      41       5,093,655.88        9.93        8.394    124,236      80.371       75.17       98.35
   8.501% -  9.000%      83      10,198,084.40       19.87        8.854    122,868      81.957       79.58       97.11
   9.001% -  9.500%      76       7,297,869.85       14.22        9.341     96,025      81.582       81.48       96.98
   9.501% - 10.000%     119      10,357,114.52       20.18        9.809     87,035      81.019       75.59       97.98
  10.001% - 10.500%      97       7,283,492.86       14.19       10.336     75,088      79.472       77.87       95.71
  10.501% - 11.000%      71       4,352,755.59        8.48       10.809     61,306      77.096       91.83       91.65
  11.001% - 11.500%      33       2,165,721.15        4.22       11.315     65,628      78.261       91.18       96.71
  11.501% - 12.000%      28       1,605,376.65        3.13       11.779     57,335      75.076       93.49      100.00
  12.001% - 12.500%       3         161,980.80        0.32       12.412     53,994      76.160      100.00      100.00
  12.501% - 13.000%       7         323,057.12        0.63       12.853     46,151      64.751      100.00       90.04
  13.001% - 13.500%       1          31,414.31        0.06       13.240     31,414      55.260      100.00      100.00
  13.501% - 14.000%       2          85,801.25        0.17       13.895     42,901      55.400      100.00      100.00
  -----------------     ---     --------------      ------       ------   --------      ------      ------      ------
  Total                 580     $51,317,073.70      100.00%       9.637%  $ 88,478      80.197%      80.88%      96.90%
  =================     ===     ==============      ======       ======   ========      ======      ======      ======

                         Adjustable Rate Mortgage Loans
                          Distribution by Gross Margins

                                                 Percentage
                                                 of Mortgage
                                                    Pool                             Weighted                 Percent
                                                by Aggregate                          Average    Percent of     of
                                  Aggregate       Principal                           Original      Full       Owner-
                    Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                    Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value  Mortgage    Mortgage
    Gross Margin      Loans      Outstanding        Loans       Coupon    Balance      Ratio       Loans       Loans
 ---------------    ---------  --------------   ------------   --------  --------  ------------- ------------ --------
 3.501% - 4.000%         1      $   53,193.83        0.10%       7.050%  $ 53,194      72.540%     100.00%    100.00%
 4.001% - 4.500%        14       1,192,396.72        2.32        8.771     85,171      80.879       82.61      82.87
 4.501% - 5.000%        25       2,953,406.04        5.76        8.706    118,136      80.267       88.70     100.00
 5.001% - 5.500%       138      16,647,582.19       32.44        9.134    120,635      81.530       73.24      96.64
 5.501% - 6.000%       117      10,226,232.70       19.93        9.555     87,404      79.977       69.93      98.96
 6.001% - 6.500%        67       5,473,732.92       10.67        9.944     81,698      81.545       85.58      96.89
 6.501% - 7.000%       108       7,700,060.99       15.00       10.323     71,297      79.147       94.33      94.89
 7.001% - 7.500%        77       5,048,827.68        9.84       10.287     65,569      77.490       89.85      98.11
 7.501% - 8.000%        22       1,336,764.50        2.60       10.881     60,762      78.516      100.00      97.96
 8.001% - 8.500%         5         353,176.50        0.69       12.030     70,635      76.400      100.00     100.00
 8.501% - 9.000%         3         170,674.61        0.33       10.849     56,892      77.096      100.00      81.15
 9.001% - 9.500%         3         161,025.02        0.31       10.604     53,675      67.492      100.00     100.00
 ---------------       ---     --------------      ------       ------   --------      ------      ------     ------
 Total                 580     $51,317,073.70      100.00%       9.637%  $ 88,478      80.197%      80.88%     96.90%
 ===============       ===     ==============      ======       ======   ========      ======      ======     ======

                         Adjustable Rate Mortgage Loans
                     Distribution by Maximum Mortgage Rates



                                                  Percentage
                                                  of Mortgage
                                                     Pool                             Weighted                  Percent
                                                 by Aggregate                          Average     Percent of     of
                                   Aggregate       Principal                           Original       Full       Owner-
                      Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
      Maximum         Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
   Mortgage Rate       Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  ---------------    ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
 10.501% - 11.000%        1      $  239,306.62        0.47%      10.000%   $239,307     79.990%       0.00%     100.00%
 11.001% - 11.500%        1         291,882.12        0.57        7.500     291,882     76.990        0.00      100.00
 11.501% - 12.000%        2         114,579.79        0.22        7.675      57,290     81.983       74.95      100.00
 12.501% - 13.000%        2         353,227.14        0.69        8.685     176,614     85.369       75.71      100.00
 13.001% - 13.500%        5         380,906.39        0.74        7.920      76,181     79.184      100.00      100.00
 13.501% - 14.000%       14       1,606,116.72        3.13        8.149     114,723     80.685      100.00      100.00
 14.001% - 14.500%       34       4,401,951.25        8.58        8.528     129,469     81.439       77.25       96.12
 14.501% - 15.000%       76       9,379,654.94       18.28        8.985     123,417     81.792       80.17       97.41
 15.001% - 15.500%       80       7,763,462.99       15.13        9.253      97,043     82.116       73.71       97.13
 15.501% - 16.000%      115       9,706,952.94       18.92        9.729      84,408     81.299       78.82       97.53
 16.001% - 16.500%       91       6,643,582.26       12.95       10.224      73,006     78.340       79.69       95.89
 16.501% - 17.000%       74       4,837,638.07        9.43       10.459      65,373     77.368       90.37       97.40
 17.001% - 17.500%       34       2,418,380.77        4.71       11.075      71,129     79.092       93.75       98.35
 17.501% - 18.000%       32       2,081,869.77        4.06       11.128      65,058     74.533       88.50       89.93
 18.001% - 18.500%        5         308,680.79        0.60       11.486      61,736     80.563      100.00       89.81
 18.501% - 19.000%        7         413,326.67        0.81       12.342      59,047     73.212      100.00       92.22
 19.001% - 19.500%        2          68,999.78        0.13       12.630      34,500     68.736      100.00      100.00
 19.501% - 20.000%        3         159,828.87        0.31       13.183      53,276     57.214      100.00      100.00
 20.501% - 21.000%        2         146,725.82        0.29       11.612      73,363     82.081      100.00      100.00
 -----------------      ---     --------------      ------       ------   ---------     ------      ------      ------
 Total                  580     $51,317,073.70      100.00%       9.637%  $  88,478     80.197%      80.88%      96.90%
 =================      ===     ==============      ======       ======   =========     ======      ======      ======

                         Adjustable Rate Mortgage Loans
                  Distribution by Month of Next Adjustment Date

                                                  Percentage
                                                  of Mortgage
                                                     Pool                             Weighted                  Percent
                                                 by Aggregate                          Average     Percent of     of
                                   Aggregate       Principal                           Original       Full       Owner-
                      Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
    Month of Next     Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
   Adjustment Date     Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
   ---------------   ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  August 1998             9     $   819,991.06       1.60%        9.430%  $  91,110     82.554%      100.00%      92.94%
  September 1998          8         651,382.66       1.27         9.677      81,423     81.289       100.00      100.00
  October 1998            3         230,382.31       0.45         9.098      76,794     81.512       100.00      100.00
  November 1998           2         148,478.36       0.29         9.240      74,239     76.594       100.00      100.00
  December 1998           7         661,290.06       1.29         8.497      94,470     74.719       48.38       100.00
  January 1999           11       1,015,467.86       1.98         9.386      92,315     78.822       70.20       100.00
  February 1999          17       1,311,740.96       2.56         9.073      77,161     80.709       86.55       100.00
  March 1999              9         621,173.46       1.21         8.833      69,019     79.868       84.22       100.00
  April 1999              4         338,365.79       0.66         8.842      84,591     87.702       71.46       100.00
  May 1999                2         154,538.38       0.30        10.035      77,269     72.123       100.00      100.00
  September 1999          1          31,414.31       0.06        13.240      31,414     55.260       100.00      100.00
  October 1999            1          87,561.04       0.17        10.800      87,561     86.030       100.00      100.00
  November 1999          14       1,031,318.50       2.01        10.166      73,666     79.977       73.02       100.00
  December 1999          35       2,293,350.80       4.47        10.321      65,524     79.245       91.35       100.00
  January 2000           86       6,533,295.16      12.73         9.836      75,969     79.875       84.32        95.39
  February 2000         104       9,579,107.19      18.67         9.753      92,107     79.966       77.92        97.57
  March 2000            106       9,890,266.39      19.27         9.618      93,304     80.189       86.50        97.08
  April 2000             88       7,694,542.99      14.99         9.696      87,438     81.546       82.27        96.93
  May 2000               19       1,749,725.92       3.41         9.389      92,091     76.770       64.29        77.69
  December 2000           1          42,378.76       0.08        10.990      42,379     85.000       100.00      100.00
  January 2001            8         890,328.57       1.73         9.575     111,291     77.095       76.84       100.00
  February 2001          17       1,676,891.42       3.27         9.693      98,641     79.519       83.52       100.00
  March 2001             20       2,500,438.62       4.87         9.081     125,022     80.397       56.81        96.77
  April 2001              8       1,363,643.13       2.66         9.261     170,455     85.151       78.56       100.00
  --------------        ---     --------------     ------        ------   ---------     ------       -----       ------
  Total                 580     $51,317,073.70     100.00%        9.637%  $  88,478     80.197%      80.88%       96.90%
  ==============        ===     ==============     ======        ======   =========     ======       =====       ======

                         Adjustable Rate Mortgage Loans
               Distribution by Remaining Months to Stated Maturity

                                                 Percentage
                                                 of Mortgage
                                                    Pool                             Weighted                  Percent
                                                by Aggregate                          Average     Percent of     of
                                  Aggregate       Principal                           Original       Full       Owner-
  Remaining Months   Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
      to Stated      Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
      Maturity        Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  ----------------  ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
      109 - 120          3     $   137,070.08        0.27%       9.784%   $45,690      79.897%      100.00%     100.00%
      169 - 180         70       4,143,188.48        8.07       10.152     59,188      80.164        86.56       99.32
      229 - 240          5         226,411.20        0.44       10.231     45,282      79.907        88.62      100.00
      289 - 300          1          60,121.05        0.12        9.350     60,121      67.630       100.00      100.00
      349 - 360        501      46,750,282.89       91.10        9.588     93,314      80.219        80.26       96.66
  -------------        ---     --------------      ------       ------    -------      ------       ------      ------
  Total                580     $51,317,073.70      100.00%       9.637%   $88,478      80.197%       80.88%      96.90%
  =============        ===     ==============      ======       ======    =======      ======       ======      ======

                         Adjustable Rate Mortgage Loans
                  Distribution by Number of Months of Seasoning

                                                Percentage
                                                of Mortgage
                                                   Pool                             Weighted                  Percent
                                               by Aggregate                          Average     Percent of     of
                                 Aggregate       Principal                           Original       Full       Owner-
                    Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
      Months of     Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
      Seasoning      Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
     -----------   ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
        2 -3          129     $11,864,755.94       23.12%       9.578%   $91,975      81.368%      79.95%       94.46%
        4 -6          415      36,988,677.71       72.08        9.615     89,129      80.025       80.35        97.48
        7 -12          36       2,463,640.05        4.80       10.244     68,434      77.147       93.41       100.00
  --------------      ---     --------------      ------       ------    -------      ------       -----       ------
  Total               580     $51,317,073.70      100.00%       9.637%   $88,478      80.197%      80.88%       96.90%
  ==============      ===     ==============      ======       ======    =======      ======       =====       ======

                         Adjustable Rate Mortgage Loans
             Distribution by Original Combined Loan-to-Value Ratios

                                                 Percentage
                                                 of Mortgage
                                                    Pool                             Weighted                  Percent
                                                by Aggregate                          Average     Percent of     of
      Original                    Aggregate       Principal                           Original       Full       Owner-
      Combined       Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
    Loan-to-Value    Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
       Ratios         Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
    -------------   ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  20.01%  -  25.00%     2      $    87,541.58        0.17%       9.006%  $ 43,771      22.644%       43.49%     100.00%
  25.01%  -  30.00%     1           16,791.73        0.03       10.950     16,792      29.470       100.00      100.00
  30.01%  -  35.00%     2          120,569.67        0.23        9.610     60,285      33.590       100.00      100.00
  35.01%  -  40.00%     1           52,960.01        0.10        9.200     52,960      35.570       100.00      100.00
  40.01%  -  45.00%     1           49,920.74        0.10       10.870     49,921      43.480       100.00        0.00
  45.01%  -  50.00%     4          167,493.07        0.33       12.518     41,873      47.949       100.00      100.00
  50.01%  -  55.00%     8          432,122.97        0.84       10.300     54,015      53.384        37.74      100.00
  55.01%  -  60.00%    12          526,706.35        1.03       10.505     43,892      58.189        87.01      100.00
  60.01%  -  65.00%    15          808,290.07        1.58        9.791     53,886      63.356        76.78       96.02
  65.01%  -  70.00%    42        2,750,378.51        5.36       10.246     65,485      68.269        74.77       76.30
  70.01%  -  75.00%    60        4,816,716.61        9.39       10.034     80,279      73.749        79.64       93.45
  75.01%  -  80.00%   172       15,683,916.13       30.56        9.662     91,186      79.035        75.08       97.16
  80.01%  -  85.00%   136       12,163,570.62       23.70        9.419     89,438      82.650        84.11       99.24
  85.01%  -  90.00%    93       10,714,106.41       20.88        9.459    115,205      87.109        83.95      100.00
  90.01%  -  95.00%    29        2,768,617.46        5.40        9.368     95,470      92.300       100.00      100.00
  95.01%  - 100.00%     2          157,371.77        0.31        9.309     78,686      96.708       100.00      100.00
  -----------------   ---      --------------      ------       ------   --------      ------       ------      ------
  Total               580      $51,317,073.70      100.00%       9.637%  $ 88,478      80.197%       80.88%      96.90%
  =================   ===      ==============      ======       ======   ========      ======       ======      ======

                         Adjustable Rate Mortgage Loans
                  Distribution by Original Loan-to-Value Ratios

                                                  Percentage
                                                  of Mortgage
                                                     Pool                             Weighted                  Percent
                                                 by Aggregate                          Average     Percent of     of
                                   Aggregate       Principal                           Original       Full       Owner-
      Original        Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
    Loan-to-Value     Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
       Ratios          Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
   --------------    ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
   0.01%  -   5.00%       1     $    19,256.50        0.04%        9.880% $ 19,257      84.950%      100.00%     100.00%
   5.01%  -  10.00%       5         132,340.07        0.26        10.134    26,468      73.211        76.75      100.00
  10.01%  -  15.00%       4         253,385.36        0.49        10.423    63,346      86.675       100.00      100.00
  15.01%  -  20.00%       6         284,552.61        0.55         9.818    47,425      76.042        93.72      100.00
  20.01%  -  25.00%       3         148,595.99        0.29         9.616    49,532      49.970        66.71      100.00
  25.01%  -  30.00%       3         167,537.91        0.33        10.812    55,846      79.835        65.20      100.00
  30.01%  -  35.00%       3         145,835.81        0.28        10.022    48,612      41.111       100.00      100.00
  35.01%  -  40.00%       1          52,960.01        0.10         9.200    52,960      35.570       100.00      100.00
  40.01%  -  45.00%       1          49,920.74        0.10        10.870    49,921      43.480       100.00        0.00
  45.01%  -  50.00%       4         167,493.07        0.33        12.518    41,873      47.949       100.00      100.00
  50.01%  -  55.00%       8         432,122.97        0.84        10.300    54,015      53.384        37.74      100.00
  55.01%  -  60.00%      11         509,700.30        0.99        10.517    46,336      58.140        86.58      100.00
  60.01%  -  65.00%      12         718,285.81        1.40         9.726    59,857      63.664        78.15       95.52
  65.01%  -  70.00%      41       2,650,493.57        5.16        10.298    64,646      68.213        73.82       75.41
  70.01%  -  75.00%      60       4,816,716.61        9.39        10.034    80,279      73.749        79.64       93.45
  75.01%  -  80.00%     168      15,619,052.98       30.44         9.657    92,971      79.039        75.09       97.14
  80.01%  -  85.00%     131      11,936,456.90       23.26         9.406    91,118      82.682        84.29       99.22
  85.01%  -  90.00%      89      10,369,918.87       20.21         9.420   116,516      87.038        83.42      100.00
  90.01%  -  95.00%      27       2,685,075.85        5.23         9.328    99,447      92.359       100.00      100.00
  95.01%  - 100.00%       2         157,371.77        0.31         9.309    78,686      96.708       100.00      100.00
  -----------------     ---     --------------      ------        ------  --------      ------       ------      ------
  Total                 580     $51,317,073.70      100.00%        9.637% $ 88,478      80.197%       80.88%      96.90%
  =================     ===     ==============      ======        ======  ========      ======       ======      ======

                         Adjustable Rate Mortgage Loans
                       Distribution by Junior Lien Ratios

                                                  Percentage
                                                  of Mortgage
                                                     Pool                             Weighted                  Percent
                                                 by Aggregate                          Average     Percent of     of
                                   Aggregate       Principal                           Original       Full       Owner-
                      Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                      Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
  Junior Lien Ratio    Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  -----------------  ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
   5.01% - 10.00%         1       $ 19,256.50         2.08%        9.880%  $19,257      84.950%      100.00%     100.00%
  10.01% - 15.00%         5        166,173.88        17.93        10.131    33,235      76.702        81.48      100.00
  15.01% - 20.00%         6        327,102.36        35.30        10.476    54,517      87.390       100.00      100.00
  20.01% - 25.00%         2        117,768.27        12.71         9.106    58,884      71.190        84.81      100.00
  25.01% - 30.00%         3        171,741.16        18.53        10.747    57,247      85.885       100.00      100.00
  30.01% - 35.00%         2         99,292.96        10.72        10.226    49,646      71.982        41.29      100.00
  40.01% - 45.00%         1         25,266.14         2.73        11.990    25,266      77.000       100.00      100.00
  ---------------        --       -----------       ------        ------   -------      ------       ------      ------
  Total                  20       $926,601.27       100.00%       10.293%  $46,330      81.150%       88.46%     100.00%
  ===============        ==       ===========       ======        ======   =======      ======       ======      ======

                         Adjustable Rate Mortgage Loans
                          Distribution by Property Type

                                                 Percentage
                                                 of Mortgage
                                                    Pool                             Weighted                  Percent
                                                by Aggregate                          Average     Percent of     of
                                  Aggregate       Principal                           Original       Full       Owner-
                     Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                     Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
  Property Type       Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  -------------     ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  Single Family
    Residence          534     $47,784,829.86       93.12%       9.624%   $89,485      80.165%      81.21%       97.81%
  Condo                 22       1,810,633.32        3.53        9.635     82,302      84.197       79.20        87.13
  2-4 Family            24       1,721,610.52        3.35        9.986     71,734      76.884       73.65        82.18
  -------------        ---     --------------      ------        -----    -------      ------       -----        -----
  Total                580     $51,317,073.70      100.00%       9.637%   $88,478      80.197%      80.88%       96.90%
  =============        ===     ==============      ======        =====    =======      ======       =====        =====

                         Adjustable Rate Mortgage Loans
                          Distribution by Loan Purpose

                                                  Percentage
                                                  of Mortgage
                                                     Pool                             Weighted                  Percent
                                                 by Aggregate                          Average     Percent of     of
                                   Aggregate       Principal                           Original       Full       Owner-
                      Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                      Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
    Loan Purpose       Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  ---------------    ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  Refinance and/or
    Cashout             459     $40,060,530.16       78.06%       9.611%   $87,278      79.740%      78.20%      97.59%
  Purchase              121      11,256,543.54       21.94        9.728     93,029      81.825       90.44       94.48
  ----------------      ---     --------------      ------        -----    -------      ------       -----       -----
  Total                 580     $51,317,073.70      100.00%       9.637%   $88,478      80.197%      80.88%      96.90%
  ================      ===     ==============      ======        =====    =======      ======       =====       =====

                         Adjustable Rate Mortgage Loans
                        Distribution by Occupancy Status

                                                Percentage
                                                of Mortgage
                                                   Pool                             Weighted                  Percent
                                               by Aggregate                          Average     Percent of     of
                                 Aggregate       Principal                           Original       Full       Owner-
                    Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                    Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
  Occupancy Status   Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  ---------------- ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  Owner Occupied      553     $49,728,781.74      96.90%       9.626%   $89,925       80.449%      80.27%     100.00%
  Non-owner
    Occupied           27       1,588,291.96       3.10        9.983     58,826       72.322      100.00        0.00
  --------------      ---     --------------     ------        -----    -------       ------      ------      ------
  Total               580     $51,317,073.70     100.00%       9.637%   $88,478       80.197%      80.88%      96.90%
  ==============      ===     ==============     ======        =====    =======       ======      ======      ======

                         Adjustable Rate Mortgage Loans
                          Distribution by Product Type

                                                         Percentage
                                                         of Mortgage
                                                            Pool                             Weighted                  Percent
                                                        by Aggregate                          Average     Percent of     of
                                          Aggregate       Principal                           Original       Full       Owner-
                             Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                             Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
       Product Type           Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  ---------------------      ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  ARM - 2 Year/1 Year          243     $22,904,337.70       44.63%        9.507%  $ 94,257     81.124%      77.69%      96.18%
  ARM - 2 Year/6 Month         175      13,451,534.48       26.21        10.093     76,866     78.464       88.35       95.93
  ARM - 3 Year/1 Year           50       6,278,383.10       12.23         9.314    125,568     80.621       70.88       98.71
  ARM - 1 Year                  36       2,615,379.14        5.10         9.065     72,649     78.846       75.24      100.00
  ARM - 2 Year/1 Year Call      36       2,534,710.12        4.94        10.193     70,409     79.957       89.59       98.89
  ARM - 6 Month                 23       1,932,459.51        3.77         9.426     84,020     81.498      100.00       97.00
  ARM - 1 Year/6 Month           7         923,192.72        1.80         9.016    131,885     78.944       70.66      100.00
  ARM - 1 Year Call              6         481,779.53        0.94         9.001     80,297     82.950       79.95      100.00
  ARM - 3 Year/1 Year Call       2         126,422.89        0.25        10.966     63,211     86.428      100.00      100.00
  ARM - 3 Year/6 Month           2          68,874.51        0.13        10.371     34,437     81.769       61.53      100.00
  ------------------------     ---     --------------      ------        ------   --------     ------      ------      ------
  Total                        580     $51,317,073.70      100.00%        9.637%  $ 88,478     80.197%      80.88%      96.90%
  ========================     ===     ==============      ======        ======   ========     ======      ======      ======

                         Adjustable Rate Mortgage Loans
                           Distribution by Index Type

                                                 Percentage
                                                 of Mortgage
                                                    Pool                             Weighted                  Percent
                                                by Aggregate                          Average     Percent of     of
                                  Aggregate       Principal                           Original       Full       Owner-
                     Number of     Principal      Balance of    Weighted   Average     Combined  Documentation Occupied
                     Mortgage       Balance        Mortgage     Average   Current   Loan-to-Value   Mortgage   Mortgage
   Index Type          Loans      Outstanding        Loans       Coupon    Balance      Ratio        Loans       Loans
  -------------      ---------  --------------   ------------   --------  --------  ------------- ------------ ---------
  Treasury - 1 Year    373      $34,941,012.48      68.09%       9.487%   $93,676       80.823%      77.26%      97.19%
  Libor - 6 Month      207       16,376,061.22      31.91        9.955     79,111       78.863       88.62       96.30
  -----------------    ---      --------------     ------        -----    -------       ------       -----       -----
  Total                580      $51,317,073.70     100.00%       9.637%   $88,478       80.197%      80.88%      96.90%
  =================    ===      ==============     ======        =====    =======       ======       =====       =====

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

      The weighted average life of, and the yield to maturity on, an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in whole of the Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases or purchases of Mortgage Loans by the Seller or the Master Servicer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

The Subordinate Certificates

      The  weighted  average  life  of,  and  the  yield  to  maturity  on,  the
Subordinate Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of the Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the Mortgage Pool. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Certificate Balance of the applicable Class of Subordinate Certificates to the extent of any losses allocated thereto (as described under "Credit Enhancement-Application of Realized Losses"), without the receipt of cash attributable to such reduction. As a result of such reductions, less interest will accrue on such Class of Subordinate Certificates than otherwise would be the case.

The Class A-7 Certificates

      Investors in the Class A-7 Certificates should be aware that because the Class A-7 Certificates are not expected to receive any portion of principal payments prior to the Distribution Date occurring in August 2001 and will receive a disproportionately small or large portion of principal payments thereafter (unless the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero), the weighted average life of the Class A-7 Certificates will be longer or shorter than would otherwise be the case if the Class A-7 Certificates were paid on a pro rata basis with the other Class A Certificates, and the effect on the market value of the Class A-7 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other Class A Certificates entitled to such distributions.

Projected Prepayments and Yields for Offered Certificates

      The yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate of the related class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate of the related class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

      The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on mortgage loans similar to the Mortgage Loans is often lower than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the mortgagor's monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. 68.48% of the Fixed Rate Mortgage Loans by aggregate principal balance were subject to prepayment penalties.

      As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. 78.99% of the Adjustable Rate Mortgage Loans by aggregate principal balance were subject to prepayment penalties.

      The level and rate of prepayments on the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans are subject to the factors described above and are difficult to predict.

      The following table sets forth, with respect to all home equity mortgage loans originated or acquired by CIT Consumer Finance (excluding whole loan sales, Institutional Bulk Portfolios and home equity lines of credit which are not included in the Mortgage Pool) in each year since 1993, the aggregate initial principal balance of the mortgage loans originated or acquired in that year, the approximate aggregate principal balance outstanding on the mortgage loans originated at the end of such year and at the end of each subsequent fiscal quarter.

                    Information Regarding Principal Reduction of Home Equity Mortgage Loans Originated or Acquired by CIT Consumer Finance
                          (Dollar amounts in Millions)

 Year of Origination
    or Acquisition         1993       1994        1995        1996        1997
--------------------      ------     ------      ------      ------     --------

Volume (1)                $110.5     $371.7      $504.9      $756.4     $1,083.5
Aggregate Principal
Balance as of (2)
    12/31/93 .........    $102.3
    3/31/94 ..........      95.9
    6/30/94 ..........      90.9
    9/30/94 ..........      86.3
    12/31/94 .........      81.7     $357.3
    3/31/95 ..........      78.4      346.8
    6/30/95 ..........      74.0      329.1
    9/30/95 ..........      69.7      307.9
    12/31/95 .........      65.8      285.7      $469.2
    3/31/96 ..........      61.0      262.5       443.5
    6/30/96 ..........      56.8      239.6       413.2
    9/30/96 ..........      52.4      221.0       380.3
    12/31/96 .........      48.6      199.6       346.5      $741.6
    3/31/97 ..........      44.4      181.8       316.8       710.6
    6/30/97 ..........      41.1      164.8       290.6       669.8
    9/30/97 ..........      37.6      149.3       266.8       617.4
    12/31/97 .........      33.9      134.2       242.9       552.6     $1,029.6
    3/31/98 ..........      30.5      121.4       221.1       498.3        969.8

----------
(1) Volume represents the aggregate initial principal balance of each mortgage loan originated or acquired in a particular year which was not subsequently sold in a whole loan sale. Also excluded are all Institutional Bulk Portfolios and home equity lines of credit.

(2) Represents the approximate aggregate principal balance outstanding as of each date for the mortgages included in the volume reported for each year of origination or acquisition.

      The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes constant prepayment rates of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the mortgage loans and an additional 1.455% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments or as a result of an early termination of the Trust.

      For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans which consist of pools of mortgage loans with level-pay and balloon amortization methodologies, Principal Balances, gross mortgage rates, net mortgage rates, original and remaining terms to maturity, and original amortization terms, as applicable, are as set forth in the "Representative Loan Pools" tables below, (ii) the Closing Date for the Certificates occurs on August 10, 1998, (iii) distributions on the Certificates are made on the 15th day of each month regardless of the day on which the Distribution Date actually occurs, commencing August 15, 1998, in accordance with the priorities described herein,
(iv) the difference between the Gross Mortgage Rate and the Net Mortgage Rate is equal to the Monthly Servicing Fee, (v) the Fixed Rate Mortgage Loans' prepayment rates are a multiple of the applicable Prepayment Assumption and the Adjustable Rate Mortgage Loans are constant percentages of conditional prepayment rates ("CPR") each as stated in the "Prepayment Scenarios" table below; (vi) prepayments include 30 days' interest thereon, (vii) no optional termination or auction sale is exercised, (viii) Call Loans are called on their Call Date, (ix) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Index and
(b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Cap and Maximum Rate) and (x) the Pass-Through Rate for the Class A-8 Certificates remains constant at its respective initial rates up to and including the Clean-Up Call Date and, thereafter, at its respective initial rates plus the step-up required after the Clean-Up Call Date. The Original Term to Maturity as set forth in the "Representative Loan Pools" tables below was calculated as the sum of the remaining months to stated maturity and the number of months of seasoning.

                              PREPAYMENT SCENARIOS

                   Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI   Scenario VII
                   ----------   -----------   ------------   -----------   ----------   -----------   ------------
Fixed Rate             0%           50%           85%            120%          150%         175%          200%
  Mortgage
  Loans (1)
Adjustable
  Rate Mortgage        0%           15%           21%             27%           33%          40%           50%
  Loans(2)

----------
(1) As a percentage of the Prepayment Assumption.

(2) As a conditional prepayment rate (CPR) percentage.

                            REPRESENTATIVE LOAN POOLS

                            FIXED RATE MORTGAGE LOANS


                                                          Original      Remaining      Original
                                Gross         Net          Term to       Term to    Amortization
   Pool         Principal      Mortgage     Mortgage    Maturity (in  Maturity (in      Term         Amortization
  Number         Balance         Rate         Rate         months)       months)     (in months)        Method
----------   --------------   ----------   ---------    ------------  ------------  ------------     -------------
     1        67,382,310.87     10.2790       9.779         179            352           357          Balloon/Call
     2         8,980,263.30      9.8170       9.317         113            109           113          Level Pay
     3        85,067,485.42     10.2980       9.798         180            176           180          Level Pay
     4        21,736,348.00      9.6430       9.143         240            236           240          Level Pay
     5         1,006,472.94      8.4880       7.988         300            296           300          Level Pay
     6       105,934,119.47      9.4060       8.906         359            355           359          Level Pay

                         ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Next              Original    Remaining    Original
           Principal    Gross      Net    Months          Current  Periodic  Maximum    Term to     Term to   Amortization  Amort-
 Pool       Balance    Mortgage  Mortgage  Rate   Gross   Periodic   Rate   Mortgage   Maturity    Maturity      Term      ization
Number       Rate        Rate     Change  Margin  Margin  Rate Cap   Cap      Rate    (in months) (in months) (in months)   Method
------    ----------- ---------  -------- ------- ------  -------- -------- --------  ----------- ----------- ------------ --------
  1        579,064.94   8.4750    7.975      5    6.2320   1.4960   1.4960   13.4670      361         355         361      Level Pay
  2      2,036,314.20   9.2330    8.733      7    5.9090   1.9710   1.9710   15.2350      352         347         352      Level Pay
  3      3,142,912.54  10.0410    9.541     18    6.1700   1.8940   1.8940   15.0540      177         353         358      Call
  4     22,904,264.00   9.5070    9.007     19    5.9060   2.0070   2.0070   15.4320      353         349         353      Level Pay
  5      6,278,383.10   9.3140    8.814     32    5.4560   2.0000   2.0000   15.3290      349         345         349      Level Pay
  6        819,991.06   9.4300    8.930      1    6.4970   1.1550   1.1550   15.8300      357         352         357      Level Pay
  7        651,382.66   9.6770    9.177      2    6.2200   1.0000   1.0000   15.7650      359         355         359      Level Pay
  8        230,382.31   9.0980    8.598      3    6.2210   2.1760   2.1760   15.0980      359         356         359      Level Pay
  9        148,478.36   9.2400    8.740      4    6.2200   1.0000   1.0000   15.2400      361         355         361      Level Pay
  10        82,225.12   8.6500    8.150      5    5.9000   1.0000   1.0000   14.6500      361         356         361      Level Pay
  11       923,192.72   9.0160    8.516      7    5.4970   1.6280   1.6280   15.1100      360         355         360      Level Pay
  12    13,451,534.48  10.0930    9.593     19    6.4430   1.2800   1.2800   16.5830      359         354         359      Level Pay
  13        68,874.51  10.3710    9.871     30    5.8080   1.3840   1.3850   16.2740      290         284         290      Level Pay

      The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                                          Class A-1 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                       92          53         25          0           0          0           0
7/15/2000                       84           3          0          0           0          0           0
7/15/2001                       74           0          0          0           0          0           0
7/15/2002                       64           0          0          0           0          0           0
7/15/2003                       53           0          0          0           0          0           0
7/15/2004                       41           0          0          0           0          0           0
7/15/2005                       28           0          0          0           0          0           0
7/15/2006                       17           0          0          0           0          0           0
7/15/2007                        5           0          0          0           0          0           0
7/15/2008                        0           0          0          0           0          0           0
7/15/2009                        0           0          0          0           0          0           0
7/15/2010                        0           0          0          0           0          0           0
7/15/2011                        0           0          0          0           0          0           0
7/15/2012                        0           0          0          0           0          0           0
7/15/2013                        0           0          0          0           0          0           0
7/15/2014                        0           0          0          0           0          0           0
7/15/2015                        0           0          0          0           0          0           0
7/15/2016                        0           0          0          0           0          0           0
7/15/2017                        0           0          0          0           0          0           0
7/15/2018                        0           0          0          0           0          0           0
7/15/2019                        0           0          0          0           0          0           0
7/15/2020                        0           0          0          0           0          0           0
7/15/2021                        0           0          0          0           0          0           0
7/15/2022                        0           0          0          0           0          0           0
7/15/2023                        0           0          0          0           0          0           0
7/15/2024                        0           0          0          0           0          0           0
7/15/2025                        0           0          0          0           0          0           0
7/15/2026                        0           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to      5.05        1.03       0.67       0.50        0.41       0.36        0.32
Maturity (Years) (1)
Weighted Average Life to      5.05        1.03       0.67       0.50        0.41       0.36        0.32
Call (Years) (1)

                                                          Class A-2 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100         96          57         25           0
7/15/2000                      100         100         21          0           0          0           0
7/15/2001                      100          33          0          0           0          0           0
7/15/2002                      100           0          0          0           0          0           0
7/15/2003                      100           0          0          0           0          0           0
7/15/2004                      100           0          0          0           0          0           0
7/15/2005                      100           0          0          0           0          0           0
7/15/2006                      100           0          0          0           0          0           0
7/15/2007                      100           0          0          0           0          0           0
7/15/2008                       86           0          0          0           0          0           0
7/15/2009                       62           0          0          0           0          0           0
7/15/2010                       35           0          0          0           0          0           0
7/15/2011                        3           0          0          0           0          0           0
7/15/2012                        0           0          0          0           0          0           0
7/15/2013                        0           0          0          0           0          0           0
7/15/2014                        0           0          0          0           0          0           0
7/15/2015                        0           0          0          0           0          0           0
7/15/2016                        0           0          0          0           0          0           0
7/15/2017                        0           0          0          0           0          0           0
7/15/2018                        0           0          0          0           0          0           0
7/15/2019                        0           0          0          0           0          0           0
7/15/2020                        0           0          0          0           0          0           0
7/15/2021                        0           0          0          0           0          0           0
7/15/2022                        0           0          0          0           0          0           0
7/15/2023                        0           0          0          0           0          0           0
7/15/2024                        0           0          0          0           0          0           0
7/15/2025                        0           0          0          0           0          0           0
7/15/2026                        0           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     11.36        2.74       1.72       1.25        1.01       0.87        0.77
Maturity (Years) (1)
Weighted Average Life to     11.36        2.74       1.72       1.25        1.01       0.87        0.77
Call (Years) (1)

----------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Balance for such Class of Offered Certificates.

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                                           Class A-3 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100          94
7/15/2000                      100         100        100         52           0          0           0
7/15/2001                      100         100         35          0           0          0           0
7/15/2002                      100          77          0          0           0          0           0
7/15/2003                      100          32          0          0           0          0           0
7/15/2004                      100           8          0          0           0          0           0
7/15/2005                      100           0          0          0           0          0           0
7/15/2006                      100           0          0          0           0          0           0
7/15/2007                      100           0          0          0           0          0           0
7/15/2008                      100           0          0          0           0          0           0
7/15/2009                      100           0          0          0           0          0           0
7/15/2010                      100           0          0          0           0          0           0
7/15/2011                      100           0          0          0           0          0           0
7/15/2012                       72           0          0          0           0          0           0
7/15/2013                        0           0          0          0           0          0           0
7/15/2014                        0           0          0          0           0          0           0
7/15/2015                        0           0          0          0           0          0           0
7/15/2016                        0           0          0          0           0          0           0
7/15/2017                        0           0          0          0           0          0           0
7/15/2018                        0           0          0          0           0          0           0
7/15/2019                        0           0          0          0           0          0           0
7/15/2020                        0           0          0          0           0          0           0
7/15/2021                        0           0          0          0           0          0           0
7/15/2022                        0           0          0          0           0          0           0
7/15/2023                        0           0          0          0           0          0           0
7/15/2024                        0           0          0          0           0          0           0
7/15/2025                        0           0          0          0           0          0           0
7/15/2026                        0           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     14.14        4.65       2.81       2.00        1.60       1.37        1.19
Maturity (Years) (1)
Weighted Average Life to     14.14        4.65       2.81       2.00        1.60       1.37        1.19
Call (Years) (1)

                                                            Class A-4 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100         28           0
7/15/2001                      100         100        100         21           0          0           0
7/15/2002                      100         100         88         11           0          0           0
7/15/2003                      100         100         48          0           0          0           0
7/15/2004                      100         100         20          0           0          0           0
7/15/2005                      100          89          0          0           0          0           0
7/15/2006                      100          76          0          0           0          0           0
7/15/2007                      100          60          0          0           0          0           0
7/15/2008                      100          44          0          0           0          0           0
7/15/2009                      100          28          0          0           0          0           0
7/15/2010                      100          12          0          0           0          0           0
7/15/2011                      100           0          0          0           0          0           0
7/15/2012                      100           0          0          0           0          0           0
7/15/2013                       37           0          0          0           0          0           0
7/15/2014                       30           0          0          0           0          0           0
7/15/2015                       22           0          0          0           0          0           0
7/15/2016                       13           0          0          0           0          0           0
7/15/2017                        3           0          0          0           0          0           0
7/15/2018                        0           0          0          0           0          0           0
7/15/2019                        0           0          0          0           0          0           0
7/15/2020                        0           0          0          0           0          0           0
7/15/2021                        0           0          0          0           0          0           0
7/15/2022                        0           0          0          0           0          0           0
7/15/2023                        0           0          0          0           0          0           0
7/15/2024                        0           0          0          0           0          0           0
7/15/2025                        0           0          0          0           0          0           0
7/15/2026                        0           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     15.49        9.57       5.05       2.98        2.22       1.88        1.62
Maturity (Years) (1)
Weighted Average Life to     15.49        9.57       5.05       2.98        2.22       1.88        1.62
Call (Years) (1)

----------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Balance for such Class of Offered Certificates.

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                                            Class A-5 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100        100           8
7/15/2001                      100         100        100        100           0          0           0
7/15/2002                      100         100        100        100           0          0           0
7/15/2003                      100         100        100         45           0          0           0
7/15/2004                      100         100        100          0           0          0           0
7/15/2005                      100         100         97          0           0          0           0
7/15/2006                      100         100         86          0           0          0           0
7/15/2007                      100         100         62          0           0          0           0
7/15/2008                      100         100         36          0           0          0           0
7/15/2009                      100         100         11          0           0          0           0
7/15/2010                      100         100          0          0           0          0           0
7/15/2011                      100          92          0          0           0          0           0
7/15/2012                      100          60          0          0           0          0           0
7/15/2013                      100           0          0          0           0          0           0
7/15/2014                      100           0          0          0           0          0           0
7/15/2015                      100           0          0          0           0          0           0
7/15/2016                      100           0          0          0           0          0           0
7/15/2017                      100           0          0          0           0          0           0
7/15/2018                       87           0          0          0           0          0           0
7/15/2019                       74           0          0          0           0          0           0
7/15/2020                       60           0          0          0           0          0           0
7/15/2021                       45           0          0          0           0          0           0
7/15/2022                       28           0          0          0           0          0           0
7/15/2023                       10           0          0          0           0          0           0
7/15/2024                        0           0          0          0           0          0           0
7/15/2025                        0           0          0          0           0          0           0
7/15/2026                        0           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     22.52       13.96       9.39       4.98        2.60       2.20        1.90
Maturity (Years) (1)
Weighted Average Life to     22.52       13.96       9.29       4.98        2.60       2.20        1.90
Call (Years) (1)

                                                          Class A-6 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100        100         100
7/15/2001                      100         100        100        100          10          0           0
7/15/2002                      100         100        100        100          10          0           0
7/15/2003                      100         100        100        100          10          0           0
7/15/2004                      100         100        100        100           0          0           0
7/15/2005                      100         100        100         74           0          0           0
7/15/2006                      100         100        100         74           0          0           0
7/15/2007                      100         100        100         69           0          0           0
7/15/2008                      100         100        100         56           0          0           0
7/15/2009                      100         100        100         42           0          0           0
7/15/2010                      100         100         88         31           0          0           0
7/15/2011                      100         100         69         22           0          0           0
7/15/2012                      100         100         52         15           0          0           0
7/15/2013                      100          81         24          0           0          0           0
7/15/2014                      100          70         19          0           0          0           0
7/15/2015                      100          60         15          0           0          0           0
7/15/2016                      100          51         11          0           0          0           0
7/15/2017                      100          42          4          0           0          0           0
7/15/2018                      100          35          0          0           0          0           0
7/15/2019                      100          30          0          0           0          0           0
7/15/2020                      100          25          0          0           0          0           0
7/15/2021                      100          20          0          0           0          0           0
7/15/2022                      100          16          0          0           0          0           0
7/15/2023                      100          11          0          0           0          0           0
7/15/2024                       92           4          0          0           0          0           0
7/15/2025                       71           0          0          0           0          0           0
7/15/2026                       49           0          0          0           0          0           0
7/15/2027                       24           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     27.80       18.92      14.30      10.29        3.10       2.42        2.09
Maturity (Years) (1)
Weighted Average Life to     26.85       14.43      10.51       7.36        3.10       2.42        2.09
Call (Years) (1)

----------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Balance for such Class of Offered Certificates.

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                                           Class A-7 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100        100         100
7/15/2001                      100         100        100        100         100          7           0
7/15/2002                       99          91         87         97         100          7           0
7/15/2003                       97          81         80         85         100          7           0
7/15/2004                       93          70         67         67          77          7           0
7/15/2005                       89          61         54         49          52          7           0
7/15/2006                       74          40         27         25          35          7           0
7/15/2007                       60          25         13          9          24          7           0
7/15/2008                       48          16          7          3          16          7           0
7/15/2009                       37          10          3          1          11          1           0
7/15/2010                       27           6          1          0           6          0           0
7/15/2011                       18           3          1          0           1          0           0
7/15/2012                       11           2          0          0           0          0           0
7/15/2013                        0           0          0          0           0          0           0
7/15/2014                        0           0          0          0           0          0           0
7/15/2015                        0           0          0          0           0          0           0
7/15/2016                        0           0          0          0           0          0           0
7/15/2017                        0           0          0          0           0          0           0
7/15/2018                        0           0          0          0           0          0           0
7/15/2019                        0           0          0          0           0          0           0
7/15/2020                        0           0          0          0           0          0           0
7/15/2021                        0           0          0          0           0          0           0
7/15/2022                        0           0          0          0           0          0           0
7/15/2023                        0           0          0          0           0          0           0
7/15/2024                        0           0          0          0           0          0           0
7/15/2025                        0           0          0          0           0          0           0
7/15/2026                        0           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to      9.97        7.48       6.84       6.82        7.69       3.27        2.38
Maturity (Years) (1)
Weighted Average Life to      9.97        7.48       6.78       6.49        5.98       2.90        2.38
Call (Years) (1)

                                                          Class A-8 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                       99          84         78         73          67         60          50
7/15/2000                       99          71         62         53          44         36          25
7/15/2001                       98          60         48         38          30         21           0
7/15/2002                       98          51         38         28          20         13           0
7/15/2003                       97          43         30         20          13          8           0
7/15/2004                       96          36         23         15           9          4           0
7/15/2005                       95          31         18         11           6          3           0
7/15/2006                       94          26         14          8           4          2           0
7/15/2007                       93          22         11          5           3          1           0
7/15/2008                       92          18          9          4           2          1           0
7/15/2009                       90          15          7          3           1          0           0
7/15/2010                       89          13          5          2           1          0           0
7/15/2011                       87          11          4          1           0          0           0
7/15/2012                       85           9          3          1           0          0           0
7/15/2013                       78           7          2          1           0          0           0
7/15/2014                       75           6          2          0           0          0           0
7/15/2015                       73           5          1          0           0          0           0
7/15/2016                       70           4          1          0           0          0           0
7/15/2017                       67           3          1          0           0          0           0
7/15/2018                       63           2          1          0           0          0           0
7/15/2019                       59           2          0          0           0          0           0
7/15/2020                       54           2          0          0           0          0           0
7/15/2021                       49           1          0          0           0          0           0
7/15/2022                       43           1          0          0           0          0           0
7/15/2023                       37           1          0          0           0          0           0
7/15/2024                       30           0          0          0           0          0           0
7/15/2025                       21           0          0          0           0          0           0
7/15/2026                       12           0          0          0           0          0           0
7/15/2027                        2           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     20.92        5.68       4.04       3.06        2.42       1.90        1.19
Maturity (Years) (1)
Weighted Average Life to     20.70        5.34       3.77       2.82        2.23       1.77        1.19
Call (Years) (1)

----------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Balance for such Class of Offered Certificates.

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                                          Class M-1 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100        100         100
7/15/2001                      100         100        100        100         100        100          62
7/15/2002                      100         100         88         63          96        100          62
7/15/2003                      100         100         71         47          38         83          62
7/15/2004                      100          91         57         34          21         51          40
7/15/2005                      100          79         46         25          14         30          23
7/15/2006                      100          68         36         18          10         17          12
7/15/2007                      100          58         29         13           6          8           4
7/15/2008                      100          50         23         10           4          1           0
7/15/2009                      100          42         18          7           2          0           0
7/15/2010                      100          36         14          5           0          0           0
7/15/2011                      100          30         11          3           0          0           0
7/15/2012                      100          25          8          1           0          0           0
7/15/2013                       78          14          4          0           0          0           0
7/15/2014                       75          12          3          0           0          0           0
7/15/2015                       71          10          1          0           0          0           0
7/15/2016                       67           8          0          0           0          0           0
7/15/2017                       63           7          0          0           0          0           0
7/15/2018                       58           6          0          0           0          0           0
7/15/2019                       54           5          0          0           0          0           0
7/15/2020                       50           4          0          0           0          0           0
7/15/2021                       45           3          0          0           0          0           0
7/15/2022                       40           1          0          0           0          0           0
7/15/2023                       34           0          0          0           0          0           0
7/15/2024                       28           0          0          0           0          0           0
7/15/2025                       21           0          0          0           0          0           0
7/15/2026                       13           0          0          0           0          0           0
7/15/2027                        4           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     21.49       10.94       7.57       5.77        5.36       6.39        5.26
Maturity (Years) (1)
Weighted Average Life to     21.26       10.25       6.98       5.23        4.92       5.04        3.78
Call (Years) (1)

                                                          Class M-2 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100        100         100
7/15/2001                      100         100        100        100         100        100         100
7/15/2002                      100         100         88         63          46         74          91
7/15/2003                      100         100         71         47          31         21          22
7/15/2004                      100          91         57         34          21         13           8
7/15/2005                      100          79         46         25          14          8           5
7/15/2006                      100          68         36         18          10          5           0
7/15/2007                      100          58         29         13           6          1           0
7/15/2008                      100          50         23         10           4          0           0
7/15/2009                      100          42         18          7           0          0           0
7/15/2010                      100          36         14          5           0          0           0
7/15/2011                      100          30         11          1           0          0           0
7/15/2012                      100          25          8          0           0          0           0
7/15/2013                       78          14          3          0           0          0           0
7/15/2014                       75          12          1          0           0          0           0
7/15/2015                       71          10          0          0           0          0           0
7/15/2016                       67           8          0          0           0          0           0
7/15/2017                       63           7          0          0           0          0           0
7/15/2018                       58           6          0          0           0          0           0
7/15/2019                       54           5          0          0           0          0           0
7/15/2020                       50           3          0          0           0          0           0
7/15/2021                       45           0          0          0           0          0           0
7/15/2022                       40           0          0          0           0          0           0
7/15/2023                       34           0          0          0           0          0           0
7/15/2024                       28           0          0          0           0          0           0
7/15/2025                       21           0          0          0           0          0           0
7/15/2026                       13           0          0          0           0          0           0
7/15/2027                        4           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     21.49       10.89       7.52       5.67        4.89       4.71        4.70
Maturity (Years) (1)
Weighted Average Life to     21.26       10.25       6.98       5.16        4.48       4.36        4.25
Call (Years) (1)

----------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Balance for such Class of Offered Certificates.

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                                          Class B-1 Scenario
                               ------------------------------------------------------------------------
Distribution Date               I          II         III         IV          V          VI         VII
                               ---         ---        ---        ---         ---        ---         ---
Initial Percent                100         100        100        100         100        100         100
7/15/1999                      100         100        100        100         100        100         100
7/15/2000                      100         100        100        100         100        100         100
7/15/2001                      100         100        100        100         100        100         100
7/15/2002                      100         100         88         63          46         34          24
7/15/2003                      100         100         71         47          31         21          14
7/15/2004                      100          91         57         34          21         13           8
7/15/2005                      100          79         46         25          14          8           0
7/15/2006                      100          68         36         18          10          2           0
7/15/2007                      100          58         29         13           6          0           0
7/15/2008                      100          50         23         10           0          0           0
7/15/2009                      100          42         18          7           0          0           0
7/15/2010                      100          36         14          1           0          0           0
7/15/2011                      100          30         11          0           0          0           0
7/15/2012                      100          25          8          0           0          0           0
7/15/2013                       78          14          0          0           0          0           0
7/15/2014                       75          12          0          0           0          0           0
7/15/2015                       71          10          0          0           0          0           0
7/15/2016                       67           8          0          0           0          0           0
7/15/2017                       63           7          0          0           0          0           0
7/15/2018                       58           3          0          0           0          0           0
7/15/2019                       54           0          0          0           0          0           0
7/15/2020                       50           0          0          0           0          0           0
7/15/2021                       45           0          0          0           0          0           0
7/15/2022                       40           0          0          0           0          0           0
7/15/2023                       34           0          0          0           0          0           0
7/15/2024                       28           0          0          0           0          0           0
7/15/2025                       21           0          0          0           0          0           0
7/15/2026                       13           0          0          0           0          0           0
7/15/2027                        0           0          0          0           0          0           0
7/15/2028                        0           0          0          0           0          0           0
Weighted Average Life to     21.48       10.80       7.48       5.59        4.71       4.32        4.09
Maturity (Years) (1)
Weighted Average Life to     21.26       10.25       6.98       5.14        4.34       4.00        3.83
Call (Years) (1)

----------
(1) The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Balance for such Class of Offered Certificates.

                               THE CIT GROUP, INC.

      In September 1997, CIT changed its name to The CIT Group, Inc. and filed a registration statement with the Securities and Exchange Commission for an initial public offering of approximately 22.8% of its common stock. In November 1997, CIT completed its initial public offering of 36,225,000 shares of its common stock.

      The proceeds from the offering (other than the proceeds received from the exercise of the over-allotment option of the underwriters) were used to acquire from The Dai-Ichi Kangyo Bank, Limited ("DKB") its option to purchase the 20 percent interest in CIT owned by The Chase Manhattan Corporation ("Chase") and to exercise such option. The proceeds received from the exercise of the underwriters' over-allotment option were used for general corporate purposes.

      As a consequence of the completion of the offering, DKB continues to own a majority of the issued and outstanding shares of common stock of CIT. Chase is no longer a stockholder. The Stockholders Agreement (as defined in the Prospectus) no longer exists and Chase cannot designate a nominee to the Board of Directors of CIT.

                  THE CIT GROUP SECURITIZATION CORPORATION III,
                                  THE DEPOSITOR

      The CIT Group Securitization Corporation III (the "Depositor") was incorporated in the State of Delaware on April 8, 1996 and is a wholly-owned, limited purpose finance subsidiary of CIT. The Depositor maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is
(973) 535-3514.

      The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Loans. CIT Consumer Finance is an affiliate of the Depositor. The Depositor will acquire the Mortgage Loans in a privately negotiated transaction from CIT Consumer Finance.

      Neither CIT nor any of its affiliates, including the Depositor and CIT Consumer Finance, will be obligated with respect to the Certificates. Accordingly, the Depositor has determined that the financial condition of CIT Consumer Finance and its affiliates, including the Depositor, is not material to the offering of the Certificates.

      The Depositor presently anticipates that it will be the initial holder of the Class IO Certificates, the Class B-4 Certificates and the Class R Certificates. However, the Depositor may at any time transfer any of such Certificates to its affiliates or to unaffiliated third parties.

                      THE CIT GROUP/CONSUMER FINANCE, INC.,
                           SELLER AND MASTER SERVICER

      The Mortgage Loans and any other applicable Mortgage Assets will be purchased by the Depositor, either directly or through affiliates, from CIT Consumer Finance or its affiliates, as Seller. The Mortgage Loans so acquired by the Depositor will have been originated or purchased by CIT Consumer Finance or its affiliates in accordance with the underwriting criteria specified herein and in the Prospectus.

      CIT  Consumer  Finance  will be  appointed  pursuant  to the  Pooling  and
Servicing   Agreement  as  the  master  servicer  for  the  Trust  (the  "Master
Servicer").

      CIT Consumer Finance is a Delaware corporation and a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (973) 740-5000.

      CIT Consumer Finance offers loans to consumers secured by first and subordinate mortgages on residential real estate (including condominiums). Business is generated through several distribution channels across the country. CIT Consumer Finance originates loans directly to consumers, using both its own employees and mortgage brokers. CIT Consumer Finance also purchases loans from mortgage bankers and other mortgage lenders, often referred to as "correspondents." CIT Consumer Finance purchases loans individually and in larger batches, including bulk portfolio purchases.

      CIT Consumer Finance is the master servicer for the loans held in its portfolio. CITSF performs certain of the servicing functions for CIT Consumer Finance as its Sub-Servicer from CITSF's Asset Service Center as described below. CIT Consumer Finance has a network of offices nationwide which handle business origination, credit, administration and management. In addition, CIT Consumer Finance maintains its quality control department at its Marlton, New Jersey office and its original document retention and processing facility in Cherry Hill, New Jersey.

      Prior to the issuance of the Certificates, the Master Servicer will enter into a subservicing agreement with CITSF (the "Subservicing Agreement") pursuant to which CITSF will agree to perform certain of the servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement. In the future, CIT Consumer Finance may perform all or a portion of the servicing responsibilities delegated to CITSF under the Subservicing Agreement, or CIT Consumer Finance may retain another third party to perform all or a portion of such servicing responsibilities, instead of CITSF. The Pooling and Servicing Agreement provides that CIT Consumer Finance may not permit CITSF to resign as Sub-Servicer nor may CIT Consumer Finance terminate or replace CITSF as Sub-Servicer, or materially reduce the duties of CITSF as Sub-Servicer in connection with lockbox arrangements or payment processing unless (i) a Termination Event has occurred and is continuing, in which event the Trustee may terminate CIT Consumer Finance (See "The Pooling and Servicing Agreement--Termination Events" herein) or (ii) the Rating Agency Condition is satisfied.

                THE CIT GROUP/SALES FINANCING, INC., SUB-SERVICER

      CITSF will be appointed as a Sub-Servicer for all of the Mortgage Loans in each Mortgage Pool, and as a Sub-Servicer, will perform certain of the servicing responsibilities described under "The Pooling and Servicing Agreement" herein and in the Prospectus.

      CITSF is a Delaware corporation and a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039 and its telephone number is (973) 740-5000.

      CITSF originates, purchases and services retail installment sales contracts, direct loans and mortgages for manufactured housing, recreation vehicles, recreational boat and other consumer goods throughout the United States and services mortgage loans originated and purchased by CIT Consumer Finance and other affiliates of CIT. CITSF has a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. CITSF services, on behalf of other owners, retail installment contracts, direct loans and mortgage loans that were not originated by CITSF. These servicing arrangements may be made with respect to the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities, or portfolios that have been sold by CITSF or others to securitization trusts.

      The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for retail installment contracts, direct loans and mortgages. In order to service these transactions, CITSF uses sub-servicers, outside collectors and field remarketers located throughout the United States.

      At March 31, 1998, CITSF serviced at its Asset Service Center, for itself and others, approximately 291,500 consumer finance accounts (including recreation vehicle, recreational boat, manufactured housing and mortgage receivables) representing an outstanding balance of approximately $8.1 billion.

                           SERVICING OF MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

      The servicing fees for each Mortgage Loan are generally payable out of the interest payments on such Mortgage Loan. The servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee") will be payable on each Distribution Date in an amount equal to 1/12 of the product of 0.50% per annum and the Principal Balance of each Mortgage Loan as of the first day of the related Due Period (the "Monthly Servicing Fee") plus any Mortgage Fees collected by the Master Servicer during the related Due Period. If CIT Consumer Finance or one of its affiliates is no longer the Master Servicer, the Master Servicing Fee will be payable before any distributions are made on the Certificates on a Distribution Date, and will reduce the amount of available funds to make distributions of interest and principal on the Certificates. However, if the Master Servicer is CIT Consumer Finance or an affiliate of CIT Consumer Finance is the Master Servicer, the Master Servicing Fee will be paid on each

Distribution Date only from the Interest Remittance Amount remaining after all interest payments due on the Certificates on such Distribution Date have been made. The Master Servicer will be responsible for the compensation of the Sub-Servicer.

      The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. The Master Servicer will pay these amounts out of the Master Servicing Fee. The Master Servicer is also entitled to retain all investment income earned on amounts on deposit in the Certificate Account.

Compensating Interest

      When a Mortgage Loan is prepaid between monthly payment dates ("Due Dates"), the Mortgagor is required to pay interest on the amount prepaid to the date of prepayment and not thereafter. Prepayments received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will pay to the Trust, but only to the extent of the Master Servicing Fee for such month, with respect to each Mortgage Loan as to which the Master Servicer received a Principal Prepayment during the related Due Period an amount ("Compensating Interest") equal to the excess of (i) 30 days' interest on the Principal Balance of each such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate over, (ii) the amount of interest actually received on the related Mortgage Loan during such Due Period. Any shortfalls in interest as a result of prepayments which cause the Compensating Interest to exceed the amount of the Master Servicing Fee for the month, or any shortfalls in interest due to a partial prepayment, will reduce the amount of interest available to be distributed to Certificateholders from the amount which would otherwise have been available.

      In addition, with respect to each Simple Interest Loan, when a Mortgagor makes a principal prepayment that exceeds the principal portion of the scheduled payment, but the Mortgagor does not intend to satisfy the Mortgage Loan in full or to cure a delinquency, interest will cease to accrue on the principal so prepaid as of the date of prepayment. Moreover, if a Mortgagor makes a scheduled payment on a Simple Interest Loan prior to its scheduled due date, the Mortgagor pays less than 30 days' interest at the Mortgage Rate in such Due Period with respect to such Mortgage Loan. These types of prepayments and early payments will reduce the amount of interest available to be distributed to Certificateholders from the amount which would otherwise have been available.

Advances

      The Master Servicer will be required to make an advance of its own funds no later than the day prior to the Distribution Date and in no event earlier than the seventh Business Day of such month, in the amount, if any, by which 30 days' interest at the Mortgage Rate on the then outstanding Principal Balance of a Mortgage Loan exceeds the amount received by the Master Servicer in respect of interest on the Mortgage Loan during the related Due Period (any such advance, an "Advance"), subject to limitations set forth below.

      Advances are intended to maintain a regular flow of scheduled interest payments on the Certificates and not to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of interest on each Mortgage Loan only if in its judgment, such Advances are reasonably recoverable from future payments and collections of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date.

                         DESCRIPTION OF THE CERTIFICATES

General

      Persons in whose name an Offered Certificate is registered in the Certificate Register maintained by the Trustee are the "holders" of the Offered Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "holder" of the Offered Certificates as the term "holder" is used in the Pooling and Servicing Agreement will be Cede. No person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"), except in the event that Definitive Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the holders of Offered Certificates shall mean and include the rights of beneficial owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Description of the Certificates--Book-Entry Certificates" herein and in the Prospectus.

Book-Entry Certificates

      The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). The beneficial owners may elect to hold their Offered Certificates through DTC in the United States, or CEDEL or Euroclear in Europe if they are Participants (as defined in the Prospectus) of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depository for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no beneficial owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "holder" of such Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC. See "Description of the Certificates--Book-Entry Certificates" in the Prospectus.

      Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC; or (iii) after the occurrence of a Termination Event (as defined in the Pooling and Servicing Agreement), beneficial owners of Certificates representing not less than 51% of the aggregate Percentage Interests evidenced by each Class of Certificates issued as Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries (as defined in the Prospectus) in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the beneficial owners. See "Description of the Certificates--Definitive Certificates" in the Prospectus.

Distribution Dates

      Distributions on the Certificates are required to be made on the 15th day of each month or, if such day is not a Business Day, on the first Business Day thereafter (the "Distribution Date") commencing on August 17, 1998, to the holders on each Record Date in an amount equal to the product of such holder's Percentage Interest and the amount distributed in respect of such Certificateholders' Class of such Certificates on such Distribution Date.

      On each Distribution Date, the holders of each Class of the Offered Certificates and the Private Certificates will be entitled to receive from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the
"Certificate Account") and until the Certificate Balance of such Class of Offered Certificates and the Private Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Distribution Date, among the Classes of the Offered Certificates and the Private Certificates as described below. On each Distribution Date on or after the date (if ever) on which Definitive Certificates are issued, distributions will be made in immediately available funds to holders of Offered Certificates and the Private Certificates by wire transfer, to the account of such holder at a domestic bank or other entity having appropriate facilities therefor, if such holder holds an aggregate Percentage Interest of at least 5% of the Offered Certificates and the Private Certificates and if such holder so requests pursuant to written instructions delivered to the Trustee at least 10 days prior to such Distribution Date, which instructions, until revised, will remain effective for all Distribution Dates thereafter, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificateholders may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book-Entry Registration" in the Prospectus and "Description of the Certificates--Book-Entry Certificates" herein and in the Prospectus.

      The Pooling and Servicing Agreement will provide that a holder who possesses a physical certificate will be required to send such Certificate to the Trustee in order to receive the final distribution on such holder's Certificate.

      Each holder of record of the related Class of the Offered Certificates and the Private Certificates (other than the Class IO Certificates) will be entitled to receive such holder's Percentage Interest in the amounts due such Class on such Distribution Date.

Pass-Through Rates, Certificate Balances and Notional Amounts

      The Pass-Through Rate applicable to each Class of Certificates (other than the Class R Certificates) for each Distribution Date is set forth under "Summary-Pass Through Rates, Certificate Balances and Notional Amounts".

      The "Certificate Balance" of any Class of Certificates (other than the Class IO and Class R Certificates) as of any date of determination is the original Certificate Balance of such Class as reduced by all amounts actually distributed to the holders of such Class of Certificates on account of principal on all prior Distribution Dates and any Applied Realized Loss Amounts that were allocated to such Class of Certificates on all prior Distribution Dates.

      The Class IO Certificates will not have a principal balance, but will represent the right to receive the sum of the interest accrued on the notional amount of each of its Components, as described herein. Each such Component will relate to each separate Class of Certificates (other than the Class R Certificates) with the same Class designation. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Certificates immediately prior to such Distribution Date. The Class IO-XI Certificates will consist of thirteen Components relating to each Class of Certificates (other than the Class A-8 and the Class R Certificates). The IO-X2 Certificates will consist of one Component relating to the Class A-8 Certificates. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates.

      The Class R Certificates will not have a Certificate Balance.

Distributions

      Upon receipt from the Master Servicer on the Deposit Date (as defined in the Prospectus), the Trustee will be required to deposit into the Certificate Account (i) the total of the principal and interest collections and any Mortgage Fees including all cash amounts (net of Liquidation Expenses (as defined in the Prospectus) and net of any unreimbursed hazard insurance premiums paid by the Master Servicer) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") and any Advances or Compensating Interest due from the Master Servicer, together with any Substitution Adjustment and any Purchase Price and (ii) the proceeds of any liquidation of the Trust.

      The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Offered Certificates and the Private Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein, subject to the Adjusted Weighted Average Net Mortgage Rate or, in the case of the Class A-8 Certificates, subject to the Weighted Average Net Mortgage Rate and the Maximum Variable Rate.

      On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement with respect to interest and principal:

      Interest: On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

      First, to the holders of the Class A Certificates and the Class IO Certificates, the Class A Current Interest or the Class IO Current
      Interest, as applicable, plus the Interest Carry Forward Amount with respect to each such Class of Class A Certificates and each such Class IO Certificates without any priority among such Class A Certificates and Class IO Certificates; provided, that if the Interest Remittance Amount is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates and Class IO Certificates, the Interest Remittance Amount will be distributed among the outstanding Classes of Class A Certificates and Class IO Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the applicable Pass-Through Rate;

      Second, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class M-1 Certificates, the Class M-1 Current Interest plus the Interest Carry Forward Amount with respect to the Class M-1 Certificates;

      Third, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class M-2 Certificates, the Class M-2 Current Interest plus the Interest Carry Forward Amount with respect to the Class M-2 Certificates;

      Fourth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-1 Certificates, the Class B-1 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-1 Certificates;

      Fifth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-2 Certificates, the Class B-2 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-2 Certificates;

      Sixth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-3 Certificates, the Class B-3 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-3 Certificates;

      Seventh, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class B-4 Certificates, the Class B-4 Current Interest plus the Interest Carry Forward Amount with respect to the Class B-4 Certificates;

      Eighth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class A-8 Certificates, the Class A-8 Extra Interest;

      Ninth, to the extent of the Interest Remittance Amount then remaining, to pay the Master Servicing Fee to the Master Servicer if CIT Consumer Finance or one of its affiliates is the Master Servicer; and

      Tenth, to the extent of the Interest Remittance Amount then remaining, to the holders of the Class R Certificates.

      The Class IO-X1 Certificates will receive payments of interest equal to the sum of the interest accrued during the related Accrual Period on the notional amount of each of its thirteen Components. Each Component will accrue interest at its applicable Component Rate on its related notional amount. The "Component Rate" applicable to each Component for each Distribution Date will equal (I) the lesser of (i) the Weighted Average Net Mortgage Rate for such Distribution Date and (ii) 9.358%, (II) minus the applicable Pass-Through Rate minus (III) the applicable Strip Rate (but not less than zero). The Class IO-X2 Certificates will receive payments of interest equal to the interest accrued during the related Accrual Period on the notional amount of its Component at a rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Class A-8 Formula Rate (but not less than zero).

      The "Adjusted Weighted Average Net Mortgage Rate" for each Distribution Date is the Weighted Average Net Mortgage Rate minus the applicable Strip Rate. The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Principal Balances outstanding as of the first day of the related Due Period. The "Net Mortgage Rate" for each Mortgage Loan will equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the first day of the related Due Period, minus (y) the Monthly Servicing Fee for such Mortgage Loan.

      "Strip Rate" for each Component is as follows:

      Component                   Certificate                  Strip Rate
      ---------                   -----------                  ----------
      IO-A-1                      A-1                           2.17%
      IO-A-2                      A-2                           2.04%
      IO-A-3                      A-3                           1.97%
      IO-A-4                      A-4                           1.85%
      IO-A-5                      A-5                           1.69%
      IO-A-6                      A-6                           1.35%
      IO-A-7                      A-7                           1.75%
      IO-M-1                      M-1                           1.61%
      IO-M-2                      M-2                           1.33%
      IO-B-1                      B-1                           0.68%
      IO-B-2                      B-2                           0.05%
      IO-B-3                      B-3                           0.05%
      IO-B-4                      B-4                           0.05%

      "Class A-8 Extra Interest" means, if the Class A-8 Pass-Through Rate is based on the Weighted Average Net Mortgage Rate, the excess of (i) the amount of interest that the Class A-8 Certificateholder would have been entitled to receive on such Distribution Date had the Class A-8 Pass-Through Rate been calculated based on the Class A-8 Formula Rate over (ii) the amount of interest that the Class A-8 Certificateholders were entitled to receive on such Distribution Date as a result of the Class A-8 Pass-Through Rate being calculated based on the Weighted Average Net Mortgage Rate.

      If on a Distribution Date there are insufficient funds to pay the Class A-8 Extra Interest, the unpaid Class A-8 Extra Interest will not be carried forward to the next Distribution Date (and will not be included in the Interest Carry Forward Amount).

      The Class R Certificates will not bear interest, but will represent the right to receive certain limited amounts not otherwise payable to the Offered Certificates and the Private Certificates.

Principal. On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

      First, the holders of the Class A Certificates will be entitled to receive payment of the Class A Principal Distribution Amount for such Distribution Date in the following amounts and priorities:

      (1) to the holders of the Class A-8 Certificates, an amount equal to the Class A-8 Principal Distribution Amount, until the Class A-8 Certificate Balance has been reduced to zero;

      (2) to the holders of the Class A-7 Certificates, in an amount equal to the Class A-7 Lockout Distribution Amount;

      (3) to the holders of the Class A Certificates (other than the Class A-7 Certificates and the Class A-8 Certificates) in sequential order until the Certificate Balance of each such Class of Class A Certificates has been reduced to zero;

      (4) to the holders of the Class A-7 Certificates until the Class A-7 Certificate Balance has been reduced to zero; and

      (5) to the extent not previously distributed, to the holders of the Class A-8 Certificates, until the Class A-8 Certificate Balance is reduced to zero;

      Until the Stepdown Date, on each Distribution Date no principal will be distributed to the Subordinate Certificates. Thereafter, on each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of all Subordinate Certificates will be entitled to receive payments of principal, after distribution of principal to the Class A Certificates as provided above, in the amounts and the priorities set forth below and to the extent of the remaining Principal Distribution Amount as follows:

      Second, the lesser of (x) the excess, if any, of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates in clause "First" above and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the holders of the Class M-1 Certificates, until the Class M-1 Certificate Balance has been reduced to zero;

      Third, the lesser of (x) the excess, if any, of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates in clause "First" above and the amount distributed to the holders of the Class M-1 Certificates in clause "Second" above and (y) the Class M-2 Principal Distribution Amount, shall be distributed to the holders of the Class M-2 Certificates, until the Class M-2 Certificate Balance has been reduced to zero;

      Fourth,  the  lesser  of (x)  the  excess,  if any,  of (i) the  Principal
      Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above and the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above and (y) the Class B-1 Principal Distribution Amount, shall be distributed to the holders of the Class B-1 Certificates, until the Class B-1 Certificate Balance has been reduced to zero;

      Fifth, the lesser of (x) the excess, if any, of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above, the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above and the amount distributed to the holders of the Class B-1 Certificates pursuant to clause "Fourth" above and (y) the Class B-2 Principal Distribution Amount, shall be distributed to the holders of the Class B-2 Certificates, until the Class B-2 Certificate Balance has been reduced to zero;

      Sixth, the lesser of (x) the excess, if any, of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above, the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above, the amount distributed to the holders of the Class B-1 Certificates pursuant to clause "Fourth" above and the amount distributed to the holders of the Class B-2 Certificates pursuant to clause "Fifth" above and (y) the Class B-3 Principal Distribution Amount, shall be distributed to the holders of the Class B-3 Certificates, until the Class B-3 Certificate Balance has been reduced to zero; and

      Seventh, the lesser of (x) the excess, if any, of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause "First" above, the amount distributed to the holders of the Class M-1 Certificates pursuant to clause "Second" above, the amount distributed to the holders of the Class M-2 Certificates pursuant to clause "Third" above, the amount distributed to the holders of the Class B-1 Certificates pursuant to clause "Fourth" above, the amount distributed to the holders of the Class B-2 Certificates pursuant to clause "Fifth" above and the amount distributed to the holders of the Class B-3 Certificates pursuant to clause "Sixth" above and (y) the Class B-4 Principal Distribution Amount, shall be distributed to the holders of the Class B-4 Certificates, until the Class B-4 Certificate Balance has been reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on or after the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, if a Trigger Event is in effect, the Principal Distribution Amount (or the remaining Principal Distribution Amount on the date on which the Certificate Balance of the Class A Certificates is reduced to zero) will be distributed to the holders of each class of the Subordinate Certificates sequentially (in order of seniority), and the holders of a Class of Certificates will not receive any distribution of principal until the Certificate Balance of each more senior Class of Subordinate Certificates has been reduced to zero.

      The Class A Certificates (other than the Class A-8 Certificates and the Class A-7 Certificates) are "sequential pay" classes such that the holders of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Balance is reduced to zero, the holders of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate

Balance has been reduced to zero, the holders of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Balance has been reduced to zero, the holders of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Balance has been reduced to zero, and the holders of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Balance has been reduced to zero; provided, however, that on any Distribution Date on which the Certificate Balance of the Subordinate Certificates is zero, any amounts of principal payable to the holders of the Class A Certificates (including the Class A-7 Certificates and the Class A-8 Certificates) on such Distribution Date shall be distributed pro rata and not sequentially.

      The holders of the Class A-7 Certificates are entitled to receive, from funds available therefor, payments of the Class A-7 Lockout Distribution Amount specified herein; provided, that if on any Distribution Date the Certificate Balance of the Class A Certificates (other than the Class A-7 and the Class A-8 Certificates) has been reduced to zero, the holders of the Class A-7 Certificates will be entitled to receive any remaining Class A Principal Distribution Amount (after payment of the Class A-8 Principal Distribution Amount to the Class A-8 Certificates and after payment of the Class A Principal Distribution Amount to the Class A-1 through Class A-6 Certificates) until the Class A-7 Certificate Balance has been reduced to zero.

      The general effect of these provisions is that initially all distributions of principal will be allocated to the Class A Certificates. The principal distributions will be allocated between the Class A Certificates and the Subordinate Certificates beginning on the Stepdown Date which will occur on the Distribution Date, on or subsequent to August 2001, on which the Certificate Balance of the Class A Certificates as a percentage of the then outstanding Principal Balance of the Mortgage Loans is reduced to 53.0% or less. Distributions of principal will be allocated first, to the Class A Certificates to reduce their Certificate Balance so that it is not more than the lesser of 53.0% of the Principal Balance of the Mortgage Loans or the Principal Balance of the Mortgage Loans less $1,707,120, and the remaining principal distribution will be allocated to each Class of Subordinate Certificates (in the order of the priority specified above) to reduce its Certificate Balance to the lesser of a specified percentage of the Principal Balance of the Mortgage Loans (13.5% for Class M-1, 11.5% for Class M-2, 7.0% for Class B-1, 6.0% for Class B-2, 4.0% for Class B-3, and 5.0% for Class B-4) or the Principal Balance of the Mortgage Loans less $1,707,120.

      However, if on a Distribution Date the percentage of the Principal Balance of the Mortgage Loans in the Pool as to which payments aggregating at least $65 are 60 days or more delinquent rises to more than 18.8% of the Mortgage Loans in the Pool, a "Trigger Event" will be in effect. On such a Distribution Date and on any subsequent Distribution Date on which a Trigger Event is in effect, all principal distributions will be allocated to the Class A Certificates until the Certificate Balance of the Class A Certificates has been reduced to zero and then such principal distributions will be allocated to the most senior outstanding Class of Subordinate Certificates until it is reduced to zero.

      The holders of the Class A-7 Certificates are entitled to receive a pro rata portion (based on the Certificate Balance of the Class A Certificates (other than the Class A-8 Certificates) of the Class A Principal Distribution Amount adjusted by the Class A-7 Lockout Percentage. The purpose of the Class A-7 Lockout Percentage is to initially delay and then disproportionately accelerate the pro rata distribution of the Class A Principal Distribution Amount to the Class A-7 Certificates.

Calculation of LIBOR

      On the second business day preceding each Distribution Date or, in the case of the first Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-month LIBOR") for the next Accrual Period for the Class A-8 Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear in the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, (i) "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; (ii) "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks); and (iii) "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-month LIBOR for the related Accrual Period for the Class A-8 Certificates shall be the higher of (x) One-month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the

Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting to leading European banks on such Interest Determination Date.

      The establishment of One-month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-8 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at 212-815-2297.

                               CREDIT ENHANCEMENT

      The Credit Enhancement provided for the benefit of the holders of the Class A Certificates and the Class IO Certificates consists of the subordination of distributions to the Subordinate Certificates and, with respect to the Class A Certificates, the priority of application of Realized Losses. Distributions on the Subordinate Certificates will be subordinated to distributions on the Class A Certificates and the Class IO Certificates (with respect to interest only) such that, after distributions on the Class A Certificates and the Class IO Certificates, distributions will be made in the following order of priority: first on the Class M-1 Certificates, second on the Class M-2 Certificates, third on the Class B-1 Certificates, fourth on the Class B-2 Certificates, fifth on the Class B-3 Certificates and sixth on the Class B-4 Certificates. Realized Losses will be applied in the following order of priority: first on the Class B-4 Certificates, second on the Class B-3 Certificates, third on the Class B-2 Certificates, fourth on the Class B-1 Certificates, fifth on the Class M-2 Certificates and sixth on the Class M-1 Certificates. Realized Losses will not be applied on the Class A Certificates.

Subordination of Subordinate Certificates

      The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates and the Class IO Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such holders protection against Realized Losses and to enhance the likelihood of regular receipt by the holders of the Class IO Certificates of the full amount of their scheduled monthly payment of interest.

      The protection afforded to the holders of the Class A Certificates and the Class IO Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates and the Class IO Certificates to receive, prior to any distribution of interest being made on a Distribution Date in respect of such Subordinate Certificates, the amounts of interest due them and, with respect to the Class A Certificates, prior to any distribution of principal being made on a Distribution Date in respect of such Subordinate Certificates, the amounts of principal due them, and, if necessary, by the right of the holders of the Class A and the Class IO Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

      In addition, the rights of the holders of the Class M-2, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the holders of the Class A, Class IO and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A, Class IO and Class M-1 Certificates of the amount of interest due them and, other than with respect to the Class IO Certificates, principal available for distribution, and to afford such holders (other than the Class IO Certificates) with protection against Realized Losses.

      The rights of the holders of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1 and Class M-2 Certificates, the rights of the holders of the Class B-2 Certificates, Class B-3 and Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1, Class M-2 and Class B-1 Certificates, the rights of holders of the Class B-3 and Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates and the rights of the holders of the Class B-4 Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A, Class IO, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates.

Application of Realized Losses

      If a Mortgage Loan becomes a Liquidated Mortgage during a Due Period, the Liquidation Proceeds relating thereto and allocated to principal may be less than the Principal Balance of such Mortgage Loan. The Pooling and Servicing Agreement provides that the amount of such insufficiency is a "Realized Loss." Realized Losses which occur will, in effect, be absorbed first, by the holders of the Class B-4 Certificates, second, by the holders of the Class B-3 Certificates, third, by the holders of Class B-2 Certificates, fourth, by the holders of the Class B-1 Certificates, fifth, by the holders of the Class M-2 Certificates, and sixth, by the holders of the Class M-1 Certificates.

      To the extent that the Mortgage Loans experience Realized Losses in any Due Period, the Certificate Balance of the Subordinate Certificates will be reduced (in effect, "written down") on the related Distribution Date by the amount of such Realized Losses. Such amount written down is an "Applied Realized Loss Amount," which will be applied as a reduction in the Certificate Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Certificate Balance of the Class B-4 Certificates until it is reduced to zero, then against the Certificate Balance of the Class B-3 Certificates until it is reduced to zero, then against the Certificate Balance of the Class B-2 Certificates until it is reduced to zero, then against the Certificate Balance of the Class B-1 Certificates until it is reduced to zero, then against the Certificate Balance of the Class M-2 Certificates until it is reduced to zero and then against the Certificate Balance of the Class M-1 Certificates until it is reduced to zero. Applied Realized Loss Amounts will not be applied as a reduction in the Certificate Balance of the Class A Certificates. The only protection against Realized Losses afforded to any Class of Subordinate Certificates is the protection afforded by the subordination of any more junior class of Subordinate Certificates then outstanding. It is expected that Realized Losses will occur. There will be no reserve fund or "excess spread" (i.e., the difference between the interest collected on the Mortgage Loans and the interest due on the Certificates at the Pass-Through Rate) available to make payments of principal on the Certificates equal to the Realized Losses on the Mortgage Loans.

      Once the Certificate Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up." Any subsequent recoveries on Mortgage Loans which became Liquidated Mortgages during a prior Due Period will not be applied to "reinstate" the Certificate Balance of a Subordinate Certificate.

      Any Applied Realized Loss Amount allocated in reduction of the Certificate Balance of any Class of Certificates (other than the Class IO and Class R Certificates) will result in a corresponding reduction in the notional amount of the related Component of the Class IO Certificates.

                       THE POOLING AND SERVICING AGREEMENT

      In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans on and after the Cut-off Date, exclusive of interest due and payable prior to the Cut-off Date.

      In connection with such transfer and assignment, the Seller and the Depositor will deliver or cause to be delivered to the Trustee or a custodian for the Trustee, within 90 days of the Closing Date, among other things, the original Mortgage Note (and any modification or amendment thereto), the original Mortgage with evidence of recording indicated thereon (except for any Mortgage which has been lost or which was not returned from the public recording office, a copy of which (together with a certificate that the original of such Mortgage was delivered to such recording office) shall be delivered initially and the original of which will be delivered to the Trustee as soon as the same is available to the Depositor), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, assignments of the related Mortgages in recordable form, any title insurance policies with respect to the Mortgages and any assumption or modification agreement (collectively, the "Mortgage Documents"). Within 90 days of the Closing Date, unless opinions of counsel are delivered to the Trustee to the effect that recordation of assignments is not required to protect the interests of the Trustee in the Mortgage Loans and the related Mortgaged Property, the Trustee will be required (at the expense of the Seller) to record assignments of the related Mortgages in favor of the Trustee. The Seller will be required either (i) to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded due to defective documentation, at the Purchase Price with respect to repurchases or (ii) to substitute therefor one or more Qualified Substitute Mortgage Loans if within two years from the Closing Date. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for failure of a Mortgage to be recorded.

      The Trustee (or the custodian) will review each Mortgage Document within 180 days of delivery of such Mortgage Document and if any such document is found to be missing or defective in a material respect, is not properly executed, is unrelated to the Mortgage Loans of the Trust or does not conform in a material respect to the description thereof provided by or on behalf of CIT Consumer Finance, the Trustee will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller does not cure such defect within 90 days after notice thereof from the Trustee or knowledge thereof and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan, the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon to the first day of the month in which the Purchase Price is to be distributed at its Mortgage Rate. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify either designated portion of the Trust Fund as a REMIC or result in a "prohibited transaction" tax as defined in Section 860F of the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, (i) have a Principal Balance not in excess of the Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall, plus accrued and unpaid interest, to be deposited by the Seller in the Certificate Account not later than the Determination Date and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment")), (ii) have a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan, (iii) have the same index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not less than that of the Deleted Mortgage Loan, (iv) have a Mortgage Rate not lower than 1.00% per annum less than, and not more than 1.00% per annum higher than, that of the Deleted Mortgage Loan,
(v) have a Combined Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be of the same or better credit risk category under the Seller's underwriting guidelines; and (viii) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Document.

Repurchases

      The Master Servicer will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer; provided, however, that the Master Servicer may not purchase any such Mortgage Loan unless the Master Servicer has delivered to the Trustee an opinion of counsel addressed to and acceptable to the Trustee to the effect that such repurchase would not disqualify either designated portion of the Trust Fund as a REMIC or result in a "prohibited transaction" tax as defined in
Section 860F of the Code. The purchase price for any such Mortgage Loan is equal to the Purchase Price thereof, which purchase price shall be delivered to the Trustee.

Release of Collateral

      The Master Servicer may, if it is consistent with the servicing standard set forth in the Pooling and Servicing Agreement, release a portion of the land securing a Mortgage Loan from the lien of the Mortgage. For example, under its current servicing practices, the Master Servicer may do so (i) if the Mortgagor (as defined in the Prospectus) intends to sub-divide the Mortgaged Property or
(ii) if in the event of an eminent domain proceeding, the Master Servicer determines that such proceeding will result in a taking of the land, and the Master Servicer releases such land in exchange for partial or complete repayment of the outstanding Principal Balance of the Mortgage Loan. The Master Servicer may not release such land unless an opinion of counsel is provided to the effect that such release would not disqualify either designated portion of the Trust Fund as a REMIC or result in a "prohibited transaction" tax as defined in
Section 860F of the Code.

Reports to Certificateholders

      On each Distribution Date, the Master Servicer or the Trustee will furnish to each holder a statement setting forth, among other things:

      (i) the Interest Remittance Amount, separately identifying Advances, Compensating Interest and the portion of any Substitution Adjustment, Purchase Price and Liquidation Proceeds relating to interest;

      (ii) the Principal Distribution Amount separately identifying Principal Prepayments, and the portion of any Purchase Price, Substitution Adjustment and Liquidation Proceeds relating to principal;

      (iii) the Class A-8 Principal Distribution Amount;

      (iv) the amount of the distribution with respect to the each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

      (v) the amount of such distribution allocable to principal on each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

      (vi) the amount of such distribution allocable to interest on each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

      (vii) the Interest Carry Forward Amount for each Class;

      (viii)the principal amount of each Class of Certificates (based on a Certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Distribution Date;

      (ix) the aggregate Principal Balance of all Mortgage Loans, the aggregate Principal Balance of the Fixed Rate Mortgage Loans and the aggregate Principal Balance of the Adjustable Rate Mortgage Loans after giving effect to any payment of principal on such Distribution Date;

      (x) the Adjusted Weighted Average Net Mortgage Rate, the Weighted Average Net Mortgage Rate and the weighted average remaining stated term to maturity of the Mortgage Loans;

      (xi)  whether a Trigger Event has occurred;

      (xii) the Senior Enhancement Percentage;

      (xiii) the Class A-8 Extra Interest, if any; and

      (xiv) the amount of any Applied Realized Loss Amount for each Class as of the close of such Distribution Date.

      In addition, on each Distribution Date the Master Servicer or the Trustee will distribute to each holder, together with the information described above, the following information prepared by the Servicer:

      (a) the number and aggregate Principal Balance of Mortgage Loans as to which payments aggregating $65 are (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Distribution Date and the number and aggregate Principal Balances of the Mortgage Loans and related data;

      (b) the number and aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month preceding such Distribution Date;

      (c) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Distribution Date; and

      (d)   the amount of cumulative Realized Losses.

Optional Termination

      On any Distribution Date on which the outstanding aggregate Principal Balances of the Mortgage Loans in the Trust have declined to 10% or less of the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase, in whole, the Mortgage Loans and the REO Property (as defined in the Prospectus), if any, remaining in the Trust Fund as of that date (the first such Distribution Date, the "Clean-up Call Date").

Auction Sale

      After the first Distribution Date on which the outstanding aggregate Principal Balances of the Mortgage Loans in the Trust have declined to 5% or less of the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date, the Trustee shall solicit bids for the purchase of the Mortgage Loans and the REO Property remaining in the Trust. In the event that satisfactory bids are received as described below, the net sale proceeds will be distributed to Certificateholders on the second Distribution Date succeeding such Due Period. Any purchaser of the Mortgage Loans must agree to the continuation of CIT Consumer Finance as Master Servicer (if at such time it is the Master Servicer) on terms substantially similar to those in the Pooling and Servicing Agreement. Any such sale will effect early retirement of the Certificates.

      The Trustee must receive at least two bids from prospective purchasers which are considered at the time to be competitive participants in the market for home equity mortgage loans. The highest bid may not be less than the fair market value of such Mortgage Loans and REO Property and must equal the sum of
(i) the greater of (a) the aggregate Purchase Price for the Mortgage Loans (including Liquidated Mortgages) plus the appraised value of any other property held by the Trust (less Liquidation Expenses), or (b) an amount that when added to amounts on deposit in the Certificate Account available for distribution to Certificateholders for the second succeeding Distribution Date would result in proceeds sufficient to distribute the Aggregate Certificate Balance and interest for such Distribution Date and any unpaid interest with respect to one or more prior Distribution Dates, (ii) the sum of (a) an amount sufficient to reimburse the Master Servicer for any unreimbursed Advances for which it is entitled to reimbursement, and (b) the Master Servicing Fee payable on such final Distribution Date, including any unpaid Master Servicing Fees with respect to one or more prior Due Periods and (iii) the expenses of such auction sale. The Trustee may consult with financial advisors, including any Underwriter, to determine if a bid is equal to or greater than the fair market value of such Mortgage Loans. Upon the receipt of such bids, such Trustee shall sell and assign such Mortgage Loans and REO Property to the highest bidder and the Certificates shall be retired on such second succeeding Distribution Date. If any of the foregoing conditions are not met, the Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Mortgage Loans and REO Property remaining in the Trust. In such event, however, the Trustee may from time to time solicit bids in the future for the purchase of such Mortgage Loans and REO Property upon the same terms described above.

Termination Events

      "Termination Events" will consist of: (i) any failure by the Master Servicer to deposit in the Certificate Account the required amounts or remit to the Trustee any payment (other than an Advance or Servicing Advance (as defined in the Prospectus) required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by holders of Certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) of any Class (other than the Class IO Certificates and the Class R Certificates) evidencing not less than 51% of the aggregate Percentage Interests constituting such Class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by holders of Certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) of any Class (other than the Class IO Certificates and the Class R Certificates) evidencing not less than 51% of the aggregate Percentage Interests constituting such Class; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; or (iv) any failure of the Master Servicer to make an Advance or Servicing Advance, to the extent such failure materially or adversely affects the interests of the Certificateholders, which failure continues unremedied for a period of five Business Days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee.

Rights Upon Termination Event

      So long as a Termination Event remains unremedied, the Depositor or the Trustee may, and upon the receipt of instructions from the holders of Certificates (or, in the case of Book-Entry Certificates, the beneficial interests therein) evidencing not less than 51% of the aggregate Percentage Interests of the Offered Certificates and the Private Certificates (other than the Class IO Certificates and the Class R Certificates), the Depositor or Trustee shall terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties, and liabilities of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of a Termination Event and unless the holders of Certificates evidencing not less than 25% of the aggregate Percentage Interests of the Offered Certificates and the Private Certificates (other than the Class IO Certificates and the Class R Certificates) have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

      The Bank of New York will be the trustee under the Pooling and Servicing Agreement (the "Trustee"). The Depositor and CIT Consumer Finance may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered to the corporate trust office of the Trustee located at 101 Barclay Street, 12 East, New York, New York 10286, Attention:
Mortgage Backed Securities or at such other addresses as the Trustee may designate from time to time.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of the Offered Certificates and the Private Certificates to pay to the Seller the purchase price of the Mortgage Loans and to pay certain expenses of the offering.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect, all of
which  are  subject  to  change  or  possibly  differing  interpretations.   The
discussion below does not purport to deal with federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC Elections

      Under the Internal Revenue Code of 1986, as amended (the "Code"), elections will be made to treat each of the designated portions of the Trust Fund as a REMIC. The Offered Certificates and the Private Certificates will be designated as "regular interests" in one such REMIC (within the meaning of Section 860G(a)(1) of the Code) and each Class R Certificate will be designated as the "residual interest" in each such REMIC (within the meaning of Section 860G(a)(2) of the Code).

      Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust as long as there are any Certificates outstanding. If the Trust fails to comply with one or more of the ongoing requirements for qualification of either of the designated portions as a REMIC, one or both of such portions of the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Internal Revenue Service (the "Service") determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). Failure to treat either of the designated portions of the Trust Fund as a REMIC may cause one or both of such portions to be treated as an association taxable as a corporation. Such treatment could result in income of one or both of such portions being subject to corporate tax and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

Certificates

      The Trustee will elect to treat each of the designated portions of the Trust Fund as a REMIC. Schulte Roth & Zabel LLP, counsel to the Depositor, will deliver its opinion generally to the effect that under existing law and assuming
(i) proper and timely REMIC elections, and (ii) ongoing compliance with the provisions of the Pooling & Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, and in reliance upon the representations and warranties in the Pooling & Servicing Agreement, each of the designated portions of the Trust Fund will be a REMIC, the Offered Certificates and the Private Certificates will be considered to evidence ownership of "regular interests" in one such REMIC within the meaning of Section 860G(a)(1) of the Code and each Class R Certificate will be considered to evidence ownership of the "residual interest" in each such REMIC within the meaning of the Section 860G(a)(2) of the Code.

      Status of Certificates as Real Property Loans. Solely for purposes of this paragraph, the REMIC elections made by the Trustee will be treated as creating a single REMIC. The Certificates will be "real estate assets" for purposes of
Section 856(c)(4)(A) of the Code and a "regular . . . interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Certificates will be qualifying assets. Similarly, income on the Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(c)(v) of the Code. The REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("Cashflow Investments") will be treated as qualifying assets. In certain instances, the principal balance of a Mortgage Loan may exceed the value of the Mortgaged Property which secures such Mortgage Loan. Although no specific authority addresses this issue, in such instances, the extent to which such a Mortgage Loan may be treated as a qualifying asset and the extent to which interest on such a Mortgage Loan comprises "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code may be limited. Offered Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government Securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(4)(A) of the Code, respectively.

Offered Certificates

      Current Income on Offered Certificates--General. Except as otherwise indicated herein, the Offered Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the Offered Certificates and not as ownership interests in the REMIC or the REMIC's assets. Stated interest on an Offered Certificate will be taxable as ordinary income. Holders of Offered Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to Offered Certificates under an accrual method.

      Original Issue Discount. The Trustee does not intend to treat any of the Offered Certificates as issued with "original issue discount" within the meaning of Section 1273(a) of the Code.

      Holders of debt instruments issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. In general, a debt instrument is considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Unless interest payable on an Offered Certificate constitutes "qualified stated interest" for purposes of Regulations issued under Sections 1271-1273 and 1275 of the Code ("OID Regulations "), such interest payments will be includable in the stated redemption price at maturity of the Offered Certificate. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable" at least annually. Under the OID Regulations, there is some uncertainty as to treating stated interest on a debt obligation like an Offered Certificate as "unconditionally payable." In the absence of authority to the contrary, the Trustee intends to treat stated interest of Offered Certificates as unconditionally payable. The issue price of an Offered Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of Offered Certificates are sold. If a portion of the initial offering price of an Offered Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such an Offered Certificate will be computed by including pre-issuance accrued interest.

      Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any Offered Certificate on which such discount is de minimis, i.e., less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. Although there is some uncertainty, in the absence of authority to the contrary, the Trustee expects to compute the weighted average life of an Offered Certificate for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the Offered Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the prepayment rate (the "OID Prepayment Assumption") used in pricing the initial offering of the Offered Certificates (the respective prepayment rate described in Scenario IV in the "Prepayment Scenarios" table in Yield and Prepayment Considerations" herein) by
(ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Offered Certificate's stated redemption price at maturity. Generally, the original holder of an Offered Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Offered Certificate. Any de minimis amount of original issue discount includable in income by a holder of an Offered Certificate is generally treated as a capital gain if the Offered Certificate is a capital asset in the hands of the holder.

      Under the OID Regulations, "variable rate debt instruments" are subject to special rules. An Offered Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Offered Certificate by more than a specified de minimis amount, and it does not otherwise provide for contingent principal payments, and (ii) it provides for stated interest, paid or compounded at least annually, at (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate, or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Although the OID Regulations do not clearly address the treatment of an Offered Certificate that is based on a weighted average of the interest rates on underlying Mortgage Loans, the Trustee intends to treat the Offered Certificates as qualifying as "variable rate debt instruments," and the qualifying interest payments on such Offered Certificates as qualified stated interest. However, it is also possible that interest payments on such an Offered Certificate would be treated as contingent interest (possibly includable in income when the payments become fixed) or in some other manner. Furthermore, if the Offered Certificates do not qualify as "variable rate debt instruments" under the OID Regulations, then some or all of the Offered Certificates would be treated as a contingent payment debt obligations. It is not clear under current law how an Offered Certificate would be taxed if it were treated as a contingent payment debt obligation.

      Premium. A purchaser of an Offered Certificate that purchases such Offered Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Offered Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the Offered Certificate. In addition, it appears that the same methods that apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to an Offered Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Offered Certificates, and (ii) whether the OID Prepayment Assumption should be taken into account in determining the term of an Offered Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the Offered Certificate.

      Market Discount. A holder that acquires an Offered Certificate at a market discount will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Offered Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such Offered Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on an Offered Certificate may be treated, at the Offered Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the OID Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate).

      In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry an Offered Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the Offered Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the Offered Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Service and to certain categories of holders of Offered Certificates.

      Notwithstanding the above rules, market discount on an Offered Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Offered Certificate multiplied by its weighted average remaining life. Although there is some uncertainty, in the absence of authority to the contrary, the Trustee expects to calculate the weighted average remaining life in a manner similar to weighted average life (described above under "Offered Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such Offered Certificate by the subsequent purchaser. If market discount on an Offered Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the Offered Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

      Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount (including de minimis original issue discount), and market discount (including any de minimis market discount), as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

      Sales of Offered Certificates. If an Offered Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Offered Certificate. A holder's adjusted basis in an Offered Certificate generally equals the cost of the Offered Certificate to the holder, increased by income reported by the holder with respect to the Offered Certificate and reduced (but not below zero) by distributions on the Offered Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the Offered Certificate is held as a capital asset.

      Gain from the sale of an Offered Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the Offered Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the Offered Certificate, over (ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of an Offered Certificate by a seller who purchased the Offered Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the Offered Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Offered Certificates--Market Discount."

      Offered Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of an Offered Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

      Certain Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted Investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of Cashflow Investments. The REMIC Regulations provide that the modification of the terms of a Mortgage Asset occasioned by default or a reasonably foreseeable default of the Mortgage Asset, the assumption of the Mortgage Asset or the waiver of a due-on-sale clause will not be treated as a disposition of the Mortgage Asset. The Code also imposes a 100% tax on contributions to a REMIC made after the Closing Date, unless such contributions are made in cash and are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in a nature of a guaranty, contributions during the three-month period beginning on the Closing Date or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from property acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that the Trust will generate a significant amount of such income.

      Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of the regular interests or the residual interests, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (plus all cash), less amounts retained to meet claims.

      Termination. Each REMIC will terminate shortly following its receipt of the final payment in respect of the Mortgage Assets. The last distribution on a Certificate should be treated as a payment in full retirement of a debt instrument.

      Realized Losses. Under Section 166 of the Code, both corporate holders of Offered Certificates and noncorporate holders of Offered Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans that are allocable to such Certificates. However, it appears that a noncorporate holder that does not acquire an Offered Certificate in connection with its trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of an Offered Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of an Offered Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of an Offered Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Foreign Investors

      For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds an Offered Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity treated as a corporation or a partnership for U.S. federal income tax purposes, organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate or trust the income of which is includable in gross income for United States tax purposes regardless of its source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, as well as certain trusts in existence on August 20, 1996 that were treated as U.S. Persons prior to such date and who have elected in a manner consistent with guidance provided by the IRS to continue to be treated as U.S. Persons. Unless the interest on an Offered Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest on an Offered Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Depositor (or subsequent holder of a Class R Certificate) and does not own actually or constructively 10% or more of the voting stock of the Depositor (or subsequent holder of a Class R Certificate). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder of an Offered Certificate which also owns, actually or constructively, a Class R Certificate. If the interest on an Offered Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at the regular graduated rates and such a Foreign Holder may avoid withholding of tax on such interest (or original issue discount, if any) if the Foreign Holder provides a properly completed Form 4224. Under recently issued Treasury Regulations, current IRS Forms W-8 and 4224 are expected to be replaced by a new replacement form by 1999. Such regulations also provide certain alternative means for qualifying for interest withholding exemptions for payments made after December 31, 1999.

      Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of an Offered Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Offered Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

      An Offered Certificate will not be includable in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Depositor (or subsequent holder of a Class R Certificate).

Backup Withholding

      Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the trustee or the Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons, provided that all necessary proof of exempt status is furnished.

Reporting Requirements and Tax Administration

      The Trustee will report annually to the Service, holders of record of the Offered Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Offered Certificates, original issue discount, if any, accruing on the Offered Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Offered Certificates.

                              ERISA CONSIDERATIONS

      The  following  describes  certain   considerations   under  the  Employee
Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to the Certificates.

      ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Class A Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the
Mortgage   Loans  may
be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

      The  U.S.  Department  of  Labor  has  granted  to  Morgan  Stanley  & Co.
Incorporated, an administrative exemption (Prohibited Transaction Exemption 90-22; Exemption Application No. D-7938; as amended by Prohibited Transaction Exemption 97-34; Exemption Application Nos. D-10245 and D-10246) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

      Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

      (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

      (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

      (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

      (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

      The Underwriters believe that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on 5% of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      No transfer of Subordinate Certificates will be permitted to be made to a Plan, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).

      Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Subordinate Certificates) which do not meet the requirements of the Exemption solely because they (I) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Subordinate Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                                  UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the respective principal amount of the Offered Certificates, as set forth opposite their respective names below:

                             Class A-1 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                      20,333,334
        Credit Suisse First Boston Corporation                 20,333,333
        First Chicago Capital Markets, Inc.                    20,333,333

                             Class A-2 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                      12,666,668
        Credit Suisse First Boston Corporation                 12,666,666
        First Chicago Capital Markets, Inc.                    12,666,666

                             Class A-3 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                      15,000,000
        Credit Suisse First Boston Corporation                 15,000,000
        First Chicago Capital Markets, Inc.                    15,000,000

                             Class A-4 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       8,333,334
        Credit Suisse First Boston Corporation                  8,333,333
        First Chicago Capital Markets, Inc.                     8,333,333

                             Class A-5 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       3,666,668
        Credit Suisse First Boston Corporation                  3,666,666
        First Chicago Capital Markets, Inc.                     3,666,666

                             Class A-6 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       3,624,000
        Credit Suisse First Boston Corporation                  3,624,000
        First Chicago Capital Markets, Inc.                     3,624,000

                             Class A-7 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       6,333,334
        Credit Suisse First Boston Corporation                  6,333,333
        First Chicago Capital Markets, Inc.                     6,333,333

                             Class A-8 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                      17,105,668
        Credit Suisse First Boston Corporation                 17,105,666
        First Chicago Capital Markets, Inc.                    17,105,666

                             Class M-1 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       7,682,000
        Credit Suisse First Boston Corporation                  7,682,000
        First Chicago Capital Markets, Inc.                     7,682,000

                             Class M-2 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       6,544,000
        Credit Suisse First Boston Corporation                  6,544,000
        First Chicago Capital Markets, Inc.                     6,544,000

                             Class B-1 Certificates

        Underwriters                                      Certificate Balance
        ------------                                      -------------------

        Morgan Stanley & Co. Incorporated                       3,983,334
        Credit Suisse First Boston Corporation                  3,983,333
        First Chicago Capital Markets, Inc.                     3,983,333

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered
Certificates, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                    Selling            Reallowance
           Class                   Concession           Discount
           -----                   ----------           --------
           A-1                        0.0900             0.0450
           A-2                        0.1050             0.0525
           A-3                        0.1380             0.0690
           A-4                        0.1500             0.0750
           A-5                        0.2100             0.1050
           A-6                        0.1650             0.0825
           A-7                        0.1800             0.0900
           A-8                        0.1800             0.0900
           M-1                        0.2400             0.1200
           M-2                        0.2700             0.1350
           B-1                        0.3600             0.1800

      Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Underwriters have advised the Depositor that they intend to make a market in the Offered Certificates but have no obligation to do so. A secondary market for the Offered Certificates may not develop or, if it does develop, it may not continue.

      The Seller has  agreed to  indemnify  the  Underwriters  against,  or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Schulte Roth & Zabel LLP, New York, New York, for the Seller and Master Servicer by Martin B. Schwam, Esq., General Counsel of CIT Consumer Finance, and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Schulte Roth & Zabel LLP, New York, New York.

                                     RATINGS

      It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P" and, together with Moody's, the "Rating Agencies") as set forth below:

               Class             Moody's Rating           S&P Rating
               -----             --------------           ----------
              Class A                Aaa                     AAA
              Class M-1              Aa2                     AA
              Class M-2              A2                      A-
              Class B-1              Baa2                    BBB-

      Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and S&P, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. Such ratings may not continue for any period of time and may be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

      The ratings do not address the likelihood of the payment of the Class A-8 Extra Interest. (The Class A-8 Extra Interest is not included in the Interest Carry Forward Amounts).

      The Depositor has not requested that any rating agency other than Moody's and S&P rate the Offered Certificates and the Depositor has not provided information relating to the Offered Certificates or the Mortgage Loans to any rating agency other than Moody's and S&P. However, another rating agency may assign a different or lower rating to the Offered Certificates than the rating assigned to such Offered Certificates by either or both of Moody's and S&P.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

      Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U. S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

            Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

            Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

            Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      Treasury regulations issued on October 14, 1997, which will be applicable to payments made after December 31, 1999 (with certain transition rules), provide for the unification and simplification of certain current certification procedures. Under these regulations, a new Form W-8 will replace current Forms W-8, 1001 and 4224. Further, pursuant to the new regulations, while a beneficial owner will still be required to submit a Form W-8 to a "qualified intermediary" through which it holds a Global Security, such qualified intermediary (i.e., a foreign clearing organization or financial institution that enters into a withholding agreement with the IRS) generally will not be required to forward the Form W-8 to the withholding agent. Investors are urged to consult their own tax advisors with respect to the application of these new regulations.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for U.S federal income tax purposes, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States can exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, as well as certain trusts in existence on August 20, 1996 that were treated as U.S. Persons prior to such date and who have elected in a manner consistent with guidance provided by the IRS to continue to be treated as U.S. Persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX TO DEFINED TERMS

                                                                            Page
                                                                            ----

1933 Act.....................................................................S-2
Accrual Period...............................................................S-8
Adjustable Rate..............................................................S-6
Adjustable Rate Mortgage Loan................................................S-6
Adjusted Weighted Average Net Mortgage Rate............................S-5, S-75
Adjustment Date.............................................................S-48
Advance...............................................................S-18, S-72
Aggregate Certificate Balance................................................S-6
Applied Realized Loss Amount................................................S-80
Asset Service Center........................................................S-71
Balloon Loans..........................................................S-7, S-29
Balloon Payments.......................................................S-7, S-29
Beneficial owner......................................................S-18, S-72
Book-Entry Certificates.....................................................S-73
Business Day...........................................................S-7, S-78
Call Date..............................................................S-7, S-29
Call Loans.............................................................S-7, S-29
Cede........................................................................S-19
CEDEL..................................................................S-1, S-18
Certificate Account.........................................................S-73
Certificate Balance....................................................S-5, S-74
Certificate Register........................................................S-73
Certificate Registrar.......................................................S-73
Certificateholders..........................................................S-28
Certificates.................................................................S-3
CIT..........................................................................S-3
CIT Consumer Finance....................................................S-1, S-3
Citibank....................................................................S-19
Class........................................................................S-4
Class A Certificates....................................................S-1, S-5
Class A Principal Distribution Amount.......................................S-14
Class A-7 Lockout Distribution Amount.......................................S-12
Class A-7 Lockout Percentage................................................S-12
Class A-7 Lockout Pro Rata Distribution Amount..............................S-13
Class A-8 Principal Distribution Amount.....................................S-12
Class A-8 Extra Interest..............................................S-10, S-76
Class A-8 Formula Rate.......................................................S-4
Class B Certificates....................................................S-1, S-5
Class B-1 Principal Distribution Amount ....................................S-15
Class B-2 Principal Distribution Amount.....................................S-15
Class B-3 Principal Distribution Amount.....................................S-15
Class B-4 Principal Distribution Amount.....................................S-16
Class M-1 Principal Distribution Amount.....................................S-14
Class M-2 Principal Distribution Amount.....................................S-14
Class R Certificates.........................................................S-1
Clean-up Call Date....................................................S-19, S-82
Closing Date.................................................................S-3
Code........................................................................S-84
Combined Loan-to-Value Ratio................................................S-29
Commission...................................................................S-2
Compensating Interest.................................................S-18, S-72

Component....................................................................S-5
Component Rate.........................................................S-8, S-75
Current Interest.......................................................S-9, S-10
Cut-off Date.................................................................S-3
DCR.........................................................................S-90
Definitive Certificate......................................................S-72
Deleted Mortgage Loan.......................................................S-81
Depositor.........................................................S-1, S-3, S-70
Determination Date...........................................................S-7
Distribution Date......................................................S-7, S-73
DOL.........................................................................S-89
DTC....................................................................S-1, S-18
Due Dates...................................................................S-72
Due Period...................................................................S-7
ERISA.......................................................................S-90
Euroclear..............................................................S-1, S-18
Exemption...................................................................S-90
Final Scheduled Distribution Date............................................S-7
Fitch.......................................................................S-89
Fixed Rate...................................................................S-6
Fixed Rate Mortgage Loan.....................................................S-6
Gross Margin...........................................................S-6, S-48
HLTV........................................................................S-27
Index.......................................................................S-48
Interest Carry Forward Amount...............................................S-10
Interest Determination Date.................................................S-78
Interest Remittance Amount..................................................S-10
Issuer.......................................................................S-3
LIBOR Rate...................................................................S-4
Liquidation Proceeds........................................................S-74
Master Servicer....................................................S-1,S-3, S-70
Master Servicing Fee..................................................S-18, S-71
Maximum Rate...........................................................S-7, S-48
Maximum Variable Rate...................................................S-1, S-5
Mezzanine Certificates..................................................S-1, S-5
Moody's...............................................................S-20, S-94
Morgan......................................................................S-19
Mortgage...............................................................S-4, S-28
Mortgage Assets........................................................S-4, S-28
Mortgage Documents..........................................................S-80
Mortgage Fees...............................................................S-18
Mortgage Loan..........................................................S-4, S-28
Mortgage Note..........................................................S-4, S-28
Mortgage Pool..........................................................S-4, S-28
Mortgage Rate................................................................S-6
Mortgaged Property.....................................................S-4, S-28
Net Mortgage Rate......................................................S-5, S-75
Offered Certificates.........................................................S-1
OID Prepayment Assumption...................................................S-86
OID Regulations.............................................................S-85
One-month LIBOR.............................................................S-78
One-year CMT.....................................................S-6, S-21, S-48
Pass-Through Rate......................................................S-4, S-74
Percentage Interest..........................................................S-4
Periodic Rate Cap......................................................S-7, S-48

Plans.......................................................................S-89
Pool...................................................................S-4, S-28
Pooling and Servicing Agreement..............................................S-3
Prepayment Assumption.......................................................S-61
Principal Balance...........................................................S-28
Principal Prepayment........................................................S-18
Private Certificates.........................................................S-3
Prospectus...................................................................S-2
PTE 95-60...................................................................S-91
Purchase Agreement..........................................................S-28
Purchase Price..............................................................S-81
Qualified Substitute Mortgage Loan..........................................S-81
Rating Agencies.............................................................S-94
Rating Agency Condition.....................................................S-25
Realized Loss...............................................................S-79
Record Date..................................................................S-7
Reference Banks.............................................................S-78
REMIC.......................................................................S-19
Reserve Interest Rate.......................................................S-78
Restricted Group............................................................S-90
S&P...................................................................S-20, S-94
Seller..................................................................S-1, S-3
Senior Enhancement Percentage...............................................S-16
Senior Specified Enhancement Percentage.....................................S-16
Service.....................................................................S-84
Six-month LIBOR..................................................S-6, S-21, S-48
SMMEA.................................................................S-20, S-91
Stepdown Date...............................................................S-14
Strip Rate.............................................................S-8, S-76
Subordinate Certificates................................................S-1, S-5
Subservicing Agreement................................................S-25, S-71
Substitution Adjustment.....................................................S-81
Telerate Page 3750..........................................................S-78
Termination Events..........................................................S-83
Trigger Event.........................................................S-14, S-78
Trust.............................................................S-1, S-4, S-28
Trust Fund........................................................S-1, S-4, S-28
Trustee...........................................................S-1, S-3, S-28
Weighted Average Net Mortgage Rate.....................................S-5, S-75

PROSPECTUS

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                    Depositor
                   Home Equity Loan Asset Backed Certificates
                              (Issuable in Series)

                              -------------------

      This Prospectus relates to Home Equity Loan Asset Backed Certificates (the "Certificates"), which may be sold from time to time in one or more series (each, a "Series") by The CIT Group Securitization Corporation III (the "Depositor"), on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence fractional undivided beneficial ownership interests in a trust fund (a "Trust Fund" or "Trust"). As specified in the related Prospectus Supplement, the primary assets of a Trust Fund for a Series of Certificates will include one or more pools of certain mortgage related assets (the "Mortgage Assets") consisting of (i) mortgage loans (or participation or other beneficial interests therein) secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating first or subordinate liens on one- to four-family residential properties (the "Mortgage Loans"), (ii) Private Mortgage-Backed Securities (as defined herein), together with payments in respect of such Mortgage Assets, and (iii) certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. The Mortgage Assets will be acquired by the Depositor, either directly or indirectly, from The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance") and/or other affiliates of the Depositor (each, a "Seller"), and conveyed by the Depositor to the related Trust Fund. The related Prospectus Supplement may provide that monies will be on deposit in a separate trust account (the "Pre-Funding Account") not to exceed 25% of the Certificate Balance (as defined herein) to be maintained with the Trustee (as defined herein), which will be used to purchase additional Mortgage Assets from the Depositor or any Seller from time to time during the funding period specified in such Prospectus
Supplement in the manner set forth therein. If specified in the related Prospectus Supplement, certain Certificates may evidence a fractional undivided ownership interest in a Trust Fund which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. A Trust Fund also may include insurance policies, cash accounts, reinvestment income, limited guarantees by The CIT Group Holdings, Inc. ("CIT"), third party guarantees (any of which may be limited in nature), letters of credit, other forms of credit enhancement or other assets to the extent described in the related Prospectus Supplement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination as described herein and in the related Prospectus Supplement. See "Description of the Certificates" and "Credit Enhancement" herein.

                                                  (cover continued on next page)

      THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING
MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE CIT GROUP/CONSUMER FINANCE, INC., THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY OF THEIR AFFILIATES EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

See "RISK FACTORS" beginning on page 22 for certain factors to be considered in purchasing the Certificates.

                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

      Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. The Depositor does not intend to list any of the Certificates on any securities exchange and has not made any other arrangements for secondary trading of the Certificates. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

      The date of the Prospectus is April 8, 1997.

      Each Series of Certificates will be issuable in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership interests of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A class of Certificates may be divided into two or more sub-classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes of Certificates of such Series, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust, or on a different basis, or one or more classes of a Series of Certificates may be required to absorb one or more types of losses prior to one or more other classes of Certificates of such Series, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

      Distributions to holders of Certificates (the "Certificateholders") will be made monthly, quarterly, semiannually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or funds or other assets held for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

      The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Series of Certificates will be The CIT Group/Consumer Finance, Inc. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund to the extent described in the related Prospectus Supplement.

      The yield on each class of Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Each Trust Fund will be held in trust for the benefit of the holders of the related Certificates of a Series pursuant to an Agreement (as defined herein) as more fully described herein. If specified in the related Prospectus Supplement for the Certificates of a Series, one or more elections may be made to treat the related Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate (as defined herein) or method of determining the amount of interest, if any, to be passed through to each such class, (ii) the initial aggregate Certificate Balance (as defined herein) of each class of Certificates included in such Series, Distribution Dates (as defined herein) relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance surety bonds, guarantees, financial guaranty insurance policies, letters of credit or other instruments or agreements included in the Trust Fund, any overcollateralization, and the amount and source of any Reserve Fund (as defined herein) or any other cash account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal, if any, to be distributed with respect to each class of Certificates;
(vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the plan of distribution of such Certificates;
(viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (x) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class of Certificates; and (xi) information as to the Seller, the Master Servicer, CIT and the Trustee.

                              AVAILABLE INFORMATION

      The Depositor and CIT have filed with the Securities and Exchange Commission (the "Commission") on behalf of each Trust Fund a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Certificates offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to such Registration Statement including exhibits filed as part thereof. Such Registration Statement and exhibits can be inspected without charge and copied at prescribed rates at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Both registrants also file electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, while complete in all material respects, do not necessarily describe all terms or provisions of such contract, agreement or other document. For a complete description, reference is made to each such contract, agreement or other document filed as an exhibit to the Registration Statement. The Master Servicer, on behalf of each Trust Fund, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust Fund is formed. Such reports and other information filed on behalf of each Trust Fund will be available for inspection as set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      CIT's Annual Report on Form 10-K for the year ended December 31, 1996 together with the report of KPMG Peat Marwick LLP, independent certified public accountants has been filed with the Commission by CIT and is incorporated by reference in this Prospectus.

All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

CIT will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                          Corporate Secretary
                          The CIT Group Holdings, Inc.
                          1211 Avenue of the Americas
                          New York, New York 10036
                          (212) 536-1950

      All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the corporate trust office of the Trustee specified in the accompanying Prospectus Supplement.

                                   ----------

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                             ---------------------

                          REPORTS TO CERTIFICATEHOLDERS

      Periodic and annual reports concerning any Certificates and the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates -- Reports to Certificateholders" herein. If specified in the related Prospectus Supplement, a Series of Certificates may be issuable in book-entry form. In such event, the related Certificates will be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (each, as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Certificates. If specified in the related Prospectus Supplement, Certificateholders may also hold Certificates of a Series through Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, if they are participants in such systems or indirectly through organizations that are participants in such systems. See "Description of the Certificates -- Book-Entry Certificates" herein.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the description of the Certificates and Trust Funds in general that is contained in this Prospectus. Reference is made to the Index to Defined Terms for the location herein of the definitions of certain capitalized terms used herein.

Title of Securities............     Home Equity Loan Asset  Backed  Certificates
                                    (the  "Certificates"),  issuable  in  series
                                    (each,  a  "Series").  Each  Series  will be
                                    issued   under  a   separate   pooling   and
                                    servicing agreement (each, an "Agreement") to be entered into among the Depositor, the Master Servicer, the applicable Sellers and the Trustee (each, as defined herein) with respect to each such Series.

Depositor......................     The  CIT  Group  Securitization  Corporation
                                    III,    a    Delaware    corporation    (the
                                    "Depositor").

Seller.........................     The  entity  or  entities  named  as  seller
                                    (each, a "Seller") in the related Prospectus
                                    Supplement,    which   will   be   The   CIT
                                    Group/Consumer  Finance, Inc. ("CIT Consumer
                                    Finance") and/or another affiliate of the Depositor.

Master Servicer................     The  CIT  Consumer  Finance  or  such  other
                                    entity  named  as  master  servicer  in  the
                                    related  Prospectus  Supplement (the "Master
                                    Servicer"), which may be an affiliate of the
                                    Depositor.   See  "The  CIT   Group/Consumer
                                    Finance,  Inc.,  Master  Servicer"  and "The
                                    Pooling  and  Servicing   Agreement--Certain
                                    Matters Regarding the Master Servicer and the Depositor" herein.

Sub-Servicer...................     Unless  otherwise  specified  in the related
                                    Prospectus  Supplement,  The CIT Group/Sales
                                    Financing,  Inc. ("CITSF") will be appointed
                                    as a  Sub-Servicer  for all of the  Mortgage
                                    Loans (as defined  herein) in each  Mortgage
                                    Pool   (as   defined   herein),   and  as  a
                                    Sub-Servicer,  will  perform  all or most of
                                    the  servicing   responsibilities  described
                                    under "The Pooling and Servicing  Agreement"
                                    herein and "Servicing of Mortgage  Loans" in
                                    the  related  Prospectus   Supplement.   All
                                    references  in  this   Prospectus   and  any
                                    related Prospectus Supplement to the "Master
                                    Servicer"  or to CIT  Consumer  Finance in a
                                    servicing   capacity   shall   include   CIT
                                    Consumer    Finance   acting   through   any
                                    Sub-Servicer, including CITSF, or any agent.

Trustee........................     The trustee (the  "Trustee") for each Series
                                    of  Certificates  will be  specified  in the
                                    related  Prospectus  Supplement.   See  "The
                                    Pooling and Servicing Agreement" herein for a description of the Trustee's rights and obligations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Closing Date...................     The date of initial  issuance of a Series of
                                    Certificates,  as  specified  in the related
                                    Prospectus Supplement (the "Closing Date").

Description of
the Certificates ..............     Each Certificate will represent a beneficial
                                    ownership interest in a Trust created by the
                                    Depositor pursuant to an Agreement among the
                                    Depositor,   the  applicable  Sellers,   the
                                    Master  Servicer  and  the  Trustee  for the
                                    related  Series.  The primary assets of such
                                    Trust will be a Pool (as defined  herein) of
                                    Mortgage  Loans and certain  other  Mortgage
                                    Assets  (as  defined   herein).   See  "-The
                                    Mortgage  Assets" below. The Certificates of
                                    any  Series  may be  issued  in one or  more
                                    classes   as   specified   in  the   related
                                    Prospectus    Supplement.    A   Series   of
                                    Certificates may include one or more classes
                                    of   senior    Certificates   (the   "Senior
                                    Certificates")    which   receive    certain
                                    preferential   treatment  specified  in  the
                                    related  Prospectus  Supplement with respect
                                    to  one  or  more  classes  of   subordinate
                                    Certificates       (the        "Subordinated
                                    Certificates").  Each  class may be  divided
                                    into  sub-classes,  each  of  which  bears a
                                    different   Pass-Through  Rate  (as  defined
                                    herein)  and  has a  specified  priority  in
                                    payments of interest and principal.  Certain
                                    Series or  classes  of  Certificates  may be
                                    covered by a Certificate  Guaranty Insurance
                                    Policy,   Mortgage  Pool  Insurance  Policy,
                                    Special Hazard Insurance Policy,  Bankruptcy
                                    Bond  (each,  as  defined  herein)  or other
                                    insurance  policies,   a  Reserve  Fund  (as
                                    defined   herein),   guarantees   (including
                                    guarantees by The CIT Group Holdings,  Inc.,
                                    its  affiliates  or  an  unaffiliated  third
                                    party,  any  of  which  may  be  limited  in
                                    nature),   letters  of   credit,   a  spread
                                    account,   cash  collateral  account  and/or
                                    other accounts, overcollateralization, or other forms of credit enhancement, in each case as described herein and in the related
                                    Prospectus Supplement.

                                    Each class of  Certificates  within a Series
                                    will evidence the interests specified in the
                                    related Prospectus Supplement, which may (i)
                                    include     the     right     to     receive
                                    disproportionate,      nominal     or     no
                                    distributions  allocable  only to principal,
                                    only  to  interest  or  to  any  combination
                                    thereof;  (ii)  include the right to receive
                                    disproportionate,      nominal     or     no
                                    distributions   only   of   prepayments   of
                                    principal   throughout   the  lives  of  the
                                    Certificates  or during  specified  periods;
                                    (iii)  be   subordinated  in  the  right  to
                                    receive  distributions of scheduled payments
                                    of  principal,   prepayments  of  principal,
                                    interest or any  combination  thereof to one
                                    or more  other  classes of  Certificates  of
                                    such  Series  throughout  the  lives  of the
                                    Certificates or during specified  periods or
                                    may be subordinated  with respect to certain
                                    losses or  delinquencies;  (iv)  include the
                                    right to  receive  distributions  only after
                                    the  occurrence  of events  specified in the
                                    related Prospectus  Supplement;  (v) include
                                    the  right  to  receive   distributions   in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    accordance  with a schedule or formula or on
                                    the  basis of  collections  from  designated
                                    portions of the assets in the related Trust;
                                    (vi) include, as to Certificates entitled to
                                    distributions  allocable  to  interest,  the
                                    right to receive interest at a Fixed Rate or
                                    at an  Adjustable  Rate  (each,  as  defined
                                    herein)  that is subject to change from time
                                    to time,  or the right to  receive  interest
                                    based on the weighted  average Mortgage Rate
                                    (as defined herein), or the right to receive
                                    interest   as   otherwise    determined   as
                                    specified   in   the   related    Prospectus
                                    Supplement;   and  (vii)   include,   as  to
                                    Certificates   entitled   to   distributions
                                    allocable   to   interest,   the   right  to
                                    distributions  allocable  to  interest  only
                                    after the occurrence of events  specified in
                                    the related  Prospectus  Supplement,  and in
                                    each case,  may accrue  interest  until such
                                    events  occur,  as  specified in the related
                                    Prospectus   Supplement.   The   timing  and
                                    amounts of such distributions may vary among
                                    classes,   over  time,   or   otherwise   as
                                    specified   in   the   related    Prospectus
                                    Supplement.  A Series  of  Certificates  may
                                    also   include   one  or  more   classes  of
                                    Certificates  entitled to  payments  derived
                                    from a specified group or groups of Mortgage
                                    Assets  held by the  related  Trust.  Unless
                                    otherwise    specified    in   the   related
                                    Prospectus Supplement, the Certificates will
                                    be issuable  in fully  registered  form,  in
                                    minimum denominations of $1,000 and integral
                                    multiples  of  $1,000  in  excess   thereof,
                                    except  that one  Certificate  of each class
                                    may be issued in a  different  denomination.
                                    See   "Description   of  the   Certificates"
                                    herein.

Distributions on
the Certificates ..............     All   distributions    will   be   made   to
                                    Certificateholders  in the priority,  manner
                                    and   amount   specified   in  the   related
                                    Prospectus Supplement.  The amount allocable
                                    to payments of principal and interest on any
                                    Distribution  Date  will  be  determined  as
                                    specified   in   the   related    Prospectus
                                    Supplement.  The rate at which interest will
                                    be passed  through  to holders of each class
                                    of  Certificates  entitled  thereto may be a
                                    Fixed  Rate or an  Adjustable  Rate from the
                                    date and for the periods,  in each case,  as
                                    specified   in   the   related    Prospectus
                                    Supplement. Any such rate will be calculated
                                    as  described  in  the  related   Prospectus
                                    Supplement.

Distribution Date..............     Distributions on the  Certificates  entitled
                                    thereto  will  be made  monthly,  quarterly,
                                    semi-annually or at such other intervals and
                                    on  the  dates   specified  in  the  related
                                    Prospectus Supplement (each, a "Distribution
                                    Date")  out  of  the  payments  received  in
                                    respect of the assets of the  related  Trust
                                    or other  assets held for the benefit of the
                                    Certificateholders   as   specified  in  the
                                    related Prospectus Supplement.

Determination Date.............     Unless  otherwise  specified  in the related
                                    Prospectus  Supplement,  the  "Determination
                                    Date" is the third  Business Day

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (as   defined    herein)   prior   to   each
                                    Distribution  Date.  On  each  Determination
                                    Date, the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the related Distribution Date.

Due Period.....................     The  "Due  Period"  for  any  Series  is the
                                    period  specified in the related  Prospectus
                                    Supplement.  The "Due  Period" is the period
                                    during which  principal,  interest and other
                                    amounts  will be  collected  on the Mortgage
                                    Loans  for  application  to the  payment  of
                                    principal     and     interest     to    the
                                    Certificateholders and the payment of fees on such Distribution Date.

Business Day...................     A  "Business  Day" is any day  other  than a
                                    Saturday, Sunday or any day on which banking
                                    institutions   or  trust  companies  in  the
                                    states of New York, Oklahoma and such other states (if any) specified in the related
                                    Prospectus Supplement are authorized by law, regulation or executive order to be closed.

Cut-off Date...................     The first  day of the month of the  issuance
                                    of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the "Cut-off
                                    Date").

The Mortgage Assets............     The  primary  assets of the trust fund for a
                                    Series of Certificates (each, a "Trust Fund"
                                    or  "Trust")  will  consist  of one or  more
                                    pools (each a "Mortgage  Pool" or "Pool") of
                                    certain   mortgage   related   assets   (the
                                    "Mortgage   Assets")   consisting   of   (i)
                                    mortgage  loans (or  participation  or other
                                    beneficial  interests  therein)  secured  by
                                    mortgages,   deeds  of   trust  or   similar
                                    security   instruments   (the   "Mortgages")
                                    creating first or subordinate  liens on one-
                                    to four-family  residential  properties (the
                                    "Mortgage Loans"),  and, if specified in the
                                    related Prospectus Supplement, (ii) mortgage
                                    pass-through  certificates or  participation
                                    certificates    evidencing    an   undivided
                                    interest  in a pool  of  mortgage  loans  or
                                    collateralized  mortgage obligations secured
                                    by    mortgage     loans    (the    "Private
                                    Mortgage-Backed Securities"),  together with
                                    payments in respect of such Mortgage Assets,
                                    and   (iii)    certain    other    accounts,
                                    obligations or  agreements,  in each case as
                                    specified   in   the   related    Prospectus
                                    Supplement.

A. Mortgage Loans..............     Unless  otherwise  specified  in the related
                                    Prospectus  Supplement,  the Mortgage  Loans
                                    will be secured by Mortgages  creating first
                                    or subordinate  liens on one- to four-family
                                    residential  properties  (each, a "Mortgaged
                                    Property").  If  specified  in  the  related
                                    Prospectus  Supplement,  the Mortgage  Loans
                                    may include loans or participations  therein
                                    secured by Mortgages on condominium units in
                                    condominium  buildings  together  with  such
                                    condominium units' appurtenant  interests in
                                    the  common   elements  of  the  condominium
                                    buildings.   If  specified  in  the  related
                                    Prospectus  Supplement,  the Mortgage Assets
                                    of the related  Trust may  include  mortgage
                                    participation     certificates    evidencing
                                    interests   in   mortgage   loans.    Unless

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                                      -9-
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                                    otherwise    specified    in   the   related
                                    Prospectus Supplement, such Mortgage Loans will be loans that are not insured or guaranteed by any governmental agency.

B. General Attributes of
   Mortgage Loans..............     The payment  terms of the Mortgage  Loans to
                                    be included in a Trust will be  described in
                                    the related  Prospectus  Supplement  and may
                                    include  any of the  following  features  or
                                    combinations   thereof  or  other   features
                                    described   in   the   related    Prospectus
                                    Supplement:

                                    (a)      Interest  may be payable at a fixed
                                             rate (a "Fixed Rate" and a Mortgage
                                             Loan  subject  thereto  is a "Fixed
                                             Rate   Mortgage   Loan"),   a  rate
                                             adjustable  from  time  to  time in
                                             relation to an index (which will be
                                             specified in the related Prospectus
                                             Supplement),  a rate  that is fixed
                                             for  a  period  of  time  or  under
                                             certain    circumstances   and   is
                                             followed by an  adjustable  rate, a
                                             rate  that  otherwise  varies  from
                                             time  to  time,  or a rate  that is
                                             convertible from an adjustable rate
                                             to  a  fixed   rate  (each  of  the
                                             foregoing, an "Adjustable Rate" and
                                             a Mortgage Loan subject  thereto is
                                             an   "Adjustable    Rate   Mortgage
                                             Loan").  Changes  to an  Adjustable
                                             Rate  may be  subject  to  periodic
                                             limitations, maximum rates, minimum
                                             rates  or  a  combination  of  such
                                             limitations.  Accrued  interest may
                                             be   deferred   and  added  to  the
                                             principal  of a  Mortgage  Loan for
                                             such   periods   and   under   such
                                             circumstances  as may be  specified
                                             in    the    related     Prospectus
                                             Supplement.  The loan  agreement or
                                             promissory   note  (the   "Mortgage
                                             Note")  in  respect  of a  Mortgage
                                             Loan may provide for the payment of
                                             interest  at a rate  lower than the
                                             interest rate (the "Mortgage Rate")
                                             specified in such Mortgage Note for
                                             a period of time or for the life of
                                             the Mortgage  Loan,  and the amount
                                             of    any    difference    may   be
                                             contributed  from funds supplied by
                                             the seller of the related Mortgaged
                                             Property  or another  source or may
                                             be treated as accrued  interest and
                                             added  to  the   principal  of  the
                                             Mortgage Loan.

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                                      -10-
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                                    (b)      Principal   may  be  payable  on  a
                                             declining  balance  basis  to fully
                                             amortize the Mortgage Loan over its
                                             term,  may  be  calculated  on  the
                                             basis  of an  assumed  amortization
                                             schedule   that  is   significantly
                                             longer  than the  original  term to
                                             maturity  or  on an  interest  rate
                                             that is different from the Mortgage
                                             Rate or may not be amortized during
                                             all or a  portion  of the  original
                                             term.   Payment   of   all   or   a
                                             substantial    portion    of    the
                                             principal of certain Mortgage Loans
                                             ("Balloon  Loans")  may  be  due on
                                             maturity   ("Balloon    Payments").
                                             Mortgage   Loans  may   permit  the
                                             mortgagee to require the  Mortgagor
                                             (as defined herein) to pay the full
                                             principal  balance of the loan on a
                                             specified  date (the  "Call  Date")
                                             prior to the  maturity  of the loan
                                             ("Call   Loans").   Principal   may
                                             include   interest  that  has  been
                                             deferred and added to the principal
                                             balance of the Mortgage Loan.

                                    (c)      Monthly  payments of principal  and
                                             interest  may be fixed for the life
                                             of the Mortgage  Loan, may increase
                                             over a specified  period of time (a
                                             "Graduated  Payment  Loan")  or may
                                             change from  period to period.  The
                                             terms  of  a   Mortgage   Loan  may
                                             include    limits    on    periodic
                                             increases   or   decreases  in  the
                                             amount of monthly  payments and may
                                             include  maximum or minimum amounts
                                             of monthly payments.

                                    (d)      The Mortgage Loans generally may be
                                             prepaid  in whole or in part at any
                                             time.  If  specified in the related
                                             Prospectus     Supplement,     some
                                             prepayments  of the full  principal
                                             balance of a loan may be subject to
                                             a  prepayment  penalty or  premium.
                                             Such prepayment  penalty or premium
                                             will  be   applicable   to  certain
                                             prepayments   of   principal   made
                                             during a  specified  period of time
                                             during  the  life  of the  Mortgage
                                             Loan.  The Mortgage Note in respect
                                             of any  Mortgage  Loan subject to a
                                             prepayment   penalty   or   premium
                                             generally  will set forth the terms
                                             of  prepayment.  Prepayments on the
                                             Mortgage  Loans  as a  result  of a
                                             refinancing   by  the   Seller   or
                                             Seller's transferee  generally will
                                             not  be  subject  to  a  prepayment
                                             penalty or  premium.  The  Mortgage
                                             Loans  generally  include  "due  on
                                             sale"   clauses  which  permit  the
                                             mortgagee to demand  payment of the
                                             entire  Mortgage Loan in connection
                                             with the sale or certain  transfers
                                             of the related Mortgaged  Property.
                                             Other   Mortgage   Loans   may   be
                                             assumable  by persons  meeting  the
                                             then    applicable     underwriting
                                             standards for such Mortgage Loan.

                                    (e)      The  real   property   constituting
                                             security   for   repayment   of   a
                                             Mortgage Loan may be located in any
                                             one  of  the  fifty  states  or the
                                             District   of   Columbia.    Unless
                                             otherwise  specified in the related
                                             Prospectus  Supplement,  all of the
                                             Mortgage  Loans  will be covered by
                                             standard hazard

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                                      -11-
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                                             insurance    policies    (each,   a
                                             "Standard Hazard Insurance Policy")
                                             insuring against losses due to fire
                                             and various other causes.  Mortgage
                                             Loans   with    certain    Combined
                                             Loan-to-Value  Ratios  (as  defined
                                             herein)  and/or  certain  principal
                                             balances are  generally not covered
                                             wholly  or   partially  by  Primary
                                             Mortgage   Insurance  Policies  (as
                                             defined  herein)  unless  otherwise
                                             specified in the related Prospectus
                                             Supplement.

                                    (f)      Unless  otherwise  specified in the
                                             related   Prospectus    Supplement,
                                             certain  of  the   Mortgage   Loans
                                             underlying   a  given   Series   of
                                             Certificates    may    have    been
                                             originated by CIT Consumer  Finance
                                             or  affiliates  thereof and certain
                                             Mortgage   Loans   may  have   been
                                             purchased by CIT  Consumer  Finance
                                             or an affiliate thereof in the open
                                             market or in  privately  negotiated
                                             transactions,             including
                                             transactions      with     entities
                                             affiliated    with   CIT   Consumer
                                             Finance.

                                    The Prospectus Supplement for each Series of
                                    Certificates  will  specify  with respect to
                                    all Mortgage  Loans  expected to be included
                                    in the related Pool as of the date specified
                                    in the related Prospectus Supplement,  among
                                    other  things,  (i) the  expected  aggregate
                                    outstanding   principal   balance   and  the
                                    expected   average   outstanding   principal
                                    balance of the Mortgage  Loans in such Pool,
                                    (ii) the largest expected  principal balance
                                    and the smallest expected  principal balance
                                    of any  of the  Mortgage  Loans,  (iii)  the
                                    types   of   Mortgaged   Properties   (e.g.,
                                    detached  residential  one-  to  four-family
                                    properties,  individual units in condominium
                                    apartment  buildings,  vacation  and  second
                                    homes, or other real property)  and/or other
                                    assets securing the Mortgage Loans, (iv) the
                                    original  terms to maturity of the  Mortgage
                                    Loans,  (v) the  expected  weighted  average
                                    term to maturity of the Mortgage Loans as of
                                    the  date   specified  in  such   Prospectus
                                    Supplement  and the  expected  range  of the
                                    terms  to   maturity,   (vi)  the   earliest
                                    origination date and latest maturity date of
                                    any  of  the  Mortgage   Loans,   (vii)  the
                                    expected  aggregate   principal  balance  of
                                    Mortgage Loans having Combined Loan-to-Value
                                    Ratios in  specified  ranges,  (viii) in the
                                    case  of  Fixed  Rate  Mortgage  Loans,  the
                                    expected  weighted average Mortgage Rate and
                                    ranges  of  Mortgage   Rates  borne  by  the
                                    Mortgage Loans (as the case may be), (ix) in
                                    the case of Adjustable  Rate Mortgage Loans,
                                    the   expected   weighted   average  of  the
                                    Adjustable Rates as of the date set forth in
                                    such Prospectus Supplement,  any periodic or
                                    lifetime   rate  caps  or  floors,   maximum
                                    permitted Adjustable Rates, if any, and the Index (as defined herein) upon which the Adjustable Rate is based, (x) the expected aggregate outstanding principal balance, if any, of Buydown Loans (as defined herein) and Graduated Payment Loans, as of the date set forth in such Prospectus Supplement,

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                                    (xi)  the  expected  aggregate   outstanding
                                    principal balance, if any, of Call Loans and
                                    Balloon  Loans,  (xii)  the  amount  of  any
                                    Certificate   Guaranty   Insurance   Policy,
                                    Mortgage  Pool  Insurance  Policy,   Special
                                    Hazard  Insurance  Policy or Bankruptcy Bond
                                    to be maintained  with respect to such Pool,
                                    (xiii) the amount,  if any, and terms of any
                                    other Credit Enhancement (as defined herein)
                                    to be  provided  with  respect to all or any
                                    Mortgage  Loans  or  the  Pool,   (xiv)  the
                                    priority of the  Mortgages  (first,  second,
                                    third  or  fourth)  and  (xv)  the  expected
                                    geographic   location   of   the   Mortgaged
                                    Properties.  See "The Trusts - The  Mortgage
                                    Loans-General" herein.

C. Private Mortgage-Backed
   Securities..................     Private   Mortgage-Backed   Securities   may
                                    consist   of   (i)   mortgage   pass-through
                                    certificates or  participation  certificates
                                    evidencing  an undivided  interest in a pool
                                    of  mortgage  loans  or (ii)  collateralized
                                    mortgage   obligations   secured   by   such
                                    mortgage  loans.   Private   Mortgage-Backed
                                    Securities     may     include      stripped
                                    mortgage-backed  securities  representing an
                                    undivided  interest  in all or a part of any
                                    of the principal  distributions (but not the
                                    interest   distributions)  or  the  interest
                                    distributions   (but   not   the   principal
                                    distributions)  or in some specified portion
                                    of the principal and interest  distributions
                                    (but  not  all  of  such  distributions)  on
                                    certain mortgage loans.  Although individual
                                    mortgage   loans    underlying   a   Private
                                    Mortgage-Backed  Security  may be insured or
                                    guaranteed by the United States or an agency
                                    or  instrumentality  thereof,  they need not
                                    be,   and   the   Private    Mortgage-Backed
                                    Securities themselves will not be so insured
                                    or guaranteed. Unless otherwise specified in
                                    the related Prospectus Supplement,  payments
                                    on the  Private  Mortgage-Backed  Securities
                                    will be distributed  directly to the Trustee
                                    as   registered   owner   of  such   Private
                                    Mortgage-Backed    Securities.    See   "The
                                    Trusts--Private Mortgage-Backed Securities" herein.

                                    The  related  Prospectus  Supplement  for  a
                                    Series for which the Trust includes  Private
                                    Mortgage-Backed   Securities  will  specify,
                                    with respect to any Private  Mortgage-Backed
                                    Securities owned by the related Trust, among
                                    other things, (i) the approximate  aggregate
                                    principal  amount  and  type of any  Private
                                    Mortgage-Backed Securities to be included in
                                    the  Trust  for such  Series;  (ii)  certain
                                    characteristics  of the mortgage  loans that
                                    comprise  the  underlying   assets  for  the
                                    Private      Mortgage-Backed      Securities
                                    including:  (A) the payment features of such
                                    mortgage   loans,    (B)   the   approximate
                                    aggregate principal amount, if known, of such mortgage loans that are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans and (D) the minimum and maximum stated maturities of such mortgage loans at origination; (iii) the maximum original term-

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                                    to-stated    maturity    of   the    Private
                                    Mortgage-Backed    Securities;    (iv)   the
                                    weighted average term-to-stated  maturity of
                                    the Private Mortgage-Backed  Securities; (v)
                                    the  pass-through  or  certificate  rate  or
                                    ranges     thereof     for    the    Private
                                    Mortgage-Backed    Securities;    (vi)   the
                                    weighted average pass-through or certificate
                                    rate   of   the   Private    Mortgage-Backed
                                    Securities;  (vii) the issuer of the Private
                                    Mortgage-Backed    Securities   (the   "PMBS
                                    Issuer"),   the   servicer  of  the  Private
                                    Mortgage-Backed    Securities   (the   "PMBS
                                    Servicer") if other than the PMBS Issuer and
                                    the trustee of the  Private  Mortgage-Backed
                                    Securities  (the  "PMBS  Trustee");   (viii)
                                    certain  characteristics  of credit support,
                                    if any,  such as  reserve  funds,  insurance
                                    policies, surety bonds, letters of credit or
                                    guarantees,  relating to the mortgage  loans
                                    that comprise the underlying  assets for the
                                    Private  Mortgage-Backed  Securities  or  to
                                    such  Private   Mortgage-Backed   Securities
                                    themselves;  (ix) the  terms  on  which  the
                                    mortgage  loans that comprise the underlying
                                    assets  for  such  Private   Mortgage-Backed
                                    Securities  may,  or  are  required  to,  be
                                    repurchased  prior to their stated  maturity
                                    or  the  stated   maturity  of  the  Private
                                    Mortgage-Backed   Securities;  and  (x)  the
                                    terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts" herein.

Pre-Funding Account............     If  provided   in  the  related   Prospectus
                                    Supplement, the original principal amount of
                                    a Series  of  Certificates  may  exceed  the
                                    principal  balance  of the  Mortgage  Assets
                                    initially  being  delivered  to the  Trustee
                                    with  respect  to  such  Series.  Cash in an
                                    amount   equal  to  such   difference   (the
                                    "Pre-Funded  Amount") will be deposited into
                                    a separate  trust account (the  "Pre-Funding
                                    Account")  maintained with the Trustee.  The
                                    Pre-Funded Amount will not exceed 25% of the
                                    Certificate  Balance  (as  defined  herein).
                                    During the  period  ("Funding  Period")  set
                                    forth in the related Prospectus  Supplement,
                                    amounts  on   deposit  in  the   Pre-Funding
                                    Account may be used to  purchase  additional
                                    Mortgage  Assets for the related  Trust.  In
                                    addition,   if   provided   in  the  related
                                    Prospectus  Supplement,  certain  additional
                                    amounts  in  respect  of  interest  will  be
                                    deposited into the Pre-Funding Account or in
                                    a  separate  trust   account.   The  related
                                    Prospectus   Supplement   will  specify  the
                                    conditions  which must be satisfied prior to
                                    the transfer of any such additional Mortgage
                                    Assets,      including     the     requisite
                                    characteristics of such Mortgage Assets. Any
                                    amounts remaining in the Pre-Funding Account
                                    at the  end of the  Funding  Period  will be
                                    distributed as a principal prepayment to the
                                    holders   of   the    related    Series   of
                                    Certificates  at the time and in the  manner
                                    set   forth   in  the   related   Prospectus
                                    Supplement.  Unless  otherwise  specified in
                                    the  related  Prospectus   Supplement,   the
                                    specified period for the acquisition by a Trust of additional Mortgage Assets will not exceed three months from the date such Trust is established.

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Credit Enhancement.............     The  Mortgage  Assets  in  a  Trust  or  the
                                    Certificates  of one or more  classes in the
                                    related  Series may have the  benefit of one
                                    or  more   types   of   credit   enhancement
                                    described   in   the   related    Prospectus
                                    Supplement. See "Credit Enhancement" herein.
                                    The protection against losses afforded by any such credit support may be limited. Credit Enhancement may include one or more of the following types:

A. Subordination...............     A Series of Certificates  may consist of one
                                    or more classes of Senior  Certificates  and
                                    one  or   more   classes   of   Subordinated
                                    Certificates.  The rights of the  holders of
                                    the  Subordinated  Certificates  of a Series
                                    (the "Subordinated  Certificateholders")  to
                                    receive  distributions  with  respect to the
                                    assets  in  the   related   Trust   will  be
                                    subordinated  to such  rights of the holders
                                    of  the  Senior  Certificates  of  the  same
                                    Series (the "Senior  Certificateholders") to
                                    the   extent   described   in  the   related
                                    Prospectus Supplement. This subordination is
                                    intended  to  enhance  the   likelihood   of
                                    regular receipt by Senior Certificateholders
                                    of the full amount of the  monthly  payments
                                    of principal  and interest due to them.  The
                                    protection    afforded    to   the    Senior
                                    Certificateholders  of a Series  by means of
                                    the    subordination    feature    will   be
                                    accomplished by (i) the  preferential  right
                                    of such  holders  to  receive,  prior to any
                                    distribution  being  made in  respect of the
                                    related   Subordinated   Certificates,   the
                                    amounts of  principal  and interest due them
                                    on each  Distribution  Date out of the funds
                                    available for  distribution  on such date in
                                    the related  Certificate Account (as defined
                                    herein) and, to the extent  described in the
                                    related Prospectus Supplement,  by the right
                                    of   such   holders   to   receive    future
                                    distributions  on the assets in the  related
                                    Trust that would otherwise have been payable
                                    to the Subordinated Certificateholders, (ii)
                                    reducing  the  ownership   interest  of  the
                                    related Subordinated  Certificates,  (iii) a
                                    combination  of clauses  (i) and (ii) above,
                                    or  (iv)  as  otherwise   described  in  the
                                    related Prospectus Supplement.  If specified
                                    in  the   related   Prospectus   Supplement,
                                    subordination may apply only in the event of
                                    certain types of losses not covered by other
                                    forms  of  credit  support,  such as  hazard
                                    losses  not  covered  by   Standard   Hazard
                                    Insurance  Policies  or  losses  due  to the
                                    bankruptcy  or  fraud of the  Mortgagor  not
                                    covered by a Bankruptcy Bond. The protection
                                    afforded   to   Senior    Certificateholders
                                    through    subordination    also    may   be
                                    accomplished by allocating  certain types of
                                    losses  or   delinquencies  to  the  related
                                    Subordinated   Certificates  to  the  extent
                                    described   in   the   related    Prospectus
                                    Supplement.     The    related    Prospectus
                                    Supplement   will  set   forth   information
                                    concerning, among other things, the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time. If specified in the related

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                                    Prospectus  Supplement,  the  same  class of
                                    Certificates    may    constitute     Senior
                                    Certificates  with respect to certain  types
                                    of   payments    or   certain    losses   or
                                    delinquencies and Subordinated Certificates with respect to other types of payments or losses or delinquencies.

B. Overcollateralization.......     If  specified  in  the  related   Prospectus
                                    Supplement,  credit  support  may consist of
                                    overcollateralization  whereby the aggregate
                                    principal  amount  of  the  Mortgage  Assets
                                    exceeds  the  Certificate   Balance  of  the
                                    Certificates       of      such      Series.
                                    Overcollateralization   may   exist  on  the
                                    Closing Date or may develop  thereafter as a
                                    result  of  the   application   of   certain
                                    interest  collections  or other  collections
                                    received  in  connection  with the  Mortgage
                                    Assets in excess of amounts necessary to pay
                                    the  Pass-Through  Rate on the  Certificates
                                    and   certain   other   amounts  as  may  be
                                    specified   in   the   related    Prospectus
                                    Supplement.    The    existence    of    any
                                    overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus
                                    Supplement.

C. Reserve Fund................     One or more reserve funds (each,  a "Reserve
                                    Fund") may be established and maintained for
                                    each   Series.    The   related   Prospectus
                                    Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve
                                    Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust.

D. Certificate Guaranty
   Insurance Policy............     A certificate  guaranty  insurance policy or
                                    policies  (each,  a  "Certificate   Guaranty
                                    Insurance   Policy")  may  be  obtained  and
                                    maintained  for one or more class or classes
                                    of a  Series  of  Certificates.  Certificate
                                    Guaranty    Insurance   Policies   generally
                                    unconditionally and irrevocably guarantee to
                                    Certificateholders  that the full  amount of
                                    the distributions of principal and interest,
                                    as well as any other  amounts  specified  in
                                    the related Prospectus  Supplement,  will be
                                    received  by an  agent  of  the  Trustee  on
                                    behalf     of     Certificateholders     for
                                    distribution     by    the     Trustee    to
                                    Certificateholders.   If  specified  in  the
                                    related    Prospectus    Supplement,     the
                                    Certificate  Guaranty  Insurance  Policy may
                                    only cover ultimate  payment of principal to
                                    Certificateholders and not timely payment of
                                    principal   on   each   Distribution   Date.
                                    Certificate  Guaranty Insurance Policies may
                                    have  certain  limitations  set forth in the
                                    related  Prospectus  Supplement,   including
                                    (but  not  limited  to)  limitations  on the
                                    insurer's   obligation   to  guarantee   the
                                    Sellers' or the Master Servicer's obligation to repurchase or substitute for any Mortgage
                                    Loans, to guarantee any specified rate of prepayments or to provide

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                                    funds   to   redeem   Certificates   on  any
                                    specified  date.  The  Certificate  Guaranty
                                    Insurance Policy may also be limited in amount.

E. Mortgage Pool Insurance
   Policy......................     A mortgage pool insurance policy or policies
                                    (each, a "Mortgage  Pool Insurance  Policy")
                                    may  be  obtained  and   maintained   for  a
                                    Mortgage Pool, which shall be limited in scope, covering defaults on the related
                                    Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Mortgage Pool as of the Cut-off Date and, if applicable, as of the Subsequent Cut-off Dates (as defined in the related Prospectus Supplement) related to the transfer of additional Mortgage Loans, if any, which are not covered as to their entire outstanding principal balances by
                                    Primary Mortgage Insurance Policies.

F. Special Hazard  Insurance
   Policy......................     A  special   hazard   insurance   policy  or
                                    policies (each, a "Special Hazard  Insurance
                                    Policy"), may be obtained and maintained for a Mortgage Pool, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each
                                    Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

G. Bankruptcy Bond.............     A  bankruptcy   bond  or  bonds   (each,   a
                                    "Bankruptcy  Bond") may be obtained to cover
                                    certain losses  resulting  from  proceedings
                                    under  the  federal   Bankruptcy  Code  with
                                    respect to a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

H. Cross Collateralization.....     If  specified  in  the  related   Prospectus
                                    Supplement,   the  beneficial  ownership  of
                                    separate Trusts or separate groups of assets
                                    included  in a  Trust  may be  evidenced  by
                                    separate  classes of the  related  Series of
                                    Certificates.  In such case,  credit support
                                    may be provided by a cross collateralization
                                    feature which requires that distributions be
                                    made with respect to Certificates evidencing
                                    beneficial ownership of one or more separate
                                    Trusts    or   asset    groups    prior   to
                                    distributions  to Certificates  evidencing a
                                    beneficial   ownership   interest  in  other
                                    separate  Trusts or asset groups  within the
                                    same  Trust.  If  specified  in the  related
                                    Prospectus Supplement, the coverage provided
                                    by one or more forms of credit  support  may
                                    apply  concurrently  to two or more separate
                                    Trusts,  without priority among such Trusts,
                                    until the credit  support is  exhausted.  If
                                    applicable,     the    related    Prospectus
                                    Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the

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                                      -17-

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                                    amount of the coverage  provided thereby and
                                    of the application of such coverage to the identified Trusts or asset groups.

I. Other Credit Enhancement....     Other credit  enhancement  arrangements,  as
                                    described   in   the   related    Prospectus
                                    Supplement,  including  (but not limited to)
                                    one or more spread accounts, cash collateral
                                    accounts and/or other  accounts,  letters of
                                    credit,  surety  bonds,  financial  guaranty
                                    insurance  policies,  interest  rate  swaps,
                                    caps, floors and other derivative  products,
                                    guaranteed  investment  contracts  or  third
                                    party  guarantees  (including  guarantees by
                                    The   CIT   Group   Holdings,    Inc.,   its
                                    affiliates,  or an unaffiliated third party,
                                    any of which may be  limited  in  nature) or
                                    similar  instruments or  agreements,  may be
                                    used to provide  coverage for certain  risks
                                    or  defaults or losses.  These  arrangements
                                    may be in addition to or in substitution for
                                    any forms of  credit  support  described  in
                                    this  Prospectus.  Any such arrangement must
                                    be acceptable to each nationally  recognized
                                    statistical    rating    organization   that
                                    provides a rating for one or more classes of the related Series of Certificates (each, a "Rating Agency").

Advances.......................     Unless  otherwise  specified  in the related
                                    Prospectus  Supplement,  the Master Servicer
                                    will be  required to remit to the Trustee no
                                    later than the day prior to the Distribution
                                    Date and in no case earlier than the seventh
                                    Business  Day of such  month the  amount (an
                                    "Advance"),   if  any,  by  which  30  days'
                                    interest  at  the  Mortgage   Rate  (or,  if
                                    specified   in   the   related    Prospectus
                                    Supplement,  at the Adjusted  Mortgage  Loan
                                    Remittance Rate (as defined  herein)) on the
                                    then  outstanding  principal  balance  of  a
                                    Mortgage Loan exceeds the amount received by
                                    the Master  Servicer  in respect of interest
                                    on  the  Mortgage  Loan  as of  the  related
                                    Record   Date  (as  defined   herein).   Any
                                    Advances  by the  Master  Servicer  will  be
                                    reimbursable  to the Master  Servicer out of
                                    recoveries on the specific  Mortgage  Assets
                                    with  respect  to which such  Advances  were
                                    made  (e.g.,   late  payments  made  by  the
                                    related  Mortgagors,  any related  Insurance
                                    Proceeds,   Liquidation  Proceeds,  Released
                                    Mortgaged   Property   Proceeds   (each,  as
                                    defined  herein) or proceeds of any Mortgage
                                    Loan   repurchased  by  the   Depositor,   a
                                    Sub-Servicer  or a  Seller  pursuant  to the
                                    related Agreement) and any other amount that
                                    would otherwise be distributed to the holder
                                    or holders of Certificates  representing the
                                    residual  interest  of a Trust  for  which a
                                    REMIC  election has been made.  In addition,
                                    Advances by the Master Servicer also will be
                                    reimbursable  to the  Master  Servicer  from
                                    cash     otherwise      distributable     to
                                    Certificateholders     (including     Senior
                                    Certificateholders) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. See "Description of the Certificates -- Advances and Compensating
                                    Interest"  herein.

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                                      -18-

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                                    Any  obligation  to  make  Advances  may  be
                                    subject to  limitations  as specified in the
                                    related Prospectus  Supplement.  If provided
                                    in the related  Prospectus  Supplement,  the
                                    obligation  of the Master  Servicer  to make
                                    such  Advances  will be  limited  to amounts
                                    corresponding    to   delinquent    interest
                                    payments on a Mortgage Loan and/or will be limited to amounts that the Master Servicer believes will be recoverable out of late payments by Mortgagors on a Mortgage Loan, Liquidation Proceeds, Insurance Proceeds or otherwise.

Compensating Interest..........     Unless  otherwise  specified  in the related
                                    Prospectus  Supplement,  not later  than the
                                    close of business on the  Business Day prior
                                    to each Determination  Date, with respect to
                                    each  Mortgage  Loan as to which the  Master
                                    Servicer  receives  during the  related  Due
                                    Period  a  principal   payment  in  full  in
                                    advance of the final  scheduled  due date (a
                                    "Principal Prepayment"), the Master Servicer
                                    will be required to remit to the Trustee for
                                    deposit  in  the  Certificate  Account  from
                                    amounts  otherwise  payable  to  the  Master
                                    Servicer  as  servicing   compensation,   an
                                    amount  ("Compensating  Interest")  equal to
                                    any excess of (a) 30 days'  interest  on the
                                    principal balance of each such Mortgage Loan
                                    as of  the  beginning  of  the  related  Due
                                    Period at the applicable  Mortgage Rate (or,
                                    if  specified  in  the  related   Prospectus
                                    Supplement,  at the Adjusted  Mortgage  Loan
                                    Remittance Rate) over (b) the amount of interest actually received on the related
                                    Mortgage Loan during such Due Period.

Optional Termination...........     The  Master  Servicer,  the  Depositor,  the
                                    holder of the residual  interest in a REMIC,
                                    certain  insurers or certain other  entities
                                    specified   in   the   related    Prospectus
                                    Supplement  may have the  option  to  effect
                                    early    termination    of   a   Series   of
                                    Certificates  through  the  purchase  of the
                                    Mortgage  Assets  and  other  assets  in the
                                    related Trust under the circumstances and in
                                    the   manner   specified   in  the   related
                                    Prospectus  Supplement and herein under "The
                                    Pooling            and             Servicing
                                    Agreement--Termination; Purchase of Mortgage
                                    Loans."

Mandatory Termination..........     The Trustee,  the Master Servicer or certain
                                    other  entities  specified  in  the  related
                                    Prospectus  Supplement  may be  required  to
                                    effect  early  termination  of a  Series  of
                                    Certificates  under the circumstances and in
                                    the   manner   specified   in  the   related
                                    Prospectus  Supplement and herein under "The
                                    Pooling            and             Servicing
                                    Agreement--Termination; Purchase of Mortgage
                                    Loans."

Legal Investment...............     The Prospectus Supplement for each Series of
                                    Certificates  will specify which, if any, of
                                    the classes of Certificates  offered thereby
                                    will    constitute     "mortgage     related
                                    securities"  for  purposes of the  Secondary
                                    Mortgage  Market  Enhancement  Act  of  1984
                                    ("SMMEA").   Classes  of  Certificates  that
                                    qualify as "mortgage related securities" will be legal investments for

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                                      -19-

--------------------------------------------------------------------------------

                                    certain types of institutional  investors to
                                    the extent  provided in SMMEA,  subject,  in
                                    any case, to any other  regulations that may
                                    govern  investments  by  such  institutional
                                    investors.  Investors  should  consult  with
                                    their counsel or the applicable  authorities
                                    to  determine  whether  an  investment  in a
                                    particular class of Certificates (whether or
                                    not  such  class   constitutes  a  "mortgage
                                    related security")  complies with applicable
                                    guidelines,     policy     statements     or
                                    restrictions. See "Legal Investment" herein.

Certain Federal Income Tax
Consequences...................     The  federal  income  tax   consequences  to
                                    Certificateholders  will vary  depending  on
                                    whether  one or more  elections  are made to
                                    treat  the  Trust  or   specified   portions
                                    thereof   as   a   "real   estate   mortgage
                                    investment   conduit"  ("REMIC")  under  the
                                    provisions  of the Internal  Revenue Code of
                                    1986,   as   amended   (the   "Code").   The
                                    Prospectus Supplement for each Series of Certificates will specify whether such an election will be made. Investors are advised to consult their tax advisors and to review
                                    "Certain Federal Income Tax Consequences" herein and, if applicable, in the related
                                    Prospectus Supplement.

ERISA Considerations...........     A fiduciary of any employee  benefit plan or
                                    other   retirement   plan   or   arrangement
                                    (including  individual  retirement accounts,
                                    certain   Keogh   plans,    and   collective
                                    investment  funds,   separate  accounts  and
                                    insurance  company general accounts in which
                                    such  plans,  accounts or  arrangements  are
                                    invested) subject to the Employee Retirement
                                    Income  Security  Act of  1974,  as  amended
                                    ("ERISA"),  or  the  Code  should  carefully
                                    review  with its legal  advisors  whether an
                                    investment  in  Certificates  will cause the
                                    assets of the related Trust to be considered
                                    plan assets  under the  Department  of Labor
                                    ("DOL")  regulations  set forth in 29 C.F.R.
                                    Section    2510.3-101   (the   "Plan   Asset
                                    Regulations"),    thereby   subjecting   the
                                    Trustee  and  the  Master  Servicer  to  the
                                    fiduciary investment standards of ERISA, and
                                    whether the purchase, holding or transfer of
                                    Certificates    could   give   rise   to   a
                                    transaction   prohibited  or  not  otherwise
                                    permissible  under  ERISA  or  the  Code  or
                                    subject  to the  excise  tax  provisions  of
                                    Section  4975  of  the  Code,  unless  a DOL
                                    administrative exemption applies. See "ERISA
                                    Considerations"  herein  and in the  related
                                    Prospectus  Supplement.  If specified in the
                                    related   Prospectus   Supplement,   certain
                                    classes   of   Certificates   may   not   be
                                    transferred   unless  the  Trustee  and  the
                                    Depositor  are  furnished  with a letter  of
                                    representation  or an  opinion of counsel to
                                    the  effect  that  such  transfer  will  not
                                    result  in a  violation  of  the  prohibited
                                    transaction provisions of ERISA and the Code
                                    and  will  not  subject  the  Trustee,   the
                                    Depositor   or  the   Master   Servicer   to
                                    additional obligations.  See "Description of
                                    the    Certificates--General"   and   "ERISA
                                    Considerations"  herein  and in the  related
                                    Prospectus   Supplement.

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                                      -20-

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Registration of
Certificates...................     If  specified  in  the  related   Prospectus
                                    Supplement, Certificates will be represented
                                    by  global  certificates  registered  in the
                                    name of Cede & Co.  ("Cede"),  as nominee of
                                    The  Depository  Trust Company  ("DTC"),  or
                                    another     nominee.     In    such    case,
                                    Certificateholders  will not be  entitled to
                                    receive Definitive  Certificates (as defined
                                    herein)           representing          such
                                    Certificateholders'   interests,  except  in
                                    certain   circumstances   described  in  the
                                    related Prospectus Supplement.  If specified
                                    in  the   related   Prospectus   Supplement,
                                    Certificateholders     may     also     hold
                                    Certificates of a Series through Cedel Bank,
                                    societe  anonyme  ("Cedel") or the Euroclear
                                    System  ("Euroclear") in Europe, if they are
                                    participants  in such systems or  indirectly
                                    through  organizations that are participants
                                    in such  systems.  See  "Description  of the
                                    Certificates--Book-Entry       Certificates"
                                    herein.

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                                      -21-

                                  RISK FACTORS

      Prospective Certificateholders (as defined herein) should consider, among other things, the following risk factors in connection with the purchase of the Certificates (as defined herein):

      1. General. An investment in Certificates evidencing interests in Mortgage Loans (as defined herein) may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property (as defined herein), or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust (as defined herein) in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. Certain of the Mortgage Loans may be secured by Mortgaged Properties located in areas of the country which have experienced declines in real estate values over the last few years. The Depositor (as defined herein) will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Home Equity Lending Program--Servicing and Collections" herein. To the extent that such losses are not covered by the subordination of any class or Series (as defined herein) of Certificates, applicable insurance policies or alternate credit enhancement, holders of the Certificates of a Series evidencing interests in a Mortgage Pool (as defined herein) will bear all risk of loss resulting from default by borrowers on such Mortgage Loans (each a "Mortgagor") and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "The Trusts" herein.

      2. Limited Obligations. The Certificates will not represent an interest in or obligation of The CIT Group Securitization Corporation III (the "Depositor"), The CIT Group/Sales Financing, Inc. ("CITSF"), The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"), The CIT Group Holdings, Inc. ("CIT") or any of their respective affiliates, unless (and to the extent) expressly provided in the related Prospectus Supplement. Unless expressly provided in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any government agency or instrumentality, nor by the Depositor, CIT Consumer Finance, CITSF, CIT or any of their respective affiliates.

      3. Yield and Prepayment Considerations. The yield to maturity of the Certificates of each Series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of Adjustable Rate Mortgage Loans to Fixed Rate Mortgage Loans (each, as defined herein) or breaches of representations and warranties) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Certificates purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including certain other classes in a Series including more than one class of Certificates, may be relatively more sensitive to the rate of the prepayment on the related Mortgage Loans than other classes of Certificates. See "Yield and Prepayment Considerations" herein.

      Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans generally may be prepaid in whole or in part at any time. However, if permitted by the mortgage documentation and applicable law, the Master Servicer may charge a prepayment penalty or premium in connection with a prepayment, but CIT Consumer Finance's current operating system cannot process prepayment penalties for partial prepayments on any Mortgage Loan. Such penalties or premiums will be property of the related Trust. See "Certain Legal Aspects of the Mortgage Loans - Prepayment and Late Charges" and "Description of the Certificates - Distributions on Certificates - Available Funds" herein. The rate of prepayments of the Mortgage Loans cannot be predicted. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Private Mortgage-Backed Securities (as defined herein) will affect the average life of the Certificates or each class of Certificates. Prepayments on the Mortgage Loans and the mortgage loans underlying the Private Mortgage-Backed Securities may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the mortgage loans underlying the Private Mortgage-Backed Securities and prevailing mortgage rates (giving consideration to the cost of refinancing). Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

      Evidence suggests that the prepayment behavior of a pool including home equity loans may be significantly different from that of a pool composed entirely of first-lien purchase money mortgage loans with equivalent interest rates and maturities. For example, the smaller average principal balance of a pool of home equity loans may result in a higher prepayment rate than that of a pool of first-lien purchase money mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a home equity loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first-lien purchase money mortgage loan because the borrower may perceive the impact of lower interest rates on the size of the monthly payment for a home equity mortgage loan to be less than for a first-lien purchase money mortgage loan with a larger balance. The amounts of, and interest rates on, the underlying senior mortgage loans might be expected to affect the prepayment rate of a pool of junior mortgage loans. The use of first-lien mortgage loans as long-term financing for home purchase and the use of junior lien mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles might also affect prepayment rates. Accordingly, the Mortgage Loans which are home equity loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such home equity loans. See "Yield and Prepayment Considerations" herein.

      Prepayments of the Mortgage Loans may result from voluntary early payments by Mortgagors (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due on sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies, if any. The Mortgage Loans generally contain "due on sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement will impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy (as defined herein) or will materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law or the applicable Mortgage (as defined herein), in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Pooling and Servicing Agreement" and "Certain Legal Aspects of the Mortgage Loans - Due on Sale Clauses" herein and the related Prospectus Supplement.

      Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

      Prepayments may also result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts (as defined herein), if any, and refinancings by a Seller (as defined herein) of the Mortgage Loan. In addition, repurchases or purchases from a Trust of Mortgage Loans or substitution adjustments required to be made under the related Agreement will have the same effect on the Certificateholders as a prepayment of such Mortgage Loans.

      4. Risk of Early Defaults. Certain of the Mortgage Loans underlying a Series of Certificates may be recently originated as of the date of inclusion in the related Mortgage Pool. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years. Certain of the Mortgage Loans underlying a Series of Certificates may be delinquent in respect of the payment of principal and interest. In addition, certain of the Mortgagors under the Mortgage Loans underlying a Series of Certificates may be subject to personal bankruptcy proceedings. Such Mortgage Loans may be subject to a greater risk of default. See "Trusts" herein and "The Mortgage Pool" in the related Prospectus Supplement.

      5. Risk of the Losses Associated with Junior Liens. A substantial proportion of the residential mortgage loans originated by CIT Consumer Finance historically have been mortgage loans secured by liens subordinate to the rights of the mortgagee under each related senior mortgage ("Junior Lien Loans"). In most (or all) cases such senior mortgage or deed or trust will not be included in the Mortgage Pool. Although little data is available on CIT Consumer Finance's portfolio, the rate of default of Junior Lien Loans may be greater than that of mortgage loans secured by senior liens on comparable properties.

      A primary risk to holders of Junior Lien Loans is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy both the senior mortgage and the Junior Lien Loan. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Junior Lien Loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs and, in the case of a judicial foreclosure, only to the extent that the junior mortgagee has answered and established its claim. In addition, a mortgagee holding a Junior Lien Loan may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. See "Certain Legal Aspects of the Mortgage Loans - Foreclosure" herein.

      In servicing Junior Lien Loans in its portfolio, it has been the practice of CIT Consumer Finance to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on such Junior Lien Loans or otherwise. In servicing Junior Lien Loans in its portfolio, it has been the practice of CIT Consumer Finance to advance funds to keep the senior lien current in the event the mortgagor is in default thereunder until such time as CIT Consumer Finance satisfies the senior lien by sale of the mortgaged property, but only to the extent that it determines such advances will be recoverable from future payments and collections on that Junior Lien Loan or otherwise. CIT Consumer Finance may modify these practices at any time. The related Trust will have no source of funds to satisfy a senior mortgage or to make payments due to any senior mortgagee. The Junior Lien Loans are subject and subordinate to any senior liens affecting the related Mortgaged Property, including limitations and prohibitions which may be contained in such senior liens upon subordinate financing. See "Certain Legal Aspects of The Mortgage Loans" herein.

      6. Potential Conflict of Interest. CIT Consumer Finance may hold both a senior mortgage and a Junior Lien Loan on the same Mortgaged Property (or CIT Consumer Finance may in the future originate a mortgage loan which is junior or senior to a Mortgage Loan included in the Mortgage Pool). In such circumstances, CIT Consumer Finance may, in its role as Master Servicer, be required to make decisions regarding a Mortgage Loan which could affect the value or collectability of a mortgage held by CIT Consumer Finance (or by a trust for which CIT Consumer Finance acts as servicer) on the same Mortgaged Property.

      7. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the life of such Series of Certificates. Although the Certificateholders of each Series will receive monthly statements containing certain statistical information with respect to the related Mortgage Pool, the Depositor publishes no information relating to the Certificates of any Series or any Mortgage Pool. The limited availability of any such published information may influence the liquidity of the Certificates.

      8. Subordination. With respect to Certificates of a Series having a class of Subordinated Certificates (as defined herein), while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Senior Certificateholders (as defined herein), the level of subordination may be limited, as specified in the Prospectus Supplement, the Reserve Fund (as defined herein), if any, could be depleted, and payments applied to the Senior Certificates (as defined herein) which are otherwise due to the Subordinated Certificates may be less than the losses.

      9. Risk of Losses Associated with Balloon and Call Loans. Certain of the Mortgage Loans may constitute Balloon Loans and Call Loans (each, as defined herein). Balloon Loans are originated with a stated maturity of less than the period of time required to amortize the Balloon Loan principal based upon the monthly payment amount. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a Balloon Payment (as defined herein) that will be significantly larger than the previous monthly payments. Call Loans have a scheduled payment and term which fully amortizes principal. The terms of a Call Loan permit the mortgagee to require the Mortgagor to pay the full principal balance of the Mortgage Loan on a specified date before its scheduled maturity date. If the mortgagee exercises the call option in a Call Loan, the Mortgagor will be required to make a payment that will be significantly larger than the previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity or a Call Loan on the date a call option is exercised frequently will depend on such Mortgagor's ability to refinance the Mortgage
Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the creditworthiness of the Mortgagor, the tax laws and general economic conditions at the time.

      Although a low interest rate environment may facilitate the refinancing of a Balloon Payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. Except as provided below, none of the Depositor, the Sellers, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans or Call Loans. However, CIT Consumer Finance may in certain limited circumstances be required by law to provide such refinancing.

      10. Risk of Losses Associated with Adjustable Rate Mortgage Loans. Adjustable Rate Mortgage Loans (as defined herein) may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, a Mortgagor's income may not be sufficient to enable him or her to continue to make his or her loan payments as such payments increase and thus the likelihood of default will increase.

      11. Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

      12. Delays in Liquidating Defaulted Mortgage Loans. Even if one assumes that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans resulting in corresponding delays in the receipt of related proceeds by the Certificateholders. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states, an action to obtain a deficiency judgment against the Mortgagor is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds (as defined herein) all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, accrued Master Servicing Fees (as defined herein), legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Certificateholders could experience a loss on their investment.

      Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer takes the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance Mortgage Loan than would be the case with a larger principal balance loan. Because the average outstanding principal balances of the Mortgage Loans which are home equity loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are home equity loans may also be smaller as a percentage of the principal amount of such home equity loans than would be the case with a typical pool of first Mortgage Loans.

      13. Risk of Losses Associated with Mortgaged Properties. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (and any additional financing by other lenders on the Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced by CIT Consumer Finance or those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions or alternative credit enhancement arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

      Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the Mortgagor.

      Other factors affecting Mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Certificateholders of the related Series.

      14. Litigation. Any material litigation pending against the Depositor, a Seller or the Master Servicer will be specified in the related Prospectus Supplement.

      15. Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Certificates may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement.

      16. Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Mortgage Loan originators, the Master Servicer and any Sub-Servicer (as defined herein). In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a Trust or of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject a Trust and the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of The Mortgage Loans" herein. Unless otherwise specified in the related Prospectus Supplement, neither the related Trust nor the Depositor will obtain any licenses under any federal or state consumer laws or regulations. The absence of such licenses may impede the enforcement of certain rights or may give rise to certain defenses in actions seeking enforcement of such rights which may prevent a Trust from collecting amounts due under the Mortgage Loans.

      The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit and administration of loans on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience, and (iv) the Fair Housing Act, which prohibits discrimination on the basis of, among other things, familial status or handicap.

      The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth-in-Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered by a borrower from an assignee in an action under the Home Ownership Act are the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets (as defined herein) include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the Mortgagor could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute another Mortgage Loan for the Mortgage Loan in question.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of a Trust or of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to rescind the Mortgage Loan and the Mortgage or to obtain a refund of amounts previously paid and, in addition, could subject a Trust or the Master Servicer to damages and administrative sanctions. If the Master Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may delay payments to, or be unable to repay all amounts owed to, Certificateholders. Furthermore, depending upon whether damages and sanctions are assessed against the Master Servicer such violations may materially impact the financial ability of CIT Consumer Finance to continue to act as Master Servicer or the ability of CIT
Consumer Finance to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Agreement.

      In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") and state debtor relief laws, may also adversely affect the Master Servicer's ability to collect the principal of or interest on the Mortgage Loans and also would affect the interests of the Certificateholders in such Mortgage Loans if such laws result in the Mortgage Loans being uncollectible. See "Certain Legal Aspects of the Mortgage Loans" herein.

      Generally, under the terms of the Relief Act or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

      Under environmental legislation and judicial decisions applicable in various states, a secured party which takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. It is unclear whether such costs, which could be substantial, would be imposed on a holder of a mortgage note (such as a Trust) which does not directly or through its agents use the Mortgaged Properties in a manner causing an environmental hazard. See "Certain Legal Aspects of The Mortgage Loans" herein.

      17. Liens and Certain Other Aspects of the Mortgage Loans. A variety of factors may limit the ability of the Certificateholders to realize upon the Mortgaged Properties securing the Mortgage Loans or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Loans" herein.

      Because of the expense and administrative inconvenience involved, the Seller and the Depositor will not deliver to the Trustee any assignments in recordable form of the Mortgages. Consequently, in some states, if the assignment is not recorded in the proper office, the assignment to the Trustee may not be effective against creditors of the Seller or the Depositor or a trustee in bankruptcy of the Seller or the Depositor. As a result, the Trust would not be able to claim the Mortgaged Property as collateral for a Mortgage Loan.

      18. The Status of the Mortgage Loans in the Event of Bankruptcy of the Depositor, CIT Consumer Finance or CITSF. In the event of the bankruptcy of the Depositor, CIT Consumer Finance, CITSF or any affiliate thereof which originated any Mortgage Loans, a trustee in bankruptcy of the Depositor, CIT Consumer Finance, CITSF or such affiliate, or the creditors thereof could attempt to convince the relevant court to recharacterize the transfer of the Mortgage Loans to the related Trust as a borrowing by the Depositor, CIT Consumer Finance, CITSF or such affiliate with the result, if such recharacterization were upheld, that the Certificateholders would be deemed creditors of the Depositor, CIT Consumer Finance or CITSF such affiliate, secured by a pledge of the Mortgage Loans. If the Mortgage Loans were deemed "sold" to the related Trust, the Mortgage Loans would not be assets of the Depositor, CIT Consumer Finance, CITSF or such affiliate and would not be available to their creditors. In the event that an attempt to convince the relevant court to recharacterize the transfer of the Mortgage Loans as a secured loan were successful, the Trustee, on behalf of the holders of the Certificates, would have a secured claim against the relevant entity but would be delayed or prohibited from exercising remedies with respect to the Mortgage Loans or taking actions with respect to the relevant entity absent court approval. In addition, other collateral might be substituted for the Mortgage Loans, and collections on the Mortgage Loans or such other collateral might be applied to make distributions of principal and interest on the Certificates at different times than those required by the related Agreement. Moreover, payment of interest which accrued after the commencement of the bankruptcy or insolvency proceeding might be limited, and payment of the "loan" could be accelerated, with holders of Certificates losing the right to future interest distributions. Even if such an attempt were not successful, it is possible that distributions on the Certificates would be subject to delays while the claim was being resolved by a court.

      19. ERISA Considerations. An investment in a class of Certificates of any Series by Plans (as defined herein) may give rise to a prohibited transaction under ERISA (as defined herein) Section 406 and be subject to tax under Code (as defined herein) Section 4975 unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any employee benefit plan or other retirement arrangement should consult their counsel before purchasing any class of Certificates. Certain classes of Certificates will not be eligible for purchase by Plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

      20. Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided with respect to one or more classes of Certificates of a Series to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement may be provided by one or more forms, including, but not limited to, subordination of one or more classes of Certificates of such Series, letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization, cross collateralization or other type of credit enhancement (each, a "Credit Enhancement" and the entity providing it, a "Credit Enhancer"). The coverage of any Credit Enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Credit Enhancement" herein.

      21. Certificate Rating. It will be a condition to the issuance of a Series of Certificates that each class be rated in the rating categories specified in the related Prospectus Supplement by each Rating Agency (as defined herein) identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Loans and any credit enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Ratings on mortgage pass-through certificates do not represent an assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such a Credit Enhancer's long term debt. In the event the rating is lowered or withdrawn, the liquidity of the related Certificates may be adversely affected.

      The rating of Certificates credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the Credit Enhancer. Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" herein and in the related Prospectus Supplement.

      22. The Subsequent Mortgage Loans. The conveyance of additional Mortgage Assets by the Depositor during the Funding Period (as defined herein), is subject to the conditions described in the related Prospectus Supplement. If the Depositor is unable to originate Mortgage Loans satisfying such conditions during the Funding Period, the Depositor will have insufficient Mortgage Loans to sell to the Trust, thereby resulting in prepayments of principal to Certificateholders as described below.

      Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and in the related Agreement at the time of its addition. The Depositor or its affiliate (the seller of any additional Mortgage Assets to the Trust) will certify that all such eligibility criteria have been satisfied and CIT Consumer Finance or its affiliate (the seller of any additional Mortgage Assets to the Depositor) will certify that all conditions precedent to the sale of the additional Mortgage Assets to the Trust have been satisfied. It is a condition to the sale of any additional Mortgage Assets to the Trust that the Rating Agencies, after receiving prior notice of the proposed transfer of additional Mortgage Assets to the Trust, have not advised the Seller or the Trustee that the conveyance of such additional Mortgage Assets will result in a qualification, downgrade, or withdrawal of its then current rating of the Certificates. Following the transfer of additional Mortgage Assets to the Pool the aggregate characteristics of the Mortgage Assets then held in the Pool may vary from those of the Mortgage Loans originally included therein.

      The ability of the Trust to invest in additional Mortgage Assets is largely dependent upon whether CIT Consumer Finance or its affiliates are able to originate or purchase Mortgage Loans that meet the requirements for transfer from CIT Consumer Finance to the Depositor under the related Agreement. The ability of CIT Consumer Finance or its affiliates to originate or purchase such Mortgage Loans may be affected by a variety of social and economic factors. Moreover, such factors may affect the ability of the Mortgagors thereunder to perform their obligations thereunder which may cause Mortgage Loans originated or purchased by CIT Consumer Finance or its affiliates to fail to meet the requirements for transfer under the related Agreement. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, CIT Consumer Finance is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such Mortgagors and the availability of additional Mortgage Loans.

      23. Prepayment from the Pre-Funding Account. To the extent that the Pre-Funded Amount has not been fully applied by the Trust to purchase additional Mortgage Assets by the end of the Funding Period, the amount remaining on deposit in the Pre-Funding Account will be payable as principal to Certificateholders on the first Distribution Date following the end of the Funding Period, or, if the end of the Funding Period is on a Distribution Date, then on such date.

      In the event that amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period and are applied to the payment of principal to the Certificateholders, such partial retirement of Certificates may shorten the average life of the Certificates and may cause the Certificateholders to experience a lower yield on the Certificates. In addition, any reinvestment risk resulting from such partial retirement will be borne by the holders of such Certificates.

      24. Risk of Commingling. At any time that the requirements as specified under "The Pooling and Servicing Agreement--Payments on Mortgage Assets;
Deposits to Certificate Account," are met, the Master Servicer may deposit payments and collections received on or with respect to the Mortgage Loans in the Certificate Account monthly on the Deposit Date (as defined herein). Until the Master Servicer makes such a monthly deposit into the Certificate Account, the Master Servicer may invest collections on the Mortgage Loans at its own risk and for its own benefit and need not segregate the collections from its own funds. If the Master Servicer were unable to remit such funds or if the Master Servicer became insolvent, the holders of the Certificates could incur a loss with respect to collections not deposited in the Certificate Account.

      25. Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

      Transactions in Certificates will, in most cases, be able to be effected only through The Depository Trust Company ("DTC"), Participants or Indirect Participants (each, as defined herein) and certain banks or through Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Since a Certificateholder will not generally be able to obtain a physical security under such systems, the ability of a Certificateholder to use effectively the Certificate as collateral for a loan from persons or entities that do not participate in such systems, or otherwise to take actions in respect of such Certificates, may be limited.

      Certificateholders may experience delay in their receipt of distributions of interest on and principal of the Certificates since distributions will be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants.

      Unless and until Definitive Certificates (as defined herein) are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates (as defined herein) will be DTC or its nominee. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term will be used in the Agreement relating to such Series of Certificates. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries (as defined herein) and DTC. Monthly and annual reports on the related Trust provided to DTC or its nominee, as the case may be, as holder of record of the Book-Entry Certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited. See "Description of the Certificates --Book-Entry Certificates" herein.

                                   THE TRUSTS

      The Trust for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust will consist of one or more pools (each, a "Mortgage Pool" or "Pool") of certain mortgage related assets (the "Mortgage Assets") consisting of (i) mortgage loans (or participation or other beneficial interests therein) secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating first or subordinate liens on one- to four-family residential properties (the "Mortgage Loans") and, if specified in the related Prospectus Supplement, (ii) Private Mortgage-Backed Securities, together with payments in respect of such Mortgage Assets, and (iii) certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment from the assets of the related Trust or other assets held for the benefit of the holders of such Certificates (the "Certificateholders") as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust established by the Depositor, a Seller or any of their affiliates.

      The Mortgage Assets will be acquired by the Depositor either directly or indirectly from CIT Consumer Finance and/or other affiliates of the Depositor (each, a "Seller") and conveyed by the Depositor to the related Trust Fund. Mortgage Loans acquired by the Depositor will have been originated or purchased by CIT Consumer Finance or its affiliates in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related Prospectus Supplement. Certain Mortgage Loans originated in the State of Minnesota will have been originated or purchased by CITSF in accordance with the same underwriting criteria. Certain Mortgage Loans originated in the State of New York will have been originated or purchased by The CIT Group/Consumer Finance, Inc. (NY), a New York corporation and a wholly owned subsidiary of CIT, in accordance with the same underwriting criteria. Mortgage Loans may have been acquired by CIT Consumer Finance or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with CIT Consumer Finance.

      The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If provided in the related Prospectus Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee with respect to such Series. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. The Pre-Funded Amount will not exceed 25% of the Certificate Balance (as defined herein). During the period (the "Funding Period") set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust. In addition, if so provided in the related prospectus Supplement, certain additional amounts in respect of interest will be deposited into the Pre-Funding Account or in a separate trust account. The related Prospectus Supplement will specify the conditions which must be satisfied prior to the transfer of any such additional Mortgage Assets, including the requisite characteristics of such Mortgage Assets. Any amounts remaining in the Pre-Funding Account at the end of such Funding Period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the specified period for the acquisition by a Trust of additional Mortgage Assets will not exceed three months from the date such Trust is established.

      If specific information with respect to the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on a

Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

The Mortgage Loans-General

      For purposes hereof, the real property that secures repayment of the Mortgage Loans is referred to collectively as "Mortgaged Properties." The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus
Supplement, all of the Mortgage Loans will be loans that are not insured or guaranteed by any governmental agency. Mortgage Loans with certain Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy") to the extent provided in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will generally be covered by standard hazard insurance policies (each, a "Standard Hazard Insurance Policy"). The existence, extent and duration of any such coverage will be described in the related Prospectus Supplement.

      The Mortgage Loans in a Mortgage Pool will have monthly payments due on various days of each month. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

            (a) Interest may be payable at a fixed rate ("Fixed Rate" and a Mortgage Loan subject thereto is a "Fixed Rate Mortgage Loan"), a rate adjustable from time to time in relation to an index which will be specified in the related Prospectus Supplement, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each of the foregoing, an "Adjustable Rate" and a Mortgage Loan subject thereto is an "Adjustable Rate Mortgage Loan"). Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. The loan agreement or promissory note (the "Mortgage Note") in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the related Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

            (b) Principal may be payable on a declining balance basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal of certain Mortgage Loans ("Balloon Loans") may be due on maturity ("Balloon Payments"). Mortgage Loans may permit the mortgagee to require the Mortgagor to pay the full principal balance of the loan on a specified date the ("Call Date") prior to the maturity of the Loan ("Call Loans"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

            (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time (a "Graduated Payment Loan") or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Graduated Payment Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to reduce principal.

            (d) The Mortgage Loans generally may be prepaid in whole or in part at any time. If specified in the related Prospectus Supplement, some prepayments of the full principal balance of a loan may be subject to a prepayment penalty or premium. Such prepayment penalty or premium will be applicable to certain prepayments of principal made during a specified period of time during the life of the Mortgage Loan. The Mortgage Note in respect of any Mortgage Loan subject to a prepayment penalty or premium generally will set forth the terms of prepayment. Prepayments on the Mortgage Loans as a result of a refinancing by the Seller or Seller's transferee generally will not be subject to a prepayment penalty or premium. The Mortgage Loans generally include "due on sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards for such Mortgage Loan.

      A Trust may contain certain Mortgage Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagors on such Buydown Loans during the early years of such Buydown Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Buydown Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be Simple Interest Loans, Scheduled Accrual Loans and Precomputed Loans.

      "Simple Interest Loans" provide that interest is charged to the Mortgagor at the applicable Mortgage Rate (as defined herein) on the outstanding principal balance of the related Mortgage Note (as defined herein) and calculated based on the actual days elapsed from receipt of the Mortgagor's last payment to receipt of the Mortgagor's most current payment. Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Mortgage Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Mortgage Note to zero at such Mortgage Note's maturity date, payments that are made by the Mortgagor after the due date therefor (assuming all other payments are made on their specified monthly payment dates) would cause the outstanding principal balance of such Mortgage Note not to be reduced to zero. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Mortgage Note. On the other hand, if a Mortgagor makes a payment before the due date therefor or pays an amount greater than the scheduled payment amount (assuming all other payments are made on their specified monthly payment dates), the reduction in the outstanding principal balance of such Mortgage Note would occur over a shorter period of time than it would have occurred had it been based on the original amortization schedule of such Mortgage Note.

      "Scheduled Accrual Loans" provide that interest is charged to the Mortgagor at the applicable Mortgage Rate (as defined herein) on the outstanding principal balance of the related Mortgage Note and calculated as though each payment is made on the scheduled payment date. Scheduled monthly payments made by the Mortgagors on the Scheduled Accrual Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest on such Scheduled Accrual Loans will be calculated based on a 360-day year of twelve 30-day months. When the Mortgagor remits a payment greater than the amount currently due on the Mortgage Note, the additional payment is generally applied to the next scheduled installment unless otherwise specified by the Mortgagor. This application will not affect the amortization schedule or the relative application of such payment to principal and interest. No more than two future installments can be paid ahead in such manner. If payments are received which would result in the Mortgage Note being paid ahead more than two months or if the Mortgagor specifically instructs that any additional payment be applied to principal, then this partial prepayment of principal is generally effective as of the most recently paid installment and the relative application of principal and interest of future payments will be adjusted to reflect the partial principal prepayment. When a full prepayment of principal is made on a Scheduled Accrual Loan during a month, the Mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

      A "Precomputed Loan" provides for the payment by the related Mortgagor of a specified total amount of payments, payable in monthly installments on each due date, which total represents the principal and precomputed interest in an amount calculated at the stated Mortgage Rate for the term of the Mortgage Loan on the declining principal balance on the assumption that all scheduled payments are made when due. Any partial prepayment received in excess of the current amount due will be applied against future installments and will have no effect on the amortization of principal and interest. If a Mortgage Loan prepays in full, the Mortgagor will receive a refund of unearned interest calculated on an actuarial basis, which calculation may vary from state to state depending on state regulations.

      The Prospectus Supplement for each Series of Certificates will specify with respect to all Mortgage Loans expected to be included in the related Pool as of the date specified in the related Prospectus Supplement, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans in such Pool, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties (e.g., detached residential one- to four-family properties, individual units in condominiums, vacation and second homes, or other real property) and/or other assets securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date specified in such Prospectus Supplement and the expected range of the terms of maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected aggregate principal balance of Mortgage Loans having Combined Loan-to-Value Ratios (as defined herein) in specified ranges, (viii) in the case of Fixed Rate Mortgage Loans, the expected weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans (as the case may be), (ix) in the case of Adjustable Rate Mortgage Loans, the expected weighted average of the Adjustable Rates as of the date set forth in such Prospectus

Supplement, any periodic or lifetime rate caps or floors, maximum permitted Adjustable Rates, if any, and the Index (as defined herein) upon which the Adjustable Rate is based, (x) the expected aggregate outstanding principal balance, if any, of Buydown Loans and Graduated Payment Loans, as of the date set forth in the Prospectus Supplement, (xi) the expected aggregate outstanding principal balance, if any, of Call Loans and Balloon Loans, (xii) the amount of any Certificate Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each, as defined herein) to be maintained with respect to such Pool, (xiii) the amount, if any, and terms of any other Credit Enhancement to be provided with respect to all or any Mortgage Loans or the Pool, (xiv) the priority of the Mortgages (first, second, third or fourth) and (xv) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Detailed Description.

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Mortgage Loan (less the amount, if any, for the items specified in the related Prospectus Supplement) plus the principal balance of any loan or loans secured by a senior lien on the Mortgaged Property at the time of origination of the Mortgage Loan, by (y) the value of the related Mortgaged Property, based upon the appraisal or other valuation made at the time of origination of the Mortgage Loan (see "The Home Equity Lending Program -- Underwriting Standards").

      The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the Certificateholders of the related Series. The Master Servicer will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement"), and will receive a fee for such services. See "The Home Equity Lending Program" and "The Pooling and Servicing Agreement" herein.

      Unless otherwise specified in the related Prospectus Supplement, CITSF will be appointed as a Sub-Servicer for all of the Mortgage Loans in each Mortgage Pool, and as a Sub-Servicer, will perform all or most of the servicing responsibilities described under "The Pooling and Servicing Agreement" herein and "Servicing of Mortgage Loans" in the related Prospectus Supplement. All references in this Prospectus and any related Prospectus Supplement to the "Master Servicer" or to CIT Consumer Finance in a servicing capacity shall include CIT Consumer Finance acting through any Sub-Servicer, including CITSF, or any agent. With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

      The Mortgage Loans generally will be evidenced by Mortgage Notes and secured by Mortgages. The "Mortgage Documents" for each Mortgage Loan are (i) the original Mortgage Note (except in the circumstances discussed under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets"), (ii) the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office or which has been lost, in which case the Depositor will, unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered to the custodian a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) any intervening assignments of the Mortgages (iv) any title insurance policies with respect to the Mortgages, (v) any assumption or modification agreement and (vi) such other security documents as may be specified in the related Prospectus Supplement or the related
Agreement. Some or all of the Mortgage Documents may, as specified in the related Prospectus Supplement, be held for the benefit of the Trust by a custodian appointed pursuant to the related Agreement or a separate custodial agreement among the Depositor, the Trustee and such custodian. If specified in the related Prospectus Supplement, CIT Consumer Finance will be appointed as custodian of the Mortgage Documents pursuant to the related
Agreement  and,  in  such  capacity,  will  retain  possession  of the  Mortgage
Documents.

      Unless otherwise specified in the related Prospectus Supplement, the Depositor will have no obligations with respect to a Series of Certificates. See "The Pooling and Servicing Agreement-- Assignment of Mortgage Assets" herein. The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement, including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "The Home Equity Lending Program--Representations by Sellers; Repurchases" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances" herein. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by Mortgages creating first or subordinate liens on one- to four-family residential properties (each such property, a "Mortgaged Property"). If so specified in the related Prospectus Supplement, the Mortgage Loans may include loans or participations therein secured by Mortgages on condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. If specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust may include mortgage participation certificates evidencing interests in Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, such Mortgage Loans will be loans that are not insured or guaranteed by any governmental agency.

      The Mortgaged Properties relating to Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. Such
Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement.

Private Mortgage-Backed Securities

      "Private Mortgage-Backed Securities" may consist of (i) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans, (ii) collateralized mortgage obligations secured by mortgage loans, together with payments in respect of such Mortgage Assets, and (iii) certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related Trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the individual mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer directly to the Trustee as registered owner of such Private Mortgage-Backed Securities, unless otherwise specified in the related Prospectus Supplement. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of Fixed Rate, level payment, fully amortizing Mortgage Loans or Graduated Payment Loans, Buydown Loans, Adjustable Rate Mortgage Loans or Mortgage Loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property or multifamily property or by a condominium or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

      The related Prospectus Supplement for a Series for which the Trust includes Private Mortgage-Backed Securities will specify, with respect to any Private Mortgage-Backed Securities owned by the related Trust, among other things, (i) the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust for such Series; (ii) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including: (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of such mortgage loans that are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans and (D) the minimum and maximum stated maturities of such mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guarantees, relating to the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which the mortgage loans that comprise the underlying assets for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the

Private Mortgage-Backed Securities; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee.

Substitution of Mortgage Assets

      Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally and the criteria for substituting for a Mortgage Asset will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Mortgage Assets from the applicable Sellers and to pay expenses of the offering. The applicable Sellers will apply the proceeds for general corporate purposes, including the origination and acquisition of residential mortgage loans and other loans. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                          THE CIT GROUP HOLDINGS, INC.

      CIT, a Delaware corporation, is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. CIT, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. CIT provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies, and to a lesser extent to consumers. While these secured lending activities reduce the risk of losses from extending credit, CIT's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk, and government regulation and supervision. CIT does not finance the development or construction of commercial real estate. CIT has eight strategic business units which offer commercial and consumer financing and factoring products and services to clients.

      The Dai-Ichi Kangyo Bank, Limited ("DKB") owns eighty percent (80%) of the issued and outstanding shares of common stock of CIT. DKB purchased a sixty percent (60%) common stock interest in CIT from Manufacturers Hanover Corporation ("MHC") at year-end 1989 and acquired an additional twenty percent (20%) common stock interest in CIT on December 15, 1995, from CBC Holding (Delaware) Inc. (formerly known as MHC Holdings (Delaware) Inc.) ("CBC Holding"), a wholly owned subsidiary of Chemical Banking Corporation ("CBC"). The Chase Manhattan Corporation ("Chase") acquired CBC Holding as part of the merger between Chase and CBC on March 31, 1996 and continues to own the remaining twenty percent (20%) common stock interest in CIT through CBC Holding. DKB has a five-year option, expiring December 15, 2000, to purchase the remaining twenty percent (20%) common stock interest from CBC and its parent.

      In accordance with a stockholders agreement among DKB, Chase, as direct successor to CBC, and CIT, dated as of December 29, 1989, as amended by an Amendment to Stockholders' Agreement, dated December 15, 1995 (the "Stockholders Agreement"), one nominee of the Board of Directors is designated by Chase. The Stockholders Agreement also contains restrictions with respect to the transfer of the stock of CIT to third parties.

      CIT is subject to the informational requirements of The Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission. Certain of CIT's securities are listed on the New York Stock Exchange and reports and other information concerning CIT can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. See "Available Information" herein.

      Unless CIT has issued a Limited Guarantee (as defined herein) with respect to any Series of Certificates, CIT will have no obligations or liabilities with respect to any Series of Certificates.

                  THE CIT GROUP SECURITIZATION CORPORATION III,
                                  THE DEPOSITOR

      The CIT Group Securitization Corporation III (the "Depositor") was incorporated in the State of Delaware on April 8, 1996 and is a wholly-owned, limited purpose finance subsidiary of CIT. The Depositor maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is
(973) 535-3512.

      As described herein and in the related Prospectus Supplement, the obligations, if any, of the Depositor with respect to any Series of Certificates are limited. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Assets. CIT Consumer Finance is an affiliate of the Depositor. Unless otherwise specified in the Prospectus Supplement, the Depositor will acquire the Mortgage Assets in a privately negotiated transaction from CIT Consumer Finance.

      Unless otherwise specified in the related Prospectus Supplement, neither CIT nor any of its affiliates, including the Depositor and CIT Consumer Finance, will be obligated with respect to any Series of Certificates. Accordingly, the Depositor has determined that financial statements of CIT Consumer Finance and its affiliates, including the Depositor, are not material to the offering of any Series of Certificates. If, with respect to a Series of Certificates any such financial statements are material, they will be included or incorporated by reference in the related Prospectus Supplement.

        THE CIT GROUP/CONSUMER FINANCE, INC., SELLER AND MASTER SERVICER

      Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans and any other applicable Mortgage Assets will be purchased by the Depositor, either directly or through affiliates, from CIT Consumer Finance or its affiliates, as Seller. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated or purchased by CIT Consumer Finance or its affiliates in accordance with the underwriting criteria specified below under "Underwriting Standards."

      Unless otherwise specified in the related Prospectus Supplement, CIT Consumer Finance will be appointed pursuant to the related Agreement as the master servicer for each Trust (the "Master Servicer").

      CIT Consumer Finance is a Delaware corporation and a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (973) 740-5000.

      CIT Consumer Finance offers loans to consumers secured by first and subordinate mortgages on residential real estate (including condominiums). Business is generated through several distribution channels across the country. CIT Consumer Finance originates loans directly to consumers, using both its own employees and mortgage brokers. CIT Consumer Finance also purchases loans from mortgage bankers and other mortgage lenders, often referred to as "correspondents." CIT Consumer Finance purchases loans individually and in larger batches, including bulk portfolio purchases.

      CIT Consumer Finance is the master servicer for the loans held in its portfolio. CITSF performs servicing functions for CIT Consumer Finance as its Sub-Servicer from CITSF's Oklahoma City, Oklahoma Asset Service Center as described below. CIT Consumer Finance has a network of offices nationwide which handle business origination, credit, administration and management. In addition, CIT Consumer Finance maintains its quality control department at its Marlton, New Jersey office and its original document retention and processing facility in Cherry Hill, New Jersey.

               THE CIT GROUP/SALES FINANCING, INC., SUB-SERVICER

      Unless otherwise specified in the related Prospectus Supplement, CITSF will be appointed as a Sub-Servicer for all of the Mortgage Loans in each Mortgage Pool, and as a Sub-Servicer, will perform all or most of the servicing responsibilities described under "The Pooling and Servicing Agreement". All references in this Prospectus and any related Prospectus Supplement to the "Master Servicer" or to CIT Consumer Finance in a servicing capacity shall include CIT Consumer Finance acting through any Sub-Servicer, including CITSF, or any agent.

      Unless otherwise specified in the related Prospectus Supplement, CITSF originated the Mortgage Loans, if any, for which the Mortgaged Properties are located in the State of Minnesota and will sell such Mortgage Loans to CIT Consumer Finance for resale to the Depositor and then to a Trust.

      CITSF is a Delaware corporation and a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039 and its telephone number is (973) 740-5000.

      CITSF originates, purchases and services retail installment sales contracts, direct loans and mortgages for manufactured housing, recreational vehicles, recreational marine and other consumer goods throughout the United States and services mortgage loans originated and purchased by CIT Consumer Finance and other affiliates of CIT. CITSF has a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. CITSF services, on behalf of other owners, retail installment contracts, direct loans and mortgage loans that were not originated by CITSF. These servicing arrangements may be made with respect to the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities, or portfolios that have been sold by CITSF or others to securitization trusts.

      The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for retail installment contracts, direct loans and mortgages. In order to service these transactions, CITSF uses sub-servicers, outside collectors and field remarketers located throughout the United States.

                        THE HOME EQUITY LENDING PROGRAM

Overview

      The mortgage lending activities of CIT Consumer Finance consist primarily of originating, purchasing and selling Mortgage Loans secured by Mortgages creating first or subordinate liens on Mortgaged Properties (each such Mortgage Loan, a "Home Equity Loan"). Such Mortgaged Properties include condominiums, single-family detached homes, single-family attached homes and planned unit developments. It has been the policy of CIT Consumer Finance generally not to make Home Equity Loans secured by cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. CIT Consumer Finance makes the majority of its Home Equity Loans to borrowers who own a single-family detached home. CIT Consumer Finance approves Home Equity Loans to enable its borrowers to refinance an existing mortgage (in many cases replacing the existing loan with a loan with a larger principal balance), purchase a home, pay for education, pay for home improvements and consolidate debt, among other purposes.

      Initially, CIT Consumer Finance originated or purchased the majority of its Home Equity Loans with original terms of up to 180 months. Starting in 1994, CIT Consumer Finance began more frequently to originate and purchase Home Equity Loans with original terms of up to 360 months. CIT Consumer Finance believes that the longer term, and correspondingly lower monthly payments, of these Home Equity Loans are attractive to customers who might otherwise refinance an existing loan or obtain a new loan from a bank or other traditional long term lender. CIT Consumer Finance believes that its rapid turnaround time from application to funding a Home Equity Loan also makes CIT Consumer Finance more competitive with more traditional lenders.

      CIT Consumer Finance's area offices are located throughout the country. Three regional offices supervise the operations of a group of states. All Home Equity Loan area offices have a manager who reports to senior management. The supervision of all of CIT Consumer Finance's underwriting and administrative functions is conducted from the Livingston, New Jersey headquarters.

      The  following   sections  describe  the  origination,   underwriting  and
servicing procedures which CIT Consumer Finance follows in its Home Equity Loan program.

Home Equity Loan Origination

      The entire application process for Home Equity Loans is generally conducted either in person or by phone, facsimile, direct mail response, or the internet. Each loan application is entered into an automated application processing system which obtains a credit bureau report and calculates CIT Consumer Finance's proprietary internal credit score. CIT Consumer Finance attempts to process the applications as quickly as possible. An underwriter is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower, some of which is verified with third parties. Depending on the characteristics of the requested loan, loan applications will be reviewed by an underwriter in the area office, regional office, or the Livingston, New Jersey headquarters.

      Underwriters are trained to structure loans that meet the applicant's needs, while satisfying CIT Consumer Finance's underwriting criteria. If an applicant does not meet the underwriting criteria under the applicable loan program, the underwriter may decline the application or suggest a loan on different terms.

      CIT Consumer Finance originates business directly to the consumer through a direct marketing campaign and through mortgage brokers.

Direct Marketing

      Utilizing a staff of marketing professionals, CIT Consumer Finance markets directly to the consumer through print ads, direct mail, and other media. Prospective applicants submit an application by mailing in a loan application included in the advertisement or by calling a toll free telephone number and giving the information to a representative. Applicants who apply by mail will also supply additional required information by telephone after CIT Consumer Finance has received the application. Once a completed application is received, a preliminary approval may be given within twenty four hours.

Broker Business

      CIT Consumer Finance also originates Home Equity Loans based upon applications received from independent mortgage brokers. CIT Consumer Finance will directly underwrite and fund these broker loans. A nationwide network of CIT Consumer Finance sales executives solicits broker business. These sales executives are responsible for the development and maintenance of the broker relationships and the coordination between the mortgage broker and CIT Consumer Finance's offices. Mortgage brokers participating in this program must be approved by CIT Consumer Finance by satisfying its established requirements pertaining to experience, financial stability, and licensing. A mortgage broker may be paid for its services by CIT Consumer Finance and the borrower. After the mortgage broker is approved, CIT Consumer Finance conducts regular periodic reviews of the relationship and the broker's performance. In these reviews, CIT Consumer Finance will examine the performance of loans originated by the broker and sometimes other factors, including maintenance of required regulatory licenses. Based upon the review, CIT Consumer Finance may adjust or terminate its relationship with the broker.

      CIT also purchases loans from mortgage bankers and other mortgage lenders, as described below.

Correspondent Lending

      CIT Consumer Finance also purchases Mortgage Loans through its correspondent lending program. CIT Consumer Finance will purchase loans on an individual basis from correspondents based upon applications which CIT Consumer Finance has previously approved. CIT Consumer Finance will also purchase from correspondents groups of loans submitted in small batches referred to as "bulks." CIT Consumer Finance establishes certain requirements which every correspondent must meet. These requirements concern the correspondent's experience, financial stability, and licensing. CIT Consumer Finance has agreements with the correspondents governing the nature of the relationship. Generally, all loans acquired through these correspondents conform to the underwriting criteria used by CIT Consumer Finance for its direct originations.

Institutional Bulk Portfolios

      CIT Consumer Finance also purchases portfolios of Home Equity Loans from other lenders ("Institutional Bulk Portfolios") which originated these loans under their own underwriting criteria. Institutional Bulk Portfolios are reviewed at the Livingston, New Jersey headquarters by senior level management, who formulate a bid to purchase the portfolio. CIT Consumer Finance performs a financial analysis on the portfolio as a whole. Depending upon the size of the portfolio, CIT Consumer Finance performs a due diligence review on either all the loans in the portfolio or on a statistical sample of the loans in the portfolio. The due diligence review includes legal and credit file reviews and recertification of property values. When purchasing Institutional Bulk Portfolios, CIT Consumer Finance may rely upon representations and warranties made by the seller to cover certain risks relating to origination, documentation and other matters which might have come to the attention of CIT Consumer Finance during the due diligence review process. CIT Consumer Finance also adjusts the price it offers for an Institutional Bulk Portfolio based upon CIT Consumer Finance's perception of the risk inherent in the portfolio as a whole.

      When CIT Consumer Finance purchases an Institutional Bulk Portfolio, the origination, underwriting, valuation and documentation standards are those of the originating lender. The description of CIT Consumer Finance's origination, underwriting and valuation practices set forth herein may not apply to a transaction from an Institutional Bulk Portfolio. Each Institutional Bulk Portfolio is different and the loans in its pool have different characteristics. When CIT Consumer Finance reviews an Institutional Bulk Portfolio, it may find certain risks inherent in the portfolio which are different from the risks which CIT Consumer Finance accepts for direct originations. In purchasing an Institutional Bulk Portfolio, CIT Consumer Finance may adjust its offering price or require representations and warranties from the seller to cover any such risks in origination, underwriting, valuation or documentation for loans in the portfolio.

Underwriting Policies and Procedures

Overview

      The following is a brief description of certain of the underwriting policies and procedures used by CIT Consumer Finance to underwrite Home Equity Loans. Underwriting standards are applied by a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the Home Equity Loan.

      CIT Consumer Finance uses a combination of credit scoring and judgmental credit analysis in making its underwriting decisions. As part of its underwriting process, CIT Consumer Finance will adjust the interest rate it charges on each Home Equity Loan to reflect CIT Consumer Finance's evaluation of the relative risk associated with a particular loan applicant. This practice is known as "risk-based" pricing.

      Initially, CIT Consumer Finance's credit criteria focused on high credit quality loans. These loans generally had shorter terms and were mostly second mortgages. In 1994, CIT Consumer Finance introduced risk-based pricing and changed its credit criteria to include certain specialized loan programs such as high loan to value, no income verification and purchase money loan programs. Under these specialized programs, underwriters can approve applicants with certain positive attributes (such as a high credit score, good credit bureau history, or characteristics of stability) with low equity in the property, without income verification, or if the purpose of the loan is to purchase real estate. These factors might have disqualified the applicant under CIT Consumer Finance's pre-1994 loan programs. CIT Consumer Finance believes that the positive attributes of these applicants overcome the other less favorable indicators that may be present.

      In 1995, CIT Consumer Finance added loan programs accommodating applicants with a record of more serious credit problems. Under the terms of these programs, the underwriter places greater emphasis on the applicant's equity in a home as well as other positive factors which are intended to compensate for the previous blemished credit record.

      CIT Consumer Finance may in the future change the underwriting policies and procedures described herein.

Description of Underwriting Process

      CIT Consumer Finance's underwriting process occurs at the local office, regional office, and the home office. Generally, loan applications for direct, broker, and correspondent business are input into an automated application processing system which allows CIT Consumer Finance to track its underwriting systematically and to achieve more uniform underwriting decisions. The system displays both an internal proprietary credit score and in some cases the credit bureau score ("FICO"). The internal credit score which CIT Consumer Finance utilizes is a proprietary model that was purchased from Fair, Isaac Company. CIT Consumer Finance's internal score is calculated by evaluating the characteristics of each individual loan application. The characteristics include: (1) occupancy status; (2) length of time at the residence; (3) length of time at the present employer; (4) debt to income ratio; (5) bank account references; (6) credit bureau information; and (7) loan-to-value ratio.

      The underwriter evaluates the application and loan package based upon both the applicable credit scores and other characteristics of the application. The underwriter may approve or deny the application even if the credit score does not indicate that approval or denial is warranted if, in the opinion of the underwriter, other factors exist which would support an approval or denial of the application. The extent of an underwriter's credit authority will be based in part on certain minimum internal credit scores and the FICO score.

      The Chief Credit Officer of CIT Consumer Finance assigns credit authority to individual underwriters based upon their experience and understanding of CIT Consumer Finance's underwriting policies and procedures. There is a hierarchy of credit authority in the organization beginning at the office level, progressing to the regional office and then to headquarters. If an underwriter believes that an approval is warranted but the underwriter does not have the authority to issue a loan approval, the underwriter recommends the loan application to the next higher credit authority. This more senior underwriter may have the appropriate level of authority to approve the loan. This process insures that an underwriter with the appropriate level of experience is reviewing the loan application. CIT Consumer Finance's Credit Department management monitors the performance of its underwriters.

      CIT Consumer Finance has produced and consistently updates a written policies and procedures manual detailing the loan underwriting process and procedures as well as the loan programs.

      Generally, loan applications are subject to a credit investigation. A prospective borrower applying for a home equity loan directly from CIT Consumer Finance is required to fill out or to submit information to complete an application. The application is designed to provide to the underwriter pertinent credit information with respect to the applicant's liabilities, income, credit history, employment history and personal information. In addition, with respect to each purchase money mortgage, each applicant may be required to have adequate cash to pay the down payment and closing costs.

      Credit reports, whether or not received as part of the original loan application, are generally obtained and reviewed for all lines of business. For direct originations, correspondent lending and broker business, CIT Consumer Finance requires a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the underwriter. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer (i.e., non-mortgage) debt noted on the credit report.

      CIT Consumer Finance generally obtains other evidence of employment to verify information provided by the borrower. CIT Consumer Finance sometimes obtains a written verification from the borrower's employer. This verification usually reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower's employer, CIT Consumer Finance may instead obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or bank statements or may telephone the applicant's employer to verify an applicant's employment status. If the employer will not verify employment history over the telephone, CIT Consumer Finance may rely solely on the other information provided by the applicant. If a prospective borrower is self-employed, the borrower may be required to submit copies of the two most recent signed tax returns.

      The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      As part of the loan approval, the underwriter will assign a credit risk rating or program code to the proposed loan. The underwriter may also add written conditions required in order to fund the loan.

Correspondent Business Underwriting

      For correspondent business, the loan package or application is reviewed, the information input into an automated application processing system, a credit report obtained (except where not permitted by law), and the property appraisal reviewed by a collateral risk manager. After this process is complete, the underwriter will review the loan application and other materials. If the underwriter approves the loan, the underwriter will do so based upon the criteria applicable to the program under which the loan is approved. In the loan approval, the underwriter will add written conditions required in order to fund the loan. CIT Consumer Finance will purchase the loan only if the borrower and correspondent meet these written conditions.

      Loans purchased from a correspondent on a bulk basis are reviewed in some cases at the correspondent's office. CIT Consumer Finance's underwriter will approve the loan package based on the information in the file and subject to the confirmation of this information. When CIT Consumer Finance receives the loan documentation from the correspondent for funding, CIT Consumer Finance generally obtains a credit report, verifies employment and determines that all other conditions to funding have been met.

Institutional Bulk Portfolio Underwriting

      In the case of an Institutional Bulk Portfolio, CIT Consumer Finance may underwrite the entire portfolio by taking a representative statistical sample of loans from the portfolio to review to determine if these loans would, at the time of their origination, have met the underwriting criteria of CIT Consumer Finance. Based upon the sampling, the senior underwriter may approve the purchase of the entire portfolio without underwriting each loan in the pool. Since CIT Consumer Finance does not actually review the documents in each loan file, it cannot determine if all loan files have the same characteristics as the sample. Similarly, CIT Consumer Finance cannot determine if all its underwriting criteria have been met for each loan in the Institutional Bulk Portfolio since it has not reviewed the files on every loan. If, during the credit review of an Institutional Bulk Portfolio, CIT Consumer Finance determines that the loans do not conform to its underwriting standards, CIT Consumer Finance may purchase the Institutional Bulk Portfolio at a price which CIT Consumer Finance believes will reflect the increased risk in the portfolio.

Valuation Underwriting - General

      In determining the adequacy of the mortgaged property as collateral, Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. Except as otherwise set forth in the related Prospectus Supplement, the maximum Combined Loan-to-Value Ratio is determined by the loan program and credit risk rating. The Combined Loan-to-Value Ratio is generally lower for self-employed individuals, and is generally reduced in respect of three and four unit multi-family properties. Generally, CIT Consumer Finance confirms the value of the property to be mortgaged by appraisals performed by independent appraisers or other valuation methods.

Valuation Methods and Standards by Different Lines of Business

      For loans originated by CIT Consumer Finance including loans referred by third party brokers, appraisals may be obtained from outside service companies. These appraisals may be ordered by CIT Consumer Finance or the broker. Such appraisals are based upon an appraiser's inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect. Every independent appraisal is reviewed by a CIT Consumer Finance collateral risk manager before the loan is funded. If CIT Consumer Finance determines that these valuations are inaccurate, it may reevaluate the appraiser or in some cases require a recourse party to repurchase the transaction.

      CIT Consumer Finance requires a full appraisal for certain transactions based upon its underwriting guidelines which take into account the loan amount, the loan to value ratio and the type of property. Based upon the underwriting guidelines, CIT Consumer Finance may not require a full appraisal for a loan. Instead, CIT Consumer Finance may accept a "drive-by" valuation, which is made by an appraiser who may not inspect the interior of the building. Some drive-by valuations may only involve a visual observation of the exterior characteristics and condition of the property and the neighborhood. Since the appraiser has not inspected the interior dimensions, improvements and conditions of the property, the drive-by method produces only a general approximation of value for the particular property. If there is an appraisal which was completed within six months of the loan application, in certain cases CIT Consumer Finance may rely on the prior appraisal.

      Application packages received from correspondents will have the property appraisal reviewed by a CIT Consumer Finance collateral risk manager prior to funding.

      CIT Consumer Finance will review the accuracy of appraised values of all or a portion of the mortgaged properties securing the loans in an Institutional Bulk Portfolio. This verification may include obtaining review or drive-by appraisals or relying on an external vendor's automated appraised value database. In addition, CIT Consumer Finance's collateral risk managers will generally conduct a desktop review of the appraisals from the statistical sampling of loan files selected for due diligence review.

Underwriting  - Other Issues

      CIT Consumer Finance has several procedures which it uses to verify the applicant's outstanding balance and payment history on any senior mortgage, including a telephone call to the senior mortgage lender. If the senior mortgage lender does not verify this information by telephone, CIT Consumer Finance may rely upon information provided by the applicant, such as a recent statement from the senior lender and evidence of payment, such as canceled checks, or upon information provided by national credit bureaus.

      Once all applicable employment, credit and property information is received, CIT Consumer Finance makes a determination as to whether the prospective borrower has sufficient monthly income available to meet the borrower's (i) monthly obligations on the proposed mortgage and any other mortgage debt on the mortgaged property and other expenses related to the mortgaged property (such as property taxes and hazard insurance), (ii) monthly housing expenses and other financial obligations and (iii) monthly living expenses. Specialized underwriting programs described below may also apply to prospective borrowers.

      Currently, CIT Consumer Finance generally accepts debt service ratios with respect to fixed rate mortgage loans and adjustable rate mortgage loans of up to 45% of the proposed borrower's estimated monthly gross income, generally based upon historically consistent income over a two year period. For adjustable rate mortgage loans, CIT Consumer Finance computes the borrower's monthly obligation on the proposed mortgage loan using the initial mortgage amount and the maximum mortgage rate permitted after one year. CIT Consumer Finance makes exceptions to the underwriting criteria described above. For example, for certain types of loans CIT Consumer Finance may approve debt service ratios up to 55% with generally lower maximum Combined Loan-to-Value Ratios.

      CIT Consumer Finance also offers different loan programs with different underwriting standards, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit factors exist.

      Certain of the types of loans in CIT Consumer Finance's portfolio have been originated under new programs and may involve additional credit uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. CIT Consumer Finance may underwrite such a loan on the basis of a judgment that the mortgagor can make the initial monthly payments. In some instances, however, a mortgagor may not have sufficient income to continue to make the required loan payments as such payments increase. CIT Consumer Finance may also underwrite such a loan in reliance on Combined Loan-to-Value Ratios or other favorable credit factors.

      CIT Consumer Finance will not purchase or close a Home Equity Loan prior to receiving evidence that the property securing the loan is insured against casualty loss. CIT Consumer Finance requires evidence of fire and extended coverage casualty insurance on the home in an amount at least equal to the principal balance of the related mortgage loan plus, in the case of a mortgage loan secured by a subordinate priority lien on the mortgaged property, the amount of each mortgage secured by senior priority liens, or, if required by law, the replacement cost of the property if such replacement cost is less than the mortgages. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming CIT Consumer Finance as a loss payee under the insurance policy, which CIT Consumer Finance will thereafter mail to the insurer. Accordingly, CIT Consumer Finance normally will not be named as a loss payee with respect to the property securing the Home Equity Loan at the time the loan is made or purchased and insurance proceeds might not be available to cover any loss to CIT Consumer Finance.

      After closing, CIT Consumer Finance monitors the continued existence of casualty insurance on the mortgaged properties. However, CIT Consumer Finance does not generally "force place" casualty insurance coverage if CIT Consumer Finance discovers that casualty insurance coverage has lapsed.

Instead, CIT Consumer Finance requires its borrowers to reinstate any lapsed insurance as required by the terms of the mortgage documentation.

      CIT Consumer Finance requires title insurance on all of its mortgage loans secured by liens on real property if the principal balance is over $100,000, if the Combined Loan-to-Value Ratio is greater than 85% on a first lien position, if the borrower is a trust, if there is a transfer of title, if closing is conducted pursuant to a power of attorney, if the home was not subject to an existing mortgage, or if the first lien holder is a not an institutional lender. In cases where CIT Consumer Finance does not require title insurance, it instead obtains a last owner title search which is ordered to verify that the borrower is the last owner of record of the mortgaged property.

      The actual maximum amount that CIT Consumer Finance will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the applicant's equity in the real estate, and the ratio of such equity to the real estate's appraised value.

Specialized Underwriting Programs

      CIT Consumer Finance also originates or purchases mortgage loans pursuant to alternative sets of underwriting criteria under its No Income Verification program, No Income Qualify program and Lite Documentation program. Under these programs, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under these programs are limited to self-employed borrowers and certain wage earners with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Self-employed borrowers with poorer credit histories are considered with lower Combined Loan-to-Value Ratios. Permitted maximum Combined Loan-to-Value Ratios under these programs are more restrictive than under CIT Consumer Finance's standard underwriting criteria. Mortgage loans underwritten pursuant to these programs generally must be secured by owner-occupied primary residences. These programs are designed to facilitate the loan approval process and thereby improve CIT Consumer Finance's competitive position among other mortgage loan originators. Under the No Income Verification program, the customer does not provide income documentation. Under the No Income Qualify program income documentation is provided by the customer but the documentation does not support the stated income reported by the prospective borrower to CIT Consumer Finance. The stated income must appear reasonable and realistic to the underwriter compared to the customer's assets and credit history. The Lite Documentation program stresses the verification of the borrower's cash flow by reviewing bank statements.

      CIT Consumer Finance may modify or eliminate these specialized underwriting programs from time to time. CIT Consumer Finance may also introduce new, additional specialized underwriting programs in the future, which may modify the underwriting guidelines set forth herein. If changes in underwriting guidelines are applicable to a material portion of the Mortgage Pool, these changes will be described in the related Prospectus Supplement.

Quality Control

      CIT Consumer Finance  implements  quality control programs in three areas:
1) lending and documentation  standards, 2) re-certification of appraisals,  and
3) re-verification of employment.

      CIT Consumer Finance applies the lending and documentation standards quality control program to its own originations and to purchased loans. The quality control procedures are designed to assure that a consistent level of quality applies to all loans in the portfolio, regardless of source. CIT Consumer Finance may vary quality control procedures based upon the business source for the loan. CIT Consumer Finance also performs general quality control review through a central quality control effort. These procedures include a review of a sample of originated and purchased loans from each of CIT Consumer Finance's production offices. Every office is audited monthly and loans originated during prior months are reviewed for compliance with lending and documentation standards. In addition, loans originated by CIT Consumer Finance are audited at random on a monthly basis for compliance with lending and documentation standards.

      In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing some of such loans. In this manner, CIT Consumer Finance monitors the quality of the original appraiser and the appraisal process.

      In addition, CIT Consumer Finance re-verifies employment of its borrowers. These re-verifications are conducted monthly on some of the loans in the portfolio to detect fraud and to confirm the accuracy of the information provided in the application.

Refinancing Policy

      Where CIT Consumer Finance believes that borrowers having existing loans with it are likely to refinance such loans due to interest rate changes or other reasons, CIT Consumer Finance actively attempts to retain such borrowers through solicitations of such borrowers to refinance with CIT Consumer Finance. Such refinancings may generate fee income for CIT Consumer Finance. CIT Consumer Finance may refinance Mortgage Loans held by a Trust. Since the solicited borrowers may refinance their existing loans in any case, CIT Consumer Finance believes that this practice will be unlikely to affect the prepayment experience of the Home Equity Loans in a material respect. CIT Consumer Finance also solicits its borrowers who are in good standing to apply for additional loans secured by the same property, consistent with its origination standards. As a result, CIT Consumer Finance may, now or in the future, hold a loan (or may sell a loan to another trust) which is also secured by a Mortgaged Property securing a Mortgage Loan held by a Trust.

Servicing and Collections

      CIT Consumer Finance, as Master Servicer, will be required under the related Agreement to service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Certificates with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it services for its own account. In the servicing of its own portfolio, CIT Consumer Finance currently delegates most of the servicing duties described below to CITSF, as Sub-Servicer, pursuant to a servicing agreement between CIT Consumer Finance and CITSF. Accordingly, references herein to actions taken by CIT Consumer Finance as Master Servicer refer in most cases to actions taken by CITSF as Sub-Servicer. CIT Consumer Finance typically performs the quality control reviews, oversees the recording of the mortgages, follows through on insurance documentation and maintains the Mortgage Loan files. CITSF is generally responsible for billing, collecting, foreclosure procedures and liquidations. Servicing by CITSF also includes customer service and remittance handling.

      Borrowers are sent monthly statements which specify the payment due. Due dates for payments occur throughout the calendar month. Generally if payment is not received within 10 working days after the due date, an initial collection effort by telephone is made in an attempt to bring the delinquent account current. CIT Consumer Finance continues to monitor and evaluate the various stages of delinquency on a continuous basis.

      Delinquent accounts are contacted by collection staff by various methods including, but not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, CIT Consumer Finance may modify the payment schedule consistent with CIT Consumer Finance's procedures.

      The course of action taken by CIT Consumer Finance is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related mortgaged property and the reason for the current inability to make timely payments.

      When a loan is 60 days past due, the related mortgaged property may be reappraised and the results evaluated by CIT Consumer Finance to determine a course of action. Foreclosure laws and practices and the rights of the owner in default vary from state to state, but generally foreclosure procedures may be initiated if: (i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the loan is otherwise in default. During the foreclosure process, any expenses incurred by CIT Consumer Finance may be added to the amount owed by the borrower, to the extent permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee in which case CIT Consumer Finance proceeds to liquidate the asset.

      CIT Consumer Finance may not foreclose on the property securing a Junior Lien Loan unless it forecloses subject to the related senior mortgages. In such cases, CIT Consumer Finance may pay the amount due on the senior mortgages to the senior mortgagees, if CIT Consumer Finance considers it to be advisable to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of CIT Consumer Finance's foreclosure action, CIT Consumer Finance will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. In servicing Junior Lien Loans in its portfolio, it has been the practice of CIT Consumer Finance to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on such Junior Lien Loans or otherwise. In servicing Junior Lien Loans, it is generally the practice of CIT Consumer Finance to advance funds to keep the senior lien current in the event the mortgagor is in default thereunder until such time as CIT Consumer Finance satisfies the senior lien by sale of the mortgaged property, but only to the extent that it determines such advances will be recoverable from future payments and collections on that Junior Lien or otherwise. Such practice may not be followed by CIT Consumer Finance in servicing loans more junior than second Mortgages or may be modified at any time.

      CIT Consumer Finance's servicing and charge-off policies and collection practices may change over time in accordance with CIT Consumer Finance's business judgment, changes in its serviced loan portfolio and applicable laws and regulations, as well as other items.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. CIT Consumer Finance will generally initiate a foreclosure only if the delinquency or other breach will not be cured. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, CIT Consumer Finance may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

                        DESCRIPTION OF THE CERTIFICATES

      The Home Equity Loan Asset Backed Certificates (the "Certificates") will be issuable in series (each, a "Series") and each Series of Certificates will be issued pursuant to an Agreement (see "The Pooling and Servicing Agreement" herein), dated as of the first day of the month of issuance of such Series of Certificates or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date"), among the Depositor, the Master Servicer, the applicable Sellers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from, or is in addition to, the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the related Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to the Depositor at 650 CIT Drive, Livingston, New Jersey 07039.

General

      The Certificates of each Series will not represent an interest in or obligation of the Depositor, CIT Consumer Finance, CITSF, CIT or any of their respective affiliates, except as set forth herein and in the related Prospectus Supplement. Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by the Depositor, CIT Consumer Finance, CITSF, CIT, or any of their affiliates except as set forth herein and in the related Prospectus Supplement.

      Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in certain trusts (each, a "Trust Fund" or "Trust") created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other Trust established by the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust will consist of, to the extent provided in the related Agreement, (i) the Mortgage Assets that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement (the "Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account (as defined herein) or other fund or account which, pursuant to the related Agreement, constitutes part of a Trust; (iii) properties that secured Mortgage Loans and that are acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure or comparable procedure ("REO Property"); (iv) any Primary Mortgage Insurance Policies and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement; and (v) such other property (including amounts on deposit in a Pre-Funding Account) as may be specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Trust may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a Reserve Fund, a Certificate Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more spread accounts, cash collateral accounts and/or other accounts, letters of credit, surety bonds, financial guarantee insurance policies, third party guarantees (including guarantees by CIT, its affiliates, or an unaffiliated third party, any of which may be limited in nature), interest rate swaps, caps, floors or other derivative products, or similar instruments or other agreements.

      Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A class of Certificates may be divided into two or more sub-classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series (See "Credit Enhancement--Subordination" herein). Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes of Certificates of such Series, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust, or on a different basis, or one or more classes of a Series of Certificates may be required to absorb one or more types of loses prior to one or more other classes of Certificates of such Series, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

      Definitive Certificates, if issued, will be freely transferable and exchangeable at the corporate trust office of the Trustee as set forth in the related Prospectus Supplement or, at the election of the Trustee, at the office of a certificate registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer of Certificates of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Assets only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. If specified in the related Prospectus
Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

      As to each Series, an election may be made to treat the related Trust or designated portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate or certificates will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from any holder of the related residual certificate or certificates.

Distributions on Certificates

      General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit
Enhancement" herein and in the related Prospectus Supplement. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

      Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee, monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the Prospectus Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust or other assets held for the benefit of the Certificateholders as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

      Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Fund or Pre-Funding Account. (See "The Pooling And Servicing Agreement--Payments on Mortgage Assets; Deposits to Certificate Account" herein.) As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments (as defined herein) and scheduled payments of principal) and interest, distributions made on any Distribution Date will be allocated and applied as specified in the related Prospectus Supplement. All distributions to any class of Certificates will be made in the priority, manner and amount specified in the related Prospectus Supplement.

      Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds, in accordance with the terms described in the related Prospectus Supplement and specified in the related Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Certificate Account (including any prepayment charges, assumption fees and late payment charges and other administrative fees and charges, to the extent collected from Mortgagors), and, if applicable, the amount on deposit in the related Pre-Funding Account on such Distribution Date or on the last day of the Due Period (net of related fees and expenses payable by the related Trust) (see "The Pooling And Servicing Agreement--Payments on Mortgage Assets; Deposits to Certificate Account" and

"The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses") other than amounts to be held therein for distribution on future Distribution Dates.

      Unless otherwise specified in the related Prospectus Supplement, the "Determination Date" is the third Business Day prior to each Distribution Date. On each Determination Date, the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the related Distribution Date. The "Due Period" for any Series is the period specified in the related Prospectus Supplement. The "Due Period" is the period during which principal, interest and other amounts will be collected on the Mortgage Loans for application to the payment of principal and interest to the Certificateholders and the payment of fees on such Distribution Date. A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Oklahoma and such other states (if any) specified in the related Prospectus Supplement are authorized by law, regulation or executive order to be closed.

      Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest at the "Pass-Through Rate" (which may be a Fixed Rate or an Adjustable Rate as specified in such Prospectus Supplement) from the date and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the Class Certificate Balance of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate which is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      If specified in the related Prospectus Supplement, one or more class or classes of Certificates may provide that any interest that has accrued but is not paid on a given Distribution Date will be added to the Class Certificate Balance of such class of Certificates on that Distribution Date (such Certificates, "Accrual Certificates"). Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement and, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust, as reflected in the Class Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

      Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate original balance of the Certificates (the "Certificate Balance") will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. Unless otherwise specified in the related Prospectus Supplement, the Class Certificate Balance of any class of Certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of

Certificates specified in such Prospectus Supplement, reduced by all distributions allocable to principal and (i) in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates, and (ii) in the case of Adjustable Rate Certificates, unless otherwise specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

      If so provided in the related Prospectus Supplement, one or more classes of senior Certificates (the "Senior Certificates") will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from Mortgagors in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the subordinated Certificates (the "Subordinated Certificates") in the Trust. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination" herein and "Credit Enhancement--Subordination of the Subordinated Certificates" in the related Prospectus Supplement.

      Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Pre-Funding Account or Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date. With respect to Certificates of the same class, unscheduled distributions of principal will be made in the priority and manner specified in the related Prospectus Supplement. The Trustee will give notice to Certificateholders of any unscheduled distribution prior to the date of such distribution.

Example of Distributions

      The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring in July, 1997 (all days are assumed to be Business Days):

July 1 - July 30...........   (1)   Due   Period.   Master   Servicer   receives
                                    scheduled  payments on the  Mortgage  Assets
                                    and  any  Principal   Prepayments   made  by
                                    Mortgagors and applicable interest thereon.
July 30....................   (2)   Record Date.
August 12..................   (3)   Determination   Date.   Distribution  amount
                                    determined.
August 14..................   (4)   Deposit Date.
August 15..................   (5)   Distribution Date.

      Succeeding months follow the pattern above, subject to adjustment if the Distribution Date is not a Business Day as specified in the related Prospectus Supplement. The flow of funds with respect to any Series of Certificates may differ from the above, and the flow of funds for each Series of Certificates will be specified in the related Prospectus Supplement. Reference should be made to the related Prospectus Supplement to determine the flow of funds for any particular Series of Certificates. In addition, there are other sources and uses of funds with respect to each Series of Certificates, as outlined herein and in the related Prospectus Supplement, that are not specified in the above example (see "The Pooling and Servicing Agreement" and "Credit Enhancement" herein).

----------
(1) Scheduled payments and Principal Prepayments may be received at any time during this period and will be deposited on the Deposit Date in the Certificate Account by the Master Servicer for distribution to Certificateholders. Generally, when a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected from the Mortgagor only to the date of payment.

(2) Distributions on the Distribution Date will be made to Certificateholders of record at the close of business on the last business day of the month immediately preceding the month of distribution.

(3) On August 12 (the third Business Day prior to the Distribution Date), the Master Servicer will determine the amounts of principal and interest which will be passed through on the Distribution Date.

(4)   On August 14 (the  Business Day  immediately  preceding  the  Distribution
      Date), the Master Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on the Distribution Date will include the full amounts of principal and interest due during the period in respect of the delinquencies. The Master Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinate Certificates in the Trust Fund, if applicable.

(5) On August 15, the amounts determined on August 12 will be distributed to Certificateholders of record on the Record Date.

Advances and Compensating Interest

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee no later than the day prior to each Distribution Date and in no case earlier than the seventh Business Day of such month, the amount (an "Advance"), if any by which 30 days' interest at the Mortgage Rate (or, if specified in the related Prospectus Supplement, at the Adjusted Mortgage Loan Remittance Rate) on the then outstanding principal balance of a Mortgage Loan exceeds the amount received by the Master Servicer in respect of interest on the Mortgage Loan as of the related Record Date. If provided in the related Prospectus Supplement, the obligation of the Master Servicer to make such Advances will be limited to amounts corresponding to delinquent interest payments on a Mortgage Loan and/or will be limited to amounts that the Master Servicer believes will be recoverable out of late payments by Mortgagors on a Mortgage Loan, Liquidation Proceeds, Insurance Proceeds (each, as defined herein) or otherwise. If and to the extent specified in the related Prospectus Supplement, the amount of the Advance may be determined based on an "Adjusted Mortgage Loan Remittance Rate" (determined as set forth in the Prospectus Supplement), and may include delinquent principal payments and other amounts.

      Unless otherwise specified in the related Prospectus Supplement, in making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest payments to Certificateholders, rather than to guarantee or insure against losses. Unless otherwise specified in the related Prospectus Supplement, if Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Unless otherwise specified in the related Prospectus Supplement, any Advances by the Master Servicer will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Assets with respect to which such Advances were made (e.g., late payments made by the related Mortgagors, any related Insurance Proceeds, Liquidation Proceeds, Released Mortgaged Property Proceeds (as defined herein) or proceeds of any Mortgage Loan repurchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement) and any other amount that would otherwise be distributed to the holder or holders of Certificates representing the residual interest of a Trust for which a REMIC election has been made. Unless otherwise specified in the related Prospectus Supplement, Advances by the Master Servicer also will be reimbursable to the Master Servicer from cash otherwise distributable to Certificateholders (including Senior Certificateholders) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence.

      If specified in the Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis and to otherwise protect the related Mortgaged Property. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement.

      If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, not later than the close of business on the Business Day prior to each Determination Date, with respect to each Mortgage Loan as to which the Master Servicer receives during the related Due Period a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment"), the Master Servicer will be required to remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating Interest") equal to the excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable Mortgage Rate (or, if specified in the related Prospectus Supplement, at the Adjusted Mortgage Loan Remittance Rate), over (b) the amount of interest actually received on the related Mortgage Loan for such Due Period.

Reports to Certificateholders

      Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

            (i) the amount available in the Certificate Account;

            (ii) the amount of such distribution allocable to principal for each class of the related Series, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

            (iii) the amount of such distribution allocable to interest for each class of the related Series;

            (iv) the amount of any Advance;

            (v) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Certificateholders;

            (vi) the aggregate amount, if any, withdrawn from letters of credit, pool policies or other forms of credit enhancement that is included in amounts distributed to Certificateholders;

            (vii) the Class Certificate Balance and corresponding pool factor or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

            (viii) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

            (ix) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

            (x) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

            (xi) the number and aggregate  principal balances of Mortgage Loans:
      (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xii) the number and aggregate principal balances of Mortgage Loans acquired (and not subsequently sold) through foreclosure or grant of a deed in lieu of foreclosure as of the end of the related Due Period;

            (xiii) the number and aggregate principal balances of Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Due Period;

            (xiv) the number and aggregate principal balance of Mortgage Loans which became Liquidated Mortgages and the amount of Liquidation Proceeds received during the related Due Period;

            (xv) the cumulative number and aggregate principal balance of Mortgage Loans which became Liquidated Mortgages and the cumulative amount of Liquidation Proceeds;

            (xvi) if applicable, the amount remaining in the Reserve Fund at the close of business on the Distribution Date;

            (xvii) the Pass-Through Rate and the applicable Index for Adjustable Rate classes expected to be applicable on the next Distribution Date to such class;

            (xviii) any amounts remaining under financial guaranty insurance policies, letters of credit, guarantees, pool policies or other forms of credit enhancement;

            (xix) the aggregate amount on deposit in the Pre-Funding Account, if any; and

            (xx) the number and aggregate principal amount of additional Mortgage Assets purchased by the Trust, if any.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest (as defined herein) specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to clause (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

Book-Entry Certificates

      If specified in the related Prospectus Supplement, one or more classes of the Certificates of any Series (each, a class of "Book-Entry Certificates") may be initially issued through the book-entry facilities of DTC in the United States or Cedel or Euroclear in Europe. Each class of Book-Entry Certificates of a Series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such class and which will be registered in the name of Cede as nominee of DTC. Cedel and Euroclear will hold omnibus positions with respect to the Certificates on behalf of Cedel Participants and Euroclear Participants (each, as defined herein), respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (each, a

"Depository") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Beneficial interests in the Book-Entry Certificates of a Series will be held indirectly by investors through the book-entry facilities of DTC, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples in excess thereof. Accordingly, DTC or its nominee is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Participants.

      In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and Participants as in effect from time to time.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience delay in their receipt of payments, since payments will be forwarded by the Trustee to DTC or its nominee, as the case may be, as holder of record of the Book-Entry Certificates. Because DTC can act only on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be DTC or its nominee. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term will be used in the Agreement relating to such Series of Certificates. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and DTC. Monthly and annual reports on the related Trust provided to DTC or its nominee, as the case may be, as holder of record of the Book-Entry Certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      Unless otherwise specified in the related Prospectus Supplement, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates of a particular Series under the related Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts such Book-Entry Certificates are credited to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

      Transfers between Participants will occur in accordance with DTC's rules, regulations and procedures. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Due to time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participant on such business day. Cash received in Cedel or Euroclear as result of sales of Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Cross-market transfers between persons directly or indirectly holding Certificates through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC's rules, regulations and procedures on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Definitive Certificates

      Unless  otherwise   specified  in  the  related   Prospectus   Supplement,
Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if (i)

DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC; or (iii) after the occurrence of an Event of Default (as defined in the related Agreement), beneficial owners of Certificates representing not less than 51% of the aggregate Percentage Interests evidenced by each class of Certificates of the related Series issued as Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive
Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement relating to such Series of Certificates.

                               CREDIT ENHANCEMENT

General

      Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of a limited Certificate Guaranty Insurance Policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross collateralization feature, the use of overcollateralization, the use of a Mortgage Pool Insurance Policy, Certificate Guaranty Insurance Policy, Bankruptcy Bond, Special Hazard Insurance Policy, surety bond, letter of credit, guaranteed investment contract, financial guaranty insurance policy, third party guarantee (which may be limited in nature), a Limited Guarantee issued by CIT, spread accounts, cash collateral accounts and/or other accounts, or the use of any similar instruments or agreements or other methods of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Certificateholders will bear their allocable share of any deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

Subordination

      If specified in the related Prospectus Supplement, the rights of the holders of one or more classes of Subordinated Certificates (the "Subordinated Certificateholders") will be subordinate to the rights of holders of one or more other classes of Senior Certificates (the "Senior Certificateholders") of such Series to receive distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of the monthly payments of principal and interest which such holders would be entitled to receive if there had been no losses or delinquencies.

      The protection afforded to the Senior Certificateholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account (as defined herein) and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust that would otherwise have been payable to the Subordinated Certificateholders; (ii) reducing the ownership interest of the related Subordinated Certificates; (iii) a combination of clauses (i) and (ii) above; or
(iv) as otherwise described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy or fraud of the Mortgagor not covered by a Bankruptcy Bond. The protection afforded to Senior Certificateholders through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Certificates to the extent described in the related Prospectus Supplement. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Fund, and the conditions under which amounts in any such Reserve Fund will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

      If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the amount specified in the related Prospectus Supplement, Senior Certificateholders would experience losses on the Certificates.

      In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution

Date may instead be deposited into one or more Reserve Funds established and maintained with the Trustee. If specified in the Prospectus Supplement, such deposits may be made on each Distribution Date for specified periods or until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund, to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Fund" below.

      If  specified  in the  related  Prospectus  Supplement,  the same class of
Certificates  may be  Senior  Certificates  with  respect  to  certain  types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies.

      If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross collateralization mechanism or otherwise.

      As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Funds, and the conditions under which amounts in any such Reserve Funds will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust. As between classes of Subordinated Certificates, payments to Senior Certificateholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

Overcollateralization

      If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets exceeds the Certificate Balance (as defined herein) of the Certificates of such Series. Overcollateralization may exist on the Closing Date or may develop thereafter as a result of the application of certain interest collections or other collections received in connection with the Mortgage Assets in excess of amounts necessary to pay the Pass-Through Rate on the Certificates and certain other amounts as may be specified in the related Prospectus Supplement. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

Reserve Fund

      If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, of one or more reserve funds (each, a "Reserve Fund") for such Series. The related Prospectus Supplement will specify whether or not a Reserve Fund will be included in the corpus of the Trust for such Series.

      The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, investment securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement, to which the Subordinated Certificateholders, if any, would otherwise be entitled, or (iii) in such other manner as may be specified in the related Prospectus Supplement.

      Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in "Permitted Investments" which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper (including commercial paper issued by CIT), time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable unless replaced. Unless otherwise specified in the related Prospectus Supplement, any letter of credit deposited therein will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to each Rating Agency. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to the Certificateholders for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Certificate Guaranty Insurance Policies

      If so specified in the related Prospectus Supplement, a certificate guaranty insurance policy or policies (each, a "Certificate Guaranty Insurance Policy") may be obtained and maintained for one or more class or classes of Series of Certificates. The issuer of any Certificate Guaranty Insurance Policy (a "Certificate Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Certificate Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, Certificate Guaranty Insurance Policies generally unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificate Guaranty Insurance Policy may only cover ultimate payment of principal to Certificateholders and not timely payment of principal on each Distribution Date.

      The specific terms of any Certificate Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the Certificate Guaranty Insurer's obligation to guarantee the Seller's or the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date. The Certificate Guaranty Insurance Policy may also be limited in amount.

      Subject to the terms of the related Agreement, the Certificate Guaranty Insurer may be subrogated to the rights of each Certificateholder to receive payments under the Certificates to the extent of any payments by such Certificate Guaranty Insurer under the related Certificate Guaranty Insurance Policy.

Mortgage Pool Insurance Policies

      If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") will be obtained and maintained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date and, if applicable, as of the Subsequent Cut-off Dates (as defined in the related Prospectus Supplement) related to the transfer of additional Mortgage Loans, if any, which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted
Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, the damaged property has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and
(iv) the insured has acquired good and marketable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either
(i) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (ii) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance
Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses, and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the Master Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

      Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

      The terms of any pool insurance policy relating to a Pool will be described in the related Prospectus Supplement.

Special Hazard Insurance Policies

      If specified in the related Prospectus Supplement, a separate special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy") will be obtained and maintained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance" herein. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property, or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy. Any hazard losses not covered by either the standard hazard insurance policies or the Special Hazard Insurance Policy will not be insured against, and, unless otherwise specified in the related Prospectus Supplement, will be borne by the Certificateholders.

      To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such Rating Agency.

      Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

      The terms of any Special Hazard Insurance Policy relating to a Pool will be described in the related Prospectus Supplement.

Bankruptcy Bonds

      If specified in the related Prospectus Supplement, a bankruptcy bond or bonds (each, a "Bankruptcy Bond") may be obtained to cover certain losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan. Such Bankruptcy Bond will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under, and the limitations in scope of, each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be canceled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such Rating Agency.

      The terms of any Bankruptcy Bond relating to a Pool will be described in the related Prospectus Supplement.

Cross Collateralization

      If specified in the related Prospectus Supplement, the beneficial ownership of separate Trusts or separate groups of assets included in a Trust may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross collateralization feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more separate Trusts or asset groups prior to distributions to Certificates evidencing a beneficial ownership interest in other separate Trusts or asset groups within the same Trust. The related Prospectus Supplement for a Series that includes a cross collateralization feature will describe the manner and conditions for applying such cross collateralization feature.

      If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the related Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

Limited Guarantee

      If specified in the related Prospectus Supplement, certain payments on a class of the Certificates of a Series, certain deficiencies in principal or interest payments on the Mortgage Loans, or certain liquidation losses on the Mortgage Loans, may be covered by a limited guarantee or other similar instrument (the "Limited Guarantee") limited in scope and amount, issued by CIT. If not specified, the Certificateholders will have no recourse to CIT for any amounts due on the Certificates. If specified, CIT may be obligated to take one or more of the following actions in the event the Seller or Master Servicer fails to do so: make deposits to an account, make advances, or purchase defaulted Mortgage Loans. Any such Limited Guarantee will be limited in an amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

Other Insurance, Surety Bonds, Guarantees, Letters of Credit and Similar Instruments or Agreements

      If specified in the related Prospectus Supplement, a Trust may also include insurance, third party guarantees (any of which may be limited in nature), surety bonds, spread accounts, cash collateral accounts and/or other accounts, letters of credit, interest rate swaps, caps, floors or other derivative products, or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses or interest rate fluctuations on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, or (iv) accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the
Trustee upon the terms specified in such Prospectus Supplement. These arrangements may be in addition to or in substitution for any forms of credit support described in this Prospectus. Any such arrangement must be acceptable to each Rating Agency.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust, the allocation of available funds to various classes of Certificates, the Pass-Through Rates for various classes of Certificates and the purchase price paid for the Certificates. The original terms to maturity of the underlying Mortgage Loans with respect to the Mortgage Assets in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein, and each Prospectus Supplement will contain information with respect to the type and maturities of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. The prepayment experience on the underlying Mortgage Loans with respect to the Mortgage Assets will affect the life of the related Series of Certificates.

      Generally, home equity loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, mortgage loans which are home equity loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of the mortgage loans (particularly the home equity loans). The obligation of the Master Servicer to enforce "due on sale" provisions (described below) of the mortgage loans may also increase prepayments. The prepayment experience of the Mortgage Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any "due on sale" or due on encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law and the applicable Mortgage; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy or materially increase the risk of default or delinquency on, or materially decrease the security for, the Mortgage Loan. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" herein for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

      Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.

      When a full prepayment is made on a Simple Interest Loan, the Mortgagor is charged interest on the principal amount of the Simple Interest Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment. This is generally also the case with respect to Scheduled Accrual Loans and Precomputed Loans. With respect to each Simple Interest Loan, when a principal payment is made that exceeds the principal portion of the scheduled payment, but which was not intended by the Mortgagor to satisfy the Mortgage Loan in full or to cure a delinquency, interest will cease to accrue on the principal amount so prepaid as of the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments will be to reduce the amount of interest passed through in the following month to Certificateholders because interest on the principal amount of any Simple Interest Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Simple Interest Loans so prepaid on the date of receipt. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the Distribution Date following the Due Period in which it is received. Interest shortfalls also could result from the application of the Relief Act as described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period due to prepayment in full, the Master Servicer will be obligated to pay Compensating Interest with respect thereto. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, the yield on the Certificates could be adversely affected.

      As a result of the payment terms of Simple Interest Loans, the making of a scheduled payment, or the prepayment of, such a Simple Interest Loan prior to its scheduled due date may result in the collection of less than one month's interest on such Simple Interest Loan for the period since the preceding payment was made. Conversely, if the scheduled payment on such a Simple Interest Loan is made after its scheduled payment date or the Simple Interest Loan is prepaid after the scheduled due date, the collection of interest on such Simple Interest Loan for such period may be greater than one month's interest on such Simple Interest Loan. In addition, the extent to which Simple Interest Loans experience early payment or late payment of scheduled payments will correspondingly change the amount of principal received during a monthly period and, accordingly, the amount of principal to be distributed on the related Distribution Date and the amount of unpaid principal due at the stated maturity of such Simple Interest Loans. To the extent shortfalls attributable to prepayments or the early receipt of scheduled payments on Simple Interest Loans are not compensated for by any forms of credit enhancement described in the related Prospectus Supplement, the Certificateholders will experience delays or losses in amounts due them.

      If a Mortgagor pays more than one scheduled installment on a Simple Interest Loan at a time, the entire amount of the additional installment will be treated as a principal prepayment and passed through to Certificateholders in the month following the month of receipt. In such case, although the Mortgagor may not be required to make the next regularly scheduled installment, interest will continue to accrue on the principal balance of the Simple Interest Loan, as reduced by the application of the additional installment. As a result, when the Mortgagor pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by the Mortgagor. Notwithstanding such insufficiency, the Mortgagor's Simple Interest Loan would be considered to be current. If specified in the related
Prospectus Supplement, the Master Servicer will be required to advance the amount of such insufficiency. This insufficiency will continue until the installment payments received are once again sufficient to cover all accrued interest and to reduce the principal balance of the Simple Interest Loan. Depending on the principal balance and interest rate of the related Simple Interest Loan and on the number of installments that were paid early, there may be extended periods of time during which Simple Interest Loans that are current are not amortizing.

      Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC, certain insurers or other entities specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" herein.

      If and to the extent specified in the related Prospectus Supplement, one or more class or classes of Certificates of a Series may receive a principal payment at the end of the Funding Period from the portion of the Pre-Funded Amount, if any, not used to purchase additional Mortgage Assets during such Funding Period.

      Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

      The Prospectus Supplement relating to a Series of Certificates will discuss in detail the effect of the rate and timing of principal payments (including Principal Prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                       THE POOLING AND SERVICING AGREEMENT

      Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in an Agreement are referred to, such provisions or terms are as specified in the related Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement.

Assignment of Mortgage Assets

      Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans and other Mortgage Assets comprising the related Trust to be assigned to the Trustee, together with all principal and interest received (or, in certain circumstances, due) on or with respect to such Mortgage Loans on and after the Cut-off Date, other than, if specified in the related Prospectus Supplement, principal and interest due before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans and other Mortgage Assets. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan transferred to the Trust, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, and certain other information.

      In addition, unless otherwise specified in the related Prospectus Supplement or as described below, the Seller and the Depositor will deliver or cause to be delivered to the Trustee (or the custodian hereinafter referred to) the Mortgage Documents relating to each Mortgage Loan. If specified in the related Prospectus Supplement, CIT Consumer Finance will be appointed as custodian of the Mortgage Documents pursuant to the related Agreement and, in such capacity, will retain possession of the Mortgage Documents. However, except as otherwise specified in the related Prospectus Supplement, the Seller and the Depositor will not deliver to the Trustee (or the custodian) assignments of the related Mortgages to be recorded in the appropriate public office for real property records. Subsequent to the issuance of the Certificates, the Seller may be required in the circumstances specified in the related Agreement to deliver to the Trustee (or the custodian) assignments of the related Mortgages to be recorded (at the expense of the Seller) at such time after issuance of the Certificates as may be specified in the related Prospectus Supplement, in such an event, the Agreement may, as specified in the related Prospectus Supplement, require any such Seller to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded within the specified time period, at the Purchase Price. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders and the Trustee for the failure of a Mortgage to be recorded.

      If the Depositor were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Depositor were to do so without authority under the Agreement, it would be liable to the related Certificateholders. In addition, if insolvency proceedings relating to the Depositor were commenced prior to such recording or filing, creditors of the Depositor might be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

      In no event will the Seller be required to cause assignments of the Mortgages to be recorded in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans. Under each Agreement, the Trustee will be appointed attorney-in-fact for each Seller and the Depositor with power to prepare, execute and record assignments of the related Mortgages to the related Trust in the event that the Seller and the Depositor fail to do so on a timely basis.

      For certain Mortgage Loans transferred by the Depositor to the Trust, CIT Consumer Finance will deliver to the Trustee (or the custodian), in lieu of the original Mortgage Note, a new promissory note signed by the borrower confirming its obligation under the original Mortgage Note (a "Confirmatory Mortgage Note"). Furthermore, a Trust may include Mortgage Loans where the original Mortgage Note or a Confirmatory Mortgage Note is not delivered to the Trustee (or the custodian) if CIT Consumer Finance instead delivers to the Trustee (or the custodian) an affidavit of the Seller certifying that the Seller or the Depositor was the sole owner of the indebtedness evidenced by such note and the original thereof has been lost or destroyed and the Seller indemnifies the Trust against any loss, liability, damage, claim or expense resulting from CIT Consumer Finance's failure to deliver to the Trustee (or the custodian) the original Mortgage Note or Confirmatory Mortgage Note. Such indemnification will be terminated if CIT Consumer Finance subsequently delivers the original Mortgage Note or a Confirmatory Mortgage Note. If CIT Consumer Finance delivers such a lost note affidavit or fails to deliver any assumption and modification agreement, within 45 days after the date of initial issuance of the related series of Certificates it will deliver to the Trustee (or the custodian) either the original Mortgage Note or Confirmatory Mortgage Note and assumption and modification agreement, as applicable, or an opinion of counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the originals of such documents will not preclude the Master Servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If CIT Consumer Finance does not deliver such documents or an opinion of counsel within such 45-day period, it will be required to use its best reasonable efforts to substitute another Mortgage Loan or, if it is unable to make such substitution, to repurchase the original Mortgage Loan at the Purchase Price.

      The Trustee (or the custodian if such custodian is not the Master Servicer or CITSF) will review such Mortgage Documents within the time period specified in the related Prospectus Supplement after receipt thereof, and will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, is not properly executed, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided by or on behalf of CIT Consumer Finance, the Trustee (or the custodian) or the Certificate Guaranty Insurer, if any, will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. The related Seller is required to use reasonable efforts to remedy a material defect in a document of which it is so notified. If, however (unless otherwise specified in the related Prospectus Supplement), within 90 days after the Trustee's notice to it respecting such defect, such Seller has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Certificate Guaranty Insurer, if any, such Seller is required to (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined herein) and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Certificate Account the Substitution Adjustment (as defined herein), or (ii) purchase such Mortgage Loan at a price equal to the Purchase Price related to such Mortgage Loan, which purchase price will be deposited in the Certificate Account and delivered to the Trustee on the next succeeding Deposit Date, except for the portion thereof, if any, relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Certificate Guaranty Insurer.

      There  can be no  assurance  that a  Seller  will  fulfill  this  purchase obligation.  Although  the Master  Servicer  may be  obligated  to enforce  such obligation to the extent described above under "Mortgage Loan Program--Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if such Seller defaults on its purchase obligation. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Document.

      Unless otherwise specified in the related Prospectus Supplement, the Trustee will appoint a custodian (which, if specified in the related Prospectus Supplement, may be the Master Servicer or CITSF) pursuant to a custodial agreement to maintain possession of and, if applicable, to review the Mortgage Documents as agent of the Trustee.

      Notwithstanding the foregoing provisions, with respect to a Trust for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of or substitution for a Mortgage Loan will be made without having first received an opinion of counsel knowledgeable in federal income tax matters that such purchase or substitution would not result in a prohibited transaction tax or would cause such Trust to fail to qualify as a REMIC. If a REMIC election is to be made with respect to a Trust, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any such repurchase or substitution. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from any holder of the related residual certificate. See "Description of the Certificates--General" herein and in the related Prospectus Supplement.

      Assignment of Private Mortgage-Backed Securities. The Depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trusts--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

Payments on Mortgage Assets; Deposits to Certificate Account

      The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust (the "Certificate Account"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that provides a rating for one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC, and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iv) a trust account or accounts maintained with the trust department of a Federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each such Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

      Unless otherwise specified herein or in the related Prospectus Supplement, the Master Servicer will deposit in the Certificate Account no later than two Business Days following receipt thereof the following payments and collections received or made by it (net of the Master Servicing Fee and other amounts due to the Master Servicer) subsequent to the Cut-off Date (including scheduled payments of principal and interest due on or after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

            (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

            (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies and any other insurance policies covering a Mortgage Loan, Mortgaged Property or REO Property, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses and Servicing Advances incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

            (iv) all proceeds of any Mortgage Loan or Mortgaged Property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "The Pooling and Servicing Agreement--Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional Termination" below;

            (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

            (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls;

            (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement including, if applicable, funds from (A) any credit enhancement, (B) the Pre-Funding Account, and (C) all payments on Private Mortgage-Backed Securities; and

            (viii) proceeds received during the related Due Period in connection with a taking of a related Mortgaged Property with respect to a Mortgage Loan by condemnation or the exercise of eminent domain or in connection with a release of part of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds").

      Subject to compliance with the Agreement, for as long as CIT Consumer Finance remains the Master Servicer under the Agreement and CIT Consumer Finance remains a direct or indirect subsidiary of CIT, and if CIT has and maintains a short-term debt rating of at least A-1 by S&P (as defined herein) and either a short-term debt rating of P-1 or higher or a long-term debt rating of at least A2 by Moody's (as defined herein), the Master Servicer (or any Sub-Servicer which is an affiliate of CIT) will not be required to make such deposits into the Certificate Account (the "Delayed Deposits") until the Business Day immediately preceding the Distribution Date (the "Deposit Date") following the last day of the Due Period within which such payments were processed by the Servicer.

      In those cases where a Sub-Servicer which is not an affiliate of CIT is servicing a Mortgage Loan, the Sub-Servicer will establish and maintain an account ("Sub-servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Sub-Servicer is required to deposit into the Sub-servicing Account on a daily basis all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the Sub-Servicer, less its servicing compensation. On the date specified in the related Prospectus Supplement, the Sub-Servicer shall remit to the Master Servicer all funds held in the Sub-servicing Account with respect to each Mortgage Loan. The Sub-Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received less its servicing fee, by the date specified in the related Prospectus Supplement.

      The Master Servicer (or the Sub-Servicer or the Depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

            (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the Certificate Account;

            (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Released Mortgaged Property Proceeds with respect thereto) with respect to which such Advance was made, proceeds of any Mortgage Loans repurchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement and any other amount otherwise distributable to the holder or holders of Certificates representing the residual interest in the related Trust if a REMIC election has been made with respect thereto;

            (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

            (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

            (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations;

            (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Mortgage Loan;

            (vii) to reimburse the Master Servicer or the Depositor for liquidation expenses incurred in connection with Liquidated Mortgages and reimbursable pursuant to the Agreement;

            (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

            (ix) to clear and terminate the Certificate Account upon termination of the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

      Except as otherwise provided in the related Prospectus Supplement with respect to each Buydown Loan, the Master Servicer will deposit the Buydown Funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account (the "Buydown Account"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide funds sufficient to support the payments on such Buydown Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buydown Account should investment earnings prove insufficient to maintain the scheduled level of payments on the Buydown Loans, in which event, distributions to the Certificateholders may be affected.

      With respect to each Graduated Payment Loan, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account an amount which, together with investment earnings thereon at the rate set forth in the related Prospectus Supplement, will provide funds sufficient to support the payments thereon on a level debt service basis (the "Graduated Payment Account"). The Master Servicer will not be obligated to supplement the Graduated Payment Account should investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected.

Representations by Sellers; Repurchases

      Each Seller will have made representations and warranties in the related Agreement in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties, unless otherwise provided in the related Prospectus Supplement, generally include, among other things: (i) that any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each Mortgage Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid lien on the Mortgaged Properties (subject only to exceptions described in the related Agreement) and that the Mortgaged Property, to the best knowledge of the Seller, was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) as of the related Cut-off Date, no Mortgage Loan will be 60 days or more delinquent in payment; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      If specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as the Master Servicer.

      If the Depositor elects to cause the Trust relating to a Series of Certificates to be treated as a REMIC, each Seller will make representations and warranties in the related Agreement with respect to the related Mortgage Loans as of the date of initial issuance of such Series of Certificates (the "Closing Date"), including that (i) each Mortgage Loan is a "qualified mortgage" under
Section 860G(a)(3) of the Code, and (ii) none of the Mortgage Loans had a loan-to-value ratio greater than 125% at the time of origination and, in the case of a Mortgage Loan that has been modified, at the time of origination and at the time such Mortgage Loan has been modified. For purposes of computing such loan-to-value ratio for a Mortgage Loan which, with respect to the real estate on which the related Mortgaged Property is located, is not secured by a first mortgage, the fair market value of the Mortgaged Property and other property securing the Mortgage Loan must be reduced by the amount of any lien that is senior to the Mortgage Loan, and must be further reduced by a proportionate amount of any lien that is on a parity with the Mortgage Loan.

      Pursuant to the Agreement, the Master Servicer, the Trustee, any Sub-Servicer, CIT Consumer Finance, or the Certificate Guaranty Insurer, if any, will promptly notify the relevant Seller of any material breach of any representation or warranty made by such Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders (or the interests of the Certificate Guaranty Insurer, if any) in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller does not cure such breach by the earlier of (i) 90 days after such Seller became aware of such breach, and (ii) 85 days after receipt of notice from the Master Servicer, the Trustee, CIT Consumer Finance, any Sub-Servicer, or the Certificate Guaranty Insurer, if any, then such Seller will be obligated (A) to remove such Mortgage Loan and substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the related Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal  balance of such  Mortgage  Loan as of the date of such  substitution, deposit in the  related  Certificate  Account  the amount of such  shortfall  in principal balance arising from such substitution (the "Substitution Adjustment"), or (B) to repurchase such Mortgage Loan from the Trust at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if such Seller is the Master Servicer with respect to such Mortgage Loan), which Purchase Price will be deposited in the Certificate Account and delivered to the Trustee on the next succeeding Deposit Date, except for the portion thereof, if any, relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Certificate Guaranty Insurer. Notwithstanding the foregoing provisions, with respect to a Trust for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of or substitution for a Mortgage Loan will be made without having first received an opinion of counsel knowledgeable in federal income tax matters that such purchase or substitution would not result in a prohibited transaction tax or would cause such Trust to fail to qualify as a REMIC. If a REMIC election is to be made with respect to a Trust, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any such repurchase or substitution. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from any holder of the related residual certificate. See "Description of the Certificates--General" herein and in the related Prospectus Supplement. Except in those cases in which the Master Servicer is a Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to Certificateholders, the Trustee or the Certificate Guaranty Insurer, if any, for a breach of representation by a Seller.

      Neither the Depositor nor the Master Servicer (unless the Master Servicer is a Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans.

Collection Procedures

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing similar mortgage loans for its own account and for the account of its affiliates. The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgage Property and the borrower's ability to repay.

Waivers and Deferrals

      Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, prepayment charge, penalty interest, late payment or other charge in connection with a Mortgage Loan, and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool
Insurance Policy, Primary Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the repayment of delinquent amounts subject to any limitations set forth in the Agreement. To the extent the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Advance with respect to the payments so extended to the same extent as if such installment had not been deferred.

Escrow Account

      If and to the extent specified in the related Prospectus Supplements and under the related Agreement, the Master Servicer, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums, collection expenses, other comparable items and any other amount permitted to be escrowed by law. Withdrawals from the Escrow Account maintained for Mortgagors may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property, to clear and terminate such account and to pay such other amounts as may be permitted by applicable law or the escrow agreement. The Master Servicer will be responsible for the administration of the Escrow Account and will be obligated to make payments to such account when a deficiency exists therein.

Enforcement of Due on Sale Clauses

      Unless otherwise specified in the related Prospectus Supplement, in any case in which Mortgaged Property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due on sale" clause applicable thereto, but only if, in the reasonable belief of the Master Servicer, the exercise of such rights is permitted by applicable law and the applicable Mortgage, will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy and will not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law and under the applicable Mortgage to enforce such "due on sale" clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law and the applicable Mortgage, the Mortgagor also remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due on Sale Clauses" herein. The Master Servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Hazard Insurance

      Unless otherwise specified in the related Prospectus Supplement, all Mortgages will contain provisions requiring the Mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan and the related senior mortgage (if any) and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgagor fails to maintain such insurance coverage, however, the Master Servicer will not be obligated to obtain such insurance and advance premiums for such insurance on behalf of the Mortgagor (i.e. "force placement" of hazard insurance). All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by the respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.

      The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the appraisal (if any) of the Mortgaged Property securing a Mortgage Loan indicates that the Mortgaged Property is located in a federally designated special flood area at the time of origination identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Seller will in some cases require the Mortgagor to obtain flood insurance subject to the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

      The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above.

      The hazard insurance policies covering Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since improved real estate generally has appreciated in value over time in the past, in the event of partial loss the hazard insurance proceeds may be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" herein.

Realization Upon Defaulted Mortgage Loans

      Unless otherwise specified in the Prospectus Supplement, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership to the name of the Trustee (or to a nominee of the Trustee or the Master Servicer) of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments to the extent that such action would be consistent with prudent mortgage servicing standards. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

      Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, but only if and to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series which have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer, and (v) unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, Seller, Mortgagor or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Sub-Servicer not being approved as a servicer by the Primary Insurer.

      Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage
Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums, and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property, and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and marketable title to and possession of the Mortgaged Property.

      The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the related hazard insurance policy are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

      If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses; and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If coverage under a Primary Mortgage Insurance Policy is not available or is insufficient. If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings that are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such
Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain
from  the  Certificate   Account
amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of a Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust that exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement" herein and in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement or the related Agreement, the proceeds from any liquidation of a Mortgage Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed costs of collection and expenses incurred by it in the liquidation or to restore the related Mortgaged Property and any servicing compensation payable to the Master Servicer with respect to such Mortgage Loan; second, to reimburse the Master Servicer for any unreimbursed Advances or Servicing Advances with respect to such Mortgage Loan; third, to repay accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Mortgage Loan; and fourth, to repay principal of such Mortgage Loan.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer will retain any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement), and certain other excess amounts.

      The Master Servicer will pay or cause to be paid the reasonable and customary ongoing expenses associated with each Trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, the Master Servicer will pay the cost of (i) the preservation, restoration and protection of any Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a Mortgage Loan is past due, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations only if it determines (i) that such actions will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it as described below. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Certificate Account, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds). A "Liquidated Mortgage" is a Mortgage Loan as to which the Master Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Evidence as to Compliance

      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Master
Servicer of Mortgage Loans, or Private Mortgage-Backed Securities, under Agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers except for any significant  exceptions  or errors in records  that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans or Private Mortgage-Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

List of Certificateholders

      Each Agreement will provide that three or more holders of Certificates of any Series may, by written request to the Trustee and at their expense, obtain access to the list of all Certificateholders maintained by the Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the Agreement and the Certificates.

Certain Matters Regarding the Master Servicer and the Depositor

      CIT Consumer Finance will be the Master Servicer under each Agreement, and is an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, CIT Consumer Finance will appoint CITSF as a Sub-Servicer for all of the Mortgage Loans in each Mortgage Pool.

      Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under such Agreement except upon a determination that the performance by it of its duties thereunder is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the Master Servicer, the Sub-Servicer (if an affiliate of CIT), the Depositor nor any director, officer, employee, or agent of the Master Servicer, or the Depositor will be under any liability to the related Trust or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Sub-Servicer (if an affiliate of CIT), the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer, the Sub-Servicer (if an affiliate of CIT), nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer, the Sub-Servicer (if an affiliate of CIT), or the Depositor may, however, in their discretion undertake, appear in or defend any such action including any cross claims or third party claims which either may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer, the Sub-Servicer (if an affiliate of CIT), the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      Any person into which the Master Servicer or the Sub-Servicer (if an affiliate of CIT), may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Sub-Servicer (if an affiliate of CIT), is a party, or any person succeeding to the business of the Master Servicer, or the Sub-Servicer (if an affiliate of CIT), will be the successor of the Master Servicer or the Sub-Servicer (if an affiliate of CIT), as applicable, under each Agreement, provided that such person is qualified to service mortgage loans under the related Agreement, and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

Termination Events

      Unless otherwise specified in the related Prospectus Supplement, Termination Events under each Agreement will consist of (i) any failure by the Master Servicer to deposit or cause to be deposited any required amount (other than an Advance or Servicing Advance) into the Certificate Account which continues unremedied for five Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Guaranty Insurer (if any) or the holders of Certificates having not less than 51% of the aggregate Percentage Interest constituting each class of Certificates (other than the Certificates representing the residual interest in a Trust for which a REMIC election has been made) (the "Majority Certificateholders"); (ii) any failure by the Master Servicer to make an Advance or, Servicing Advance, as required under the Agreement, unless cured as specified therein, to the extent such failure materially or adversely affects the interests of the Certificate Guaranty Insurer, if any, or the Certificateholders; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Guaranty Insurer (if any) or the Majority; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

Rights Upon Termination Event

      Unless otherwise specified in the related Prospectus Supplement, so long as a Termination Event under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of (i) the Certificate Guaranty Insurer (if any), or (ii) the Majority Certificateholders and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust (other than its right to recovery of Advances, Servicing Advances and other expenses and amounts advanced pursuant to the terms of such Agreement, which rights the Master Servicer will retain under all circumstances), and with respect to the Mortgage Assets by written notice to the Master Servicer (with, if specified in the related Prospectus Supplement, the prior written consent of the Certificate Guaranty Insurer, if any, which consent may not be unreasonably withheld), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements not to exceed the Servicing Fee. "Percentage Interest" means the original principal amount (or notional principal amount) of a Certificate divided by the original Certificate Balance of such class of Certificates. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree without consent of the Certificateholders upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of any class of Certificates of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class (with, if specified in the related Prospectus Supplement, the prior written consent of the Certificate Guaranty Insurer, if any, which consent may not be unreasonably withheld), have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity;
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; (iii) to add to the duties of a Seller, the Trustee or the Master Servicer or a Sub-Servicer; (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement; (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Certificates (it being understood that none of any Seller, the Servicer, the Depositor or the Trustee is obligated to maintain or improve such rating); (vi) to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions thereof, provided, that such amendment pursuant to clause (vi) will not materially and adversely affect in any material respect the interests of any Certificateholder of such Series or, if specified in the related Prospectus Supplement, the interests of the Certificate Guaranty Insurer; or (vii) to make any revisions to the Agreement, provided that such amendment will not materially and adversely affect in any material respect the interests of any Certificateholder of such Series or, if specified in the related Prospectus Supplement, the interests of the Certificate Guaranty Insurer, if any. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders to change the manner in which the Certificate Account is maintained, provided, that any such change does not adversely affect the then current rating of the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus
Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, the applicable Sellers and the Trustee with the consent of holders of Certificates of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby (and, if specified in the related Prospectus Supplement, the consent of the Certificate Guaranty Insurer) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders that is required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding.

      If a REMIC election is made with respect to a Trust, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel knowledgeable in federal income tax matters to the effect that such amendment will not cause such Trust to fail to qualify as a REMIC.

      Each Agreement may be amended from time to time by the Master Servicer, the applicable Sellers, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Guaranty Insurer, if any, without the notice to or consent of the Certificateholders in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Fund.

      It will not be necessary for the consent of holders of any Certificate to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

Termination; Purchase of Mortgage Loans

      Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust; or (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below and in the related Prospectus Supplement), or by such other entity as may be specified in the related Prospectus Supplement from the related Trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

      Unless otherwise specified in the related Prospectus Supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC residual interest, by the Certificate Guaranty Insurer (if any), or by such other entity as may be specified in the related Prospectus Supplement, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early termination of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, Certificate Guaranty Insurer or other entity, so to purchase is subject to the principal balance of the related Mortgage Assets being less than 10% (or such other percentage specified in the related Prospectus Supplement) of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series (together with the original balance of any Pre-Funding Account). The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code and the repurchases of the Mortgage Loans will not constitute "prohibited transactions" within the meaning of section 860F(a)(2) of the Code. In no event shall the trust created by an Agreement for a Series of Certificates continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Mortgage Loans or Private Mortgage-Backed Securities (or, with respect to any property acquired in respect of a Mortgage Loan, the outstanding principal balance of the Mortgage Loan at the time of foreclosure) plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Mortgage Rates borne by such Mortgage Loans or Private Mortgage-Backed Securities or at the weighted average of such Mortgage Rates, less related unreimbursed Advances (to the extent not already reflected in the computation of the aggregate principal balance of such Mortgage Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement).

The Trustee

      The trustee (the "Trustee") under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have banking relationships with the Depositor, the Master Servicer, the Sub-Servicer, any Seller and any of their respective affiliates.

      The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the Majority Certificateholders in the related Trust as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties are located. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

General

      The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends generally on the order of recording with a state or county office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

      Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

      There are two parties to a mortgage - the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties - the borrower-property owner (similar to a mortgagor) called the trustor, a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the property to the grantee, as opposed to merely creating a lien upon the property, until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a nonjudicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, these notice provisions generally require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

      The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the property to the highest proper bidder at the sale.

      A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on any senior deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due on sale" clause contained in the senior deed of trust.

      Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the property, and because the physical condition of the property may have deteriorated, third parties may not be interested in purchasing the property at a trustee's sale or judicial foreclosure sale. In a non-judicial foreclosure, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the deed of trust, accrued and unpaid interest and expenses of foreclosure. In judicial foreclosures, it is not uncommon for the lender to make a bid to purchase the property. The amount of the bid may vary depending on applicable law, the value of the property, the amount of senior liens and other considerations. In either case, after a foreclosing lender purchases the mortgage property, as a business practice it will frequently assume the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly attempt to sell the property and obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then to satisfy the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. Since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Some mortgages contain a power of sale, and non-judicial foreclosure is permitted. See "-- Foreclosure - Deed of Trust" above for a discussion of non-judicial foreclosure.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. However, a suit against the debtor on the related mortgage note may take several years and, generally, is an alternative remedy to foreclosure, since the mortgagee is precluded from pursuing both actions at the same time. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

      In case of foreclosure under a mortgage, the sale by the referee or other designated officer or the sale by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and other facts about the property, and because the physical condition of the property may have deteriorated, third parties may not be interested in purchasing the property at the foreclosure sale. In a non-judicial foreclosure, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage, accrued and unpaid interest and expenses of foreclosure. In judicial foreclosures, it is not uncommon for the lender to make a bid to purchase the property. The amount of the bid may vary depending on applicable law, the value of the property, the amount of senior liens and other considerations. In either case, after a foreclosing lender purchases the mortgaged property, as a business practice it will frequently assume the burdens of ownership, including the obligations to service any senior mortgage, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly attempt to sell the property and obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

Rights of Redemption

      In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. (The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.) In certain other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a nonjudicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Junior Mortgages; Rights of Senior Mortgages

      The mortgage loans comprising or underlying the Mortgage Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust may be or become subject to liens for real estate taxes and other obligations. It is CIT Consumer Finance's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in CIT Consumer Finance's best interests to do so.

      The standard form of the mortgage used by most institutional lenders, like that generally used by CIT Consumer Finance, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust or mortgage securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust or mortgage, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Anti-Deficiency Legislation. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

      A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. As a result of these restrictions, it is anticipated that in many instances the Master Servicer will utilize the nonjudicial foreclosure remedy and forego any possible deficiency, and after a judicial foreclosure will not seek deficiency judgments against defaulting Mortgagors where anti-deficiency statutes may apply.

      Election of Remedies. Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such property; however, in some of these states, the lender following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the property. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property rather than bringing a personal action against the borrower.

      Other Limitations on Lenders. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt, and a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

      In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In a Chapter 11 case, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate "due on sale" clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code and federal tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. This may delay or interfere with the enforcement of rights in respect of a defaulted Mortgage Loan. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and servicers in connection with the origination, servicing and enforcement of mortgage loans. These laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Housing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental

Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs with respect to the property. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Such cleanup costs may be substantial. In the event that a Trust acquired title to a property securing a Mortgage Loan and cleanup costs were incurred in respect of the property, the holders of the Certificates might incur a delay in the payment if such costs were required to be paid by such Trust. It is possible that such cleanup costs could reduce the amounts otherwise distributable to the Certificateholders if the Trust Fund were deemed to be liable for such cleanup costs and if such cleanup costs were incurred.

      Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment of the Mortgage Properties was conducted, although an appraiser might comment upon environmental factors.

Due on Sale Clauses

      The Mortgage Loans generally include a "due on sale" clause which will provide that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may in most cases be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that "due on sale" clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of "due on sale" clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a "due on sale" clause, notwithstanding the fact that a transfer of the property may have occurred. For example, "due on sale" clauses are not enforceable in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of "due on sale" clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, "due on sale" clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      The inability to enforce a "due on sale" clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges and Late Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such Mortgage Loans.

      Forms of notes, mortgages, and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      Late charges and prepayment fees are property of the Trust and will be made available to pay the Certificateholders. The Mortgage Loans originated by CIT Consumer Finance generally do not make provision for late charges, but other Mortgage Loans in a Mortgage Pool may make provision for late charges. CIT Consumer Finance's current practice is to waive such fees (by noncollection) in most cases. CIT Consumer Finance's current operating system cannot process prepayment penalties for partial prepayments on any Mortgage Loan.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their collateral, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Alternative Mortgage Transactions Parity Act

      The Alternative Mortgage Transactions Parity Act ("AMTPA"), enacted in 1982, preempts state laws which restrict or limit the structure of adjustable rate provisions, balloon payments, graduated payments and other terms contained in non-traditional (fixed rate fixed term) mortgage loans. These state statutes are replaced, at the option of the lender, by federal regulations. The lender must follow in their entirety either state laws or federal regulations, and cannot select and combine the most advantageous terms of each. Six states (Arizona, Maine, Massachusetts, New York, South Carolina and Wisconsin) have used their now-expired ability to opt out of all or part of the AMTPA provisions. CIT Consumer Finance generally elects to have the federal regulations apply, in the states where applicable, to the types of mortgage loans originated by it that are covered by AMTPA.

Applicability of Usury Laws

      Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision, which need not expressly reject Title V, limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act

      Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) (i) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust Fund for a Series is relieved pursuant to the Relief Act, none of the Trustee, the Master Servicer, the Depositor, the Sellers nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Certificateholders of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on the mortgage loans underlying the Private Mortgage-Backed Securities included in a Trust Fund for a Series resulting from application of the Relief Act will be allocated to each class of Certificates of such Series that is entitled to receive interest in respect of such mortgage loans in proportion to the interest that each such class of Certificates would have otherwise been entitled to receive in respect of such mortgage loans had such interest shortfall not occurred.

      It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Home Ownership Act

      The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth-in-Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered by a borrower from an assignee in an action under the Home Ownership Act are the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the Mortgagor could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for, the Mortgage Loan in question.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Set forth below and in the related Prospectus Supplement for each Series of Certificates is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. The discussion below does not purport to deal with federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

      Each Trust will be provided with an opinion of Schulte Roth & Zabel LLP, counsel for the Depositor, regarding certain of the federal income tax matters discussed below and in the related Prospectus Supplement. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified herein, to each Trust and the Certificates and related terms, parties and documents applicable to such Trust.

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a REMIC for federal income tax purposes or if the Trust is classified as a grantor trust or is given an alternative characterization for federal income tax purposes.

The related Prospectus Supplement for each Series of Certificates will specify whether an election to treat the Trust as a REMIC for federal income tax purposes will be made and, if not, how the Trust is intended to be treated.

Scope of the Tax Opinions

      It is expected that Schulte Roth & Zabel LLP will deliver, upon issuance of a Series of Certificates, its opinion that, with respect to each Series of Certificates for which a REMIC election is to be made, the related Trust or certain assets of such Trust will be, under then existing law and assuming (i) a proper and timely REMIC election, and (ii) ongoing compliance with the provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, and in reliance upon the representations and warranties in the related Agreement, a REMIC and the Certificates will be considered to evidence ownership of "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in the REMIC within the meaning of the Section 860G(a)(2) of the Code.

      It is expected that Schulte Roth & Zabel LLP, will deliver, upon issuance of a Series of Certificates, its opinion that, with respect to each Series of Certificates for which a REMIC election is not made, the related Trust will be, under then existing law and assuming compliance with the related Agreement, classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool.

      In addition, Schulte Roth & Zabel LLP will render its opinion that it has reviewed the statements herein and in the related Prospectus Supplement under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion for the possible effects of the classification of the Trust as a REMIC, a grantor trust or other classification, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Certificates.

Other Tax Consequences

      No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of the Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Certificates.

Alternative Tax Treatment

      In the event that, as a result of a change in applicable laws or regulations or the interpretation thereof, the federal income tax characteristics of the Certificates are not anticipated to be as described above, the related Prospectus Supplement will include a discussion of the anticipated federal income tax treatment of the Certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income, franchise, personal property, or other tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

      Set forth below and in the related Prospectus Supplement for each Series of Certificates is a general discussion of certain considerations of the purchase, ownership and disposition of the Certificates under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. The discussion in the related Prospectus Supplement and below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. The discussion below does not purport to deal with all issues applicable to an investor subject to ERISA. Investors should consult their own advisors in determining the consequences to them under ERISA and the Code of the purchase, ownership and disposition of Certificates. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

      ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

      In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.

      The DOL also has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

      The Prospectus Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that PTE 83-1, an Underwriter Exemption or any other exemptions will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

      Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Trust) through any of the following methods:

            1. By negotiated firm commitment underwriting and public reoffering by underwriters;

            2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

            3. By placement directly by the Depositor with institutional investors.

      A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the Depositor and CIT Consumer Finance to indemnification by the Depositor and CIT Consumer Finance against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

      If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

                                  LEGAL MATTERS

      The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

                              FINANCIAL INFORMATION

      A new Trust will be formed with respect to each Series of Certificates and no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust will be included in this Prospectus or in the related Prospectus Supplement.

      CIT Consumer Finance and CITSF each has determined that its financial statements are not material to the offering made hereby.

                                     RATINGS

      It is a condition to the issuance of the Certificates of each Series offered hereby and by the related Prospectus Supplement that they shall have been rated in the rating categories specified in the related Prospectus Supplement by the Rating Agency or Agencies specified in the related Prospectus Supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     EXPERTS

      The financial statements listed under the heading "Exhibits, Financial Statement Schedule and Reports on Form 8-K" in CIT's 1996 Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                           Page
                                                                           ----
                             INDEX TO DEFINED TERMS


Accrual Certificates..........................................................56
Adjustable Rate...........................................................10, 34
Adjustable Rate Mortgage Loan.............................................10, 34
Adjusted Mortgage Loan Remittance Rate........................................59
Advance...................................................................18, 59
Agreement..................................................................6, 37
AMTPA........................................................................101
Asset Service Center..........................................................42
Available Funds...............................................................55
Balloon Loans.............................................................11, 34
Balloon Payments..........................................................11, 34
Bankruptcy Bond...........................................................17, 70
beneficial owner..............................................................62
Book-Entry Certificates.......................................................61
Business Day...............................................................9, 56
Buydown Account...............................................................80
Buydown Fund..................................................................35
Buydown Loans.................................................................35
Call Date.................................................................11, 34
Call Loans................................................................11, 34
CBC...........................................................................40
CBC Holding...................................................................40
Cede.......................................................................5, 21
Cedel..................................................................5, 21, 31
CERCLA........................................................................99
Certificate Account...........................................................77
Certificate Balance...........................................................56
Certificate Guaranty Insurance Policy.....................................16, 67
Certificate Guaranty Insurer..................................................67
Certificate Register..........................................................55
Certificateholders.........................................................2, 33
Certificates............................................................1, 6, 53
Chase.........................................................................40
CIT........................................................................1, 22
CIT Consumer Finance....................................................1, 6, 22
CITSF......................................................................6, 22
Class Certificate Balance.....................................................56
Closing Date...............................................................7, 81
Code..........................................................................20
Combined Loan-to-Value Ratio..................................................37
Commission.................................................................3, 34
Compensating Interest.....................................................19, 60
Confirmatory Mortgage Note....................................................76
Credit Enhancement............................................................30
Credit Enhancer...............................................................30
Cut-off Date...............................................................9, 53
Definitive Certificate........................................................62
Delayed Deposits..............................................................79
Deposit Date..................................................................79
Depositor...........................................................1, 6, 22, 41
Depository....................................................................62
Detailed Description..........................................................34
Determination Date.........................................................8, 56
Distribution Date..........................................................8, 55
DKB...........................................................................40
DOL......................................................................20, 104

                                                                            Page
                                                                            ----

DTC....................................................................5, 21, 31
Due Period.................................................................9, 56
EPA...........................................................................99
ERISA....................................................................20, 104
Escrow Account................................................................83
Euroclear..............................................................5, 21, 31
Exchange Act...................................................................3
FICO..........................................................................46
Financial Intermediary........................................................62
Fixed Rate................................................................10, 34
Fixed Rate Mortgage Loan..................................................10, 34
Funding Period............................................................14, 33
Garn-St Germain Act...........................................................99
Graduated Payment Account.....................................................80
Graduated Payment Loan....................................................11, 35
Home Equity Loan..............................................................43
Home Ownership Act.......................................................28, 102
Indirect Participants.........................................................62
Institutional Bulk Portfolios.................................................44
Insurance Paying Agent........................................................67
Insurance Proceeds............................................................78
Insured Expenses..............................................................78
Insured Payment...............................................................67
Junior Lien Loans.............................................................24
Limited Guarantee.............................................................71
Liquidated Mortgage...........................................................88
Liquidation Expenses..........................................................78
Liquidation Proceeds..........................................................78
Majority Certificateholders...................................................89
Master Servicer............................................................6, 41
Master Servicing Fee..........................................................87
MHC...........................................................................40
Mortgage Assets.........................................................1, 9, 33
Mortgage Documents............................................................37
Mortgage Loans..........................................................1, 9, 33
Mortgage Note.............................................................10, 34
Mortgage Pool..............................................................9, 33
Mortgage Pool Insurance Policy............................................17, 68
Mortgage Rate.............................................................10, 34
Mortgaged Properties..........................................................34
Mortgaged Property.........................................................9, 38
Mortgages...............................................................1, 9, 33
Mortgagor.....................................................................22
NCUA.........................................................................106
Participants..................................................................62
Pass-Through Rate.............................................................56
Percentage Interest...........................................................90
Permitted Investments.........................................................67
Parties in Interest..........................................................105
Plan Asset Regulations........................................................20
Plans........................................................................104
PMBS Agreement................................................................38
PMBS Issuer...............................................................14, 38
PMBS Servicer.............................................................14, 38
PMBS Trustee..............................................................14, 38
Policy Statement.............................................................106
Pool.......................................................................9, 33
Pool Insurer..................................................................68
Precomputed Loan..............................................................36

                                                                            Page
                                                                            ----

Pre-Funded Amount.........................................................14, 33
Pre-Funding Account....................................................1, 14, 33
Primary Insurer...............................................................85
Primary Mortgage Insurance Policy.............................................34
Principal Prepayment......................................................19, 59
Principal Prepayments.........................................................57
Private Mortgage-Backed Securities.........................................9, 38
PTE 83-1.....................................................................105
Purchase Price................................................................82
Qualified Substitute Mortgage Loan............................................82
Rating Agency.............................................................18, 77
Record Date...................................................................55
Registration Statement.........................................................3
Released Mortgaged Property Proceeds..........................................79
Relief Act....................................................................28
REMIC..................................................................2, 20, 54
REO Property..................................................................53
Reserve Fund..............................................................16, 66
Retained Interest.............................................................53
Scheduled Accrual Loans.......................................................36
Seller..................................................................1, 6, 33
Senior Certificateholders.................................................15, 65
Senior Certificates........................................................7, 57
Series..................................................................1, 6, 53
Servicing Advance.............................................................88
Simple Interest Loans.........................................................35
SMMEA....................................................................19, 105
Special Hazard Insurance Policy...........................................17, 69
Special Hazard Insurer........................................................69
Standard Hazard Insurance Policy..........................................12, 34
Stockholders Agreement........................................................41
Subordinated Certificateholders...........................................15, 65
Subordinated Certificates..................................................7, 57
Sub-Servicer...............................................................6, 37
Sub-servicing Account.........................................................79
Substitution Adjustment.......................................................82
The Pooling and Servicing Agreement...........................................42
Title V......................................................................101
Trust...................................................................1, 9, 53
Trust Fund..............................................................1, 9, 53
Trustee....................................................................6, 92
Underwriter Exemptions.......................................................105

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No dealer,  sales person or other  individual  has been  authorized  to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor an offer of Offered Certificates in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the accompanying Prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to its date.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             Prospectus Supplement

Summary of Terms .........................................................   S-3
Risk Factors .............................................................  S-21
The Portfolio of Mortgage Loans ..........................................  S-25
The Mortgage Pool ........................................................  S-28
Yield and Prepayment Considerations ......................................  S-60
The CIT Group, Inc. ......................................................  S-70
The CIT Group Securitization Corporation III, The Depositor ..............  S-70
The CIT Group/Consumer Finance, Inc., Seller
and Master Servicer ......................................................  S-70
The CIT Group/Sales Financing, Inc., Sub-Servicer ........................  S-71
Servicing of Mortgage Loans ..............................................  S-71
Description of the Certificates ..........................................  S-72
Credit Enhancement .......................................................  S-79
The Pooling and Servicing Agreement ......................................  S-80
Use of Proceeds ..........................................................  S-84
Certain Federal Income Tax Consequences ..................................  S-84
ERISA Considerations .....................................................  S-89
Legal Investment .........................................................  S-91
Underwriting .............................................................  S-91
Legal Matters ............................................................  S-93
Ratings ..................................................................  S-94
Annex I - Global Clearance, Settlement and
Tax Documentation Procedures .............................................  S-95
Index to Defined Terms ...................................................  S-98

                                   Prospectus

Prospectus Supplement ....................................................     3
Available Information ....................................................     3
Incorporation of Certain Documents by Reference ..........................     4
Reports to Certificateholders ............................................     5
Summary of Terms .........................................................     6
Risk Factors .............................................................    22
The Trusts ...............................................................    33
Use of Proceeds ..........................................................    40
The CIT Group Holdings, Inc. .............................................    40
The CIT Group Securitization Corporation III, The Depositor ..............    41
The CIT Group/Consumer Finance, Inc., Seller
and Master Servicer ......................................................    41
The CIT Group/Sales Financing, Inc., Sub-Servicer ........................    42
The Home Equity Lending Program ..........................................    43
Description of the Certificates ..........................................    53
Credit Enhancement .......................................................    64
Yield and Prepayment Considerations ......................................    72
The Pooling and Servicing Agreement ......................................    75
Certain Legal Aspects of the Mortgage Loans ..............................    93
Certain Federal Income Tax Consequences ..................................   102
State Tax Considerations .................................................   104
ERISA Considerations .....................................................   104
Legal Investment .........................................................   105
Method of Distribution ...................................................   106
Legal Matters ............................................................   107
Financial Information ....................................................   107
Ratings ..................................................................   107
Experts ..................................................................   108
Index to Defined Terms ...................................................   109

================================================================================

================================================================================

                                  $341,424,000

                          THE CIT GROUP SECURITIZATION
                                CORPORATION III
                                   Depositor

                             The CIT Group/Consumer
                                 Finance, Inc.
                                Master Servicer

                         Home Equity Loan Asset Backed
                          Certificates, Series 1998-1

                               -----------------
                             PROSPECTUS SUPPLEMENT
                          ----------------------------

                           MORGAN STANLEY DEAN WITTER

                           CREDIT SUISSE FIRST BOSTON

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                                 July 31, 1998

================================================================================